Filed with the Securities and Exchange Commission on May 13, 2021.

Registration No. 333-253777

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 1

TO

FORM F-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Pop Culture Group Co., Ltd

(Exact name of registrant as specified in its charter)

Cayman Islands	7900	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Room 102, 23-1 Wanghai Road

Xiamen Software Park Phase 2

Siming District, Xiamen City, Fujian Province

The People’s Republic of China
+86-592-5968189

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Cogency Global Inc.
122 East 42nd Street, 18th Floor
New York, NY 10168
800-221-0102

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a Copy to:

Ying Li, Esq. Guillaume de Sampigny, Esq. Hunter Taubman Fischer & Li LLC 800 Third Avenue, Suite 2800 New York, NY 10022 212-530-2206	Fang Liu, Esq. VCL Law LLP 1945 Old Gallows Road, Suite 630 Vienna, VA 22182 703-919-7285

Approximate date of commencement of proposed sale to the public: Promptly after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to Be Registered	Amount to Be Registered	Proposed Maximum Offering Price per Share	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(5)
Class A ordinary shares, par value $0.001 per share (2)	6,900,000	6.00	$41,400,000	$4,516.74
Underwriter warrants(3)	—	—	—	—
Class A ordinary shares underlying the underwriter warrants(2)(4)	420,000	7.50	$3,150,000	$343.66
Total	7,320,000	—	$44,550,000	$4,860.40

(1)	Estimated solely for the purpose of determining the amount of registration fee in accordance with Rule 457(a) under the Securities Act of 1933, as amended (the “Securities Act”). Includes the offering price attributable to additional Class A ordinary shares issuable upon the exercise of the over-allotment option of Network 1 Financial Securities, Inc., as representative of the underwriters for the offering.

(2)	In accordance with Rule 416, the registrant is also registering an indeterminate number of additional Class A ordinary shares that shall be issuable after the date hereof as a result of share splits, share dividends, or similar transactions.

(3)	In accordance with Rule 457(g) under the Securities Act, because the registrant’s Class A ordinary shares underlying the underwriter warrants are registered hereby, no separate registration fee is required with respect to the warrants registered hereby.

(4)	As estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(g) under the Securities Act. The registrant will issue to Network 1 Financial Securities, Inc. warrants to purchase a number of Class A ordinary shares equal to 7% of the Class A ordinary shares sold in the offering, excluding any Class A Ordinary Shares sold as a result of the exercise of the underwriters’ over-allotment option. The exercise price of the underwriter warrants equals to 125% of the public offering price of the Class A ordinary shares offered hereby.

(5)	Previously paid.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to such Section 8(a), may determine.

 The information in this prospectus is not complete and may be changed. We may not sell the securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting any offer to buy these securities in any jurisdiction where such offer or sale is not permitted.

SUBJECT TO COMPLETION

PRELIMINARY PROSPECTUS DATED MAY 13, 2021

6,000,000 Class A Ordinary Shares

Pop Culture Group Co., Ltd

This is an initial public offering of our Class A ordinary shares, par value $0.001 (“Class A Ordinary Shares”). Prior to this offering, there has been no public market for our Class A Ordinary Shares or Class B ordinary shares, par value $0.001 (“Class B Ordinary Shares”). We expect the initial public offering price of our Class A Ordinary Shares to be in the range of $4.00 to $6.00 per share.

As of the date of this prospectus, our authorized share capital is $50,000 divided into 44,000,000 Class A Ordinary Shares and 6,000,000 Class B Ordinary Shares. As of the date of this prospectus, we have 12,086,923 Class A Ordinary Shares and 5,763,077 Class B Ordinary Shares issued and outstanding, respectively. Holders of Class A Ordinary Shares and Class B Ordinary Shares have the same rights except for voting and conversion rights. In respect of matters requiring a shareholder vote, each holder of Class A Ordinary Shares will be entitled to one vote per one Class A Ordinary Share and each holder of Class B Ordinary Shares will be entitled to seven votes per one Class B Ordinary Share. The Class A Ordinary Shares are not convertible into shares of any other class. The Class B Ordinary Shares are convertible into Class A Ordinary Shares at any time after issuance at the option of the holder on a one-to-one basis.

We have reserved the symbol “CPOP” for purposes of listing our Class A Ordinary Shares on the Nasdaq Global Market and plan to apply to list our Class A Ordinary Shares on the Nasdaq Global Market. It is a condition to the closing of this offering that our Class A Ordinary Shares qualify for listing on a national securities exchange.

Investing in our Class A Ordinary Shares involves a high degree of risk, including the risk of losing your entire investment. See “Risk Factors” beginning on page 9 to read about factors you should consider before buying our Class A Ordinary Shares.

We are an “emerging growth company” as defined under the federal securities laws and will be subject to reduced public company reporting requirements. Please read the disclosures beginning on page 5 of this prospectus for more information.

Following the completion of this offering, our largest shareholder will beneficially own approximately 69.04% of the aggregate voting power of our issued and outstanding Class A and Class B Ordinary Shares as a group assuming no exercise of the underwriters’ over-allotment option, or approximately 68.00% assuming full exercise of the underwriters’ over-allotment option. As such, we will be deemed a “controlled company” under Nasdaq Listing Rules 5615(c). However, even if we are deemed as a “controlled company,” we do not intend to avail ourselves of the corporate governance exemptions afforded to a “controlled company” under the Nasdaq Listing Rules. See “Risk Factors” and “Management—Controlled Company.”

	Per Share	Total Without Over-Allotment Option	Total With Over-Allotment Option
Initial public offering price	$	$	$
Underwriters’ discounts(1)	$	$	$
Proceeds to our company before expenses(2)	$	$	$

(1)	Represents underwriting discounts equal to (i) 7% per share, which is the underwriting discount we have agreed to pay on investors in this offering introduced by the underwriters, and (ii) 4% per share, which is the underwriting discount we have agreed to pay on investors in this offering introduced by us. Underwriting discounts to be paid by us are calculated based on the assumption that no investors in this offering are introduced by us.

(2)	In addition to the underwriting discounts listed above, we have agreed to issue, upon closing of this offering, warrants to Network 1 Financial Securities, Inc., as representative of the underwriters, exercisable for a period of three years after the date of commencement of sales of the offering, entitling the representative to purchase 7% of the total number of Class A Ordinary Shares sold in this offering (excluding any Class A Ordinary Shares sold as a result of the exercise of the underwriters’ over-allotment option) at a per share price equal to 125% of the public offering price (the “Underwriter Warrants”). The registration statement of which this prospectus is a part also covers the Underwriter Warrants and the Class A Ordinary Shares issuable upon the exercise thereof. See “Underwriting” for additional information regarding total underwriter compensation.

This offering is being conducted on a firm commitment basis. The underwriters are obligated to take and pay for all of the Class A Ordinary Shares if any such Class A Ordinary Shares are taken. We have granted the underwriters an option for a period of 45 days after the closing of this offering to purchase up to 15% of the total number of the Class A Ordinary Shares to be offered by us pursuant to this offering (excluding Class A Ordinary Shares subject to this option), solely for the purpose of covering over-allotments, if any, at the public offering price less the underwriting discounts. If the underwriters exercise the option in full, the total underwriting discounts payable will be $2,415,000 assuming no investors in this offering are introduced by us and based on an assumed public offering price of $5.00 per Class A Ordinary Share, which is the midpoint of the estimated initial public offering price range set forth on the cover page of this prospectus, and the total gross proceeds to us, before underwriting discounts and expenses, will be $32,085,000.

The underwriters expect to deliver the Class A Ordinary Shares against payment on or about [●], 2021.

Neither the Securities and Exchange Commission nor any state securities commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Prospectus dated [●], 2021

i

About this Prospectus

We and the underwriters have not authorized anyone to provide any information or to make any representations other than those contained in this prospectus or in any free writing prospectuses prepared by us or on our behalf or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the Class A Ordinary Shares offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted or where the person making the offer or sale is not qualified to do so or to any person to whom it is not permitted to make such offer or sale. For the avoidance of doubt, no offer or invitation to subscribe for Class A Ordinary Shares is made to the public in the Cayman Islands. The information contained in this prospectus is current only as of the date on the front cover of the prospectus. Our business, financial condition, results of operations, and prospects may have changed since that date.

Conventions that Apply to this Prospectus

Unless otherwise indicated or the context requires otherwise, references in this prospectus to:

●	“Affiliated Entities” are to our subsidiaries and Xiamen Pop Culture (defined below) and its subsidiaries;
●	“China” or the “PRC” are to the People’s Republic of China, excluding Taiwan and the special administrative regions of Hong Kong and Macau for the purposes of this prospectus only;

●	“Class A Ordinary Shares” are to Class A ordinary shares of Pop Culture Group (defined below), par value $0.001 per share;

●	“Class B Ordinary Shares” are to Class B ordinary shares of Pop Culture Group, par value $0.001 per share;

●	“Heliheng” are to Heliheng Culture Co., Ltd., a limited liability company organized under the laws of the PRC, which is wholly owned by Pop Culture HK;

●	“Pop Culture Group” are to Pop Culture Group Co., Ltd, an exempted company limited by shares incorporated under the laws of Cayman Islands;

●	“Pop Culture HK” are to Pop Culture (HK) Holding Limited, a Hong Kong corporation and wholly owned subsidiary of Pop Culture Group;

●	“Renminbi” or “RMB” are to the legal currency of China;

●	“U.S. dollars,” “$,” and “dollars” are to the legal currency of the United States;

●	“VIE” are to variable interest entity;

●	“we,” “us,” “our Company,” or the “Company” are to one or more of Pop Culture Group and its Affiliated Entities, as the case may be;

●	“WFOE” are to wholly foreign-owned enterprise; and

●	“Xiamen Pop Culture” or “our VIE” are to Xiamen Pop Culture Co., Ltd., a limited liability company organized under the laws of the PRC, which we control via a series of contractual arrangements among Heliheng, Xiamen Pop Culture, and the shareholders of Xiamen Pop Culture.

Unless the context indicates otherwise, all information in this prospectus assumes no exercise by the underwriters of their over-allotment option.

Our business is conducted by Xiamen Pop Culture, our VIE in the PRC, and its subsidiaries, using RMB. Our consolidated financial statements are presented in U.S. dollars. In this prospectus, we refer to assets, obligations, commitments, and liabilities in our consolidated financial statements in U.S. dollars. These dollar references are based on the exchange rate of RMB to U.S. dollars, determined as of a specific date or for a specific period. Changes in the exchange rate will affect the amount of our obligations and the value of our assets in terms of U.S. dollars which may result in an increase or decrease in the amount of our obligations (expressed in dollars) and the value of our assets, including accounts receivable (expressed in dollars).

ii

PROSPECTUS SUMMARY

The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information and financial statements included elsewhere in this prospectus. In addition to this summary, we urge you to read the entire prospectus carefully, especially the risks of investing in our Class A Ordinary Shares, discussed under “Risk Factors,” before deciding whether to buy our Class A Ordinary Shares.

Overview

Through our services, we aim to promote hip-hop culture and its values of love, peace, unity, respect, and having fun, and to promote cultural exchange with respect to hip-hop between the United States and China. We do this mainly by delivering event experiences with significant hip-hop elements to the younger generation.

Our Company

With the values of hip-hop culture at our core and the younger generation as our primary target audience, we host entertainment events, operate hip-hop related online programs, and provide event planning and execution services and marketing services to corporate clients. We seek to create value for stakeholders in all parts of the hip-hop ecosystem, from fans to artists, corporate clients, and sponsors.

We have in recent years focused on developing and hosting our own hip-hop events. We own an extensive portfolio of intellectual property rights related to hip-hop events, including a stage play, three dance competitions or events, two cultural and musical festivals, and two promotional parties that feature live hip-hop performances in karaoke bars or amusement parks to promote hip-hop culture, and we cooperate with music companies and artists to host various concerts in China; starting from March 2020, we have been developing and operating hip-hop related online programs (collectively, “Event Hosting”). Our concerts and hip-hop events generated an aggregate attendance of 122,000 and 127,930 during the fiscal years ended June 30, 2019 and 2020, respectively, and our online hip-hop programs generated over 100 million views between March 2020 and June 30, 2020. Our concerts and hip-hop events generated an aggregate attendance of 124,880 and 120,200 during the six months ended December 31, 2019 and 2020, respectively, and our online hip-hop programs generated over 153 million views during the six months ended December 31, 2020. We generate revenue from our Event Hosting business by providing sponsorship packages to advertisers in exchange for sponsorship fees and by selling tickets for those concerts.

We help corporate clients with the design, logistics, and layout of events, coordinate and supervise the actual event set-up and implementation, and generate revenue through service fees (“Event Planning and Execution”). Our services feature significant hip-hop elements and cover each aspect of corporate and marketing events, including communication, planning, design, production, reception, execution, and analysis. During the fiscal years ended June 30, 2019 and 2020, we served 35 and 16 clients in 43 and 49 events with respect to event planning and execution, respectively. During the six months ended December 31, 2020, we served 21 clients in 42 events with respect to event planning and execution.

We provide marketing services, including (i) brand promotion services, such as trademark and logo design, visual identity system design, brand positioning, brand personality design, and digital solutions, and (ii) other services, primarily advertisement distribution, to corporate clients for service fees (“Marketing”).

We believe that the main reason corporate clients hire us to plan and execute events and provide marketing services geared towards the younger generation is for our deep understanding of the taste and preferences of this generation.

For the fiscal years ended June 30, 2019 and 2020, we had total revenue of $19,031,766 and $15,688,080, and net income of $3,831,758 and $2,625,817, respectively. Revenue derived from the Event Hosting business accounted for 34% and 49% of our total revenue for those fiscal years, respectively. Revenue derived from the Event Planning and Execution business accounted for 52% and 35% of our total revenue for those fiscal years, respectively. Revenue derived from the Marketing business accounted for 14% and 16% of our total revenue for those fiscal years, respectively.

For the six months ended December 31, 2020, we had total revenue of $13,841,202 and net income of $ 2,366,627. Revenue derived from the Event Hosting, Event Planning and Execution, and Marketing businesses accounted for 50%, 45%, and 5% of our total revenue for these six months, respectively.

Competitive Strengths

We believe that the following competitive strengths have contributed to our success and differentiated us from our competitors:

●	an extensive portfolio of iconic hip-hop events;

●	a deep understanding of the younger generation;

●	a highly-recognized brand name in the hip-hop culture and street dance industries;

●	a strong and loyal corporate client base; and

●	an experienced management team able to leverage the capabilities of our organization.

Growth Strategies

We seek to be a leader in the promotion of hip-hop culture and its values in China, creating long-term value for fans, artists, corporate clients, and sponsors. Specially, we plan to implement the following strategies:

●	develop and operate online content;

●	expand and enhance our portfolio of concerts and hip-hop events;

●	exploit revenue-generating opportunities for our hip-hop related intellectual property portfolio;

●	develop and deepen relationships with corporate clients;

●	attract and recruit highly-qualified professionals to join our team; and

●	further enhance our brand recognition.

Summary of Risk Factors

Investing in our Class A Ordinary Shares involves significant risks. You should carefully consider all of the information in this prospectus before making an investment in our Class A Ordinary Shares. Below please find a summary of the principal risks we face, organized under relevant headings. These risks are discussed more fully in the section titled “Risk Factors.”

Risks Related to Our Business

Risks and uncertainties related to our business include, but are not limited to, the following:

●	we have in recent years shifted our focus to the Event Hosting business, which makes it difficult to predict our prospects and our business and financial performance;

●	if we are unable to retain the existing clients for our Event Planning and Execution and Marketing businesses, our results of operations will be materially and adversely affected;

●	a substantial portion of our revenue and accounts receivable are currently derived from a small number of customers. If any of these customers experiences a material business disruption, we would likely incur substantial losses of revenue;

●	our financial condition, results of operations, and cash flows during the first half of 2020 were adversely affected by COVID-19;

●	our success is tied to events generally and, in particular, to changes in popularity of hip-hop events on which we choose to focus;

●	we depend on the success of live entertainment events, which are inherently susceptible to risks, and our exposure to such risks is potentially heightened as a result of the nature of entertainment events and the fan experiences we seek to create;

●	We use third-party services in connection with our business, and any disruption to these services could result in a disruption to our business, negative publicity, and a slowdown in the growth of our customer base, materially and adversely affecting our business, financial condition, and results of operations; and

●	our business depends on the continued success of our brands, and if we fail to maintain and enhance the recognition of our brands, we may face difficulty increasing our network of partners and clients, and our reputation and operating results may be harmed.

Risks Related to Our Corporate Structure

We are also subject to risks and uncertainties related to our corporate structure, including, but are not limited to, the following:

●	if the PRC government deems that the contractual arrangements in relation to our VIE do not comply with PRC regulatory restrictions on foreign investment in the relevant industries, or if these regulations or the interpretation of existing regulations change in the future, we could be subject to severe penalties or be forced to relinquish our interests in those operations;

●	our VIE Arrangements with Xiamen Pop Culture and the Xiamen Pop Culture Shareholders may not be effective in providing control over Xiamen Pop Culture;

●	our VIE Arrangements are governed by the laws of the PRC and we may have difficulty in enforcing any rights we may have under these contractual arrangements;

●	the Xiamen Pop Culture Shareholders have potential conflicts of interest with our company which may adversely affect our business and financial condition; and

●	we rely on the approvals, certificates, and business licenses held by Xiamen Pop Culture and any deterioration of the relationship between Heliheng and Xiamen Pop Culture could materially and adversely affect our overall business operations.

Risks Relating to Doing Business in the PRC

We face risks and uncertainties relating to doing business in the PRC in general, including, but not limited to, the following:

●	there are uncertainties under the Foreign Investment Law relating to the status of businesses in China controlled by foreign invested projects primarily through contractual arrangements, such as our business;

●	changes in China’s economic, political, or social conditions or government policies could have a material adverse effect on our business and operations;

●	uncertainties in the interpretation and enforcement of PRC laws and regulations could limit the legal protection available to you and us;

●	PRC regulations relating to offshore investment activities by PRC residents may subject our PRC resident beneficial owners or our PRC subsidiary to liability or penalties, limit our ability to inject capital into our PRC subsidiary, limit our PRC subsidiary’s ability to increase its registered capital or distribute profits to us, or may otherwise adversely affect us;

●	under the PRC Enterprise Income Tax Law, we may be classified as a PRC “resident enterprise” for PRC enterprise income tax purposes. Such classification would likely result in unfavorable tax consequences to us and our non-PRC shareholders and have a material adverse effect on our results of operations and the value of your investment; and

●	there are significant uncertainties under the EIT Law relating to the withholding tax liabilities of our PRC subsidiary, and dividends payable by our PRC subsidiary to our offshore subsidiaries may not qualify to enjoy certain treaty benefits.

Risks Relating to this Offering and the Trading Market

In addition to the risks described above, we are subject to general risks and uncertainties relating to this offering and the trading market, including, but not limited to, the following:

●	there has been no public market for our Class A Ordinary Shares prior to this offering, and you may not be able to resell our Class A Ordinary Shares at or above the price you pay for them, or at all;

●	the dual class structure of our ordinary shares has the effect of concentrating voting control with our chief executive officer and chairman, and his interests may not be aligned with the interests of our other shareholders; and

●	We do not intend to pay dividends for the foreseeable future.

Our Securities

Our authorized share capital is divided into Class A Ordinary Shares and Class B Ordinary Shares. Holders of Class A Ordinary Shares and Class B Ordinary Shares have the same rights except for voting and conversion rights. In respect of matters requiring a shareholder vote, each holder of Class A Ordinary Shares will be entitled to one vote per one Class A Ordinary Share and each holder of Class B Ordinary Shares will be entitled to seven votes per one Class B Ordinary Share. Due to the Class B Ordinary Share’s voting power, the holders of Class B Ordinary Shares currently and may continue to have a concentration of voting power, which limits the holders of Class A Ordinary Shares’ ability to influence corporate matters. See “Risk Factors—Risks Relating to this Offering and the Trading Market—The dual class structure of our ordinary shares has the effect of concentrating voting control with our chief executive officer and chairman, and his interests may not be aligned with the interests of our other shareholders.” Each Class B Ordinary Share is convertible into one Class A Ordinary Share at any time by the holder thereof. Class A Ordinary Shares are not convertible into Class B Ordinary Shares under any circumstances. See “Description of Share Capital.”

Unless the context requires otherwise, all references to the number of Class A Ordinary Shares and Class B Ordinary Shares to be outstanding after our initial public offering is based on 12,086,923 Class A Ordinary Shares and 5,763,077 Class B Ordinary Shares issued and outstanding as of the date of this prospectus.

Corporate Information

Our principal executive offices are located at Room 102, 23-1 Wanghai Road, Xiamen Software Park Phase 2, Siming District, Xiamen City, Fujian Province, the PRC, and our phone number is +86-0592-5968189. Our registered office in the Cayman Islands is located at 4th Floor, Harbour Place, 103 South Church Street, P.O. Box 10240, Grand Cayman KY1-1002, Cayman Islands, and the phone number of our registered office is +1-3459498599. We maintain a corporate website at www.popinter.cn. The information contained in, or accessible from, our website or any other website does not constitute a part of this prospectus. Our agent for service of process in the United States is Cogency Global Inc., located at 122 East 42nd Street, 18th Floor, New York, NY 10168.

Corporate Structure

We are a Cayman Islands exempted company incorporated on January 3, 2020. Exempted companies are Cayman Island companies conducting business mainly outside the Cayman Islands and, as such, are exempted from complying with certain provisions of the Companies Act (Revised).

The following diagram illustrates our corporate structure upon completion of our initial public offering (“IPO”) based on a proposed number of 6,000,000 Class A Ordinary Shares being offered, assuming no exercise of the underwriters’ over-allotment option. For more details on our corporate history, please refer to “Corporate History and Structure.”

Notes: All percentages reflect the voting ownership interests instead of the equity interests held by each of our shareholders given that each holder of Class B Ordinary Shares will be entitled to seven votes per one Class B Ordinary Share and each holder of Class A Ordinary Shares will be entitled to one vote per one Class A Ordinary Share.

(1)	Represents 5,763,077 Class B Ordinary Shares indirectly held by Zhuoqin Huang, the 100% owner of Joya Enterprises Limited, as of the date of this prospectus.

(2)	Represents an aggregate of 12,086,923 Class A Ordinary Shares held by 36 shareholders of Pop Culture Group, each one of which holds less than 5% of our voting ownership interests, as of the date of this prospectus.

(3)	As of the date of this prospectus, Xiamen Pop Culture is held by Zhuoqin Huang as to 61.58%, Weiyi Lin as to 10.02%, Rongdi Zhang as to 9.10%, Chunxiao Cui as to 6.11%, Xiayu Cui as to 6.11%, Junlong He as to 4.42%, Yu Huang as to 2.42%, Azhen Lin as to 0.12%, and Wuyang Chen as to 0.12%, respectively, together holding 100% of the shares. We refer to the above shareholders of Xiamen Pop Culture as the “Xiamen Pop Culture Shareholders.”

Implications of Our Being an “Emerging Growth Company”

As a company with less than $1.07 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or the “JOBS Act.” An “emerging growth company” may take advantage of reduced reporting requirements that are otherwise applicable to larger public companies. In particular, as an emerging growth company, we:

●	may present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations;

●	are not required to provide a detailed narrative disclosure discussing our compensation principles, objectives and elements and analyzing how those elements fit with our principles and objectives, which is commonly referred to as “compensation discussion and analysis”;

●	are not required to obtain an attestation and report from our auditors on our management’s assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002;

●	are not required to obtain a non-binding advisory vote from our shareholders on executive compensation or golden parachute arrangements (commonly referred to as the “say-on-pay,” “say-on frequency,” and “say-on-golden-parachute” votes);

●	are exempt from certain executive compensation disclosure provisions requiring a pay-for-performance graph and chief executive officer pay ratio disclosure;

●	are eligible to claim longer phase-in periods for the adoption of new or revised financial accounting standards under §107 of the JOBS Act; and

●	will not be required to conduct an evaluation of our internal control over financial reporting until our second annual report on Form 20-F following the effectiveness of our initial public offering.

We intend to take advantage of all of these reduced reporting requirements and exemptions, including the longer phase-in periods for the adoption of new or revised financial accounting standards under §107 of the JOBS Act. Our election to use the phase-in periods may make it difficult to compare our financial statements to those of non-emerging growth companies and other emerging growth companies that have opted out of the phase-in periods under §107 of the JOBS Act.

Under the JOBS Act, we may take advantage of the above-described reduced reporting requirements and exemptions until we no longer meet the definition of an emerging growth company. The JOBS Act provides that we would cease to be an “emerging growth company” at the end of the fiscal year in which the fifth anniversary of our initial sale of common equity pursuant to a registration statement declared effective under the Securities Act of 1933, as amended (the “Securities Act”) occurred, if we have more than $1.07 billion in annual revenue, have more than $700 million in market value of our Class A Ordinary Share held by non-affiliates, or issue more than $1 billion in principal amount of non-convertible debt over a three-year period.

Foreign Private Issuer Status

We are a foreign private issuer within the meaning of the rules under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As such, we are exempt from certain provisions applicable to United States domestic public companies. For example:

●	we are not required to provide as many Exchange Act reports, or as frequently, as a domestic public company;

●	for interim reporting, we are permitted to comply solely with our home country requirements, which are less rigorous than the rules that apply to domestic public companies;

●	we are not required to provide the same level of disclosure on certain issues, such as executive compensation;

●	we are exempt from provisions of Regulation FD aimed at preventing issuers from making selective disclosures of material information;

●	we are not required to comply with the sections of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect of a security registered under the Exchange Act; and

●	we are not required to comply with Section 16 of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and establishing insider liability for profits realized from any “short-swing” trading transaction.

THE OFFERING

Securities offered by us	6,000,000 Class A Ordinary Shares, or 6,900,000 Class A Ordinary Shares if the underwriters exercise their over-allotment option in full

Price per Class A Ordinary Share	We currently estimate that the initial public offering price will be in the range of $4.00 to $6.00 per Class A Ordinary Share.

Class A Ordinary Shares outstanding prior to completion of this offering	12,086,923 Class A Ordinary Shares

Class A Ordinary Shares outstanding immediately after this offering

18,086,923 Class A Ordinary Shares assuming no exercise of the underwriters’ over-allotment option and excluding 420,000 Class A Ordinary Shares underlying the Underwriter Warrants

18,986,923 Class A Ordinary Shares assuming full exercise of the underwriters’ over-allotment option and excluding 420,000 Class A Ordinary Shares underlying the Underwriter Warrants

Listing	We have applied to have our Class A Ordinary Shares listed on the Nasdaq Global Market.

Ticker symbol	“CPOP”

Transfer Agent	Transhare Corporation

Use of proceeds	We intend to use the proceeds from this offering to develop and operate online content, develop a street dance training business, create derivative works of our hip-hop intellectual properties, and develop our hip-hop events, and for working capital and other general corporate purposes. See “Use of Proceeds” on page 41 for more information.

Lock-up	All of our directors, officers, and shareholders have agreed, subject to certain exceptions, not to sell, transfer, or dispose of, directly or indirectly, any of our Class A Ordinary Shares or securities convertible into or exercisable or exchangeable for our Class A Ordinary Shares for a period of 180 days after the date of this prospectus. See “Shares Eligible for Future Sale” and “Underwriting” for more information.

Risk factors	The Class A Ordinary Shares offered hereby involve a high degree of risk. You should read “Risk Factors,” beginning on page 9 for a discussion of factors to consider before deciding to invest in our Class A Ordinary Shares.

Voting rights

Holders of Class A Ordinary Shares are entitled to one vote per one Class A Ordinary Share.

Holders of Class B Ordinary Shares are entitled to seven votes per one Class B Ordinary Share.

Holders of our Class A Ordinary Shares and Class B Ordinary Shares will generally vote together as a single class, unless otherwise required by law. Mr. Zhuoqin Huang, who after our initial public offering will control approximately 69.04% of the voting power of our outstanding ordinary shares assuming no exercise of the over-allotment option by the underwriters and approximately 68.00% of the voting power of our outstanding ordinary shares assuming full exercise of the over-allotment option by the underwriters, will have the ability to control the outcome of matters submitted to our shareholders for approval, including the election of our directors. See “Description of Share Capital.”

SUMMARY CONSOLIDATED FINANCIAL DATA

The following tables set forth selected historical statements of operations for the fiscal years ended June 30, 2019 and 2020, and balance sheet data as of June 30, 2019 and 2020, which have been derived from our audited financial statements for those periods. The following summary consolidated financial data for the six months ended December 31, 2019 and 2020, have been derived from our unaudited condensed consolidated interim financial statements included elsewhere in this prospectus and have been prepared on the same basis as our audited consolidated financial statements. Our historical results are not necessarily indicative of the results that may be expected in the future. You should read this data together with our consolidated financial statements and related notes appearing elsewhere in this prospectus as well as “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” appearing elsewhere in the prospectus.

Selected Statements of Operations Information:

	For the Six Months Ended December 31, 2019	For the Six Months Ended December 31, 2020
Revenue	$9,953,355	$13,841,202
Gross profit	$3,264,708	$3,882,437
Operating expenses	$386,401	$780,286
Income from operations	$2,878,307	$3,102,151
Provision for Income taxes	$583,751	$686,102
Net income	$2,280,622	$2,366,627

	For the Fiscal Year Ended June 30, 2019	For the Fiscal Year Ended June 30, 2020
Revenue	$19,031,766	$15,688,080
Gross profit	$5,873,229	$4,529,233
Operating expenses	$626,065	$1,367,086
Income from operations	$5,247,164	$3,162,147
Provision for Income taxes	$1,288,982	$457,005
Net income (loss)	$3,831,758	$2,625,817

Selected Balance Sheet Information:

	As of June 30, 2020	As of December 31, 2020
Current assets	$20,523,757	$28,510,625
Total assets	$22,903,772	$30,667,564
Current liabilities	$8,988,972	$11,670,591
Total liabilities	$9,178,966	$13,352,137
Total shareholders’ equity	$13,724,806	$17,315,427

	As of June 30, 2019	As of June 30, 2020
Current assets	$11,999,221	$20,523,757
Total assets	$14,466,693	$22,903,772
Current liabilities	$6,685,085	$8,988,972
Total liabilities	$6,943,707	$9,178,966
Total shareholders’ equity	$7,522,986	$13,724,806

RISK FACTORS

An investment in our Class A Ordinary Shares involves a high degree of risk. Before deciding whether to invest in our Class A Ordinary Shares, you should consider carefully the risks described below, together with all of the other information set forth in this prospectus, including the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and related notes. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be materially and adversely affected, which could cause the trading price of our Class A Ordinary Shares to decline, resulting in a loss of all or part of your investment. The risks described below and discussed in other parts of this prospectus are not the only ones that we face. Additional risks not presently known to us or that we currently deem immaterial may also affect our business. You should only consider investing in our Class A Ordinary Shares if you can bear the risk of loss of your entire investment.

Risks Related to Our Business

We have in recent years shifted our focus to the Event Hosting business, which makes it difficult to predict our prospects and our business and financial performance.

We have in recent years shifted our focus from providing event planning and execution services to developing and hosting our own hip-hop events. During the fiscal years ended June 30, 2019 and 2020, revenue from our Event Hosting business accounted for 34% and 49% of our total revenue, respectively. During the six months ended December 31, 2020, revenue from our Event Hosting business accounted for 50% of our total revenue. Our recent operation results in this business may not serve as an adequate basis for evaluating our prospect and operating results, including gross billings, net revenue, cash flows, and operating margins for the Event Hosting business. We have encountered, and may continue to encounter in the future, risks, challenges, and uncertainties associated with the development of our Event Hosting business, such as adapting to the fast-evolving hip-hop ecosystem, addressing regulatory compliance and uncertainty, engaging, training, and retaining high-quality employees, and improving and expanding our hip-hop intellectual property portfolio. If we do not manage these risks successfully, our operating and financial results may differ materially from our expectations and our business and financial performance may suffer.

If we are unable to retain the existing clients for our Event Planning and Execution and Marketing businesses, our results of operations will be materially and adversely affected.

We provide event planning and execution services and marketing services to corporate clients primarily pursuant to service agreements with typical terms ranging from one to six months but usually less than three months. These contracts may not be renewed or, if renewed, may not be renewed on the same or more favorable terms for us. We may not be able to accurately predict future trends in corporate client renewals, and our corporate clients’ renewal rates may decline or fluctuate due to factors such as level of satisfaction with our services and solutions and our fees and charges, as well as factors beyond our control, such as level of competition faced by our corporate clients, their level of success in marketing efforts, and their spending levels. In particular, some of our existing corporate clients, including Heng’an (China) Paper Industry Co., Ltd., Ab Inbev Sedrin Brewery Co., Ltd., and Xiamen Mastermind Advertising Co., Ltd., have been our clients for many years and we generated a significant portion of our revenue through services provided to them. If some of our existing corporate clients, in particular historic corporate clients, terminate or do not renew their business relationships with us, renew on less favorable terms or for fewer services and solutions, and we do not acquire replacement corporate clients or otherwise grow our corporate client base, our results of operations may be materially and adversely affected.

A substantial portion of our revenue and accounts receivable are currently derived from a small number of customers. If any of these customers experiences a material business disruption, we would likely incur substantial losses of revenue.

For the fiscal year ended June 30, 2019, three major customers, Heng’an (China) Paper Industry Co., Ltd., Guangzhou Taiji Advertising Co., Ltd., and Xiamen Many Idea Interactive Co., Ltd., accounted for approximately 12%, 11%, and 10% of our total revenue, respectively. For the fiscal year ended June 30, 2020, three major customers, Guangzhou Taiji Advertising Co., Ltd., Fujian Maibo Culture Communication Co., Ltd., and Xiamen Many Idea Interactive Co., Ltd., accounted for approximately 18%, 9%, and 9% of our total revenue, respectively. For the six months ended December 31, 2020, three major customers, Xiamen Many Idea Interactive Co., Ltd., Fuzhou Xinsiyu Culture Communication Co., Ltd., and Heng’an (China) Paper Industry Co., Ltd., accounted for approximately 19%, 14%, and 14% of our total revenue, respectively. As of June 30, 2019, our top five customers accounted for approximately 58% of our net accounts receivable balance, with each customer representing 20%, 11%, 10%, 9%, and 8% of the net accounts receivable balance, respectively. As of June 30, 2020, our top five customers accounted for approximately 65% of our net accounts receivable balance, with each customer representing 21%, 15%, 10%, 10%, and 9% of the net accounts receivable balance, respectively. As of December 31, 2020, our top five customers accounted for approximately 76% of our net accounts receivable balance, with each customer representing 19%, 18%, 17%, 14%, and 8% of the net accounts receivable balance, respectively. Our major customers may change as we adjust marketing strategies or business focus, and any material business disruption affecting our major customers or any decrease in sales to our major customers may negatively impact our operations and cash flows if we fail to increase our sales to other customers.

In our Event Hosting business, we primarily generate revenue from sponsorship. If we fail to attract more sponsors to our concerts, hip-hop events, and online hip-hop programs, or if sponsors are less willing to sponsor us, our revenue may be adversely affected.

We generate a growing portion of our revenue from sponsorship provided by advertisers in the Event Hosting business, which we expect to further develop and expand in the near future as viewership of our hip-hop event offerings expand. Our revenue from sponsorship mainly depends on the number and attractiveness of our concerts, hip-hop events, and online hip-hop programs, and partly depends on the continual development of offline advertising industry in China and advertisers’ willingness to allocate budgets to offline advertising in the hip-hop industry. In addition, companies that decide to advertise or promote their products or services may utilize online methods or channels, such as Internet portals or search engines, over sponsorship during our offline events. If the offline advertising and sponsorship market does not continue to grow, or if we are unable to capture and retain a sufficient share of that market, our ability to maintain and increase our current level of sponsorship revenue and our profitability and prospects may be materially and adversely affected.

Our financial condition, results of operations, and cash flows during the first half of 2020 were adversely affected by COVID-19.

In December 2019, COVID-19 was first identified in Wuhan, China. Less than four months later, on March 11, 2020, the World Health Organization declared COVID-19 a pandemic—the first pandemic caused by a coronavirus. The outbreak has reached more than 160 countries, resulting in the implementation of significant governmental measures, including lockdowns, closures, quarantines, and travel bans, intended to control the spread of the virus. The Chinese government has ordered quarantines, travel restrictions, and the temporary closure of stores and facilities. Companies are also taking precautions, such as requiring employees to work remotely, imposing travel restrictions and temporarily closing businesses.

Since we primarily engage in the businesses of hosting events and providing services related to events, our results of operations and financial condition for the six months ended June 30, 2020 were adversely affected by the spread of COVID-19 as the Chinese government took a number of actions, including extending the Chinese New Year holiday, encouraging employees of enterprises to work remotely from home, and cancelling public activities. In particular, between February and May 2020, all of the offline events we expected to host or plan and execute were suspended because governmental authorities imposed restrictions on large in-person gatherings and we also suffered a decrease in the Marketing business because of the sluggish demand for advertising or marketing activities, resulting in lower revenue and net income during the fiscal year ended June 30, 2020. We resumed our offline event planning and execution and event hosting in June 2020. We experienced more difficulties in collecting accounts receivable during the first half of 2020. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Business Overview—COVID-19 Affecting Our Results of Operations.”

Although the COVID-19 outbreak has been under relative control in China since May 2020, the COVID-19 outbreak may continue to materially and adversely affect our business operations and condition and operating results for 2021, including but not limited to material negative impact on our total revenue, slower collection of accounts receivable, and additional allowance for doubtful accounts. The extent to which COVID-19 impacts our results of operations during 2021 will depend on the future developments of the outbreak, including new information concerning the global severity of and actions taken to contain the outbreak, which are highly uncertain and unpredictable.

Our success is tied to events generally and, in particular, to changes in popularity of hip-hop events on which we choose to focus.

We are largely dependent on the continued popularity of corporate, marketing, and entertainment events in China generally and, in particular, the popularity of hip-hop events upon which we have chosen to focus. Changes in the popularity of hip-hop culture in China or in particular cities or regions in China could be influenced by competition from other forms of entertainment. A change in fans’ tastes, or a change in perception relating to hip-hop culture, could result in our hip-hop events becoming less popular or otherwise reduce the value of our hip-hop focused intellectual property portfolio. This, in turn, could reduce sponsorship or other advertising demand relating to our hip-hop events. Adverse developments or scandals relating to stars or key stakeholders in the hip-hop industry could affect our ability to monetize acquired rights or possibly recover investments we have made in the relationships with the rights owners, and to the extent that any such star or stakeholder is material to our revenue, could have a material adverse effect on our business, results of operations, or prospects.

We may be unable to maintain or enhance our portfolio of concerts, which is a key component of our growth strategy.

We own, or otherwise have contractual rights to, an extensive portfolio of concerts and hip-hop events from which we seek to generate revenue through sponsorships and ticket sales for those concerts and events. The portfolio of concerts is derived from our performance agreements with artists and music companies, which generally are for fixed terms and specific concerts. We are dependent upon relationships with these artists and music companies to maintain or obtain new rights. We have in the past been, and may in the future be, subject to risks that our partners in hosting concerts cease to work with us, develop their own service offerings instead of using ours, use alternative intermediaries for certain services, or fail to renew existing contracts on terms favorable to us, or at all, and to the extent that any such partner is material to our revenue, it could have a material adverse effect on our business, results of operations, or prospects.

The service agreements and performance agreements for our Event Planning and Execution and Event Hosting businesses impose numerous obligations on us.

In our Event Planning and Execution business and when hosting concerts in our Event Hosting business, we rely on contractual arrangements to provide a comprehensive suite of event-related services through our execution and marketing capabilities, and otherwise to obtain the right to host concerts we can then monetize.

The contracts with our clients and artists or music companies that underpin these arrangements are complex, come in a number of different forms and impose numerous obligations on us, including the obligations to:

●	provide future payment obligations and minimum attendance guarantees for entertainment events;

●	take adequate measures to monitor and prevent third parties from infringing or misusing intellectual property of our clients or partners;

●	meet detailed and event specific minimum transmission, live coverage quality, host broadcaster, and media production requirements;

●	maintain records of financial activities and grant clients or partners access to and rights to audit our records; and

●	comply with certain security and technical specifications.

If we are unable to meet our obligations or if we breach any of the other terms of our contractual arrangements, we could be subject to monetary penalties and our rights under such arrangements could be terminated, or could be subject to other remedies including obligations to renegotiate terms. Any of the foregoing could have a material adverse effect on our business, results of operations, financial condition, or prospects.

We depend on the success of live entertainment events, which are inherently susceptible to risks, and our exposure to such risks is potentially heightened as a result of the nature of entertainment events and the fan experiences we seek to create.

Live entertainment events, and, in particular those involving large numbers of performers or fans, require significant logistical capabilities, including substantial resources for safety and security, and sufficient infrastructure, which can be complex, difficult to coordinate, and costly to have in place. Even where logistics and infrastructure have been appropriately planned for, public live events, including our owned events, involve risks that may be beyond our control or the control of the relevant organizer (if not us). Such risks may include terrorist attacks, gun violence, or other security threats, travel interruption or accidents, traffic incidents, weather-related interruptions, natural catastrophes, the spread of illness, equipment malfunction, labor strikes, or other disturbances. Any of these could result in personal injuries or deaths, canceled events, and other disruptions to events adversely affecting the success of the events or our ability to stage events in the future (such as if host cities or organizations choose not to partner with us given event-related risks). The realization of these risks could also otherwise impact the profitability of our events and we could also be exposed to liability or other losses for which we may not have insurance or suffer reputational harm.

We focus on creating memorable entertainment event experiences for fans and cultivating highly-engaged and dedicated communities of fans. As a result, factors adversely impacting the enjoyment of fans during our entertainment events, even relatively minor issues, such as adverse weather conditions or poorly functioning infrastructure, to the extent they become associated with, and undercut, our events or, more generally, our brands, could lead to declining popularity of our events in future periods. As we coordinate all aspects of these events, including executing the events on-site, and undertaking the many items in preparation for each event, poor execution could also lead to declining popularity of our events in the future. In addition, our events typically require us to obtain permits from the relevant host cities or municipalities, and restrictive permit conditions, poor delivery of services including those not directly under our control or cancellation of entertainment events could also harm our brands.

We use third-party services in connection with our business, and any disruption to these services could result in a disruption to our business, negative publicity, and a slowdown in the growth of our customer base, materially and adversely affecting our business, financial condition, and results of operations.

Our business depends on services provided by, and relationships with, various third parties, including advertising companies and media companies, among others. In particular, for the fiscal years ended June 30, 2019 and 2020, we purchased 14% and 16% of our third-party services from one major supplier, respectively. For the six months ended December 31, 2020, we purchased an aggregate of 63% of our third-party services from five suppliers, with each representing 16%, 14%, 13%, 10%, and 10%, respectively. The failure of these parties to perform in compliance with our agreements may negatively impact our business.

In addition, if such third parties increase the prices of their services, fail to provide their services effectively, terminate their services or agreements, or discontinue their relationships with us, we could suffer service interruptions, reduced revenue, or increased costs, any of which may have a material adverse effect on our business, financial condition, and results of operations.

Our business could be harmed if the relationships on which we depend were to change adversely or terminate.

Some of our events involves an exhaustive check-list of items to be organized and coordinated among numerous parties. Therefore, good relationships with these parties are key to a successful event. In particular, for the successful operation and execution of our hip-hop events, we often are dependent on relationships with local authorities and government agencies, which provide us essential services that are integral to the success of the event, such as police and security services, traffic control, and assistance in obtaining the required approvals and permits. For the operation of many of our hip-hop events, we use third-party providers and may also rely on the support of volunteers. If we are unable to rely on providers or volunteers in our event operations, it could cause disruptions to our events or otherwise adversely impact our relationships with our community of fans. Any adverse changes in or termination of any of these relationships could have a material adverse effect on our business, results of operations, financial condition, or prospects.

Our business depends on the continued success of our brands, and if we fail to maintain and enhance the recognition of our brands, we may face difficulty increasing our network of partners and clients, and our reputation and operating results may be harmed.

We believe that market awareness of our brands, including , , and Hip Hop Master, have contributed significantly to the success of our business. Maintaining and enhancing our brands is critical to our efforts to increase our network of sponsors, clients, and fans.

Our ability to attract new sponsors, clients, and fans depends not only on investment in our brands, our marketing efforts, and the success of our sales force, but also on the perceived value of our services versus competing alternatives among our client base. In addition, a failure by our clients to distinguish between our brands and the different services provided by our competitors may result in a reduction in sales volume, revenue, and margins. If our marketing initiatives are not successful or become less effective, if we are unable to further enhance our brand recognition, or if we incur excessive marketing and promotion expenses, we may not be able to attract new clients successfully or efficiently, and our business and results of operations may be materially and adversely affected.

In addition, negative publicity about our business, shareholders, affiliates, directors, officers, and other employees, and the industry in which we operate, can harm the recognition of our brands. Negative publicity, regardless of merits, concerning the foregoing, could be related to a wide variety of matters, including but not limited to:

●	alleged misconduct or other improper activities committed by our directors, officers, and other employees, including misrepresentation made by our employees to potential partners, clients, and fans during sales and marketing activities, and other fraudulent activities to artificially inflate the popularity of our service offerings;

●	false or malicious allegations or rumors about us or our directors, shareholders, affiliates, officers, and other employees;

●	complaints by fans, clients, sponsors, or partners about our events, services, sales, and marketing activities;

●	security breaches of confidential partner, client, or employee information;

●	employment-related claims relating to alleged employment discrimination, wage, and hour violations; and

●	governmental and regulatory investigations or penalties resulting from our failure to comply with applicable laws and regulations.

In addition to traditional media, there has been an increasing use of social media platforms and similar devices in China, including instant messaging applications, social media websites, and other forms of internet-based communications that provide individuals with access to a broad audience of consumers and other interested persons. The availability of information on instant messaging applications and social media platforms is virtually immediate as is its impact without affording us an opportunity for redress or correction. The opportunity for dissemination of information, including inaccurate information, is readily available. Information concerning our company, shareholders, affiliates, directors, officers, and other employees, may be posted on such platforms at any time. The risks associated with any such negative publicity or incorrect information cannot be completely eliminated by our strategies to maintain our brand and may materially harm the recognition of our brand, our reputation, business, financial condition, and results of operations.

We could be adversely affected by a failure to protect our intellectual property or the intellectual property of our partners.

We have significant intellectual property rights, in particular with respect to our event brands, such as , and related events, as well as our business brands, such as the Hip Hop Master brand. See also “—Our business depends on the continued success of our brands, and if we fail to maintain and enhance the recognition of our brands, we may face difficulty increasing our network of partners and clients, and our reputation and operating results may be harmed.” We regard our intellectual properties as critical to our success, and we depend, to a large extent, on our ability to develop and maintain our intellectual property rights. To do so, we rely upon a combination of trade secrets, confidential policies, nondisclosure, and other contractual arrangements and copyrights, software copyrights, trademarks, and other intellectual property laws. We also make use of the intellectual property rights from partners, such as artists and music companies, to monetize the concerts we host. Despite our efforts to protect our or our partners’ intellectual property rights, the steps we take in this regard might not be adequate to prevent, or deter, infringement or other misappropriation of our or our partners’ intellectual property by competitors, former employees, or other third parties.

Monitoring and preventing any unauthorized use of our or our partners’ intellectual property is difficult and costly, and any of our or our partners’ intellectual property rights could be challenged, invalidated, circumvented, or misappropriated, or such intellectual property may not be sufficient to provide us with competitive advantages. Litigation or proceedings before governmental authorities, or administrative and judicial bodies may be necessary to enforce our intellectual property rights and to determine the validity and scope of our rights. Our efforts to protect our intellectual property in such litigation and proceedings may be ineffective and could result in substantial costs and diversion of resources and management time, each of which could substantially harm our operating results. Any failure in protecting or enforcing our or our partners' intellectual property rights could have a material adverse effect on our business, results of operations, financial condition, or prospects.

Advertisements shown during our events may subject us to penalties and other administrative actions.

Under PRC advertising laws and regulations, we are obligated to monitor the advertising content shown during our events to ensure that such content is true, accurate, and in full compliance with applicable laws and regulations. In addition, where a special government review is required for specific types of advertisements prior to posting, such as advertisements relating to pharmaceuticals, medical instruments, agrochemicals, and veterinary pharmaceuticals, we are obligated to confirm that such review has been performed and approval has been obtained from competent governmental authority. To fulfill these monitoring functions, we include clauses in all of our service contracts requiring that all advertising content provided by advertising agencies and advertisers must comply with relevant laws and regulations. Under PRC law, we may have claims against advertising agencies and advertisers for all damages to us caused by their breach of such representations. Violation of these laws and regulations may subject us to penalties, including fines, confiscation of our advertising income, orders to cease dissemination of the advertisements, and orders to publish an announcement correcting the misleading information. In circumstances involving serious violations, such as posting a pharmaceutical product advertisement without approval, or posting an advertisement for fake pharmaceutical product, PRC governmental authorities may force us to terminate our advertising operation or revoke our licenses.

A majority of the advertisements shown during our events are provided to us by third parties. Although significant efforts have been made to ensure that the advertisements shown during our events are in full compliance with applicable laws and regulations, we cannot assure you that all the content contained in such advertisements is true and accurate as required by the advertising laws and regulations, especially given the large number of advertisements and the uncertainty in the application of these laws and regulations. The inability of our procedures to adequately and timely discover such evasions may subject us to regulatory penalties or administrative sanctions. Although we have not been subject to any penalties or administrative sanctions in the past for the advertisements shown during our events, if we are found to be in violation of applicable PRC advertising laws and regulations in the future, we may be subject to penalties and our reputation may be harmed, which may have a material and adverse effect on our business, financial condition, results of operations, and prospects.

The markets in which we operate are highly competitive.

In providing event planning and execution and marketing services, we seek to build strong connections, raise the value of services we provide, create effective communication platforms for brands, events, and organizations, and ultimately provide the vital link between events and consumers. We face competition in acquiring corporate clients. Notwithstanding prior relationships, corporate clients might choose alternative service providers. If we are unable to maintain current clients or acquire new clients, our ability to grow our business will be limited. In a competitive environment, we may lose existing business to our competitors or we may win less profitable business, including to the extent we may be required to lower the service fees we charge to our clients. In China, a number of companies have already engaged in event planning and execution and marketing services, and certain large companies, such as Alibaba, Tencent, and Baidu, are increasingly investing in entertainment businesses, including in hip-hop-related content and media channel development. In addition, our partners may expand their internal capabilities or otherwise integrate themselves vertically and more systematically, which could result in a reduction in opportunities available to us or otherwise lead to potential new competitors.

In the case of concerts, hip-hop events, and online hip-hop programs, we face competition principally from other hosts or creator of concerts, hip-hop events, and online hip-hop programs. The events, concerts, or online programs offered by other hosts may offer fans the ability to participate in events that represent or are perceived to represent better value for money than what we offer. We may face competition in cities or markets from competitors that have or are able to establish a more significant local presence than we can. In addition, we face competition from other entertainment and non-entertainment events that may be more attractive or appealing to potential fans.

Our results of operations are subject to seasonality and our financial performance in any one interim period is unlikely to be indicative of, or comparable to, our financial performance in subsequent interim periods.

Ultimately, we generate revenue from events, and these events occur at different times throughout the year. Most of our event-related revenue as well as event-related expenses are recognized in the month in which an event occurs. In particular for our Event Planning and Execution and Marketing businesses, revenue and direct expenses tend to be higher in the fourth quarter of our fiscal year given our event calendar. Over the course of the four quarters, fluctuations in gross profit shows a largely similar pattern to fluctuations in revenue. Our results of operations in our Event Hosting business tend to have less seasonal fluctuations compared to our other businesses. Comparing our operating results on a period-to-period basis may not be meaningful, and you should not rely on our past results as an indication of our future performance.

We may be unable to expand successfully into new cities or markets or expand within cities or markets in which we are already present.

We currently operate mainly in the coastal provinces of China. Expansion into new cities or markets or expansion within cities or markets in which we are already present could expose us to significant legal and regulatory challenges, political, and economic instability or other adverse consequences. Such expansion may require the building of new relationships with stakeholders, which may have different interests or standards than stakeholders for which our operations have otherwise been designed and for which we may have limited capabilities to leverage. Our lack of experience and operational expertise in these cities or markets could put us in a disadvantageous position relative to our competitors with more experience or capabilities to address the relevant challenges. These factors, among others, could cause our expansion into new cities or markets to be unsuccessful or less profitable than what we are otherwise able to achieve, could cause our operating costs to increase unexpectedly or our revenue to decrease, or, in general, could otherwise negatively affect our expansion ambitions.

We have grown rapidly and expect to continue to invest in our growth for the foreseeable future. If we fail to manage this growth effectively, the success of our business model will be compromised.

We have experienced rapid growth in recent years. Our rapid growth has placed, and will continue to place, a significant strain on our demand for effective planning and management processes, administrative and operating infrastructure, hip-hop event development, sales and marketing capacities, and other resources. Our ability to effectively implement our strategies and manage any significant growth of our business will depend on a number of factors, including our ability to: (i) effectively recruit, train, retain, and motivate a large number of new employees; (ii)  continue to improve our operational, financial, and management controls and efficiencies; (iii) improve hip-hop events to make them appealing to fans; (iv) maintain and improve our relationships with various stakeholders within our industry; (v) improve our sales and marketing efficiency; (vi) protect and further develop our intellectual property rights; and (vii) make sound business decisions in light of the scrutiny associated with operating as a public company. These activities require significant capital expenditures and investment of valuable management and financial resources, and our growth will continue to place significant demands on our management. There are no guarantees that we will be able to effectively manage any future growth in an efficient, cost-effective, and timely manner, or at all. Our growth in a relatively short period of time is not necessarily indicative of results that we may achieve in the future. If we do not effectively manage the growth of our business and operations, our reputation, results of operations, and overall business and prospects could be negatively impacted.

We may be unable to pursue strategic partnership, acquisitions, and investment opportunities to further complement our service offerings.

We may selectively partner with, invest in, or acquire companies that complement or enhance our existing operations as well as those that are strategically beneficial to our long-term goals, including opportunities that help broaden our corporate client base, expand our service offerings, and grow the number of our events. The costs of identifying and consummating partnerships, acquisitions, and investments may be significant, and we may not be able to find suitable opportunities at reasonable prices, or at all, in the future. Finding and consummating partnerships, acquisitions, or investments requires management time and effort, and finding and consummating such opportunities in new markets can be affected by availability of suitable targets and uncertain business cases in ways that pose greater risk than initiatives that target established markets. More broadly, opportunities in markets in which we have limited or no prior experience may pose a greater risk. Failure to further expand our service offerings through strategic partnerships, acquisitions, and investment opportunities could have a material adverse effect on our business, results of operations, financial condition, or prospects.

Failure to maintain the quality of customer services could harm our reputation and our ability to retain existing clients and attract new clients, which may materially and adversely affect our business, financial condition, and results of operations.

We depend on our customer service representatives to provide assistance to clients using our services. As such, the quality of customer services is critical to retaining our existing clients and attracting new clients. If our customer service representatives fail to satisfy clients’ individual needs, we may incur reputational harms and lose potential or existing business opportunities with our existing clients, which could have a material adverse effect on our business, financial condition, and results of operations.

We rely on the skills, experience, and relationships of our senior management team and other key personnel, the loss of which could adversely affect us.

We believe that our future success depends significantly on our continuing ability to attract, develop, motivate, and retain our senior management and a sufficient number of hip-hop, event planning and execution, and marketing specialists and other experienced and skilled employees. We benefit from the track record of our senior management team, including Mr. Zhuoqin Huang, in building strategic personal relationships with key stakeholders throughout the hip-hop ecosystem and successfully growing our operations through strategic partnerships. Our senior management team works closely with seasoned hip-hop, event planning and execution, and marketing specialists who offer deep execution and operational experience combined with their relationships with various stakeholders. Our combined team offers deep industry experience throughout the hip-hop ecosystem, as well as in-depth knowledge of the Chinese hip-hop market.

Qualified individuals are in high demand, particularly in the hip-hop ecosystem, and we may have to incur significant costs to attract and retain them. The loss of any member of the senior management team or such specialists could be highly disruptive and adversely affect our business operations in respect of a particular stakeholder or more broadly impact our future growth. Moreover, if any of these individuals joins a competitor or undertakes a competing business, we may lose crucial business secrets, personal relationships, technological know-how, and other valuable resources, notwithstanding our contractual arrangements designed to mitigate this loss.

A decline in general economic conditions or a disruption of financial markets may affect entertainment markets or the discretionary income of consumers, which in turn could adversely affect our profitability.

Our operations are affected by general economic conditions and, in particular, conditions that have a direct impact on the demand for entertainment and leisure activities. Declines in general economic conditions could reduce the level of discretionary income that our fans have to spend on attending or participating in entertainment events or on entertainment-related programs or consumer products more generally (thereby potentially reducing sponsorship and advertising spending), any of which could adversely impact our revenue. Adverse economic conditions, including volatility and disruptions in financial markets, may also affect other stakeholders in the hip-hop ecosystem, thereby reducing their engagement. For example, declines in consumer spending more broadly could affect advertising spend, which in turn could adversely affect broadcasters. These factors could reduce the prices we can obtain in our arrangements with partners and clients.

Demand for our content would be adversely affected by unauthorized distribution of that content.

To the extent that live hip-hop events are made available on the Internet by pirates or other unauthorized re-broadcasters and these are illegally streamed, demand for our services could decline and we could lose the benefit of any associated revenue, which could have a material adverse effect on our reputation, business, results of operations, financial conditions, or prospects.

Our current insurance policies may not provide adequate levels of coverage against all claims and we may incur losses that are not covered by our insurance.

We believe we maintain insurance coverage that is customary for businesses of our size and type. However, we may be unable to insure against certain types of losses or claims, or the cost of such insurance may be prohibitive. Uninsured losses or claims, if they occur, could have a material adverse effect on our reputation, business, results of operations, financial condition, or prospects.

Content related to hip-hop produced and/or distributed by us may be found objectionable by PRC regulatory authorities, which may have an adverse effect on our business.

PRC laws and regulations impose certain restrictions on content of commercial performances, radio and television programs, and advertisements. See “Regulations.” These regulations provide that content is prohibited to, among other things, violate PRC laws and regulations, impair the national dignity of China or the public interest, or incite ethnic hatred, propagate cults and superstition, disturb social order, spread obscenity, gambling, or violence. In addition, PRC regulatory authorities may find any content objectionable, and accordingly such content may be limited or eliminated. For example, since the outset of 2018, the Chinese government has tightened its crackdown on content it deemed to be “vulgar” or “low taste,” which caused certain rap songs to be deleted or their lyrics redacted since the government deemed them inappropriate. We currently engage in street dance, another area of hip-hop culture, which we do not believe has been deemed to be offensive or vulgar. However, we also own an extensive portfolio of intellectual property rights related to hip-hop events, including a stage play, three dance competitions or events, two cultural and musical festivals, and two promotional parties, and online hip-hop programs, which usually feature rap songs. As of the date of this prospectus, we have not received any notice of warning or been subject to penalties or other disciplinary action regarding content we currently produce or distribute. However, we cannot assure you that content we produce, promote, or distribute will not be found objectionable by regulatory authorities in the future. In the event that the PRC regulatory authorities find any content we produce and/or distribute objectionable, such content may be deleted or restricted. As a result, our business, financial condition, and results of operations may be affected.

Risks Relating to Our Corporate Structure

Our corporate structure, in particular our contractual arrangements (the “VIE Arrangements”) with Xiamen Pop Culture and the Xiamen Pop Culture Shareholders, together holding 100% of the shares in Xiamen Pop Culture, are subject to significant risks, as set forth in the following risk factors.

If the PRC government deems that the contractual arrangements in relation to our VIE do not comply with PRC regulatory restrictions on foreign investment in the relevant industries, or if these regulations or the interpretation of existing regulations change in the future, we could be subject to severe penalties or be forced to relinquish our interests in those operations.

Foreign ownership of radio and television program production and distribution business is prohibited under current PRC laws and regulations. See “Regulations.” Accordingly, we currently operate our radio and television program production and distribution business through Xiamen Pop Culture, a VIE, pursuant to the VIE Arrangements. As a result of these contractual arrangements, under generally accepted accounting principles in the United States (“U.S. GAAP”), the assets and liabilities of Xiamen Pop Culture are treated as our assets and liabilities and the results of operations of Xiamen Pop Culture are treated in all aspects as if they were the results of our operations. For a description of these contractual arrangements, see “Corporate History and Structure—Our VIE Arrangements.”

In the opinion of our PRC counsel, GFE Law Office (“GFE”), based on its understandings of the relevant PRC laws and regulations, (i) the ownership structures of Xiamen Pop Culture in China and Heliheng, our wholly owned subsidiary in China, both currently and immediately after giving effect to this offering, are not in violation of applicable PRC laws and regulations currently in effect; and (ii) each of the contracts among Heliheng, Xiamen Pop Culture, and the Xiamen Pop Culture Shareholders is legal, valid, binding, and enforceable in accordance with its terms and applicable PRC laws. However, our PRC counsel has also advised us that there are substantial uncertainties regarding the interpretation and application of current or future PRC laws and regulations. Accordingly, the PRC regulatory authorities may ultimately take a view contrary to the opinion of our PRC counsel. It is uncertain whether any new PRC laws or regulations relating to VIE structures will be adopted or, if adopted, what they would provide.

If our corporate structure and the VIE Arrangements are determined as illegal or invalid by the PRC court, arbitral tribunal, or regulatory authorities, we may lose control of our VIE and have to modify such structure to comply with regulatory requirements. However, there can be no assurance that we can achieve this without material disruption to our business. Further, if our corporate structure and contractual arrangements are found to be in violation of any existing or future PRC laws or regulations, or we or Xiamen Pop Culture fails to obtain or maintain any required permits or approvals, the relevant regulatory authorities would have broad discretion in dealing with such violations, including:

●	revoking the business and/or operating licenses of Heliheng or Xiamen Pop Culture;

●	discontinuing or restricting the operations of Heliheng or Xiamen Pop Culture;

●	imposing conditions or requirements with which we, Heliheng, or Xiamen Pop Culture may not be able to comply;

●	requiring us, Heliheng, or Xiamen Pop Culture to change our corporate structure and contractual arrangements;

●	restricting or prohibiting our use of the proceeds from our initial public offering to finance our business and operations in China; and

●	imposing fines.

The imposition of any of these penalties would result in a material and adverse effect on our ability to conduct our business. In addition, it is unclear what impact the PRC government actions would have on us and on our ability to consolidate the financial results of Xiamen Pop Culture in our consolidated financial statements, if the PRC government authorities were to find our legal structure and VIE Arrangements to be in violation of PRC laws and regulations. If the imposition of any of these government actions causes us to lose our right to direct the activities of Xiamen Pop Culture or our right to receive substantially all the economic benefits and residual returns from Xiamen Pop Culture and we are not able to restructure our ownership structure and operations in a satisfactory manner, we would no longer be able to consolidate the financial results of Xiamen Pop Culture in our consolidated financial statements. Either of these results, or any other significant penalties that might be imposed on us in this event, would have a material adverse effect on our financial condition and results of operations.

Our VIE Arrangements with Xiamen Pop Culture and the Xiamen Pop Culture Shareholders may not be effective in providing control over Xiamen Pop Culture.

We primarily have relied and expect to continue to rely on the VIE Arrangements to control and operate the business of Xiamen Pop Culture. However, the VIE Arrangements may not be as effective in providing us with the necessary control over Xiamen Pop Culture and its operations. For example, Xiamen Pop Culture and the Xiamen Pop Culture Shareholders could breach their contractual arrangements with us by, among other things, failing to conduct their operations in an acceptable manner or taking other actions that are detrimental to our interests. If we had direct ownership of Xiamen Pop Culture, we would be able to exercise our rights as a shareholder to effect changes in the board of directors of Xiamen Pop Culture, which in turn could implement changes, subject to any applicable fiduciary obligations, at the management and operational level. However, under the current VIE Arrangements, we rely on the performance by Xiamen Pop Culture and the Xiamen Pop Culture Shareholders of their respective obligations under the contracts to exercise control over Xiamen Pop Culture. The Xiamen Pop Culture Shareholders may not act in the best interests of our company or may not perform their obligations under these contracts. Such risks exist throughout the period in which we intend to operate certain portions of our business through the VIE Arrangements with Xiamen Pop Culture. If any disputes relating to these contracts remain unresolved, we will have to enforce our rights under these contracts through the operations of PRC law and arbitration, litigation, and other legal proceedings and therefore will be subject to uncertainties in the PRC legal system. Therefore, our VIE Arrangements with Xiamen Pop Culture and the Xiamen Pop Culture Shareholders may not be as effective in ensuring our control over the relevant portion of our business operations as direct ownership would be.

Our VIE Arrangements are governed by the laws of the PRC and we may have difficulty in enforcing any rights we may have under these contractual arrangements.

As our VIE Arrangements are governed by PRC laws and provide for the resolution of disputes through arbitration in the PRC, they would be interpreted in accordance with PRC law and any disputes would be resolved in accordance with PRC legal procedures. Disputes arising from the VIE Arrangements will be resolved through arbitration in the PRC, although these disputes do not include claims arising under the United States federal securities law and thus do not prevent you from pursuing claims under the United States federal securities law. The legal environment in the PRC is not as developed as in the United States. As a result, uncertainties in the PRC legal system could further limit our ability to enforce these contractual arrangements, through arbitration, litigation, and other legal proceedings remain in the PRC, which could limit our ability to enforce these contractual arrangements and exert effective control over Xiamen Pop Culture. Furthermore, these contracts may not be enforceable in the PRC if the PRC government authorities or courts take a view that such contracts contravene PRC laws and regulations or are otherwise not enforceable for public policy reasons. In the event we are unable to enforce these contractual arrangements, we may not be able to exert effective control over Xiamen Pop Culture, and our ability to conduct our business may be materially and adversely affected.

We may not be able to consolidate the financial results of Xiamen Pop Culture or such consolidation could materially and adversely affect our operating results and financial condition.

Our business is conducted through Xiamen Pop Culture, which currently is considered for accounting purposes as a VIE, and we are considered the primary beneficiary, enabling us to consolidate the financial results of Xiamen Pop Culture in our consolidated financial statements. In the event that in the future Xiamen Pop Culture would no longer meet the definition of a VIE, or we are deemed not to be the primary beneficiary, we would not be able to consolidate line by line its financial results in our consolidated financial statements for PRC purposes. Also, if in the future an affiliate company becomes a VIE and we become the primary beneficiary, we would be required to consolidate that entity’s financial results in our consolidated financial statements for PRC purposes. If such entity’s financial results were negative, this could have a corresponding negative impact on our operating results for PRC purposes. However, any material variations in the accounting principles, practices, and methods used in preparing financial statements for PRC purposes from the principles, practices, and methods generally accepted in the United States and in the SEC accounting regulations must be discussed, quantified, and reconciled in financial statements for the United States and SEC purposes.

The VIE Arrangements may result in adverse tax consequences.

PRC laws and regulations emphasize the requirement of an arm’s length basis for transfer pricing arrangements between related parties. The laws and regulations also require enterprises with related party transactions to prepare transfer pricing documentation to demonstrate the basis for determining pricing, the computation methodology, and detailed explanations. Related party arrangements and transactions may be subject to challenge or tax inspection by the PRC tax authorizes.

Under a tax inspection, if our transfer pricing arrangements between Heliheng and Xiamen Pop Culture are judged as tax avoidance, or related documentation does not meet the requirements, Heliheng and Xiamen Pop Culture may be subject to material adverse tax consequences, such as transfer pricing adjustment. A transfer pricing adjustment could result in a reduction, for PRC tax purpose, of adjustments recorded by Heliheng, which could adversely affect us by (i) increasing Xiamen Pop Culture’s tax liabilities without reducing Heliheng’s tax liabilities, which could further result in interest being levied to us for unpaid taxes; or (ii) imposing late payment fees and other penalties on Xiamen Pop Culture for the adjusted but unpaid taxes according to the applicable regulations. In addition, if Heliheng requests the Xiamen Pop Culture Shareholders to transfer their shares in Xiamen Pop Culture at nominal or no value pursuant to the VIE Arrangements, such transfer may be viewed as a gift and subject Heliheng to PRC income tax. As a result, our financial position could be materially and adversely affected if Xiamen Pop Culture’s tax liabilities increase or if it is required to pay late payment fees and other penalties.

The Xiamen Pop Culture Shareholders have potential conflicts of interest with our company which may adversely affect our business and financial condition.

The Xiamen Pop Culture Shareholders may have potential conflicts of interest with us. These shareholders may not act in the best interest of our Company or may breach, or cause Xiamen Pop Culture to breach the existing contractual arrangements we have with them and Xiamen Pop Culture, which would have a material and adverse effect on our ability to effectively control Xiamen Pop Culture and receive economic benefits from it. For example, the shareholders may be able to cause our agreements with Xiamen Pop Culture to be performed in a manner adverse to us by, among other things, failing to remit payments due under the contractual arrangements to us on a timely basis. We cannot assure you that when conflicts of interest arise, any or all of these shareholders will act in the best interests of our Company or such conflicts will be resolved in our favor.

Currently, we do not have any arrangements to address potential conflicts of interest between these shareholders and our Company, except that we could exercise our purchase option under the exclusive option agreements with these shareholders to request them to transfer all of their equity interests in Xiamen Pop Culture to a PRC entity or individual designated by us, to the extent permitted by PRC law. If we cannot resolve any conflicts of interest or disputes between us and those shareholders, we would have to rely on legal proceedings, which may materially disrupt our business. There is also substantial uncertainty as to the outcome of any such legal proceeding.

We rely on the approvals, certificates, and business licenses held by Xiamen Pop Culture and any deterioration of the relationship between Heliheng and Xiamen Pop Culture could materially and adversely affect our overall business operations.

Pursuant to the VIE Arrangements, our business in the PRC will be undertaken on the basis of the approvals, certificates, business licenses, and other requisite licenses held by Xiamen Pop Culture. There is no assurance that Xiamen Pop Culture will be able to renew its licenses or certificates when their terms expire with substantially similar terms as the ones they currently hold.

Further, our relationship with Xiamen Pop Culture is governed by the VIE Arrangements, which are intended to provide us, through our indirect ownership of Heliheng, with effective control over the business operations of Xiamen Pop Culture. However, the VIE Arrangements may not be effective in providing control over the applications for and maintenance of the licenses required for our business operations. Xiamen Pop Culture could violate the VIE Arrangements, go bankrupt, suffer from difficulties in its business, or otherwise become unable to perform its obligations under the VIE Arrangements and, as a result, our operations, reputation, business, and stock price could be severely harmed.

The exercise of our option to purchase part or all of the shares in Xiamen Pop Culture under the exclusive option agreement might be subject to certain limitations and substantial costs.

Our exclusive option agreement with Xiamen Pop Culture and the Xiamen Pop Culture Shareholders gives Heliheng the option to purchase up to 100% of the shares in Xiamen Pop Culture. Such transfer of shares may be subject to approvals from, filings with, or reporting to competent PRC authorities, such as the Ministry of Commerce of the PRC (“MOFCOM”), the State Administration for Market Regulation, and/or their local competent branches. In addition, the shares transfer price may be subject to review and tax adjustment by the relevant tax authorities. The shares transfer price to be received by Xiamen Pop Culture under the VIE Arrangements may also be subject to enterprise income tax, and these amounts could be substantial.

Risks Relating to Doing Business in the PRC

There are uncertainties under the Foreign Investment Law relating to the status of businesses in China controlled by foreign invested projects primarily through contractual arrangements, such as our business.

MOFCOM and the National Development and Reform Commission, or the “NDRC,” promulgated the Special Measures for Foreign Investment Access (2020 version), or the “2020 Negative List,” on June 23, 2020, which became effective on July 23, 2020. According to the 2020 Negative List, the radio and television program production and distribution business, in which we engage, falls in the “prohibited” category for foreign investors. To comply with PRC laws and regulations, we rely on contractual arrangements with our VIE to operate such business in China.

On March 15, 2019, the National People’s Congress approved the Foreign Investment Law of the PRC, which came into effect on January 1, 2020, repealing simultaneously the Law of the PRC on Sino-foreign Equity Joint Ventures, the Law of the PRC on Wholly Foreign-owned Enterprises, and the Law of the PRC on Sino-foreign Cooperative Joint Ventures, together with their implementation rules and ancillary regulations. Pursuant to the Foreign Investment Law, foreign investment refers to any investment activity directly or indirectly carried out by foreign natural persons, enterprises, or other organizations, including investment in new construction project, establishment of foreign funded enterprise or increase of investment, merger and acquisition, and investment in any other way stipulated under laws, administrative regulations, or provisions of the State Council of the PRC (the “State Council”). The Foreign Investment Law does not explicitly stipulate the contractual arrangements as a form of foreign investment. On December 26, 2019, the State Council promulgated the Implementation Regulations on the Foreign Investment Law, which came into effect on January 1, 2020. However, the Implementation Regulations on the Foreign Investment Law still remain silent on whether contractual arrangements should be deemed as a form of foreign investment. Though these regulations do not explicitly classify contractual arrangements as a form of foreign investment, there is still uncertainty regarding whether our VIE would be identified as a foreign-invested enterprise in the future. As a result, there is no assurance that foreign investment via contractual arrangements would not be interpreted as a type of indirect foreign investment activities under the definition in the future.

If we are deemed to have a non-PRC entity as a controlling shareholder, the provisions regarding control through contractual arrangements could apply to our VIE Arrangements, and as a result Xiamen Pop Culture could become subject to restrictions on foreign investment, which may materially impact the viability of our current and future operations. Specifically, we may be required to modify our corporate structure, change our current scope of operations, obtain approvals, or face penalties or other additional requirements, compared to entities which do have PRC controlling shareholders. Uncertainties exist with respect to the interpretation and implementation of the Foreign Investment Law and how it may impact the viability of our current corporate structure, corporate governance, and business operations.

It is uncertain whether we would be considered as ultimately controlled by Chinese parties. Immediately prior to completion of this offering, Mr. Zhuoqin Huang, our chief executive officer, director, and chairman and a PRC citizen, beneficially and indirectly owns 5,763,077 Class B Ordinary Shares, representing approximately 76.95% of the voting rights in our Company. It is uncertain, however, if these factors would be sufficient to give him control over us under the Foreign Investment Law. If future revisions or implementation rules of the Foreign Investment Law mandate further actions, such as the MOFCOM market entry clearance or certain restructuring of our corporate structure and operations, there may be substantial uncertainties as to whether we can complete these actions in a timely manner, if at all, and our business and financial condition may be materially and adversely affected.

Changes in China’s economic, political, or social conditions or government policies could have a material adverse effect on our business and operations.

Substantially all of our assets and operations are currently located in China. Accordingly, our business, financial condition, results of operations, and prospects may be influenced to a significant degree by political, economic, and social conditions in China generally. The Chinese economy differs from the economies of most developed countries in many respects, including the level of government involvement, level of development, growth rate, control of foreign exchange, and allocation of resources. Although the Chinese government has implemented measures emphasizing the utilization of market forces for economic reform, including the reduction of state ownership of productive assets and the establishment of improved corporate governance in business enterprises, a substantial portion of productive assets in China is still owned by the government. In addition, the Chinese government continues to play a significant role in regulating industry development by imposing industrial policies. The Chinese government also exercises significant control over China’s economic growth by allocating resources, controlling payment of foreign currency-denominated obligations, setting monetary policy, and providing preferential treatment to particular industries or companies.

While the Chinese economy has experienced significant growth over the past decades, growth has been uneven, both geographically and among various sectors of the economy. Any adverse changes in economic conditions in China, in the policies of the Chinese government, or in the laws and regulations in China could have a material adverse effect on the overall economic growth of China. Such developments could adversely affect our business and operating results, reduce demand for our products, and weaken our competitive position. The Chinese government has implemented various measures to encourage economic growth and guide the allocation of resources. Some of these measures may benefit the overall Chinese economy, but may have a negative effect on us. For example, our financial condition and results of operations may be adversely affected by government control over capital investments or changes in tax regulations. In addition, in the past the Chinese government has implemented certain measures, including interest rate adjustments, to control the pace of economic growth. These measures may cause decreased economic activities in China, which may adversely affect our business and operating results.

Uncertainties in the interpretation and enforcement of PRC laws and regulations could limit the legal protection available to you and us.

The PRC legal system is based on written statutes. Unlike common law systems, it is a system in which legal cases have limited value as precedents. In the late 1970s, the PRC government began to promulgate a comprehensive system of laws and regulations governing economic matters in general. The legislation over the past three decades has significantly increased the protection afforded to various forms of foreign or private-sector investment in China. Our PRC Affiliated Entities are subject to various PRC laws and regulations generally applicable to companies in China. Since these laws and regulations are relatively new and the PRC legal system continues to rapidly evolve, however, the interpretations of many laws, regulations, and rules are not always uniform and enforcement of these laws, regulations, and rules involve uncertainties.

From time to time, we may have to resort to administrative and court proceedings to enforce our legal rights. Since PRC administrative and court authorities have significant discretion in interpreting and implementing statutory and contractual terms, however, it may be more difficult to evaluate the outcome of administrative and court proceedings and the level of legal protection we enjoy in the PRC legal system than in more developed legal systems. Furthermore, the PRC legal system is based in part on government policies and internal rules (some of which are not published in a timely manner or at all) that may have retroactive effect. As a result, we may not be aware of our violation of these policies and rules until sometime after the violation. Such uncertainties, including uncertainties over the scope and effect of our contractual, property (including intellectual property) and procedural rights, and any failure to respond to changes in the regulatory environment in China could materially and adversely affect our business and impede our ability to continue our operations.

You may experience difficulties in effecting service of legal process, enforcing foreign judgments, or bringing actions in China against us or our management named in the prospectus based on foreign laws. It may also be difficult for you or overseas regulators to conduct investigations or collect evidence within China.

As a company incorporated under the laws of the Cayman Islands, we conduct a majority of our operations in China and a majority of our assets are located in China. In addition, all of our senior executive officers reside within China for a significant portion of the time and are PRC nationals. As a result, it may be difficult for you to effect service of process upon those persons inside mainland China. It may be difficult for you to enforce judgements obtained in U.S. courts based on civil liability provisions of the U.S. federal securities laws against us and our officers and directors who do not currently reside in the U.S. or have substantial assets in the U.S. In addition, there is uncertainty as to whether the courts of the Cayman Islands or the PRC would recognize or enforce judgments of U.S. courts against us or such persons predicated upon the civil liability provisions of the securities laws of the U.S. or any state.

The recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedures Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedures Law based either on treaties between China and the country where the judgment is made or on principles of reciprocity between jurisdictions. China does not have any treaties or other forms of written arrangement with the United States that provide for the reciprocal recognition and enforcement of foreign judgments. In addition, according to the PRC Civil Procedures Law, the PRC courts will not enforce a foreign judgment against us or our directors and officers if they decide that the judgment violates the basic principles of PRC laws or national sovereignty, security, or public interest. As a result, it is uncertain whether and on what basis a PRC court would enforce a judgment rendered by a court in the United States. See “Enforceability of Civil Liabilities.”

It may also be difficult for you or overseas regulators to conduct investigations or collect evidence within China. For example, in China, there are significant legal and other obstacles to obtaining information needed for shareholder investigations or litigation outside China or otherwise with respect to foreign entities. Although the authorities in China may establish a regulatory cooperation mechanism with its counterparts of another country or region to monitor and oversee cross border securities activities, such regulatory cooperation with the securities regulatory authorities in the United States may not be efficient in the absence of a practical cooperation mechanism. Furthermore, according to Article 177 of the PRC Securities Law, or “Article 177,” which became effective in March 2020, no overseas securities regulator is allowed to directly conduct investigations or evidence collection activities within the territory of the PRC. Article 177 further provides that Chinese entities and individuals are not allowed to provide documents or materials related to securities business activities to foreign agencies without prior consent from the securities regulatory authority of the State Council and the competent departments of the State Council. While detailed interpretation of or implementing rules under Article 177 have yet to be promulgated, the inability for an overseas securities regulator to directly conduct investigation or evidence collection activities within China may further increase difficulties faced by you in protecting your interests.

Recent joint statement by the SEC and the Public Company Accounting Oversight Board (United States), or the “PCAOB,” proposed rule changes submitted by Nasdaq, and the Holding Foreign Companies Accountable Act all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB. These developments could add uncertainties to our offering.

On April 21, 2020, SEC Chairman Jay Clayton and PCAOB Chairman William D. Duhnke III, along with other senior SEC staff, released a joint statement highlighting the risks associated with investing in companies based in or have substantial operations in emerging markets including China. The joint statement emphasized the risks associated with lack of access for the PCAOB to inspect auditors and audit work papers in China and higher risks of fraud in emerging markets.

On May 18, 2020, Nasdaq filed three proposals with the SEC to (i) apply a minimum offering size requirement for companies primarily operating in a “Restrictive Market,” (ii) adopt a new requirement relating to the qualification of management or the board of directors for Restrictive Market companies, and (iii) apply additional and more stringent criteria to an applicant or listed company based on the qualifications of the company’s auditor.

On May 20, 2020, the U.S. Senate passed the Holding Foreign Companies Accountable Act requiring a foreign company to certify it is not owned or controlled by a foreign government if the PCAOB is unable to audit specified reports because the company uses a foreign auditor not subject to PCAOB inspection. If the PCAOB is unable to inspect the company’s auditors for three consecutive years, the issuer’s securities are prohibited to trade on a national exchange. On December 2, 2020, the U.S. House of Representatives approved the Holding Foreign Companies Accountable Act. On December 18, 2020, the Holding Foreign Companies Accountable Act was signed into law. On March 24, 2021, the SEC adopted interim final rules relating to the implementation of certain disclosure and documentation requirements of the Holding Foreign Companies Accountable Act.

The lack of access to the PCAOB inspection in China prevents the PCAOB from fully evaluating audits and quality control procedures of the auditors based in China. As a result, investors may be deprived of the benefits of such PCAOB inspections. The inability of the PCAOB to conduct inspections of auditors in China makes it more difficult to evaluate the effectiveness of these accounting firm’s audit procedures or quality control procedures as compared to auditors outside of China that are subject to the PCAOB inspections, which could cause investors and potential investors in our Class A Ordinary Shares to lose confidence in our audit procedures and reported financial information and the quality of our financial statements.

Our auditor, the independent registered public accounting firm that issues the audit report included elsewhere in this prospectus, as an auditor of companies that are traded publicly in the United States and a firm registered with the PCAOB, is subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess its compliance with the applicable professional standards. Our auditor is headquartered in Manhattan, New York, and has been inspected by the PCAOB on a regular basis with the last inspection in May 2018. However, the recent developments would add uncertainties to our offering and we cannot assure you whether the national securities exchange we apply to for listing or regulatory authorities would apply additional and more stringent criteria to us after considering the effectiveness of our auditor’s audit procedures and quality control procedures, adequacy of personnel and training, or sufficiency of resources, geographic reach, or experience as it relates to our audit.

Increases in labor costs in the PRC may adversely affect our business and our profitability.

China’s economy has experienced increases in labor costs in recent years. China’s overall economy and the average wage in China are expected to continue to grow. The average wage level for our employees has also increased in recent years. We expect that our labor costs, including wages and employee benefits, will continue to increase. Unless we are able to pass on these increased labor costs to our customers by increasing prices for our products or services, our profitability and results of operations may be materially and adversely affected.

In addition, we have been subject to stricter regulatory requirements in terms of entering into labor contracts with our employees and paying various statutory employee benefits, including pensions, housing fund, medical insurance, work-related injury insurance, unemployment insurance, and maternity insurance to designated government agencies for the benefit of our employees. Pursuant to the PRC Labor Contract Law, or the “Labor Contract Law,” that became effective in January 2008 and its amendments that became effective in July 2013 and its implementing rules that became effective in September 2008, employers are subject to stricter requirements in terms of signing labor contracts, minimum wages, paying remuneration, determining the term of employees’ probation, and unilaterally terminating labor contracts. In the event that we decide to terminate some of our employees or otherwise change our employment or labor practices, the Labor Contract Law and its implementation rules may limit our ability to effect those changes in a desirable or cost-effective manner, which could adversely affect our business and results of operations.

As the interpretation and implementation of labor-related laws and regulations are still evolving, we cannot assure you that our employment practice does not and will not violate labor-related laws and regulations in China, which may subject us to labor disputes or government investigations. If we are deemed to have violated relevant labor laws and regulations, we could be required to provide additional compensation to our employees and our business, financial condition and results of operations could be materially and adversely affected.

If we fail to obtain or renew any of the requisite approvals, licenses, or permits applicable to our business, it could materially and adversely affect our business and results of operations.

In accordance with the relevant PRC laws and regulations, we are required to maintain various approvals, licenses, and permits to operate our business, including the business license, Commercial Performance License, and Radio and Television Program Production and Operation Permit. In particular, the Commercial Performance License and Radio and Television Program Production and Operation Permit we hold are subject to periodic renewal. In addition, evolving laws and regulations and inconsistent enforcement thereof could lead to our failure to obtain or maintain licenses and permits to do business in China. If we fail to obtain or renew approvals, licenses, or permits required for our business or to respond to changes in the regulatory environment, we may be subject to fines or the suspension of operations, which could adversely affect our business and results of operations.

Our PRC Affiliated Entities have not made adequate social insurance and housing fund contributions for all employees as required by PRC regulations, which may subject us to penalties.

According to the PRC Social Insurance Law and the Administrative Regulations on the Housing Funds, companies operating in China are required to participate in pension insurance, work-related injury insurance, medical insurance, unemployment insurance, maternity insurance (collectively known as “social insurance”), and housing funds plans, and the employers must pay all or a portion of the social insurance premiums and housing funds for their employees. For more details, please see “Regulations—Regulations Related to Employment and Social Welfare—Social Insurance and Housing Fund.” The requirement of social insurance and housing fund has not been implemented consistently by the local governments in China given the different levels of economic development in different locations.

Our PRC Affiliated Entities have not made adequate social insurance and housing fund contributions for all employees. We may be required to make up the social insurance contributions as well as to pay late fees at the rate of 0.05% per day of the outstanding amount from the due date. If we fail to make up for the shortfalls within the prescribed time limit, the relevant administrative authorities will impose a fine of one to three times the outstanding amount upon us. With respect to housing fund plans, we may be required to pay and deposit housing funds in full and on time within the prescribed time limit. If we fail to do so, relevant authorities could file applications to competent courts for compulsory enforcement of payment and deposit. Accordingly, if the relevant PRC authorities determine that we shall make supplemental social insurance and housing fund contributions or that we are subject to fines and legal sanctions in relation to our failure to make social insurance and housing fund contributions in full for our employees, our business, financial condition, and results of operations may be adversely affected. However, as of the date of this prospectus, the relevant local authorities confirmed in writing that no records of violation were found on our PRC Entities for social insurance and/or housing fund contribution obligations. Further, these PRC Entities have never received any demand or order from the competent authorities. Therefore, our PRC counsel believes that the risk that the relevant authorities may impose regulatory penalty on our PRC Entities for our underpayment of social insurance and housing funds is remote.

PRC regulations relating to offshore investment activities by PRC residents may subject our PRC resident beneficial owners or our PRC subsidiary to liability or penalties, limit our ability to inject capital into our PRC subsidiary, limit our PRC subsidiary’s ability to increase its registered capital or distribute profits to us, or may otherwise adversely affect us.

On July 4, 2014, State Administration of Foreign Exchange (“SAFE”) issued the Circular on Issues Concerning Foreign Exchange Control over the Overseas Investment and Financing and Round-trip Investment by Domestic Residents via Special Purpose Vehicles, or “SAFE Circular 37.” According to SAFE Circular 37, prior registration with the local SAFE branch is required for PRC residents, (including PRC individuals and PRC corporate entities as well as foreign individuals that are deemed as PRC residents for foreign exchange administration purpose), in connection with their direct or indirect contribution of domestic assets or interests to offshore special purpose vehicles, or “SPVs.” SAFE Circular 37 further requires amendments to the SAFE registrations in the event of any changes with respect to the basic information of the offshore SPV, such as change of a PRC individual shareholder, name and operation term, or any significant changes with respect to the offshore SPV, such as an increase or decrease of capital contribution, share transfer or exchange, or mergers or divisions. SAFE Circular 37 is applicable to our shareholders who are PRC residents and may be applicable to any offshore acquisitions that we make in the future. In February 2015, SAFE promulgated a Notice on Further Simplifying and Improving Foreign Exchange Administration Policy on Direct Investment, or “SAFE Notice 13,” effective in June 2015. Under SAFE Notice 13, applications for foreign exchange registration of inbound foreign direct investments and outbound overseas direct investments, including those required under SAFE Circular 37, will be filed with qualified banks instead of SAFE. The qualified banks will directly examine the applications and accept registrations under the supervision of SAFE.

In addition to SAFE Circular 37 and SAFE Notice 13, our ability to conduct foreign exchange activities in China may be subject to the interpretation and enforcement of the Implementation Rules of the Administrative Measures for Individual Foreign Exchange promulgated by SAFE in January 2007 (as amended and supplemented, the “Individual Foreign Exchange Rules”). Under the Individual Foreign Exchange Rules, any PRC individual seeking to make a direct investment overseas or engage in the issuance or trading of negotiable securities or derivatives overseas must make the appropriate registrations in accordance with SAFE provisions, the failure of which may subject such PRC individual to warnings, fines, or other liabilities.

As of the date of this prospectus, all of the Xiamen Pop Culture Shareholders who are subject to the SAFE Circular 37 and Individual Foreign Exchange Rules have completed the initial registrations with the qualified banks as required by the regulations. We may not be informed of the identities of all the PRC residents holding direct or indirect interest in our company, however, and we have no control over any of our future beneficial owners. Thus, we cannot provide any assurance that our current or future PRC resident beneficial owners will comply with our request to make or obtain any applicable registrations or continuously comply with all registration procedures set forth in these SAFE regulations. Such failure or inability of our PRC residents beneficial owners to comply with these SAFE regulations may subject us or our PRC resident beneficial owners to fines and legal sanctions, restrict our cross-border investment activities, or limit our PRC subsidiary’s ability to distribute dividends to or obtain foreign-exchange-dominated loans from us, or prevent us from being able to make distributions or pay dividends, as a result of which our business operations and our ability to distribute profits to you could be materially and adversely affected.

PRC regulation of parent/subsidiary loans and direct investment by offshore holding companies to PRC entities may delay or prevent us from using the proceeds of this offering to make loans or additional capital contributions to our PRC subsidiary and to make loans to Xiamen Pop Culture, which could materially and adversely affect our liquidity and our ability to fund and expand our business.

We are an offshore holding company conducting our operations in China through our PRC subsidiary Heliheng, Xiamen Pop Culture, and subsidiaries of Xiamen Pop Culture. We may make loans to these entities, or we may make additional capital contributions to Heliheng, or we may establish new PRC subsidiaries and make capital contributions to these new PRC subsidiaries.

Most of these ways are subject to PRC regulations and approvals or registration. For example, any loans to Heliheng, which is treated as a foreign-invested enterprise under PRC law, are subject to PRC regulations and foreign exchange loan registrations. For example, loans by us to Heliheng to finance its activities cannot exceed statutory limits and must be registered with the local counterpart of SAFE, or filed with SAFE in its information system. Pursuant to relevant PRC regulations, we may provide loans to Heliheng up to the larger amount of (i) the balance between the registered total investment amount and registered capital of Heliheng, or (ii) twice the amount of the net assets of Heliheng calculated in accordance with the Circular on Full-Coverage Macro-Prudent Management of Cross-Border Financing, or the “PBOC Circular 9.” Moreover, any medium or long-term loan to be provided by us to Heliheng or other domestic PRC entities must also be filed and registered with the NDRC. We may also decide to finance Heliheng by means of capital contributions. These capital contributions are subject to registration with the State Administration for Market Regulation or its local branch, reporting of foreign investment information with MOFCOM, or registration with other governmental authorities in China. Due to the restrictions imposed on loans in foreign currencies extended to PRC domestic companies, we are not likely to make such loans to Xiamen Pop Culture, which is a PRC domestic company. Further, we are not likely to finance the activities of Xiamen Pop Culture and its subsidiaries by means of capital contributions due to regulatory restrictions relating to foreign investment in PRC domestic enterprises engaged in certain business.

On March 30, 2015, SAFE issued the Circular of the State Administration of Foreign Exchange on Reforming the Administrative Approach Regarding the Settlement of the Foreign Exchange Capital of Foreign-invested Enterprises, or “SAFE Circular 19,” which took effect and replaced previous regulations effective on June 1, 2015. Pursuant to SAFE Circular 19, up to 100% of foreign currency capital of a foreign-invested enterprise may be converted into RMB capital according to the actual operation, and within the business scope, of the enterprise at its will. Although SAFE Circular 19 allows for the use of RMB converted from the foreign currency-denominated capital for equity investments in the PRC, the restrictions continue to apply as to foreign-invested enterprises’ use of the converted RMB for purposes beyond their business scope, for entrusted loans or for inter-company RMB loans. On June 9, 2016, SAFE promulgated the Notice of the State Administration of Foreign Exchange on Reforming and Standardizing the Foreign Exchange Settlement Management Policy of Capital Account, or “SAFE Circular 16,” effective on June 9, 2016, which reiterates some rules set forth in Circular 19, but changes the prohibition against using RMB capital converted from foreign currency-denominated registered capital of a foreign-invested company to issue RMB entrusted loans to a prohibition against using such capital to issue loans to non-affiliated enterprises. SAFE Circular 19 and SAFE Circular 16 may significantly limit our ability to transfer any foreign currency we hold, including the net proceeds from this offering, to Heliheng, which may adversely affect our liquidity and our ability to fund and expand our business in China. On October 23, 2019, the SAFE issued the Notice of the State Administration of Foreign Exchange on Further Facilitating Cross-border Trade and Investment, or “SAFE Circular 28,” which, among other things, expanded the use of foreign exchange capital to domestic equity investment area. Non-investment foreign-funded enterprises are allowed to lawfully make domestic equity investments by using their capital on the premise without violation to prevailing special administrative measures for access of foreign investments (negative list) and the authenticity and compliance with the regulations of domestic investment projects. However, since SAFE Circular 28 is newly promulgated, it is unclear how SAFE and competent banks will carry it out in practice.

In light of the various requirements imposed by PRC regulations on loans to and direct investment in PRC entities by offshore holding companies, including SAFE Circular 19, SAFE Circular 16, and other relevant rules and regulations, we cannot assure you that we will be able to complete the necessary registrations or obtain the necessary government approvals on a timely basis, if at all, with respect to future loans to Heliheng, Xiamen Pop Culture, or subsidiaries of Xiamen Pop Culture, or future capital contributions by us to Heliheng. As a result, uncertainties exist as to our ability to provide prompt financial support to Heliheng, Xiamen Pop Culture, or subsidiaries of Xiamen Pop Culture when needed. If we fail to complete such registrations or obtain such approvals, our ability to use the proceeds we received or expect to receive from our offshore offerings and to capitalize or otherwise fund our PRC operations may be negatively affected, which could materially and adversely affect our business, including our liquidity and our ability to fund and expand our business.

Fluctuations in exchange rates could have a material and adverse effect on our results of operations and the value of your investment.

The value of the RMB against the U.S. dollar and other currencies may fluctuate and is affected by, among other things, changes in political and economic conditions in China and by China’s foreign exchange policies. On July 21, 2005, the PRC government changed its decade-old policy of pegging the value of the RMB to the U.S. dollar, and the RMB appreciated more than 20% against the U.S. dollar over the following three years. Between July 2008 and June 2010, this appreciation halted and the exchange rate between the RMB and the U.S. dollar remained within a narrow band. Since June 2010, the RMB has fluctuated against the U.S. dollar, at times significantly and unpredictably. It is difficult to predict how market forces or PRC or U.S. government policy may impact the exchange rate between the RMB and the U.S. dollar in the future.

Our business is conducted in the PRC, and our books and records are maintained in RMB, which is the currency of the PRC. The financial statements that we file with the SEC and provide to our shareholders are presented in U.S. dollars. Changes in the exchange rates between the RMB and U.S. dollar affect the value of our assets and the results of our operations, when presented in U.S. dollars. The value of the RMB against the U.S. dollar and other currencies may fluctuate and is affected by, among other things, changes in the PRC’s political and economic conditions and perceived changes in the economy of the PRC and the United States. Any significant revaluation of the RMB may materially and adversely affect our cash flows, revenue, and financial condition. Further, our Class A Ordinary Shares offered by this prospectus are offered in U.S. dollars, we will need to convert the net proceeds we receive into RMB in order to use the funds for our business. Changes in the conversion rate among the U.S. dollar and the RMB will affect the amount of proceeds we will have available for our business.

Very limited hedging options are available in China to reduce our exposure to exchange rate fluctuations. To date, we have not entered into any hedging transactions in an effort to reduce our exposure to foreign currency exchange risk. While we may decide to enter into more hedging transactions in the future, the availability and effectiveness of these hedges may be limited and we may not be able to adequately hedge our exposure or at all. In addition, our currency exchange losses may be magnified by PRC exchange control regulations that restrict our ability to convert RMB into foreign currency. As a result, fluctuations in exchange rates may have a material adverse effect on your investment.

Under the PRC Enterprise Income Tax Law, we may be classified as a PRC “resident enterprise” for PRC enterprise income tax purposes. Such classification would likely result in unfavorable tax consequences to us and our non-PRC shareholders and have a material adverse effect on our results of operations and the value of your investment.

Under the PRC Enterprise Income Tax Law, or the “EIT Law,” that became effective in January 2008, an enterprise established outside the PRC with “de facto management bodies” within the PRC is considered a “resident enterprise” for PRC enterprise income tax purposes and is generally subject to a uniform 25% enterprise income tax rate on its worldwide income. Under the implementation rules to the EIT Law, a “de facto management body” is defined as a body that has material and overall management and control over the manufacturing and business operations, personnel and human resources, finances, and properties of an enterprise. In addition, a circular, known as SAT Circular 82, issued in April 2009 by the State Administration of Taxation, or the “SAT,” specifies that certain offshore incorporated enterprises controlled by PRC enterprises or PRC enterprise groups will be classified as PRC resident enterprises if the following are located or resident in the PRC: senior management personnel and departments that are responsible for daily production, operation and management; financial and personnel decision making bodies; key properties, accounting books, company seal, and minutes of board meetings and shareholders’ meetings; and half or more of the senior management or directors having voting rights. Further to SAT Circular 82, the SAT issued a bulletin, known as SAT Bulletin 45, which took effect in September 2011, to provide more guidance on the implementation of SAT Circular 82 and clarify the reporting and filing obligations of such “Chinese-controlled offshore incorporated resident enterprises.” SAT Bulletin 45 provides procedures and administrative details for the determination of resident status and administration on post-determination matters. Although both SAT Circular 82 and SAT Bulletin 45 only apply to offshore enterprises controlled by PRC enterprises or PRC enterprise groups, not those controlled by PRC individuals or foreign individuals, the determining criteria set forth in SAT Circular 82 and SAT Bulletin 45 may reflect the SAT’s general position on how the “de facto management body” test should be applied in determining the tax resident status of offshore enterprises, regardless of whether they are controlled by PRC enterprises, PRC enterprise groups, or by PRC or foreign individuals.

If the PRC tax authorities determine that the actual management organ of Pop Culture Group is within the territory of China, Pop Culture Group may be deemed to be a PRC resident enterprise for PRC enterprise income tax purposes and a number of unfavorable PRC tax consequences could follow. First, we will be subject to the uniform 25% enterprise income tax on our world-wide income, which could materially reduce our net income. In addition, we will also be subject to PRC enterprise income tax reporting obligations. Finally, dividends payable by us to our investors and gains on the sale of our shares may become subject to PRC withholding tax, at a rate of 10% in the case of non-PRC enterprises or 20% in the case of non-PRC individuals (in each case, subject to the provisions of any applicable tax treaty), if such gains are deemed to be from PRC sources. It is unclear whether non-PRC shareholders of our company would be able to claim the benefits of any tax treaties between their country of tax residence and the PRC in the event that we are treated as a PRC resident enterprise. Any such tax may reduce the returns on your investment in our shares. Although up to the date of this prospectus, Pop Culture Group has not been notified or informed by the PRC tax authorities that it has been deemed to be a resident enterprise for the purpose of the EIT Law, we cannot assure you that it will not be deemed to be a resident enterprise in the future.

We face uncertainty with respect to indirect transfers of equity interests in PRC resident enterprises by their non-PRC holding companies.

In February 2015, SAT issued a Public Notice Regarding Certain Corporate Income Tax Matters on Indirect Transfer of Properties by Non-Tax Resident Enterprises, or “SAT Circular 7.” SAT Circular 7 provides comprehensive guidelines relating to indirect transfers of PRC taxable assets (including equity interests and real properties of a PRC resident enterprise) by a non-resident enterprise. In addition, in October 2017, SAT issued an Announcement on Issues Relating to Withholding at Source of Income Tax of Non-resident Enterprises, or “SAT Circular 37,” effective in December 2017, which, among others, amended certain provisions in SAT Circular 7 and further clarify the tax payable declaration obligation by non-resident enterprise. Indirect transfer of equity interest and/or real properties in a PRC resident enterprise by their non-PRC holding companies are subject to SAT Circular 7 and SAT Circular 37.

SAT Circular 7 provides clear criteria for an assessment of reasonable commercial purposes and has introduced safe harbors for internal group restructurings and the purchase and sale of equity through a public securities market. As stipulated in SAT Circular 7, indirect transfers of PRC taxable assets are considered as reasonable commercial purposes if the shareholding structure of both transaction parties falls within the following situations: i) the transferor directly or indirectly owns 80% or above equity interest of the transferee, or vice versa; ii) the transferor and the transferee are both 80% or above directly or indirectly owned by the same party; iii) the percentages in bullet points i) and ii) shall be 100% if over 50% the share value of a foreign enterprise is directly or indirectly derived from PRC real properties. Furthermore, SAT Circular 7 also brings challenges to both foreign transferor and transferee (or other person who is obligated to pay for the transfer) of taxable assets. Where a non-resident enterprise transfers PRC taxable assets indirectly by disposing of the equity interests of an overseas holding company, which is an indirect transfer, the non-resident enterprise as either transferor or transferee, or the PRC entity that directly owns the taxable assets, may report such indirect transfer to the relevant tax authority and the PRC tax authority may disregard the existence of the overseas holding company if it lacks a reasonable commercial purpose and was established for the purpose of reducing, avoiding, or deferring PRC tax. As a result, gains derived from such indirect transfer may be subject to PRC enterprise income tax, and the transferee or other person who is obligated to pay for the transfer is obligated to withhold the applicable taxes, currently at a rate of 10% for the transfer of equity interests in a PRC resident enterprise. Both the transferor and the transferee may be subject to penalties under PRC tax laws if the transferee fails to withhold the taxes and the transferor fails to pay the taxes.

According to SAT Circular 37, where the non-resident enterprise fails to declare the tax payable pursuant to Article 39 of the EIT Law, the tax authority may order it to pay the tax due within required time limits, and the non-resident enterprise shall declare and pay the tax payable within such time limits specified by the tax authority. If the non-resident enterprise, however, voluntarily declares and pays the tax payable before the tax authority orders it to do so within required time limits, it shall be deemed that such enterprise has paid the tax in time.

We face uncertainties as to the reporting and assessment of reasonable commercial purposes and future transactions where PRC taxable assets are involved, such as offshore restructuring, sale of the shares in our offshore subsidiaries, and investments. In the event of being assessed as having no reasonable commercial purposes in an indirect transfer transaction, we may be subject to filing obligations or taxed if we are a transferor in such transactions, and may be subject to withholding obligations (to be specific, a 10% withholding tax for the transfer of equity interests) if we are a transferee in such transactions, under SAT Circular 7 and SAT Circular 37. For transfer of shares by investors who are non-PRC resident enterprises, our PRC subsidiary may be requested to assist in the filing under the SAT circulars. As a result, we may be required to expend valuable resources to comply with the SAT circulars or to request the relevant transferors from whom we purchase taxable assets to comply with these circulars, or to establish that we should not be taxed under these circulars, which may have a material adverse effect on our financial condition and results of operations.

Our PRC subsidiary is subject to restrictions on paying dividends or making other payments to us, which may have a material adverse effect on our ability to conduct our business.

We are a holding company incorporated in the Cayman Islands. We may need dividends and other distributions on equity from our PRC subsidiary to satisfy our liquidity requirements, including the funds necessary to pay dividends and other cash distributions to our shareholders and service any debt we may incur. If our PRC subsidiary incurs debt on its own behalf in the future, the instruments governing the debt may restrict its ability to pay dividends or make other distributions to us. In addition, the PRC tax authorities may require our PRC subsidiary to adjust its taxable income under the contractual agreements Heliheng currently has in place with Xiamen Pop Culture in a manner that would materially and adversely affect its ability to pay dividends and other distribution to us. See “—Risks Relating to Our Corporate Structure—The VIE Arrangements may result in adverse tax consequences.”

Current PRC regulations permit our PRC subsidiary to pay dividends to us only out of its accumulated profits, if any, determined in accordance with PRC accounting standards and regulations. In addition, our PRC subsidiary is required to set aside at least 10% of its respective accumulated profits each year, if any, to fund certain reserve funds until the total amount set aside reaches 50% of their respective registered capital. Our PRC subsidiary may also allocate a portion of its respective after-tax profits based on PRC accounting standards to employee welfare and bonus funds at its discretion. These reserves are not distributable as cash dividends. These limitation on the ability of our PRC subsidiary to pay dividends or make other distributions to us could materially and adversely limit our ability to grow, make investments, or acquisitions that could be beneficial to our business, pay dividends, or otherwise fund and conduct our business.

Governmental control of currency conversion may affect the value of your investment and our payment of dividends.

The PRC government imposes controls on the convertibility of the RMB into foreign currencies and, in certain cases, the remittance of currency out of China. We receive substantially all of our revenue in RMB. Under our current corporate structure, Pop Culture Group may rely on dividend payments from our PRC subsidiary, Heliheng, to fund any cash and financing requirements we may have. Under existing PRC foreign exchange regulations, payments of current account items, such as profit distributions and trade and service-related foreign exchange transactions, can be made in foreign currencies without prior approval from SAFE by complying with certain procedural requirements. Therefore, our PRC subsidiary is able to pay dividends in foreign currencies to us without prior approval from SAFE, subject to the condition that the remittance of such dividends outside of the PRC complies with certain procedures under PRC foreign exchange regulation, such as the overseas investment registrations by our shareholders or the ultimate shareholders of our corporate shareholders who are PRC residents. Approval from or registration with appropriate government authorities is, however, required where the RMB is to be converted into foreign currency and remitted out of China to pay capital expenses such as the repayment of loans denominated in foreign currencies. The PRC government may also at its discretion restrict access in the future to foreign currencies for current account transactions. If the foreign exchange control system prevents us from obtaining sufficient foreign currencies to satisfy our foreign currency demand, we may not be able to pay dividends in foreign currencies to our shareholders.

There are significant uncertainties under the EIT Law relating to the withholding tax liabilities of our PRC subsidiary, and dividends payable by our PRC subsidiary to our offshore subsidiaries may not qualify to enjoy certain treaty benefits.

Under the EIT Law and its implementation rules, the profits of a foreign-invested enterprise generated through operations, which are distributed to its immediate holding company outside the PRC, will be subject to a withholding tax rate of 10%. Pursuant to the Arrangement between the Mainland China and the Hong Kong Special Administrative Region for the Avoidance of Double Taxation and Tax Evasion on Income, or the “Double Tax Avoidance Arrangement,” a withholding tax rate of 10% may be lowered to 5% if the PRC enterprise is at least 25% held by a Hong Kong enterprise for at least 12 consecutive months prior to distribution of the dividends and is determined by the relevant PRC tax authority to have satisfied other conditions and requirements under the Double Tax Avoidance Arrangement and other applicable PRC laws.

However, based on the Circular on Certain Issues with Respect to the Enforcement of Dividend Provisions in Tax Treaties, or the “SAT Circular 81,” which became effective on February 20, 2009, if the relevant PRC tax authorities determine, in their discretion, that a company benefits from such reduced income tax rate due to a structure or arrangement that is primarily tax-driven, such PRC tax authorities may adjust the preferential tax treatment. According to Circular on Several Issues regarding the “Beneficial Owner” in Tax Treaties, which became effective as of April 1, 2018, when determining an applicant’s status as the “beneficial owner” regarding tax treatments in connection with dividends, interests, or royalties in the tax treaties, several factors will be taken into account. Such factors include whether the business operated by the applicant constitutes actual business activities, and whether the counterparty country or region to the tax treaties does not levy any tax, grant tax exemption on relevant incomes, or levy tax at an extremely low rate. This circular further requires any applicant who intends to be proved of being the “beneficial owner” to file relevant documents with the relevant tax authorities. Our PRC subsidiary is wholly owned by our Hong Kong subsidiary. However, we cannot assure you that our determination regarding our qualification to enjoy the preferential tax treatment will not be challenged by the relevant PRC tax authority or we will be able to complete the necessary filings with the relevant PRC tax authority and enjoy the preferential withholding tax rate of 5% under the Double Tax Avoidance Arrangement with respect to dividends to be paid by our PRC subsidiary to our Hong Kong subsidiary, in which case, we would be subject to the higher withdrawing tax rate of 10% on dividends received.

If we become directly subject to the scrutiny, criticism, and negative publicity involving U.S.-listed Chinese companies, we may have to expend significant resources to investigate and resolve the matter which could harm our business operations, stock price, and reputation.

U.S. public companies that have substantially all of their operations in China have been the subject of intense scrutiny, criticism, and negative publicity by investors, financial commentators, and regulatory agencies, such as the SEC. Much of the scrutiny, criticism, and negative publicity has centered on financial and accounting irregularities and mistakes, a lack of effective internal controls over financial accounting, inadequate corporate governance policies or a lack of adherence thereto and, in many cases, allegations of fraud. As a result of the scrutiny, criticism, and negative publicity, the publicly traded stock of many U.S. listed Chinese companies sharply decreased in value and, in some cases, has become virtually worthless. Many of these companies are now subject to shareholder lawsuits and SEC enforcement actions and are conducting internal and external investigations into the allegations. It is not clear what effect this sector-wide scrutiny, criticism, and negative publicity will have on us, our business, and the price of our Class A Ordinary Shares. If we become the subject of any unfavorable allegations, whether such allegations are proven to be true or untrue, we will have to expend significant resources to investigate such allegations and/or defend our company. This situation will be costly and time consuming and distract our management from developing our business. If such allegations are not proven to be groundless, we and our business operations will be severely affected and you could sustain a significant decline in the value of our Class A Ordinary Shares.

The disclosures in our reports and other filings with the SEC and our other public pronouncements are not subject to the scrutiny of any regulatory bodies in the PRC.

We are regulated by the SEC, and our reports and other filings with the SEC are subject to SEC review in accordance with the rules and regulations promulgated by the SEC under the Securities Act and the Exchange Act. Our SEC reports and other disclosure and public pronouncements are not subject to the review or scrutiny of any PRC regulatory authority. For example, the disclosure in our SEC reports and other filings are not subject to the review by China Securities Regulatory Commission, a PRC regulator that is responsible for oversight of the capital markets in China. Accordingly, you should review our SEC reports, filings, and our other public pronouncements with the understanding that no local regulator has done any review of us, our SEC reports, other filings, or any of our other public pronouncements.

The approval of the China Securities Regulatory Commission, or the “CSRC,” may be required in connection with this offering under a regulation adopted in August 2006, and, if required, we cannot assure you that we will be able to obtain such approval, in which case we may face sanctions by the CSRC or other PRC regulatory agencies for failure to seek the CSRC approval for this offering.

The Regulations on Mergers and Acquisitions of Domestic Companies by Foreign Investors, or the “M&A Rules,” adopted by six PRC regulatory agencies in 2006 and amended in 2009, requires an overseas SPV formed for listing purposes through acquisitions of PRC domestic companies and controlled by PRC companies or individuals to obtain the approval of the CSRC, prior to the listing and trading of such SPV’s securities on an overseas stock exchange. In September 2006, the CSRC published a notice on its official website specifying documents and materials required to be submitted to it by an SPV seeking the CSRC approval of its overseas listings. The application of the M&A Rules remains unclear.

Our PRC legal counsel has advised us based on their understanding of the current PRC law, rules, and regulations that the CSRC’s approval is not required for the listing and trading of our shares on the Nasdaq Global Market in the context of this offering, given that:

●	we established our PRC subsidiary by means of direct investment rather than by merger with or acquisition of PRC domestic companies as defined in the M&A Rules; and

●	no explicit provision in the M&A Rules classifies the VIE Arrangements as a type of acquisition transaction subject to the M&A Rules.

Our PRC legal counsel, however, has further advised us that there remains some uncertainty as to how the M&A Rules will be interpreted or implemented in the context of an overseas offering and its opinions summarized above are subject to any new laws, rules and regulations or detailed implementations and interpretations in any form relating to the M&A Rules. We cannot assure you that relevant PRC governmental agencies, including the CSRC, would reach the same conclusion as we do. If it is determined that the CSRC approval is required for this offering, we may face sanctions by the CSRC or other PRC regulatory agencies for failure to seek the CSRC approval for this offering. These sanctions may include fines and penalties on our operations in the PRC, limitations on our operating privileges in the PRC, delays in or restrictions on the repatriation of the proceeds from this offering into the PRC, restrictions on or prohibition of the payments or remittance of dividends by our PRC subsidiary, or other actions that could have a material and adverse effect on our business, financial condition, results of operations, reputation, and prospects, as well as the trading price of our Class A Ordinary Shares. The CSRC or other PRC regulatory agencies may also take actions requiring us, or making it advisable for us, to halt this offering before the settlement and delivery of the Class A Ordinary Shares that we are offering. Consequently, if you engage in market trading or other activities in anticipation of and prior to the settlement and delivery of the shares we are offering, you would be doing so at the risk that the settlement and delivery may not occur.

The M&A Rules and certain other PRC regulations establish complex procedures for certain acquisitions of Chinese companies by foreign investors, which could make it more difficult for us to pursue growth through acquisitions in China.

The M&A Rules and recently adopted PRC regulations and rules concerning mergers and acquisitions established additional procedures and requirements that could make merger and acquisition activities by foreign investors more time consuming and complex. For example, the M&A Rules require that MOFCOM be notified in advance of any change-of-control transaction in which a foreign investor takes control of a PRC domestic enterprise, if (i) any important industry is concerned, (ii) such transaction involves factors that have or may have impact on the national economic security, or (iii) such transaction will lead to a change in control of a domestic enterprise which holds a famous trademark or PRC time-honored brand. Mergers or acquisitions that allow one market player to take control of or to exert decisive impact on another market player must also be notified in advance to MOFCOM when the threshold under the Provisions on Thresholds for Prior Notification of Concentrations of Undertakings, or the “Prior Notification Rules,” issued by the State Council in August 2008 is triggered. In addition, the security review rules issued by MOFCOM that became effective in September 2011 specify that mergers and acquisitions by foreign investors that raise “national defense and security” concerns and mergers and acquisitions through which foreign investors may acquire de facto control over domestic enterprises that raise “national security” concerns are subject to strict review by MOFCOM, and the rules prohibit any activities attempting to bypass a security review, including by structuring the transaction through a proxy or contractual control arrangement. In the future, we may grow our business by acquiring complementary businesses. Complying with the requirements of the above-mentioned regulations and other relevant rules to complete such transactions could be time consuming, and any required approval processes, including obtaining approval from MOFCOM or its local counterparts may delay or inhibit our ability to complete such transactions. It is clear that our business would not be deemed to be in an industry that raises “national defense and security” or “national security” concerns. MOFCOM or other government agencies, however, may publish explanations in the future determining that our business is in an industry subject to the security review, in which case our future acquisitions in the PRC, including those by way of entering into contractual control arrangements with target entities, may be closely scrutinized or prohibited. Our ability to expand our business or maintain or expand our market share through future acquisitions would as such be materially and adversely affected.

Risks Relating to this Offering and the Trading Market

There has been no public market for our Class A Ordinary Shares prior to this offering, and you may not be able to resell our Class A Ordinary Shares at or above the price you pay for them, or at all.

Prior to this offering, there has not been a public market for our Class A Ordinary Shares. We have applied for the listing of our Class A Ordinary Shares on the Nasdaq Global Market. An active public market for our Class A Ordinary Shares, however, may not develop or be sustained after the offering, in which case the market price and liquidity of our Class A Ordinary Shares will be materially and adversely affected.

The initial public offering price for our Class A Ordinary Shares may not be indicative of prices that will prevail in the trading market and such market prices may be volatile.

The initial public offering price for our Class A Ordinary Shares will be determined by negotiations between us and the underwriters, and may not bear a direct relationship to our earnings, book value, or any other indicia of value. We cannot assure you that the market price of our Class A Ordinary Shares will not decline significantly below the initial public offering price. The financial markets in the United States and other countries have experienced significant price and volume fluctuations in the last few years. Volatility in the price of our Class A Ordinary Shares may be caused by factors outside of our control and may be unrelated or disproportionate to changes in our results of operations.

You will experience immediate and substantial dilution in the net tangible book value of Class A Ordinary Shares purchased.

The initial public offering price of our Class A Ordinary Shares is substantially higher than the (pro forma) net tangible book value per share of our Class A Ordinary Shares. Consequently, when you purchase our Class A Ordinary Shares in the offering, upon completion of the offering you will incur immediate dilution of $3.25 per share if the underwriters do not exercise the over-allotment option and $3.14 if the underwriters exercise the over-allotment option in full, assuming an initial public offering price of $5.00. See “Dilution.” In addition, you may experience further dilution to the extent that additional Class A Ordinary Shares are issued upon conversion of Class B Ordinary Shares or exercise of outstanding options we may grant from time to time.

If we fail to implement and maintain an effective system of internal controls or fail to remediate the material weaknesses in our internal control over financial reporting that have been identified, we may fail to meet our reporting obligations or be unable to accurately report our results of operations or prevent fraud, and investor confidence and the market price of our Class A Ordinary Shares may be materially and adversely affected.

Prior to this offering, we have been a private company with limited accounting personnel and other resources with which to address our internal controls and procedures. Our independent registered public accounting firm has not conducted an audit of our internal control over financial reporting. However, in preparing our consolidated financial statements as of and for the fiscal years ended June 30, 2019 and 2020, we and our independent registered public accounting firm have identified material weaknesses in our internal control over financial reporting, as defined in the standards established by the PCAOB, and other control deficiencies. The material weaknesses identified included (i) a lack of accounting staff and resources with appropriate knowledge of U.S. GAAP and SEC reporting and compliance requirements; and (ii) a lack of independent directors and an audit committee. Following the identification of the material weaknesses and control deficiencies, we plan to continue to take remedial measures including (i) hiring more qualified accounting personnel with relevant U.S. GAAP and SEC reporting experience and qualifications to strengthen the financial reporting function and to set up a financial and system control framework; (ii) implementing regular and continuous U.S. GAAP accounting and financial reporting training programs for our accounting and financial reporting personnel; (iii) setting up an internal audit function as well as engaging an external consulting firm to assist us with assessment of Sarbanes-Oxley compliance requirements and improvement of overall internal control; and (iv) appointing independent directors, establishing an audit committee, and strengthening corporate governance. However, the implementation of these measures may not fully address the material weaknesses in our internal control over financial reporting. Our failure to correct the material weaknesses or our failure to discover and address any other material weaknesses or control deficiencies could result in inaccuracies in our financial statements and could also impair our ability to comply with applicable financial reporting requirements and related regulatory filings on a timely basis. As a result, our business, financial condition, results of operations and prospects, as well as the trading price of our Class A Ordinary Shares, may be materially and adversely affected. Moreover, ineffective internal control over financial reporting significantly hinders our ability to prevent fraud.

Upon completion of this offering, we will become a public company in the United States subject to the Sarbanes-Oxley Act of 2002. Section 404 of the Sarbanes-Oxley Act of 2002 will require that we include a report of management on our internal control over financial reporting in our annual report on Form 20-F beginning with our annual report for the fiscal year ending June 30, 2022. In addition, once we cease to be an “emerging growth company,” as such term is defined in the JOBS Act, our independent registered public accounting firm must attest to and report on the effectiveness of our internal control over financial reporting. Our management may conclude that our internal control over financial reporting is not effective. Moreover, even if our management concludes that our internal control over financial reporting is effective, our independent registered public accounting firm, after conducting its own independent testing, may issue a report that is qualified if it is not satisfied with our internal controls or the level at which our controls are documented, designed, operated, or reviewed, or if it interprets the relevant requirements differently from us. In addition, after we become a public company, our reporting obligations may place a significant strain on our management, operational, and financial resources and systems for the foreseeable future. We may be unable to complete our evaluation testing and any required remediation in a timely manner.

We will incur substantial increased costs as a result of being a public company.

Upon consummation of this offering, we will incur significant legal, accounting, and other expenses as a public company that we did not incur as a private company. The Sarbanes-Oxley Act of 2002, as well as rules subsequently implemented by the SEC and Nasdaq, impose various requirements on the corporate governance practices of public companies.

Compliance with these rules and regulations increases our legal and financial compliance costs and makes some corporate activities more time-consuming and costlier. We will incur additional costs in obtaining director and officer liability insurance. In addition, we incur additional costs associated with our public company reporting requirements. It may also be more difficult for us to find qualified persons to serve on our board of directors or as executive officers.

We are an “emerging growth company,” as defined in the JOBS Act and will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of this offering, (b) in which we have total annual gross revenue of at least $1.07 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our Class A Ordinary Shares that is held by non-affiliates exceeds $700 million as of the prior December 31, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period. An emerging growth company may take advantage of specified reduced reporting and other requirements that are otherwise applicable generally to public companies. These provisions include exemption from the auditor attestation requirement under Section 404 in the assessment of the emerging growth company’s internal control over financial reporting and permission to delay adopting new or revised accounting standards until such time as those standards apply to private companies.

After we are no longer an “emerging growth company,” or until five years following the completion of our initial public offering, whichever is earlier, we expect to incur significant additional expenses and devote substantial management effort toward ensuring compliance with the requirements of Section 404 and the other rules and regulations of the SEC. For example, as a public company, we have been required to increase the number of independent directors and adopt policies regarding internal controls and disclosure controls and procedures.

We are currently evaluating and monitoring developments with respect to these rules and regulations, and we cannot predict or estimate with any degree of certainty the amount of additional costs we may incur or the timing of such costs.

The dual class structure of our ordinary shares has the effect of concentrating voting control with our chief executive officer and chairman, and his interests may not be aligned with the interests of our other shareholders.

We have a dual-class voting structure consisting of Class A Ordinary Shares and Class B Ordinary Shares. Under this structure, holders of Class A Ordinary Shares are entitled to one vote per one Class A Ordinary Share, and holders of Class B Ordinary Shares are entitled to seven votes per one Class B Ordinary Share, which may cause the holders of Class B Ordinary Shares to have an unbalanced, higher concentration of voting power. Immediately prior to completion of this offering, Mr. Zhuoqin Huang, the sole shareholder of Class B Ordinary Shares, beneficially owns 5,763,077, or 100%, of our issued Class B Ordinary Shares, representing approximately 76.95% of the voting rights in our Company. After this offering, Mr. Huang will indirectly hold 5,763,077 Class B Ordinary Shares, representing approximately 69.04% of the voting rights in our Company, assuming no exercise of the over-allotment option by the underwriters, or approximately 68.00% assuming full exercise of the over-allotment option by the underwriters. As a result, until such time as his collective voting power is below 50%, Mr. Huang as the controlling shareholder has substantial influence over our business, including decisions regarding mergers, consolidations and the sale of all or substantially all of our assets, election of directors, and other significant corporate actions. He may take actions that are not in the best interests of us or our other shareholders. These corporate actions may be taken even if they are opposed by our other shareholders. Further, such concentration of voting power may discourage, prevent, or delay the consummation of change of control transactions that shareholders may consider favorable, including transactions in which shareholders might otherwise receive a premium for their shares. Future issuances of Class B Ordinary Shares may also be dilutive to the holders of Class A Ordinary Shares. As a result, the market price of our Class A Ordinary Shares could be adversely affected.

The dual-class structure of our ordinary shares may adversely affect the trading market for our Class A Ordinary Shares.

Several shareholder advisory firms have announced their opposition to the use of multiple class structures. As a result, the dual class structure of our ordinary shares may cause shareholder advisory firms to publish negative commentary about our corporate governance practices or otherwise seek to cause us to change our capital structure. Any actions or publications by shareholder advisory firms critical of our corporate governance practices or capital structure could also adversely affect the value of our Class A Ordinary Shares.

We will be a “controlled company” within the meaning of the Nasdaq listing rules, and may follow certain exemptions from certain corporate governance requirements that could adversely affect our public shareholders.

Following this offering, our largest shareholder will continue to own more than a majority of the voting power of our outstanding ordinary shares. Under the Nasdaq listing rules, a company of which more than 50% of the voting power is held by an individual, group, or another company is a “controlled company” and is permitted to phase in its compliance with the independent committee requirements. Although we do not intend to rely on the “controlled company” exemptions under the Nasdaq listing rules even if we are deemed a “controlled company,” we could elect to rely on these exemptions in the future. If we were to elect to rely on the “controlled company” exemptions, a majority of the members of our board of directors might not be independent directors and our nominating and corporate governance and compensation committees might not consist entirely of independent directors. Accordingly, if we rely on the exemptions, during the period we remain a controlled company and during any transition period following a time when we are no longer a controlled company, you would not have the same protections afforded to shareholders of companies that are subject to all of the corporate governance requirements of Nasdaq.

Substantial future sales of our Class A Ordinary Shares or the anticipation of future sales of our Class A Ordinary Shares in the public market could cause the price of our Class A Ordinary Shares to decline.

Sales of substantial amounts of our Class A Ordinary Shares in the public market after this offering, or the perception that these sales could occur, could cause the market price of our Class A Ordinary Shares to decline. An aggregate of 12,086,923 Class A Ordinary Shares are outstanding before the consummation of this offering and 18,086,923 Class A Ordinary Shares will be outstanding immediately after the consummation of this offering if the underwriters’ over-allotment option is not exercised, and 18,986,923 Class A Ordinary Shares will be outstanding immediately after the consummation of this offering if the underwriters’ over-allotment option is fully exercised. Sales of these shares into the market could cause the market price of our Class A Ordinary Shares to decline.

We do not intend to pay dividends for the foreseeable future.

We currently intend to retain any future earnings to finance the operation and expansion of our business, and we do not expect to declare or pay any dividends in the foreseeable future. As a result, you may only receive a return on your investment in our Class A Ordinary Shares if the market price of our Class A Ordinary Shares increases.

If securities or industry analysts do not publish research or reports about our business, or if the publish a negative report regarding our Class A Ordinary Shares, the price of our Class A Ordinary Shares and trading volume could decline.

Any trading market for our Class A Ordinary Shares may depend in part on the research and reports that industry or securities analysts publish about us or our business. We do not have any control over these analysts. If one or more of the analysts who cover us downgrade us, the price of our Class A Ordinary Shares would likely decline. If one or more of these analysts cease coverage of our company or fail to regularly publish reports on us, we could lose visibility in the financial markets, which could cause the price of our Class A Ordinary Shares and the trading volume to decline.

The market price of our Class A Ordinary Shares may be volatile or may decline regardless of our operating performance, and you may not be able to resell your shares at or above the initial public offering price.

The initial public offering price for our Class A Ordinary Shares will be determined through negotiations between the underwriters and us and may vary from the market price of our Class A Ordinary Shares following our initial public offering. If you purchase our Class A Ordinary Shares in our initial public offering, you may not be able to resell those shares at or above the initial public offering price. We cannot assure you that the initial public offering price of our Class A Ordinary Shares, or the market price following our initial public offering, will equal or exceed prices in privately negotiated transactions of our shares that have occurred from time to time prior to our initial public offering. The market price of our Class A Ordinary Shares may fluctuate significantly in response to numerous factors, many of which are beyond our control, including:

●	actual or anticipated fluctuations in our revenue and other operating results;

●	the financial projections we may provide to the public, any changes in these projections or our failure to meet these projections;

●	actions of securities analysts who initiate or maintain coverage of us, changes in financial estimates by any securities analysts who follow our company, or our failure to meet these estimates or the expectations of investors;

●	announcements by us or our competitors of significant products or features, technical innovations, acquisitions, strategic partnerships, joint ventures, or capital commitments;

●	price and volume fluctuations in the overall stock market, including as a result of trends in the economy as a whole;

●	lawsuits threatened or filed against us; and

●	other events or factors, including those resulting from war or incidents of terrorism, or responses to these events.

In addition, the stock markets have experienced extreme price and volume fluctuations that have affected and continue to affect the market prices of equity securities of many companies. Stock prices of many companies have fluctuated in a manner unrelated or disproportionate to the operating performance of those companies. In the past, stockholders have filed securities class action litigation following periods of market volatility. If we were to become involved in securities litigation, it could subject us to substantial costs, divert resources and the attention of management from our business, and adversely affect our business.

Our management has broad discretion to determine how to use the funds raised in the offering and may use them in ways that may not enhance our results of operations or the price of our Class A Ordinary Shares.

We anticipate that we will use the net proceeds from this offering to develop and operate online content, develop a street dance training business, create derivative works of our hip-hop intellectual properties, and develop our hip-hop events, and for working capital and other general corporate purposes. Our management will have significant discretion as to the use of the net proceeds to us from this offering and could spend the proceeds in ways that do not improve our results of operations or enhance the market price of our Class A Ordinary Shares.

If we cease to qualify as a foreign private issuer, we would be required to comply fully with the reporting requirements of the Exchange Act applicable to U.S. domestic issuers, and we would incur significant additional legal, accounting and other expenses that we would not incur as a foreign private issuer.

We expect to qualify as a foreign private issuer upon the completion of this offering. As a foreign private issuer, we will be exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements, and our officers, directors and principal shareholders will be exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as United States domestic issuers, and we will not be required to disclose in our periodic reports all of the information that United States domestic issuers are required to disclose. While we currently expect to qualify as a foreign private issuer immediately following the completion of this offering, we may cease to qualify as a foreign private issuer in the future, in which case we would incur significant additional expenses that could have a material adverse effect on our results of operations.

Because we are a foreign private issuer and are exempt from certain Nasdaq corporate governance standards applicable to U.S. issuers, you will have less protection than you would have if we were a domestic issuer.

Nasdaq listing rules require listed companies to have, among other things, a majority of its board members be independent. As a foreign private issuer, however, we are permitted to, and we may follow home country practice in lieu of the above requirements, or we may choose to comply with the above requirement within one year of listing. The corporate governance practice in our home country, the Cayman Islands, does not require a majority of our board to consist of independent directors. Thus, although a director must act in the best interests of the Company, it is possible that fewer board members will be exercising independent judgment and the level of board oversight on the management of our company may decrease as a result. In addition, Nasdaq listing rules also require U.S. domestic issuers to have a compensation committee, a nominating/corporate governance committee composed entirely of independent directors, and an audit committee with a minimum of three members. We, as a foreign private issuer, are not subject to these requirements. Nasdaq listing rules may require shareholder approval for certain corporate matters, such as requiring that shareholders be given the opportunity to vote on all equity compensation plans and material revisions to those plans, certain ordinary share issuances. We intend to comply with the requirements of Nasdaq listing rules in determining whether shareholder approval is required on such matters and to appoint a nominating and corporate governance committee. We may, however, consider following home country practice in lieu of the requirements under Nasdaq listing rules with respect to certain corporate governance standards which may afford less protection to investors.

Although as a Foreign Private Issuer we are exempt from certain corporate governance standards applicable to US issuers, if we cannot satisfy, or continue to satisfy, the initial listing requirements and other rules of the Nasdaq Global Market, our securities may not be listed or may be delisted, which could negatively impact the price of our securities and your ability to sell them.

We will seek to have our securities approved for listing on the Nasdaq Global Market upon consummation of this offering. We cannot assure you that we will be able to meet those initial listing requirements at that time. Even if our securities are listed on the Nasdaq Global Market, we cannot assure you that our securities will continue to be listed on the Nasdaq Global Market.

In addition, following this offering, in order to maintain our listing on the Nasdaq Global Market, we will be required to comply with certain rules of the Nasdaq Global Market, including those regarding minimum stockholders’ equity, minimum share price, minimum market value of publicly held shares, and various additional requirements. Even if we initially meet the listing requirements and other applicable rules of the Nasdaq Global Market, we may not be able to continue to satisfy these requirements and applicable rules. If we are unable to satisfy the Nasdaq Global Market criteria for maintaining our listing, our securities could be subject to delisting.

If the Nasdaq Global Market does not list our securities, or subsequently delists our securities from trading, we could face significant consequences, including:

●	a limited availability for market quotations for our securities;

●	reduced liquidity with respect to our securities;

●	a determination that our Class A Ordinary Share is a “penny stock,” which will require brokers trading in our Class A Ordinary Share to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our Class A Ordinary Share;

●	limited amount of news and analyst coverage; and

●	a decreased ability to issue additional securities or obtain additional financing in the future.

Anti-takeover provisions in our amended and restated memorandum and articles of association may discourage, delay, or prevent a change in control.

Some provisions of our amended and restated memorandum and articles of association, which will become effective on or before the completion of this offering, may discourage, delay or prevent a change in control of our company or management that shareholders may consider favorable, including, among other things, the following:

●	provisions that authorize our board of directors to issue shares with preferred, deferred or other special rights or restrictions without any further vote or action by our shareholders; and

●	provisions that restrict the ability of our shareholders to call meetings and to propose special matters for consideration at shareholder meetings.

Our board of directors may decline to register transfers of Class A Ordinary Shares in certain circumstances.

Our board of directors may, in its sole discretion, decline to register any transfer of any Class A Ordinary Share which is not fully paid up or on which we have a lien. Our directors may also decline to register any transfer of any share unless (i) the instrument of transfer is lodged with us, accompanied by the certificate for the shares to which it relates and such other evidence as our board of directors may reasonably require to show the right of the transferor to make the transfer; (ii) the instrument of transfer is in respect of only one class of shares; (iii) the instrument of transfer is properly stamped, if required; (iv) in the case of a transfer to joint holders, the number of joint holders to whom the share is to be transferred does not exceed four; (v) the shares transferred are free of any lien in favor of us; or (vi) a fee of such maximum sum as the Nasdaq Global Market may determine to be payable, or such lesser sum as our board of directors may from time to time require, is paid to us in respect thereof.

If our directors refuse to register a transfer they shall, within three months after the date on which the instrument of transfer was lodged, send to each of the transferor and the transferee notice of such refusal. The registration of transfers may, on 14 days’ notice being given by advertisement in such one or more newspapers or by electronic means, be suspended and the register closed at such times and for such periods as our board of directors may from time to time determine, provided, however, that the registration of transfers shall not be suspended nor the register closed for more than 30 days in any year.

This, however, is unlikely to affect market transactions of the Class A Ordinary Shares purchased by investors in the public offering. Once the Class A Ordinary Shares have been listed, the legal title to such Class A Ordinary Shares and the registration details of those Class A Ordinary Shares in the Company’s register of members will remain with DTC/Cede & Co. All market transactions with respect to those Class A Ordinary Shares will then be carried out without the need for any kind of registration by the directors, as the market transactions will all be conducted through the DTC systems.

We are an “emerging growth company” within the meaning of the Securities Act, and if we take advantage of certain exemptions from disclosure requirements available to emerging growth companies, this will make it more difficult to compare our performance with other public companies.

We are an “emerging growth company” within the meaning of the Securities Act, as modified by the JOBS Act. Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. We have elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This will make comparison of our financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Because we are an “emerging growth company,” we may not be subject to requirements that other public companies are subject to, which could affect investor confidence in us and our Class A Ordinary Shares.

For as long as we remain an “emerging growth company,” as defined in the JOBS Act, we will elect to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies,” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of shareholder approval of any golden parachute payments not previously approved. Because of these lessened regulatory requirements, our shareholders would be left without information or rights available to shareholders of more mature companies. If some investors find our Class A Ordinary Shares less attractive as a result, there may be a less active trading market for our Class A Ordinary Shares and our share price may be more volatile. See “Implications of Our Being an ‘Emerging Growth Company.’”

The laws of the Cayman Islands may not provide our shareholders with benefits comparable to those provided to shareholders of corporations incorporated in the United States.

Our corporate affairs are governed by our amended and restated memorandum and articles of association, by the Companies Act (Revised) of the Cayman Islands and by the common law of the Cayman Islands. The rights of shareholders to take action against our directors, actions by minority shareholders and the fiduciary responsibilities of our directors to us under Cayman Islands law are to a large extent governed by the common law of the Cayman Islands. The common law in the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands and from English common law. Decisions of the Privy Council (which is the final Court of Appeal for British overseas territories such as the Cayman Islands) are binding on a court in the Cayman Islands. Decisions of the English courts, and particularly the Supreme Court and the Court of Appeal are generally of persuasive authority but are not binding in the courts of the Cayman Islands. Decisions of courts in other Commonwealth jurisdictions are similarly of persuasive but not binding authority. The rights of our shareholders and the fiduciary responsibilities of our directors under Cayman Islands law are not as clearly established as they would be under statutes or judicial precedents in the United States. In particular, the Cayman Islands has a less developed body of securities laws relative to the United States. Therefore, our public shareholders may have more difficulty protecting their interests in the face of actions by our management, directors or controlling shareholders than would shareholders of a corporation incorporated in a jurisdiction in the United States.

You may be unable to present proposals before annual general meetings or extraordinary general meetings not called by shareholders.

Cayman Islands law provides shareholders with only limited rights to requisition a general meeting, and does not provide shareholders with any right to put any proposal before a general meeting. These rights, however, may be provided in a company’s articles of association. Our articles of association allow our shareholders holding shares representing in aggregate not less than 10% of our voting share capital in issue, to requisition a general meeting of our shareholders, in which case our directors are obliged to call such meeting. Advance notice of at least 21 clear days is required for the convening of our annual general shareholders’ meeting and at least 14 clear days’ notice any other general meeting of our shareholders. A quorum required for a meeting of shareholders consists of at least one shareholder present or by proxy, representing not less than one-third of the total issued shares carrying the right to vote at a general meeting of the Company.

If we are classified as a passive foreign investment company, United States taxpayers who own our Class A Ordinary Shares may have adverse United States federal income tax consequences.

A non-U.S. corporation such as ourselves will be classified as a passive foreign investment company, which is known as a PFIC, for any taxable year if, for such year, either:

●	At least 75% of our gross income for the year is passive income; or

●	The average percentage of our assets (determined at the end of each quarter) during the taxable year which produce passive income or which are held for the production of passive income is at least 50%.

Passive income generally includes dividends, interest, rents and royalties (other than rents or royalties derived from the active conduct of a trade or business), and gains from the disposition of passive assets.

If we are determined to be a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. taxpayer who holds our Class A Ordinary Shares, the U.S. taxpayer may be subject to increased U.S. federal income tax liability and may be subject to additional reporting requirements.

Depending on the amount of cash we raise in this offering, together with any other assets held for the production of passive income, it is possible that, for our 2021 taxable year or for any subsequent year, more than 50% of our assets may be assets which produce passive income, in which case we would be deemed a PFIC, which could have adverse US federal income tax consequences for US taxpayers who are shareholders. We will make this determination following the end of any particular tax year.

Although the law in this regard is unclear, we treat our PRC Affiliated Entities as being owned by us for United States federal income tax purposes, not only because we exercise effective control over the operations of such entities but also because we are entitled to substantially all of their economic benefits, and, as a result, we consolidate their operating results in our consolidated financial statements. For purposes of the PFIC analysis, in general, a non-U.S. corporation is deemed to own its pro rata share of the gross income and assets of any entity in which it is considered to own at least 25% of the equity by value.

For a more detailed discussion of the application of the PFIC rules to us and the consequences to U.S. taxpayers if we were or are determined to be a PFIC, see “Material Income Tax Consideration—United States Federal Income Taxation—Passive Foreign Investment Company.”

Our pre-IPO shareholders will be able to sell their shares after the completion of this offering subject to restrictions under Rule 144 under the Securities Act, which could impact the trading price of our Class A Ordinary Shares.

12,086,923 of our Class A Ordinary Shares are issued and outstanding before this offering. Our pre-IPO shareholders may be able to sell their Class A Ordinary Shares under Rule 144 after the completion of this offering. See “Shares Eligible for Future Sale” below. Because these shareholders have paid a lower price per Class A Ordinary Share than participants in this offering, when they are able to sell their pre-IPO shares under Rule 144, they may be more willing to accept a lower sales price than the IPO price, which could impact the trading price of our Class A Ordinary Shares following the completion of the offering, to the detriment of participants in this offering. Under Rule 144, before our pre-IPO shareholders can sell their shares, in addition to meeting other requirements, they must meet the required holding period. We do not expect any of the Class A Ordinary Shares to be sold pursuant to Rule 144 during the pendency of this offering.

Our shareholders may be held liable for claims by third parties against us to the extent of distributions received by them upon redemption of their shares.

If we make a liquidating distribution, any distributions received by shareholders could be viewed as an unlawful payment if it was proved that immediately following the date on which the distribution was made, we were unable to pay our debts as they fall due in the ordinary course of business. As a result, a liquidator could seek to recover some or all amounts received by our shareholders. Furthermore, our directors may be viewed as having breached their fiduciary duties to us or our creditors and/or may have acted in bad faith, thereby exposing themselves and our company to claims, by paying public shareholders from the trust account prior to addressing the claims of creditors. We cannot assure you that claims will not be brought against us for these reasons. We and our directors and officers who knowingly and willfully authorized or permitted any distribution to be paid out of our share premium account while we were unable to pay our debts as they fall due in the ordinary course of business would be guilty of an offence and may be liable to a fine of $18,292.68 and to imprisonment for five years in the Cayman Islands.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that reflect our current expectations and views of future events, all of which are subject to risks and uncertainties. Forward-looking statements give our current expectations or forecasts of future events. You can identify these statements by the fact that they do not relate strictly to historical or current facts. You can find many (but not all) of these statements by the use of words such as “approximates,” “believes,” “hopes,” “expects,” “anticipates,” “estimates,” “projects,” “intends,” “plans,” “will,” “would,” “should,” “could,” “may” or other similar expressions in this prospectus. These statements are likely to address our growth strategy, financial results and product and development programs. You must carefully consider any such statements and should understand that many factors could cause actual results to differ from our forward-looking statements. These factors may include inaccurate assumptions and a broad variety of other risks and uncertainties, including some that are known and some that are not. No forward-looking statement can be guaranteed and actual future results may vary materially. Factors that could cause actual results to differ from those discussed in the forward-looking statements include, but are not limited to:

●	assumptions about our future financial and operating results, including revenue, income, expenditures, cash balances, and other financial items;

●	our ability to execute our growth, and expansion, including our ability to meet our goals;

●	current and future economic and political conditions;

●	our capital requirements and our ability to raise any additional financing which we may require;

●	our ability to attract clients and further enhance our brand recognition;

●	our ability to hire and retain qualified management personnel and key employees in order to enable us to develop our business;

●	the COVID-19 outbreak;

●	trends and competition in the hip-hop industry; and

●	other assumptions described in this prospectus underlying or relating to any forward-looking statements.

We describe certain material risks, uncertainties and assumptions that could affect our business, including our financial condition and results of operations, under “Risk Factors.” We base our forward-looking statements on our management’s beliefs and assumptions based on information available to our management at the time the statements are made. We caution you that actual outcomes and results may, and are likely to, differ materially from what is expressed, implied or forecast by our forward-looking statements. Accordingly, you should be careful about relying on any forward-looking statements. Except as required under the federal securities laws, we do not have any intention or obligation to update publicly any forward-looking statements after the distribution of this prospectus, whether as a result of new information, future events, changes in assumptions, or otherwise.

Industry Data and Forecasts

This prospectus contains data related to the hip-hop industry in China. This industry data includes projections that are based on a number of assumptions which have been derived from industry and government sources which we believe to be reasonable. The hip-hop industry may not grow at the rate projected by industry data, or at all. The failure of the industry to grow as anticipated is likely to have a material adverse effect on our business and the market price of our Class A Ordinary Shares. In addition, the rapidly changing nature of the hip-hop industry subjects any projections or estimates relating to the growth prospects or future condition of our industry to significant uncertainties. Furthermore, if any one or more of the assumptions underlying the industry data turns out to be incorrect, actual results may, and are likely to, differ from the projections based on these assumptions.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the Cayman Islands as an exempted company with limited liability. We incorporated under the laws of the Cayman Islands because of certain benefits associated with being a Cayman Islands company, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of foreign exchange control or currency restrictions and the availability of professional and support services. The Cayman Islands, however, has a less developed body of securities laws as compared to the United States and provides significantly less protection for investors than the United States. Additionally, Cayman Islands companies may not have standing to sue in the Federal courts of the United States.

Substantially all of our assets are located in the PRC. In addition, all of our directors and officers are nationals or residents of the PRC and all or a substantial portion of their assets are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon us or these persons, or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

We have appointed Cogency Global Inc. as our agent to receive service of process with respect to any action brought against us in the United States District Court for the Southern District of New York under the federal securities laws of the United States or of any state in the United States or any action brought against us in the Supreme Court of the State of New York in the County of New York under the securities laws of the State of New York.

Ogier, our counsel with respect to the laws of the Cayman Islands, and GFE, our counsel with respect to PRC law, have advised us that there is uncertainty as to whether the courts of the Cayman Islands or the PRC would (i) recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States or (ii) entertain original actions brought in the Cayman Islands or the PRC against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

Ogier has further advised us that there is currently no statutory enforcement or treaty between the United States and the Cayman Islands providing for enforcement of judgments. A judgment obtained in the United States, however, may be recognized and enforced in the courts of the Cayman Islands at common law, without any re-examination on the merits of the underlying dispute, by an action commenced on the foreign judgment debt in the Grand Court of the Cayman Islands, provided such judgment: (i) is given by a foreign court of competent jurisdiction; (ii) is final; (iii) is not in respect of taxes, a fine or a penalty; and (iv) was not obtained in a manner and is not of a kind the enforcement of which is contrary to natural justice or public policy of the Cayman Islands. Furthermore, it is uncertain that Cayman Islands courts would enforce: (1) judgments of U.S. courts obtained in actions against us or other persons that are predicated upon the civil liability provisions of the U.S. federal securities laws; or (2) original actions brought against us or other persons predicated upon the Securities Act. Ogier has informed us that there is uncertainty with regard to Cayman Islands law relating to whether a judgment obtained from the U.S. courts under civil liability provisions of the securities laws will be determined by the courts of the Cayman Islands as penal or punitive in nature.

GFE has further advised us that the recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedure Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedure Law based either on treaties between China and the country where the judgment is made or on reciprocity between jurisdictions. There are no treaties or other forms of reciprocity between China and the United States for the mutual recognition and enforcement of court judgments. GFE has further advised us that under PRC law, PRC courts will not enforce a foreign judgment against us or our officers and directors if the court decides that such judgment violates the basic principles of PRC law or national sovereignty, security or public interest, thus making the recognition and enforcement of a U.S. court judgment in China difficult.

USE OF PROCEEDS

Based upon an assumed initial public offering price of $5.00 per Class A Ordinary Share, which is the midpoint of the estimated initial public offering price range set forth on the cover page of this prospectus, we estimate that we will receive net proceeds from this offering, after deducting the estimated underwriting discounts and the estimated offering expenses payable by us, of approximately $26,224,527 if the underwriters do not exercise their over-allotment option, and $30,364,527 if the underwriters exercise their over-allotment option in full.

We plan to use the net proceeds we receive from this offering for the following purposes:

●	approximately 29% for developing and operating online content;

●	approximately 21% for developing a street dance training business;

●	approximately 21% for creating derivative works of our hip-hop intellectual properties;

●	approximately 14% for developing our hip-hop events; and

●	The balance to fund working capital and for other general corporate purposes.

The foregoing represents our current intentions based upon our present plans and business conditions to use and allocate the net proceeds of this offering. Our management, however, will have significant flexibility and discretion to apply the net proceeds of this offering. If an unforeseen event occurs or business conditions change, we may use the proceeds of this offering differently than as described in this prospectus. To the extent that the net proceeds we receive from this offering are not immediately used for the above purposes, we intend to invest our net proceeds in short-term, interest-bearing bank deposits or debt instruments.

In using the proceeds of this offering, we are permitted under PRC laws and regulations to utilize the proceeds from this offering to fund our PRC subsidiary by making loans to or additional capital contributions, and to fund Xiamen Pop Culture only through loans, subject to applicable government registration and approval requirements. We cannot assure you that we will be able to obtain these government registrations or approvals on a timely basis, if at all. See “Risk Factors—Risks Relating to Doing Business in the PRC—PRC regulation of parent/subsidiary loans and direct investment by offshore holding companies to PRC entities may delay or prevent us from using the proceeds of this offering to make loans or additional capital contributions to our PRC subsidiary and to make loans to Xiamen Pop Culture, which could materially and adversely affect our liquidity and our ability to fund and expand our business.”

DIVIDEND POLICY

We intend to keep any future earnings to finance the expansion of our business, and we do not anticipate that any cash dividends will be paid in the foreseeable future.

Under the Cayman Islands law, a Cayman Islands company may pay a dividend on its shares out of either profit or share premium amount, provided that in no circumstances may a dividend be paid if this would result in the company being unable to pay its debts due in the ordinary course of business.

If we determine to pay dividends on any of our Class A Ordinary Shares or Class B Ordinary Shares in the future, as a holding company, we will be dependent on receipt of funds from our Hong Kong subsidiary, Pop Culture HK.

Current PRC regulations permit our PRC subsidiary to pay dividends to Pop Culture HK only out of its accumulated profits, if any, determined in accordance with Chinese accounting standards and regulations. In addition, each of our Affiliated Entities in China is required to set aside at least 10% of its after-tax profits each year, if any, to fund a statutory reserve until such reserve reaches 50% of its registered capital.

The PRC government also imposes controls on the conversion of RMB into foreign currencies and the remittance of currencies out of the PRC. For instance, the Circular on Promoting the Reform of Foreign Exchange Management and Improving Authenticity and Compliance Review, or “SAFE Circular 3,” issued on January 26, 2017, provides that banks shall, when dealing with dividend remittance transactions from a domestic enterprise to its offshore shareholders of more than $50,000, review the relevant board resolutions, original tax filing form, and audited financial statements of such domestic enterprise based on the principal of genuine transaction. Furthermore, if our Affiliated Entities in the PRC incur debt on their own in the future, the instruments governing the debt may restrict their ability to pay dividends or make other payments. If we or our PRC subsidiary is unable to receive all of the revenue from our operations, we may be unable to pay dividends on our Class A Ordinary Shares or Class B Ordinary Shares.

Cash dividends, if any, on our Class A Ordinary Shares or Class B Ordinary Shares will be paid in U.S. dollars. Pop Culture HK may be considered a non-resident enterprise for tax purposes, so that any dividends Heliheng pays to Pop Culture HK may be regarded as China-sourced income and as a result may be subject to PRC withholding tax at a rate of up to 10%. See “Material Income Tax Consideration—People’s Republic of China Enterprise Taxation.”

In order for us to pay dividends to our shareholders, we will rely on payments made from Xiamen Pop Culture to Heliheng, pursuant to contractual arrangements between them, and the distribution of such payments to Pop Culture HK as dividends from Heliheng. If Xiamen Pop Culture or its subsidiaries incur debt on their own behalves in the future, the instruments governing the debt may restrict its ability to pay dividends or make other distributions to us.

Pursuant to the Arrangement between Mainland China and the Hong Kong Special Administrative Region for the Avoidance of Double Taxation and Tax Evasion on Income, or the Double Tax Avoidance Arrangement, the 10% withholding tax rate may be lowered to 5% if a Hong Kong resident enterprise owns no less than 25% of a PRC project. The 5% withholding tax rate, however, does not automatically apply and certain requirements must be satisfied, including without limitation that (a) the Hong Kong project must be the beneficial owner of the relevant dividends; and (b) the Hong Kong project must directly hold no less than 25% share ownership in the PRC project during the 12 consecutive months preceding its receipt of the dividends. In current practice, a Hong Kong project must obtain a tax resident certificate from the Hong Kong tax authority to apply for the 5% lower PRC withholding tax rate. As the Hong Kong tax authority will issue such a tax resident certificate on a case-by-case basis, we cannot assure you that we will be able to obtain the tax resident certificate from the relevant Hong Kong tax authority and enjoy the preferential withholding tax rate of 5% under the Double Taxation Arrangement with respect to any dividends paid by our PRC subsidiary to its immediate holding company, Pop Culture HK. As of the date of this prospectus, we have not applied for the tax resident certificate from the relevant Hong Kong tax authority. Pop Culture HK intends to apply for the tax resident certificate if and when Heliheng plans to declare and pay dividends to Pop Culture HK. See “Risk Factors—Risks Relating to Doing Business in the PRC—There are significant uncertainties under the EIT Law relating to the withholding tax liabilities of our PRC subsidiary, and dividends payable by our PRC subsidiary to our offshore subsidiaries may not qualify to enjoy certain treaty benefits.”

CAPITALIZATION

The following table sets forth our capitalization as of December 31, 2020:

●	on an actual basis; and

●	on an as adjusted basis to reflect (i) the issuance and sale of the Class A Ordinary Shares by us in this offering at the assumed initial public offering price of $5.00 per Class A Ordinary Share, which is the midpoint of the estimated initial public offering price range set forth on the cover page of this prospectus, after deducting the estimated underwriting discounts, and the estimated offering expenses payable by us, and (ii) the acquisition of non-controlling interests in Xiamen Pop Culture that took place on February 9, 2021.

On February 9, 2021, we issued 1,065,089 Class A Ordinary Shares to several non-controlling shareholders of Xiamen Pop Culture to acquire 6.45% non-controlling interest in Xiamen Pop Culture. There were increases of $1,065, $291,988, $701,853, and $50,649 in Class A Ordinary Shares, additional paid-in capital, retained earnings, and accumulated other comprehensive income, respectively, after giving effect to the acquisition of non-controlling interests.

In addition, we currently have 5,763,077 Class B Ordinary Shares issued and outstanding. Holders of Class A Ordinary Shares and Class B Ordinary Shares have the same rights except for voting and conversion rights. In respect of matters requiring a shareholder vote, each holder of Class A Ordinary Shares will be entitled to one vote per one Class A Ordinary Share and each holder of Class B Ordinary Shares will be entitled to seven votes per one Class B Ordinary Share. The Class A Ordinary Shares are not convertible into shares of any other class. The Class B Ordinary Shares are convertible into Class A Ordinary Shares at any time after issuance at the option of the holder on a one-to-one basis. The Class B Ordinary Shares are not being converted as part of this Offering.

You should read this capitalization table in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated financial statements and the related notes appearing elsewhere in this prospectus.

	December 31, 2020
	Actual	As adjusted (Over-allotment option not exercised)(1)	As adjusted (Over-allotment option exercised in full)(1)
	$	$	$
Shareholders’ Equity:
Class A Ordinary Shares, $0.001 par value, 44,000,000 Class A Ordinary Shares authorized, 11,021,834 Class A Ordinary Shares issued and outstanding; 18,086,923 Class A Ordinary Shares issued and outstanding, as adjusted assuming the over-allotment option is not exercised, and 18,986,923 Class A Ordinary Shares issued and outstanding, as adjusted assuming the over-allotment option is exercised in full	$11,022	$18,087	$18,987
Class B Ordinary Shares, $0.001 par value, 6,000,000 Class B Ordinary Shares authorized, 5,763,077 Class B Ordinary Shares issued and outstanding; 5,763,077 Class B Ordinary Shares issued and outstanding, as adjusted	$5,763	$5,763	$5,763
Subscription receivable	(15,441)	(15,441)	(15,441)
Additional paid-in capital	$5,813,745	$33,026,113	$37,165,213
Retained earnings	$9,674,373	$9,674,373	$9,674,373
Accumulated other comprehensive income	$780,410	$831,059	$831,059
Total Shareholders’ Equity	$16,269,872	$43,539,954	$47,679,954
Total Capitalization	$16,269,872	$43,539,954	$47,679,954

(1)	Including 1,065,089 Class A Ordinary Shares issued on February 9, 2021 to acquire 6.45% non-controlling interests in Xiamen Pop Culture.
(2)	Reflects the sale of Class A Ordinary Shares in this offering at an assumed initial public offering price of $5.00 per share, and after deducting the estimated underwriting discounts, and estimated offering expenses payable by us. The pro forma as adjusted information is illustrative only, and we will adjust this information based on the actual initial public offering price and other terms of this offering determined at pricing. Additional paid-in capital reflects the net proceeds we expect to receive, after deducting the underwriting discounts, and estimated offering expenses payable by us. We estimate that such net proceeds will be approximately $26,224,527 ($30,000,000 offering, less underwriting discounts of $2,100,000, a corporate finance fee of approximately $300,000, and offering expenses of approximately $1,375,473) if the underwriters’ over-allotment option is not exercised, or $30,364,527 ($34,500,000 offering, less underwriting discounts of $2,415,000, a corporate finance fee of approximately $345,000, and offering expenses of approximately $1,375,473) if the underwriters’ over-allotment option is exercised in full. Underwriting discounts to be paid by us are calculated based on the assumption that no investors in this offering are introduced by us.

A $1.00 increase (decrease) in the assumed initial public offering price of $5.00 per Class A Ordinary Share would increase (decrease) each of additional paid-in capital, total shareholders’ equity and total capitalization by $5,520,000 if the underwriters’ over-allotment option is not exercised or $6,348,000 if the underwriters’ over-allotment option is exercised in full, assuming the number of Class A Ordinary Shares offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting the estimated underwriting discounts, and estimated expenses payable by us.

DILUTION

If you invest in our Class A Ordinary Shares, your interest will be diluted for each Class A Ordinary Share you purchase to the extent of the difference between the initial public offering price per Class A Ordinary Share and our net tangible book value per Class A Ordinary Share after this offering. Dilution results from the fact that the initial public offering price per Class A Ordinary Share is substantially in excess of the net tangible book value per Class A Ordinary Share attributable to the existing shareholders for our presently outstanding Class A Ordinary Shares.

Holders of Class A Ordinary Shares and Class B Ordinary Shares have the same rights except for voting and conversion rights. In respect of matters requiring a shareholder vote, each holder of Class A Ordinary Shares will be entitled to one vote per one Class A Ordinary Share and each holder of Class B Ordinary Shares will be entitled to seven votes per one Class B Ordinary Share. The Class A Ordinary Shares are not convertible into shares of any other class. The Class B Ordinary Shares are convertible into Class A Ordinary Shares at any time after issuance at the option of the holder on a one-to-one basis. The Class B Ordinary Shares are not being converted as part of this Offering.

Our net tangible book value as of December 31, 2020, was $14,637,075, or $0.87 per Class A Ordinary Share or Class B Ordinary Share. Net tangible book value represents the amount of our total consolidated tangible assets, less the amount of our total consolidated liabilities. Dilution is determined by subtracting the net tangible book value per Class A Ordinary Share (as adjusted for the offering) from the initial public offering price per Class A Ordinary Share and after deducting the estimated underwriting discounts and the estimated offering expenses payable by us.

On February 9, 2021, we issued 1,065,089 Class A Ordinary Shares to several non-controlling shareholders of Xiamen Pop Culture to acquire 6.45% non-controlling interests in Xiamen Pop Culture. Net tangible book value was $0.82 per Class A Ordinary Share or Class B Ordinary Share after giving effect to the acquisition of non-controlling interests.

After giving effect to our sale of 6,000,000 Class A Ordinary Shares offered in this offering based on an assumed initial public offering price of $5.00 per Class A Ordinary Share after deduction of the estimated underwriting discounts and the estimated offering expenses payable by us, our as adjusted net tangible book value as of December 31, 2020, would have been $41,812,337, or $1.75 per outstanding Class A Ordinary Share. This represents an immediate increase in net tangible book value of $0.93 per Class A Ordinary Share to the existing shareholders, and an immediate dilution in net tangible book value of $3.25 per Class A Ordinary Share to investors purchasing Class A Ordinary Shares in this offering. The as adjusted information discussed above is illustrative only.

The following table illustrates such dilution:

	No Exercise of Over-Allotment Option	Full Exercise of Over-Allotment Option
Assumed Initial public offering price per Class A Ordinary Share	$5.00	$5.00
Net tangible book value per Class A Ordinary Share as of December 31, 2020	$0.87	$0.87
Net tangible book value per Class A Ordinary Share after acquisition of non-controlling interests on February 9, 2021	$0.82	$0.82
Increase in net tangible book value per Class A Ordinary Share attributable to payments by new investors	$0.93	$1.04
Pro forma net tangible book value per Class A Ordinary Share immediately after this offering	$1.75	$1.86
Amount of dilution in net tangible book value per Class A Ordinary Share to new investors in the offering	$3.25	$3.14

The following tables summarize, on a pro forma as adjusted basis as of December 31, 2020, the differences between existing shareholders and the new investors with respect to the number of Class A Ordinary Shares purchased from us, the total consideration paid and the average price per Class A Ordinary Share before deducting the estimated underwriting discounts and the estimated offering expenses payable by us.

	Class A Ordinary Shares purchased		Total consideration		Average price per Ordinary
Over-allotment option not exercised	Number	Percent	Amount	Percent	Share
	($ in thousands)
Existing shareholders	12,086,923	66.83%	$5,139,514	14.63%	$0.43
New investors	6,000,000	33.17%	$30,000,000	85.37%	$5.00
Total	18,086,923	100.00%	$35,139,514	100.00%	$1.94

	Class A Ordinary Shares purchased		Total consideration		Average price per Ordinary
Over-allotment option exercised in full	Number	Percent	Amount	Percent	Share
	($ in thousands)
Existing shareholders	12,086,923	63.66%	$5,139,514	12.97%	$0.43
New investors	6,900,000	36.34%	$34,500,000	87.03%	$5.00
Total	18,986,923	100.00%	$39,639,514	100.00%	$2.09

The pro forma as adjusted information as discussed above is illustrative only. Our net tangible book value following the completion of this offering is subject to adjustment based on the actual initial public offering price of our Class A Ordinary Shares and other terms of this offering determined at the pricing.

CORPORATE HISTORY AND STRUCTURE

Our Corporate History

We began our operations in 2007 through Xiamen Pop Culture, a limited liability company established pursuant to PRC laws. Xiamen Pop Culture formed four wholly owned subsidiaries, Shanghai Pudu Culture Communication Co., Ltd. (“Shanghai Pudu”) on March 30, 2017, Xiamen Pop Network Technology Co., Ltd. (“Pop Network”) on June 6, 2017, Zhongjing Pop (Guangzhou) Culture Media Co., Ltd. (“Zhongjing Pop”) on December 19, 2018, and Shenzhen Pop Culture Co., Ltd. (“Shenzhen Pop”) on January 17, 2020, pursuant to PRC laws. On August 18, 2020, we formed a new subsidiary, Xiamen Pop Sikai Interactive Technology Co., Ltd. (“Pop Sikai”), of which Pop Network owns 51% of the equity interests and an unrelated third party owns 49%.

In connection with this offering, we have undertaken a reorganization of our corporate structure (the “Reorganization”) in the following steps:

●	on January 3, 2020, we incorporated Pop Culture Group under the laws of the Cayman Islands;

●	on January 20, 2020, we incorporated Pop Culture HK in Hong Kong as a wholly owned subsidiary of Pop Culture Group;

●	on March 13, 2020, we incorporated Heliheng pursuant to PRC laws as a WFOE and a wholly owned subsidiary of Pop Culture HK;

●	we engage in radio and television program production and distribution business, which falls in the prohibited category under the Special Administrative Measures. To comply with PRC laws and regulations, on March 30, 2020, Heliheng entered into a series of contractual arrangements with Xiamen Pop Culture and its shareholders, which contractual arrangements were amended and restated on February 19, 2021 and through which Heliheng gained absolute control over the management and received the economic benefits of Xiamen Pop Culture. For more details, see “—Our VIE Arrangements”; and

●	between February 2020 and February 2021, our Company and our shareholders undertook a series of corporate actions, including share issuances in February 2020, re-designation of our ordinary shares into Class A and Class B Ordinary Shares in April 2020, share issuances and transfers in May 2020, and share issuances in February 2021. See “Description of Share Capital—History of Share Issuances.”

Certain share issuances are related to the Reorganization and are presented on a retroactive basis to reflect the Reorganization.

Our Corporate Structure

The following diagram illustrates our corporate structure, including our subsidiaries and our VIE and its subsidiaries, as of the date of this prospectus and upon completion of our IPO based on a proposed number of 6,000,000 Class A Ordinary Shares being offered, assuming no exercise of the underwriters’ over-allotment option.

Notes: All percentages reflect the voting ownership interests instead of the equity interests held by each of our shareholders given that each holder of Class B Ordinary Shares will be entitled to seven votes per one Class B Ordinary Share and each holder of Class A Ordinary Shares will be entitled to one vote per one Class A Ordinary Share.

(1)	Represents 5,763,077 Class B Ordinary Shares indirectly held by Zhuoqin Huang, the 100% owner of Joya Enterprises Limited, as of the date of this prospectus.

(2)	Represents an aggregate of 12,086,923 Class A Ordinary Shares held by 36 shareholders of Pop Culture Group, each one of which holds less than 5% of our voting ownership interests, as of the date of this prospectus.

(3)	As of the date of this prospectus, Xiamen Pop Culture is held by Zhuoqin Huang as to 61.58%, Weiyi Lin as to 10.02%, Rongdi Zhang as to 9.10%, Chunxiao Cui as to 6.11%, Xiayu Cui as to 6.11%, Junlong He as to 4.42%, Yu Huang as to 2.42%, Azhen Lin as to 0.12%, and Wuyang Chen as to 0.12%, respectively, together holding 100% of the shares.

For details of our principal shareholders’ ownership, please refer to the beneficial ownership table in the section captioned “Principal Shareholders.”

Our VIE Arrangements

Neither we nor our subsidiaries own any share in Xiamen Pop Culture. Instead, we control and receive the economic benefits of Xiamen Pop Culture’s business operation through the VIE Arrangements entered into on March 30, 2020, which were amended and restated on February 19, 2021. The VIE Arrangements are designed to provide Heliheng with the power, rights, and obligations equivalent in all material respects to those it would possess as the principal equity holder of Xiamen Pop Culture, including absolute control rights and the rights to the assets, property, and revenue of Xiamen Pop Culture.

As a result of our direct ownership in Heliheng and the VIE Arrangements, we are regarded as the primary beneficiary of our VIE, and we treat our VIE and its subsidiaries as our consolidated entities under U.S. GAAP. We have consolidated the financial results of our VIE and its subsidiaries in our consolidated financial statements in accordance with U.S. GAAP.

Each of the agreements in the VIE Arrangements is described in detail below. For the complete text of these contractual arrangements, please see the copies filed as exhibits to the registration statement of which this prospectus forms a part.

In the opinion of GFE, our PRC counsel:

●	the ownership structures of Heliheng and Xiamen Pop Culture, both currently and immediately after giving effect to this offering, do not and will not contravene any PRC laws or regulations currently in effect; and

●	the VIE Arrangements governed by PRC laws are valid and binding upon each party to such arrangements and enforceable against each party thereto in accordance with their terms and applicable PRC laws and regulations currently in effect.

However, there are substantial uncertainties regarding the interpretation and application of current and future PRC laws, regulations, and rules. Accordingly, the PRC regulatory authorities may in the future take a view that is contrary to or otherwise different from the above opinion of our PRC counsel. It is uncertain whether any new PRC laws or regulations relating to VIE structures will be adopted or if adopted, what they would provide. If the PRC government finds that the agreements that establish the structure for the operation of Xiamen Pop Culture do not comply with PRC government restrictions on foreign investment in our business, we could be subject to severe penalties including being prohibited from continuing operations. See “Risk Factors—Risks Relating to Our Corporate Structure—If the PRC government deems that the contractual arrangements in relation to our VIE do not comply with PRC regulatory restrictions on foreign investment in the relevant industries, or if these regulations or the interpretation of existing regulations change in the future, we could be subject to severe penalties or be forced to relinquish our interests in those operations” and “Risk Factors—Risks Relating to Doing Business in the PRC—Uncertainties in the interpretation and enforcement of PRC laws and regulations could limit the legal protection available to you and us” for more details.

Exclusive Services Agreement

Pursuant to the Exclusive Services Agreement between Xiamen Pop Culture and Heliheng, Heliheng provides Xiamen Pop Culture with technical support, intellectual services, and other management services relating to its day-to-day business operations and management, on an exclusive basis, utilizing its advantages in technology, human resources, and information. For services rendered to Xiamen Pop Culture by Heliheng under the Exclusive Services Agreement, Heliheng is entitled to collect a service fee equal to 100% of the net income of Xiamen Pop Culture, which is Xiamen Pop Culture’s earnings before tax after deducting relevant costs and reasonable expenses.

The Exclusive Services Agreement became effective on March 30, 2020, was amended and restated on February 19, 2021, and will remain effective unless otherwise terminated as required by laws or regulations, or by relevant governmental or regulatory authorities. Nevertheless, the Exclusive Services Agreement shall be terminated after all shares in Xiamen Pop Culture held by the Xiamen Pop Culture Shareholders and/or all the assets of Xiamen Pop Culture have been legally transferred to Heliheng and/or its designee in accordance with the Exclusive Option Agreement.

The Exclusive Services Agreement does not prohibit related party transactions. Upon the establishment of the audit committee at the consummation of this offering, the Company’s audit committee will be required to review and approve in advance any related party transactions, including transactions involving Heliheng or Xiamen Pop Culture.

Share Pledge Agreement

Under the Share Pledge Agreement between Heliheng and the Xiamen Pop Culture Shareholders, together holding 100% of the shares in Xiamen Pop Culture, the Xiamen Pop Culture Shareholders pledged their shares in Xiamen Pop Culture to Heliheng to guarantee the performance of Xiamen Pop Culture’s obligations under the Exclusive Services Agreement. Under the terms of the Share Pledge Agreement, in the event that Xiamen Pop Culture or the Xiamen Pop Culture Shareholders breach their respective contractual obligations under the Exclusive Services Agreement, Heliheng, as pledgee, will be entitled to certain rights, including, but not limited to, the right to collect dividends generated by the pledged shares. The Xiamen Pop Culture Shareholders also agreed that upon occurrence of any event of default, as set forth in the Share Pledge Agreement, Heliheng is entitled to dispose of the pledged shares in accordance with applicable PRC laws. The Xiamen Pop Culture Shareholders further agreed not to dispose of the pledged shares or take any action that would prejudice Heliheng’s interest.

The Share Pledge Agreement is effective until the full payment of the service fees under the Exclusive Services Agreement and upon termination of Xiamen Pop Culture’s obligations under the Exclusive Services Agreement, or upon the transfer of shares under the Exclusive Option Agreement.

The purposes of the Share Pledge Agreement are to (1) guarantee the performance of Xiamen Pop Culture’s obligations under the Exclusive Services Agreement, (2) make sure the Xiamen Pop Culture Shareholders do not transfer or assign the pledged shares, or create or allow any encumbrance that would prejudice Heliheng’s interests without Heliheng’s prior written consent, and (3) provide Heliheng control over Xiamen Pop Culture. In the event Xiamen Pop Culture breaches its contractual obligations under the Exclusive Services Agreement, Heliheng will be entitled to dispose of the pledged shares in accordance with relevant PRC laws.

As of the date of this prospectus, the share pledges under the Share Pledge Agreement have been registered with the competent PRC regulatory authority.

Exclusive Option Agreement

Under the Exclusive Option Agreement, the Xiamen Pop Culture Shareholders, together holding 100% of the shares in Xiamen Pop Culture, irrevocably granted Heliheng (or its designee) an exclusive option to purchase, to the extent permitted under PRC law, once or at multiple times, at any time, part or all of their shares in Xiamen Pop Culture. The option price is RMB10 or the minimum amount to the extent permitted under PRC law, whichever is lower.

Under the Exclusive Option Agreement, Heliheng may at any time under any circumstances, purchase or have its designee purchase, at its discretion, to the extent permitted under PRC law, all or part of the Xiamen Pop Culture Shareholders’ shares in Xiamen Pop Culture. The Exclusive Option Agreement, together with the Share Pledge Agreement, the Exclusive Services Agreement, and the Shareholders’ Powers of Attorney, enable Heliheng to exercise effective control over Xiamen Pop Culture.

The Exclusive Option Agreement remains effective until all the equity of Xiamen Pop Culture is legally transferred under the name of Heliheng and/or other entity or individual designated by it, unless terminated earlier by Heliheng with a 30-day prior notice.

Shareholders’ Powers of Attorney

Under each of the Powers of Attorney, the Xiamen Pop Culture Shareholders authorized Heliheng to act on their behalf as their exclusive agent and attorney with respect to all rights as shareholders, including but not limited to: (a) attending shareholders’ meetings; (b) exercising all the shareholder’s rights, including voting, that shareholders are entitled to under the laws of China and the Articles of Association, including but not limited to the sale or transfer or pledge or disposition of shares in part or in whole; and (c) designating and appointing on behalf of shareholders the legal representative, the executive director, supervisor, the chief executive officer, and other senior management members of Xiamen Pop Culture.

The Powers of Attorney is irrevocable and continuously valid from the date of execution of the Powers of Attorney, so long as the Xiamen Pop Culture Shareholders are shareholders of Xiamen Pop Culture.

Spousal Consents

The spouses of certain of the Xiamen Pop Culture Shareholders agreed, via a spousal consent, to the execution of the “Transaction Documents” including: (a) Exclusive Option Agreement entered into with Heliheng and Xiamen Pop Culture; (b) Share Pledge Agreement entered into with Heliheng; and (c) Powers of Attorney executed by the Xiamen Pop Culture Shareholders, and the disposal of the shares of Xiamen Pop Culture held by the Xiamen Pop Culture Shareholders and registered in their names.

The spouses of certain of the Xiamen Pop Culture Shareholders further undertake not to make any assertions in connection with the shares of Xiamen Pop Culture which are held by the Xiamen Pop Culture Shareholders. The spouses of certain of the Xiamen Pop Culture Shareholders confirm that the Xiamen Pop Culture Shareholders can perform, amend, or terminate the Transaction Documents without their authorization or consent. They undertake to execute all necessary documents and take all necessary actions to ensure appropriate performance of the agreements.

The spouses of certain of the Xiamen Pop Culture Shareholders also undertake that if they obtain any share of Xiamen Pop Culture which are held by the Xiamen Pop Culture Shareholders for any reasons, they shall be bound by the Transaction Documents and comply with the obligations thereunder as shareholders of Xiamen Pop Culture. For this purpose, upon Heliheng’s request, they shall sign a series of written documents in substantially the same format and content as the Transaction Documents and Exclusive Services Agreement (as amended from time to time).

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with our financial statements and the related notes included elsewhere in this prospectus. This discussion contains forward-looking statements reflecting our current expectations that involve risks and uncertainties. See “Disclosure Regarding Forward-Looking Statements” for a discussion of the uncertainties, risks and assumptions associated with these statements. Actual results and the timing of events could differ materially from those discussed in our forward-looking statements as a result of many factors, including those set forth under “Risk Factors” and elsewhere in this prospectus.

BUSINESS OVERVIEW

Through our services, we aim to promote hip-hop culture and its values of love, peace, unity, respect, and fun, and to promote cultural exchange with respect to hip hop between the United States and China. We do this mainly by delivering event experiences with significant hip-hop elements to the younger generation.

With the values of hip-hop culture at our core and the younger generation as our primary target audience, we host entertainment events, operate hip-hop related online programs, and provide event planning and execution services and marketing services to corporate clients. We seek to create value for stakeholders in all parts of the hip-hop ecosystem, from fans to artists, corporate clients, and sponsors.

We own an extensive portfolio of intellectual property rights related to hip-hop events, including a stage play, three dance competitions or events, two cultural and musical festivals, and two promotional parties that feature live hip-hop performances in karaoke bars or amusement parks to promote hip-hop culture, and we cooperate with music companies and artists to host various concerts in China; starting from March 2020, we have been developing and operating hip-hop related online programs. Our concerts and hip-hop events generated an aggregate attendance of 122,000 and 127,930 during the fiscal years ended June 30, 2019 and 2020, respectively, and our online hip-hop programs generated over 100 million views between March 2020 and June 30, 2020. Our concerts and hip-hop events generated an attendance of 120,200 and 124,880 during the six months ended December 31, 2020 and 2019, respectively, and our online hip-hop programs generated over 153 million views during the six months ended December 31, 2020. We generate revenue from our event hosting business by providing sponsorship packages in exchange for sponsorship fees, and by selling tickets for those concerts.

We help corporate clients with the design, logistics, and layout of events, coordinate and supervise the actual event set-up and implementation, and generate revenue through service fees. Our services feature significant hip-hop elements and cover each aspect of corporate and marketing events, including communication, planning, design, production, reception, execution, and analysis. During the fiscal years ended June 30, 2019 and 2020, we served 35 and 16 clients in 43 and 49 events with respect to event planning and execution, respectively. During six months ended December 31, 2019 and 2020, we served 16 and 21 clients in 39 and 42 events with respect to event planning and execution, respectively.

We provide marketing services, including (i) brand promotion services, such as trademark and logo design, visual identity system design, brand positioning, brand personality design, and digital solutions, and (ii) other services, primarily advertisement distribution, to corporate clients for service fees.

We believe that the main reason corporate clients hire us to plan and execute events and provide marketing services geared towards the younger generation is for our deep understanding of the taste and preferences of this generation.

Factors and Trends Affecting Our Results of Operations

Our operating results are subject to general conditions typically affecting the hip-hop industry, including changes in governmental policies and laws, uneven economic development, competition from other companies in the same industry, and increases in operating costs and expenses due to inflation and other factors such as an unusual large-scale epidemic which prevents us from hosting live events and concerts and providing related services. Unfavorable changes in any of these general conditions could negatively affect our events undertaking and otherwise adversely affect our results of operations. See “Risk Factors—Risks Relating to Doing Business in the PRC—Changes in China’s economic, political, or social conditions or government policies could have a material adverse effect on our business and operations,” “Risk Factors—Risks Related to Our Business—The markets in which we operate are highly competitive,” and “Risk Factors—Risks Related to Our Business—We depend on the success of live entertainment events, which are inherently susceptible to risks, and our exposure to such risks is potentially heightened as a result of the nature of entertainment events and the fan experiences we seek to create.”

While our business is influenced by general factors affecting our industry, our operating results are more directly affected by company-specific factors, including the following key factors:

●	Our ability to retain the existing clients and increase new clients;

●	Our ability to maintain and enhance the recognition of our brands; and

●	Our ability to protect and develop our intellectual property.

See “Risk Factors—Risks Related to Our Business—If we are unable to retain the existing clients for our Event Planning and Execution and Marketing businesses, our results of operations will be materially and adversely affected,” “Risk Factors—Risks Related to Our Business—In our Event Hosting business, we primarily generate revenue from sponsorship. If we fail to attract more sponsors to our concerts, hip-hop events, and online hip-hop programs, or if sponsors are less willing to sponsor us, our revenue may be adversely affected,” “Risk Factors—Risks Related to Our Business—Our business depends on the continued success of our brands, and if we fail to maintain and enhance the recognition of our brands, we may face difficulty increasing our network of partners and clients, and our reputation and operating results may be harmed,” and “Risk Factors—Risks Related to Our Business—We could be adversely affected by a failure to protect our intellectual property or the intellectual property of our partners.”

COVID-19 Affecting Our Results of Operations

Due to the COVID-19 pandemic and the related nationwide precautionary and control measures that were adopted in China starting in January 2020, we suspended all of the offline events that we expected to host or plan and execute between February and May 2020 according to restrictions on large in-person gatherings imposed by the governmental authorities. We also suffered a decrease in the marketing business because of the sluggish demand for advertising and marketing activities. As a result, our results of operations for the six months ended June 30, 2020 were adversely affected.

Fortunately, the outbreak has been under relative control in China since May 2020 and the restrictions on public events and gatherings have been gradually lifted, and we resumed our offline event planning and execution and event hosting in June 2020. For the six months ended December 31, 2020, our revenue, cost of revenue, and net income was $13,841,202, $9,958,765, and $2,366,627, respectively, which increased by 39%, 49%, and 4%, compared to the six months ended December 31, 2019, respectively. The growth in revenue was mainly attributable to the resumption and expansion of offline events and the development of our hip-hop related online programs. The COVID-19 outbreak has prompted us to accelerate our online business development since March 2020. As of April 30, 2021, we had created 16 online hip-hop programs, among which two programs generated revenue during the six months ended December 31, 2020. Our online hip-hop programs include street dance tutorial programs, collections of street dance performance videos, and collections of short music videos on trendy shoes and clothes related to hip-hop culture. See “Business—Our Business Model—Event Hosting.” We expect that our online hip-hop programs will generate more online promotion fees and reduce offline costs, thereby resulting in a change of our cost structure and potentially an increased profit margin if we achieve economies of scale.

We experienced more difficulties in collecting accounts receivable during the first half of 2020 due to travel bans and temporary closure of businesses in China due to the COVID-19 outbreak. The depression of overall economic condition of China and operations of our customers led to some customers’ lower degree of liquidity and delay in paying us service fees within the contractual credit terms. However, during the six months ended December 31, 2020, the negative impact of the COVID-19 outbreak on collectability were gradually alleviated along with the relative control of the outbreak in China and the recovery of China’s economy. Our turnover day of accounts receivable was 228 days for the six months ended December 31, 2020, a decrease of 58 days as compared to 286 days for the year ended June 30, 2020. As of April 30, 2021, a total of $11,188,860, or 75.55%, out of the accounts receivable balance of $14,810,146 as of June 30, 2020 had been collected, and a total of $6,721,158, or 34.70%, out of the accounts receivable balance of $19,366,982 as of December 31, 2020 had been collected. We have made additional allowances for those accounts receivable that we believe may not be collectible; for the remaining balance of accounts receivable that are aged over our normal credit terms, we evaluated the credit conditions of the related customers and we believe that we should be able to collect those as scheduled.

In response to the national prevention policy for COVID-19, we have undertaken a series of preventive measures such as disinfection of offices, free mask distribution, and temperature monitoring to ensure the safety of employees returning to work, which only slightly increased our expenditures. We have taken advantage of recent tax relief and lease concessions such as reduced social insurance contributions we were required to make for employees, and lease exemptions, which enhanced our short-term liquidity during the COVID-19 outbreak. From May 2020 through July 2020, we lowered the salaries of our employees to reduce human capital resource expenditures in line with our weak offline business performance. We increased the salaries by the end of July 2020 and the salary cut has not adversely impacted our staff retention so far. For bank loans and other obligations, we have timely settled interest or principal payments. The COVID-19 outbreak did not affect our ability to access our traditional funding sources on the same or reasonably similar terms. We currently expect to obtain cash still principally from our operating activities and potential investors. For any shortfall of cash flow, we may seek more financial support such as bank loans and shareholders’ contribution.

We are closely monitoring the development of the COVID-19 outbreak, and will perform further assessment and take relevant measures to minimize any potential impact on our business. However, the extent to which COVID-19 impacts our results of operations during 2021 depends on the future developments of the outbreak, which remains highly uncertain and unpredictable.

RESULTS OF OPERATIONS

Comparison of Results of Operations for the Six Months Ended December 31, 2019 and 2020

	For the Six Months Ended December 31,		Change
	2019	2020	Amount	%
	(Unaudited)
REVENUE:
Event hosting	$4,408,784	$6,932,911	$2,524,127	57%
Event planning and execution	4,252,305	6,177,834	1,925,529	45%
Brand promotion	1,184,908	542,179	(642,729)	(54)%
Other services	107,358	188,278	80,920	75%
Total revenue	9,953,355	13,841,202	3,887,847	39%
Cost of revenue	6,688,647	9,958,765	3,270,118	49%
GROSS PROFIT	3,264,708	3,882,437	617,729	19%
Selling and marketing expenses	71,075	104,961	33,886	48%
General and administrative expenses	315,326	675,325	359,999	114%
Total operating expenses	386,401	780,286	393,885	102%
INCOME FROM OPERATIONS	2,878,307	3,102,151	223,844	8%
OTHER (EXPENSES) INCOME
Interest expense	(62,700)	(99,126)	(36,426)	58%
Other income, net	48,766	49,704	938	2%
Total other expenses, net	(13,934)	(49,422)	(35,488)	255%
INCOME BEFORE INCOME TAX PROVISION	2,864,373	3,052,729	188,356	7%
Provision of income taxes	583,751	686,102	102,351	18%
NET INCOME	2,280,622	2,366,627	86,005	4%

Revenue

Our revenue for the six months ended December 31, 2019 and 2020 were derived from the following sources:

	For the Six Months Ended December 31,				Change
	2019	%	2020	%	Amount	%
	(Unaudited)
Event Hosting	$4,408,784	44%	$6,932,911	50%	$2,524,127	57%
Event Planning and Execution	4,252,305	43%	6,177,834	45%	1,925,529	45%
Brand Promotion	1,184,908	12%	542,179	4%	(642,729)	(54)%
Other services	107,358	1%	188,278	1%	80,920	75%
Total revenue	$9,953,355	100%	$13,841,202	100%	$3,887,847	39%

Our revenue increased by $3,887,847, or 39%, from $9,953,355 for the six months ended December 31, 2019 to $13,841,202 for the six months ended December 31, 2020.

Event hosting revenue for the six months ended December 31, 2020 was $6,932,911, an increase of 57% from $4,408,784 for the six months ended December 31, 2019, primarily due to the increased number of our dance competitions and increased average sponsorship fee, and additional revenue from our new online hip-hop business including street dance tutorial programs, collections of street dance performances videos, and collections of short music videos on trendy shoes and clothes related to hip-hop culture, which attracted more sponsors to promote their brands as strategic cooperation partners implanted in the online hip-hop videos. During the six months ended December 31, 2020, we hosted 23 dance competition events, and 23 music festivals and promotional parties, with an average event sponsorship fee of $175,851 and $78,762, respectively. Our online hip-hop programs generated an average sponsorship fee of $538,407 per program. We attracted an aggregate of 120,200 hip-hop event participants and more than 153 million online hip-hop program views during the six months ended December 31, 2020. During the six months ended December 31, 2019, we hosted 12 dance competition events, one culture festival, 19 music festivals and promotional parties, with 124,880 total hip-hop event participants and an average event sponsorship fee of $63,451, $312,563, and $175,516, respectively.

Event planning and execution revenue for the six months ended December 31, 2020 was $6,177,834, an increase of 45% from $4,252,305 for the six months ended December 31, 2019, primarily attributable to the increased size of events we undertook. During the six months year ended December 31, 2020, we executed 42 events for 21 clients with an average planning and execution service fee of $147,091 per event, compared with 39 events executed for 16 clients with an average planning and execution service fee of $109,033 per event during the six months ended December 31, 2019.

Brand promotion revenue for the six months ended December 31, 2020 was $542,179, a decrease of 54% from $1,184,908 for the six months ended December 31, 2019 due to the sluggish demand for advertising or marketing activities as a result of the COVID-19 outbreak.

The average service prices by category of event hosting and event planning and execution for the six months ended December 31, 2020 and 2019 were as follows:

For the six months ended December 31, 2020
		Average price
Type		Number of events	Sponsorship fee	Planning and execution service fees
Event Hosting	Dance competition	23	$175,851	-
	Music festival and promotional party	23	$78,762	-
	Online hip-hop program	2	$538,407

	Event Planning and Execution	42	-	$147,091

For the six months ended December 31, 2019
		Average price
Type		Number of events	Sponsorship fee	Planning and execution service fees
Event Hosting	Dance competition	12	$63,451	-
	Culture festival	1	$312,563	-
	Music festival and promotional party	19	$175,516	-

	Event Planning and Execution	39	-	$109,033

Cost of revenue

Our cost of revenue for the six months ended December 31, 2019 and 2020 was derived from the following sources:

	For the Six Months Ended December 31,				Change
	2019	%	2020	%	Amount	%
	(Unaudited)
Event Hosting	$2,790,610	42%	$4,718,706	46%	$1,928,096	69%
Event Planning and Execution	3,511,243	52%	4,972,303	50%	1,461,060	42%
Brand Promotion	349,567	5%	250,713	3%	(98,854)	(28)%
Other services	37,227	1%	17,043	1%	(20,184)	(54)%
Total Cost of revenue	$6,688,647	100%	$9,958,765	100%	$3,270,118	49%

Cost of revenue for the six months ended December 31, 2020 was $ 9,958,765, an increase of $3,270,118, or 49%, from $6,688,647 for the six months ended December 31, 2019. The increase was proportionally in line with the increase of revenue.

Cost of event hosting increased by 69% from $2,790,610 for the six months ended December 31, 2019 to $4,718,706 for the six months ended December 31, 2020, primarily due to more events hosted compared to the six months ended December 31, 2019. Cost of event hosting mainly included staff costs, venue rental fees, stage construction costs, actor performance compensations, online program production costs, and other miscellaneous expenses.

Cost of event planning and execution increased by 42% from $3,511,243 for the six months ended December 31, 2019 to $4,972,303 for the six months ended December 31, 2020, proportionately with the increase of revenue due to the increased number of clients and more events executed. Cost of event planning and execution mainly included third party event service provider fees, supply materials expenses, venue rental fees, and actor performance expenses.

Cost of brand promotion decreased by 28% from $349,567 for the six months ended December 31, 2019 to $250,713 for the six months ended December 31, 2020, primarily due to the decrease in brand promotion projects.

Gross profit and gross margin

Our gross profits for the six months ended December 31, 2019 and 2020, are shown in the following table:

	For the six months ended December 31,						Change
	2019			2020			Amount	%
	Amount	%	GP%	Amount	%	GP %
	(Unaudited)
Event Hosting	$1,618,174	50%	37%	$2,214,205	57%	32%	$596,031	37%
Event Planning and Execution	741,062	22%	17%	1,205,531	31%	20%	464,469	63%
Brand Promotion	835,341	26%	70%	291,466	8%	54%	(543,875)	(65)%
Other services	70,131	2%	65%	171,235	4%	91%	101,104	144%
Total gross profit	$3,264,708	100%	33%	$3,882,437	100%	28%	$617,729	19%

As a result of the foregoing, we had gross profit of $3,264,708 and $ 3,882,437 with gross margins of 33% and 28% for the six months ended December 31, 2019 and 2020, respectively. The increased gross profit was attributable to enlargement of event hosting business and event planning and execution business. The overall gross profit rate decreased by 5%, which was primary due to the decrease in brand promotion projects which have generally higher margin as a result of sluggish demand for advertising and marketing demand. We concentrated more resources in event hosting business to build our brand of hip-hop events in the Chinese market and our reputation in quality and service.

Operating expenses

The following table sets forth the breakdown of our operating expenses for the six months ended December 31, 2019 and 2020:

	For the Six Months Ended December 31,				Change
	2019	%	2020	%	Amount	%
	(Unaudited)
Selling and marketing expenses	$71,075	18%	$104,961	13%	$33,886	48%
General and administrative expenses	315,326	82%	675,325	87%	359,999	114%
Total expenses	$386,401	100%	$780,286	100%	$393,885	102%

Selling and marketing expenses

Selling and marketing expenses increased by 48% from $71,075 for the six months ended December 31, 2019 to $104,961 for the six months ended December 31, 2020, primarily as a result of increased advertising expenses in the amount of $37,297 to promote business online.

General and administrative expenses

General and administrative expenses increased by 114% from $315,326 for the six months ended December 31, 2019 to $675,325 for the six months ended December 31, 2020, primarily as a result of increased bad debt expenses and professional service fees related to the planned initial public offering.

Income tax expenses

Income tax expenses amounted to $583,751 and $686,102 for the six months ended December 31, 2019 and 2020, respectively. The increase resulted from the increased taxable income for the six months ended December 31, 2020. We were also able to obtain favorable income tax rate for some of our PRC Affiliated Entities that have been recognized as small-scale and low-profit enterprises.

Net income

As a result of the foregoing, our net income for the six months ended December 31, 2019 and 2020, was $2,280,622 and $2,366,627, respectively.

Comparison of Results of Operations for the fiscal years ended June 30, 2019 and 2020

	For the Fiscal Years Ended June 30,		Change
	2019	2020	Amount	%
REVENUE:
Event hosting	$6,532,438	$7,630,377	$1,097,939	17%
Event planning and execution	9,952,530	5,493,851	(4,458,679)	(45)%
Brand promotion	2,432,720	2,241,869	(190,851)	(8)%
Other services	114,078	321,983	207,905	182%
Total revenue	19,031,766	15,688,080	(3,343,686)	(18)%
Cost of revenue	13,158,537	11,158,847	(1,999,690)	(15)%
GROSS PROFIT	5,873,229	4,529,233	(1,343,996)	(23)%
Selling and marketing expenses	133,332	110,132	(23,200)	(17)%
General and administrative expenses	492,733	1,256,954	764,221	155%
Total operating expenses	626,065	1,367,086	741,021	118%
INCOME FROM OPERATIONS	5,247,164	3,162,147	(2,085,017)	(40)%
OTHER (EXPENSES) INCOME
Interest expense	(123,833)	(125,560)	(1,727)	1%
Other (expense) income, net	(2,591)	46,235	48,826	(1,884)%
Total other expenses, net	(126,424)	(79,325)	47,099	(37)%
INCOME BEFORE INCOME TAX PROVISION	5,120,740	3,082,822	(2,037,918)	(40)%
Provision of income taxes	1,288,982	457,005	(831,977)	(65)%
NET INCOME	3,831,758	2,625,817	(1,205,941)	(31)%

Revenue

Our revenue for the fiscal years ended June 30, 2019 and 2020 were derived from the following sources:

	For the Fiscal Years Ended June 30,				Change
	2019	%	2020	%	Amount	%
Event Hosting	$6,532,438	34%	$7,630,377	49%	$1,097,939	17%
Event Planning and Execution	9,952,530	52%	5,493,851	35%	(4,458,679)	(45)%
Brand Promotion	2,432,720	13%	2,241,869	14%	(190,851)	(8)%
Other services	114,078	1%	321,983	2%	207,905	182%
Total revenue	$19,031,766	100%	$15,688,080	100%	$(3,343,686)	(18)%

Our revenue decreased by $3,343,686, or 18%, from $19,031,766 for the fiscal year ended June 30, 2019 to $15,688,080 for the fiscal year ended June 30, 2020.

Event hosting revenue for the fiscal year ended June 30, 2020 was $7,630,377, an increase of 17% from $6,532,438 for the fiscal year ended June 30, 2019, primarily due to our new online hip-hop business including street dance tutorial programs, collections of street dance performances videos, and collections of short music videos on trendy shoes and clothes related to hip-hop culture, attracting more sponsors to promote their brands as strategic cooperation partners implanted in the online hip-hop videos. During the fiscal year ended June 30, 2020, we hosted 29 dance competition events, and 19 music festivals and promotional parties, with an average event sponsorship fee of $153,140 and $114,901, respectively. We also generated revenue from two online hip-hop programs, with an average sponsorship fee of $503,098 per program. We attracted an aggregate of 127,930 hip-hop event participants and more than four million online hip-hop program views during the fiscal year ended June 30, 2020. During the fiscal year ended June 30, 2019, we hosted 30 dance competition events, six concerts, and two music festivals and promotional parties with an average sponsorship fee of $143,085, $179,718, and $109,547, respectively, and we had average ticket sales of $157,079 per concert. We attracted an aggregate of 102,000 hip-hop event participants and 20,000 total concert audience during the fiscal year ended June 30, 2019.

Event planning and execution revenue for the fiscal year ended June 30, 2020 was $5,493,851, a decrease of 45% from $9,952,530 for the fiscal year ended June 30, 2019, primarily due to the impact of COVID-19 during the first half of 2020. During the fiscal year ended June 30, 2020, we executed 49 events for 16 clients with an average planning and execution service fee of $112,119 per event, compared with 43 events executed for 35 clients with an average planning and execution service fee of $231,454 per event during the fiscal year ended June 30, 2019.

Brand promotion revenue for the fiscal year ended June 30, 2020 was $2,241,869, a decrease of 8% from $2,432,720 for the fiscal year ended June 30, 2019 due to the sluggish demand for advertising or marketing activities during the first half of 2020 as a result of the COVID-19 outbreak.

The average service prices by category of event hosting and event planning and execution for the years ended June 30, 2019 and 2020 were as follows:

For the year ended June 30, 2019
			Average price
Type		Number of events	Sponsorship fee	Event ticket sales	Planning and execution service fees
Event Hosting	Dance competition	30	$143,085	-	-
	Concert	6	$179,718	$157,079	-
	Music festival and promotional party	2	$109,547

	Event Planning and Execution	43		-	$231,454

For the year ended June 30, 2020
		Average price
Type		Number of events	Sponsorship fee	Planning and execution service fees
Event Hosting	Dance competition	29	$153,140	-
	Music festival and promotional party	19	$114,901	-
	Online hip-hop program	2	$503,098	-

	Event Planning and Execution	49	-	$112,119

Cost of revenue

Our cost of revenue for the fiscal years ended June 30, 2019 and 2020 was derived from the following sources:

	For the Fiscal Years Ended June 30,				Change
	2019	%	2020	%	Amount	%
Event Hosting	$4,216,097	32%	$5,328,313	48%	$1,112,216	26%
Event Planning and Execution	7,646,097	58%	4,578,734	41%	(3,067,363)	(40)%
Brand Promotion	1,219,977	9%	1,065,000	9%	(154,977)	(13)%
Other services	76,366	1%	186,800	2%	110,434	145%
Total Cost of revenue	$13,158,537	100%	$11,158,847	100%	$(1,999,690)	(15)%

Cost of revenue for the fiscal year ended June 30, 2020 was $11,158,847, a decrease of $1,999,690, or 15%, from $13,158,537 for the fiscal year ended June 30, 2019. The decrease was proportionally in line with the decrease of revenue.

Cost of event hosting increased by 26% from $4,216,097 for the fiscal year ended June 30, 2019 to $5,328,313 for the fiscal year ended June 30, 2020, primarily because we hosted more events compared to the previous year and started to operate online hip-hop programs. Cost of event hosting mainly included staff costs, venue rental fees, stage construction costs, actor performance compensations, online program production costs, and other miscellaneous expenses.

Cost of event planning and execution decreased by 40% from $7,646,097 for the fiscal year ended June 30, 2019 to $4,578,734 for the fiscal year ended June 30, 2020, proportionately with the decrease of revenue due to the decreased number of clients and less events executed due to the impact of the COVID-19 outbreak as mentioned above. Cost of event planning and execution mainly included third party event service provider fees, supply materials expenses, venue rental fees, and actor performance expenses.

Cost of brand promotion decreased by 13% from $1,219,977 for the fiscal year ended June 30, 2019 to $1,065,000 for the fiscal year ended June 30, 2020, which was in line with the trend of revenue decrease.

Gross profit and gross margin

Our gross profits for the fiscal years ended June 30, 2019 and 2020, are shown in the following table:

	For the Fiscal Years Ended June 30,						Change
	2019	%	Gross Margin	2020	%	Gross Margin	Amount	%
Event Hosting	$2,316,341	39%	35%	$2,302,064	51%	30%	$(14,277)	(1)%
Event Planning and Execution	2,306,433	39%	23%	915,117	20%	17%	(1,391,316)	(60)%
Brand Promotion	1,212,743	21%	50%	1,176,869	26%	52%	(35,874)	(3)%
Other services	37,712	1%	33%	135,183	3%	42%	97,471	258%
Total gross profit	$5,873,229	100%	31%	$4,529,233	100%	29%	$(1,343,996)	(23)%

As a result of the foregoing, we had gross profit of $5,873,229 and $4,529,233 with gross margins of 31% and 29% for the fiscal years ended June 30, 2019 and 2020, respectively. The decrease of overall gross profit was due to the decrease of gross profit in event planning and execution business, as we involved more third-party service providers in fulfilling contracts in the year ended June 30, 2020, which resulted in less project profit.

Operating expenses

The following table sets forth the breakdown of our operating expenses for the fiscal years ended June 30, 2019 and 2020:

	For the Fiscal Years Ended June 30,				Change
	2019	%	2020	%	Amount	%
Selling and marketing expenses	$133,332	21%	$110,132	8%	$(23,200)	(17)%
General and administrative expenses	492,733	79%	1,256,954	92%	764,221	155%
Total expenses	$626,065	100%	$1,367,086	100%	$741,021	118%

Selling and marketing expenses

Selling and marketing expenses decreased by 17% from $133,332 for the fiscal year ended June 30, 2019 to $110,132 for the fiscal year ended June 30, 2020, as a comprehensive result of decreased travelling and entertainment expenses in the amount of $67,417 attributable to the travel restrictions and temporary closure of stores and facilities in China for the first half of 2020 due to COVID-19.

General and administrative expenses

General and administrative expenses increased by 155% from $492,733 for the fiscal year ended June 30, 2019 to $1,256,954 for the fiscal year ended June 30, 2020, primarily as a result of increased bad debt expenses and professional service fees related to the planned initial public offering.

Income tax expenses

Income tax expenses amounted to $1,288,982 and $457,005 for the fiscal years ended June 30, 2019 and 2020, respectively. The decrease resulted from the decreased taxable income for the fiscal year ended June 30, 2020. We were also able to obtain favorable income tax rate for some of our PRC Affiliated Entities that have been recognized as small-scale and low-profit enterprises.

Net income

As a result of the foregoing, our net income for the fiscal years ended June 30, 2019 and 2020, was $3,831,758 and $2,625,817, respectively.

LIQUIDITY AND CAPITAL RESOURCES

Cash Flows for the Six Months Ended December 31, 2020, compared to the Six Months Ended December 31, 2019

As of December 31, 2020, we had cash and cash equivalents of $3,899,995 and a total working capital of $16,840,034, and we had several short-term bank borrowings amounting to $3,371,648. For the six months ended December 31, 2020, we had a positive cash flow of $77,099 in operating activities, compared with the negative cash flow of $1,493,369 for the six months ended December 31, 2019, which was primarily attributable to the increase in net income of $86,005 and an increase in cash provided by utilization of advances to suppliers in the amount of $2,954,361, offset by an increase in cash used in providing credit sales of $1,368,865. Accounts receivable are a significant component of our working capital. We usually extend to our customers credit terms of around 180 days after we successfully provide services, which is indicated by the customers’ acknowledgement of completion of the events, activities, or brand solutions by providing us with completion confirmation forms, resulting in accounts receivable. However, the turnover days for accounts receivable were negatively impact by the COVID-19 outbreak. The operation conditions of most of our clients were adversely affected by the COVID-19 outbreak and some of our clients were unable to pay on schedule. In order to help certain major clients, who had good credit and long-term relationships with us, overcome difficulties caused by the COVID-19 outbreak, we agreed to extend their payment deadlines and negotiated with them to reach different extension periods. The turnover days for accounts receivable for the six months ended December 31, 2019 and 2020 were 196 days and 228 days, respectively, which was calculated as the average of the beginning and ending balance of the accounts receivable for the six months ended December 31, divided by our revenue during that period, multiplied by 360 days. The timeline of our collection can be influenced by economic environment, market liquidity, customers’ financial conditions, and our collection effort. We have accrued additional allowances on those accounts receivable that we believe are unlikely to be collected. As of April 30, 2021, we had managed to collect a total of $6,721,158, or 34.70%, out of the accounts receivable balance of $19,366,982 as of December 31, 2020. For the remaining accounts receivable that were aged over our normal credit terms, we evaluated the credit conditions of the related customers and we are continuing our efforts to collect them. We believe we should be able to collect those accounts receivable as scheduled. We will closely monitor the collection progress and assess periodically if any additional allowance on our outstanding accounts receivable is necessary.

For the six months ended December 31, 2020, our principal source of cash came from our operational income and bank loans. Most of our cash resources were used to pay for the services received from third parties, rental expenses, and payroll. If necessary, our principal shareholders will continue to provide working capital for our business. We believe we have sufficient cash to fund our operations for at least the next 12 months from the date of this prospectus.

The following table provides the information about our working capital as of June 30, 2020 and December 31, 2020:

	As of		Change
	June 30,	December 31,
	2020	2020	Amount	%
		(Unaudited)
Current assets	$20,523,757	$28,510,625	$7,986,868	39%
Current liabilities	8,988,972	11,670,591	2,681,619	30%
Working capital	$11,534,785	$16,840,034	$5,305,249	46%

As of December 31, 2020, we had working capital of $16,840,034, an increase of $5,305,249, or 46%, from $11,534,785 as of June 30, 2020.

As of December 31, 2020, our total current assets amounted to $28,510,625, which primarily included $3,899,995 in cash, $19,366,982 in accounts receivable, and $2,194,727 in advances to suppliers. Our total current liabilities were $11,670,591 as of December 31, 2020, which primarily included $3,364,434 in accounts payable, $3,276,202 in tax payable, $3,371,648 in short-term bank loans, and $1,468,435 in deferred revenue.

As of June 30, 2020, our total current assets were $20,523,757, which primarily included $1,359,137 in cash, $14,810,146 in accounts receivable and $3,176,527 in advances to suppliers. Our total current liabilities were $8,988,972 as of June 30, 2020, which primarily included $2,795,508 in accounts payable, $1,838,833 in short-term bank loans, $2,374,093 in taxes payable, and $1,764,608 in deferred revenue.

Cash and cash equivalent

As of December 31, 2020, we had cash and cash equivalent of $3,899,995, an increase of $2,540,858 from $1,359,137 as of June 30, 2020, mainly from financing activities.

The following table summarizes our cash flows for the six months ended December 31, 2019 and 2020:

	For the Six Months Ended
	December 31,
	2019	2020	Change
	(Unaudited)
Net cash (used in) provided by operating activities	$(1,493,369)	$77,099	$1,570,468
Net cash used in investing activities	(1,176)	-	1,176
Net cash provided by financing activities	2,065,784	2,272,999	(207,215)
Effect of exchange rate fluctuation on cash	(1,582)	190,760	192,342
Net increase in cash	$569,657	$2,540,858	$1,971,201

Cash flow provided by operating activities

Net cash provided by operating activities was $77,099 during the six months ended December 31, 2020 compared with net cash used in operating activities of $1,493,369 during the six months ended December 31, 2019.

For the six months ended December 31, 2020, net cash provided by operating activities was $77,099, mainly derived from a net income of $2,366,627, an increase in tax payable of $665,261 due to the timing difference between accrual of tax payable and annual tax return filing and settlement, which is permitted to be completed before May 31, 2021; offset by an increase in accounts receivable of $3,285,638 in line with the increase of revenue and the negative influence of the COVID-19 outbreak, and a decrease in deferred revenue of $419,123 as we continued to provide services and recognize revenue from deferred revenue.

For the six months ended December 31, 2019, net cash used in operating activities was $1,493,369, mainly derived from a net income of $2,280,622, offset by an increase of accounts receivable of $1,916,773, an increase of advance to suppliers of $1,775,875, and a decrease of accounts payable of $1,670,498, because we had an increased number of projects for our event planning and execution services, which brought more accounts receivable and demanded more prepayments, and we made timely payments to our suppliers.

Cash flow used in investing activities

For the six months ended December 31, 2020, there was no cash flow in investing activities.

For the six months ended December 31, 2019, net cash used in investing activities was $1,176, which consisted of the purchase of property and equipment.

Cash flow provided by financing activities

For the six months ended December 31, 2020, net cash provided by financing activities was $2,272,999, consisting of proceeds from bank loans in the amount of $4,200,348, offset by the repayments of bank loans in the amount of $1,448,396, and payment for deferred offering costs of $478,953.

For the six months ended December 31, 2019, net cash provided by financing activities was $2,065,784, consisting of proceeds from capital injection in the amount of $ 2,251,397, proceeds from bank loans in the amount of $1,422,495, offset by the repayments of bank loans in the amount of $1,608,108.

Cash Flows for the Fiscal Year Ended June 30, 2020, compared to the Fiscal Year Ended June 30, 2019

For the fiscal year ended June 30, 2020, we had a negative cash flow of $2,604,829 in operating activities, which was mainly caused by an increase in accounts receivable because some of our customers slowed down their payments due to depressed market condition as impacted by the COVID-19 outbreak, and by an increase in prepayments for the development of our recently launched online hip-hop programs. As of June 30, 2020, we had cash and cash equivalents of $1,359,137 and a total working capital of $11,534,785, and we had several short-term bank borrowings amounting to $1,838,833. Accounts receivable are a significant component of our working capital. We require prepayments, approximately 30% of the contract price, from a limited number of customers whose events need considerable resources such as materials procurement, activity design, and actor hiring before the completion of the events. We usually extend to our customers credit terms of around 180 days after we successfully provide services, which is indicated by the customers’ acknowledgement of completion of the events, activities, or brand solutions by providing us with completion confirmation forms, resulting in accounts receivable. However, the turnover days for accounts receivable were negatively impact by the COVID-19 outbreak. The turnover days for accounts receivable for the fiscal years ended June 30, 2019 and 2020 were 131 days and 286 days, respectively, which was calculated as the average of the beginning and ending balance of the accounts receivable for the fiscal year, divided by our revenue during that fiscal year, multiplied by 365 days. The 155-day increase in our accounts receivable turnover days from fiscal 2019 to fiscal 2020 was mainly caused by the COVID-19 outbreak. The timeline of our collection can be influenced by economic environment, market liquidity, customers’ financial conditions, and our collection effort. We have accrued additional allowances on those accounts receivable that we believe are unlikely to be collected. As of April 30, 2021, we had managed to collect a total of $11,188,860, or 75.55%, out of the accounts receivable balance of $14,810,146 as of June 30, 2020. For the remaining accounts receivable that were aged over our normal credit terms, we evaluated the credit conditions of the related customers and we are continuing our efforts to collect them. We believe we should be able to collect those accounts receivable as scheduled. We will closely monitor the collection progress and assess periodically if any additional allowance on our outstanding accounts receivable is necessary.

For the year ended June 30, 2020, our principal source of cash came from our operational income, bank loans, and contribution from shareholders. Most of our cash resources were used to pay for the services received from third parties, rental expenses, and payroll. If necessary, our principal shareholders will continue to provide working capital for our business. We believe we have sufficient cash to fund our operations for at least the next 12 months from the date of this prospectus.

The following table provides the information about our working capital as of June 30, 2019 and 2020:

	As of June 30,		Change
	2019	2020	Amount	%
Current assets	$11,999,221	$20,523,757	$8,524,536	71%
Current liabilities	6,685,085	8,988,972	2,303,887	34%
Working capital	$5,314,136	$11,534,785	$6,220,649	117%

As of June 30, 2020, we had working capital of $11,534,785, an increase of $6,220,649, or 117%, from $5,314,136 as of June 30, 2019.

As of June 30, 2020, our total current assets amounted to $20,523,757, which primarily included $1,359,137 in cash, $14,810,146 in accounts receivable, and $3,176,527 in advances to suppliers. Our total current liabilities were $8,988,972 as of June 30, 2020, which primarily included $2,795,508 in accounts payable, $2,374,093 in taxes payable, $1,838,833 in short-term bank loans, and $1,764,608 in deferred revenue.

As of June 30, 2019, our total current assets were $11,999,221, which primarily included $9,770,510 in accounts receivable and $678,191 in advances to suppliers. Our total current liabilities were $6,685,085 as of June 30, 2019, which primarily included $2,827,330 in accounts payable, $1,981,799 in short-term bank loans, and $1,705,147 in taxes payable.

Cash and cash equivalent

As of June 30, 2020, we had cash and cash equivalent of $1,359,137, an increase of $703,648 from $655,489 as of June 30, 2019, mainly from financing activities.

The following table summarizes our cash flows for the fiscal years ended June 30, 2019 and 2020:

	For the Fiscal Years Ended June 30,
	2019	2020	Change
Net cash provided by (used in) operating activities	$821,200	$(2,604,829)	$(3,426,029)
Net cash (used in) provided by investing activities	(2,077,298)	3,261	2,080,559
Net cash provided by financing activities	1,499,084	3,265,133	1,766,049
Effect of exchange rate fluctuation on cash	(16,984)	40,083	57,067
Net increase in cash	$226,002	$703,648	$477,646

Cash flow provided by operating activities

Net cash used in operating activities was $2,604,829 during the fiscal year ended June 30, 2020 compared with net cash provided by operating activities of $821,200 during the fiscal year ended June 30, 2019.

For the fiscal year ended June 30, 2019, net cash provided by operating activities was $821,200, mainly derived from a net income of $3,831,758, an increase of accounts payable of $2,166,329 as we increased the purchase of services, an increase of taxes payable of $1,376,248 attributable to our increased taxable income for the fiscal year ended June 30, 2019 and a decrease of prepaid expenses and other current assets of $395,198; partially offset by increases of accounts receivable of $6,123,120 and advance to suppliers of $630,184, because we had an increased number of projects for our event planning and execution services, which brought more accounts receivable and demanded more prepayments to some extent.

For the fiscal year ended June 30, 2020, net cash used in operating activities was $2,604,829, mainly caused by an increase of accounts receivables of $5,672,992 because some clients failed to pay us in time due to the negative impact on their operations and liquidity caused by the COVID-19 outbreak, and an increase of advance to suppliers of $2,531,334 since we made prepayments for the development of online hip-hop programs and other service fees; partially offset by the net income of $2,625,817, an increase of deferred revenue of $1,762,730 because of the factoring against an ongoing project in exchange for advance collection, and an increase of tax payable of $721,743, because delayed payment in income tax payable.

Cash flow used in investing activities

For the fiscal year ended June 30, 2019, net cash used in investing activities was $2,077,298, consisting of the purchase of the production copyright of a stage play in the amount of $2,086,819 and the purchase of property and equipment in the amount of $11,436, offset by proceeds from the disposal of equipment in the amount of $20,957.

For the fiscal year ended June 30, 2020, net cash used in investing activities was $3,261, consisting of the proceeds from the disposal of equipment in the amount of $4,977, offset by the purchase of property and equipment in the amount of $1,716.

Cash flow provided by financing activities

For the fiscal year ended June 30, 2019, net cash provided by financing activities was $1,499,084, consisting of proceeds from bank loans in the amount of $1,905,209, offset by the repayments of bank loans in the amount of $406,125.

For the fiscal year ended June 30, 2020, net cash provided by financing activities was $3,265,133, consisting of proceeds from contribution from shareholders in the amount of $3,817,842 and proceeds from bank loans in the amount of $1,838,833; offset by the repayments of bank loans in the amount of $1,981,799 and a payment for deferred offering cost of $409,743.

CONTRACTUAL OBLIGATIONS AND OFF-BALANCE SHEET ARRANGEMENTS

Contractual Obligations

Lease Commitments

We entered into one lease for office spaces located at Xiamen City in China, and the amortization of right-of-use assets charged to operations under operating lease for the six months ended December 31, 2019 and 2020, amounted to $43,968 and $62,813, respectively.

As of December 31, 2020, the future minimum rent payable under non-cancelable operating leases were:

For the fiscal years ended June 30,	Rental amount
Remainder of 2021	$50,093
2022	100,186
2023	100,186
2024	16,698
Total lease payments	$267,163

Off-Balance Sheet Arrangements

As of June 30, 2020 and December 31, 2020, we had not entered into any financial guarantees or other commitments to guarantee the payment obligations of any third parties.

Foreign Currency Exchange Rate Risk

Our VIE and VIE’s subsidiaries’ operations are in China. Therefore, our revenue and operating results may be impacted by exchange rate fluctuations between RMB and U.S. dollars. For the six months ended December 31, 2019 and 2020, we had unrealized foreign currency translation loss of $nil and $nil, respectively. For the fiscal years ended June 30, 2019 and 2020, we had unrealized foreign currency translation loss of $427 and $nil, respectively, because of changes in the exchange rate.

APPLICATION OF CRITICAL ACCOUNTING POLICIES

Our discussion and analysis of our financial condition and results of operations are based upon our consolidated financial statements. These financial statements are prepared in accordance with U.S. GAAP, which requires us to make estimates and assumptions that affect the reported amounts of our assets and liabilities and revenue and expenses, to disclose contingent assets and liabilities on the date of the consolidated financial statements, and to disclose the reported amounts of revenue and expenses incurred during the financial reporting period. The most significant estimates and assumptions include the collection of accounts receivable, the useful lives and impairment of property and equipment, and the provisions for income taxes. We continue to evaluate these estimates and assumptions that we believe to be reasonable under the circumstances. We rely on these evaluations as the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Since the use of estimates is an integral component of the financial reporting process, actual results could differ from those estimates. Some of our accounting policies require higher degrees of judgment than others in their application. We believe critical accounting policies as disclosed in this prospectus reflect the more significant judgments and estimates used in preparation of our consolidated financial statements. We believe there have been no material changes to our critical accounting policies and estimates.

The following critical accounting policies rely upon assumptions and estimates and were used in the preparation of our consolidated financial statements:

Use of Estimates

The preparation of the consolidated financial statements in conformity with U.S. GAAP requires us to make judgments, assumptions, and estimates that affect the amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the reporting date and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from these estimates and assumptions. Significant accounting estimates reflected in our consolidated financial statements include the allowances for doubtful accounts. Actual results could differ from these estimates.

Accounts Receivable, net

Accounts receivable represent the amounts that we have an unconditional right to consideration when we have satisfied our performance obligation. We do not have any contract assets since revenue is recognized when control of the promised goods or services is transferred and the payment from customers is not contingent on a future event. We maintain allowance for potential credit losses on accounts receivable. Management reviews the composition of accounts receivable and analyzes historical bad debt, customer concentrations, customer credit worthiness, current economic trends, and changes in customer payment patterns to estimate the allowance. Past due accounts are generally written off against the allowance for bad debts only after all collection attempts have been exhausted and the potential for recovery is considered remote.

Property and equipment, net

Property and equipment are stated at cost less accumulated depreciation and depreciated on a straight-line basis over the estimated useful lives of the assets. Cost represents the purchase price of the asset and other costs incurred to bring the asset into its existing use. The cost of repairs and maintenance is expensed as incurred; major replacements and improvements are capitalized. When assets are retired or disposed of, the cost and accumulated depreciation are removed from the accounts, and any resulting gains or losses are included in income/loss in the year of disposition. Estimated useful lives are as follows:

Estimated Useful Life
Office equipment	3 - 5 Years
Motor vehicles	10 Years
Leasehold improvement	Shorter of useful life or lease term

Intangible asset, net

Intangible asset is stated at cost less accumulated amortization and amortized in a method which reflects the pattern in which the economic benefits of the intangible asset are expected to be consumed or otherwise used up. The balance of intangible asset represents a production copyright that we purchased externally and is amortized straight-line over 10 years in accordance with the way we estimate to generate economic benefits from such copyright.

Revenue Recognition

We early adopted the new revenue standard Accounting Standards Codification (“ASC”) 606, Revenue from Contracts with Customers, starting July 1, 2017 using the modified retrospective method for contracts that were not completed as of June 30, 2017. The adoption of this ASC 606 did not have a material impact on our consolidated financial statements.

ASC 606 establishes principles for reporting information about the nature, amount, timing, and uncertainty of revenue and cash flows arising from our contracts to provide services to customers. The core principle of the new revenue standard is that a company should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the company expects to be entitled in exchange for those goods or services. The following five steps are applied to achieve that core principle:

Step 1: Identify the contract with the customer;

Step 2: Identify the performance obligations in the contract;

Step 3: Determine the transaction price;

Step 4: Allocate the transaction price to the performance obligations in the contract; and

Step 5: Recognize revenue when the company satisfies a performance obligation.

We have assessed the impact of the guidance by reviewing our existing client contracts and current accounting policies and practices to identify differences that may result from applying the new requirements, including the evaluation of our performance obligations, transaction price, client payments, transfer of control, and principal versus agent considerations.

We mainly generate revenue from event hosting, event planning and execution, and marketing, which includes brand promotion and other services.

Event hosting - We regularly host live concerts and hip-hop events, and operate hip-hop related online hip-hop programs. The portfolio of hip-hop events includes a stage play, dance competitions, cultural and musical festivals, and promotional parties. We started to operate online hip-hop programs since 2020. The portfolio of online hip-hop programs includes street dance tutorial programs, collections of street dance performances videos, and collections of short music videos on trendy shoes and clothes related to hip-hop culture. We generate revenue from these concerts, hip-hop events, and online hip-hop programs, by providing sponsorship packages to advertisers in exchange for sponsorship fees and by selling tickets for those concerts.

Event planning and execution - We provide customized event planning and execution services upon requests from our clients, which services generally entail design, logistics, layout of events, and coordination and supervision of the actual event set-up and implementation, and generates revenue through service fees.

Brand promotion - We provide marketing services, including trademark and logo design, visual identity system design, brand positioning, brand personality design, and digital solutions for service fees.

Other services - We also distribute advertisements for corporate clients for service fees.

We account for a contract of event hosting, event planning and execution, or brand promotion when we have legally enforceable rights and obligations and collectability of consideration is probable. Each contract typically contains one single performance obligation, which is to deliver a successful event, activity, online program, or brand solution, and the contract price is fixed. Contract terms typically include a customary requirement for payment within 180 days after we successfully provide services, which is indicated by the customer’s signed acknowledgement of completion on such event, activity, online program, or brand solution by providing us with completion confirmation forms.

For event hosting, event planning and execution, and brand promotion projects, revenue is recognized at a point of time when services are successfully provided (e.g., upon successful carryout of an event), which is indicated by customer’s acknowledgement of completion of the event, activity, or brand solution, as the customer neither simultaneously receives and consumes the benefits provided by our performance, nor controls an increasingly enhanced assets or an asset with an alternative use to the customer as we perform. Event hosting, event planning and execution, and brand promotion projects are generally short term, which usually take less than three months.

For distribution of advertisements, we satisfy our performance obligation over time by measuring the progress based on time elapsed, as the customer simultaneously receives and consumes the benefit of service provided, during the period of time when the advertisement is displayed. Payment is usually required within 180 days after the completion of distribution.

We report revenue on a gross basis for event hosting, event planning and execution, and brand promotion, as we take risk and control of the event, activities, or brand solution before they are transferred to clients. While in terms of advertisement distribution (other services), we report revenue on a net basis since we only arrange the distribution of advertisements, instead of taking the risk and control of the distribution resources.

We apply a practical expedient to make no adjustment for the promised amount of consideration for the effects of a significant financing component as we expect, at contract inception, that the period between when we transfer a promised service to a customer and when the customer pays for that service will be one year or less.

Income Taxes

We account for income taxes under ASC 740. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the consolidated financial statement carrying amounts of existing assets and liabilities and their respective tax bases.

Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period including the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

The provisions of ASC 740-10-25, “Accounting for Uncertainty in Income Taxes,” prescribe a more-likely-than-not threshold for consolidated financial statement recognition and measurement of a tax position taken (or expected to be taken) in a tax return. This interpretation also provides guidance on the recognition of income tax assets and liabilities, classification of current and deferred income tax assets and liabilities, accounting for interest and penalties associated with tax positions, and related disclosures. We do not believe that there was any uncertain tax position as of June 30, 2019 and 2020 and December 31, 2020 (unaudited).

Recent Accounting Pronouncements

In June 2016, the FASB amended guidance related impairment of financial instruments as part of ASU 2016-13, Financial Instruments - Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments. The guidance replaces the incurred loss impairment methodology with an expected credit loss model for which a company recognizes an allowance based on the estimate of expected credit loss. The ASU is effective for public company for fiscal years, and interim periods within those fiscal years beginning after December 15, 2019. For all other entities including emerging growth companies, the ASU is effective for fiscal years beginning after December 15, 2020, and interim periods within fiscal years beginning after December 15, 2021. Early application is permitted for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2018. We are in the process of evaluating the impact that this guidance will have on our consolidated financial statements.

Recently issued ASUs by the FASB, except for the ones mentioned above, are not expected to have a significant impact on our consolidated results of operations or financial position. Other accounting standards that have been issued or proposed by FASB that do not require adoption until a future date are not expected to have a material impact on the consolidated financial statements upon adoption. We do not discuss recent pronouncements that are not anticipated to have an impact on or are unrelated to our consolidated financial condition, results of operations, cash flows, or disclosures.

INDUSTRY

All the information and data presented in this section have been derived from the industry report of Frost & Sullivan International Limited (“Frost & Sullivan”) commissioned by us in February 2020 entitled “Independent Market Study on China’s Hip-Hop Culture Industry” (the “Frost & Sullivan Report”) unless otherwise noted. Frost & Sullivan has advised us that the statistical and graphical information contained herein is drawn from its database and other sources. The following discussion contains projections for future growth, which may not occur at the rates that are projected or at all.

Hip-Hop Culture Industry in China

According to the Frost & Sullivan Report, the hip-hop culture has been gradually recognized and accepted by the Chinese public, especially the young generation, in recent years. That is mainly because of the popularity of the rap competition show “The Rap of China” aired in 2017, and the street dance competition show “Street Dance of China” aired in 2018. The hip-hop culture market is growing rapidly and its total revenue increased from RMB4.5 billion ($0.7 billion) in 2014 to RMB14.2 billion ($2.1 billion) in 2019, with a compound annual growth rate (“CAGR”) of 25.6%. The market is expected to follow the upward trend in the next five years and the total revenue is expected to increase to RMB47.8 billion ($6.8 billion) in 2024, with an overall CAGR of 27.5% from 2019 to 2024.

Total Revenue of Hip-Hop Culture Market, China, 2014-2024E

(RMB in Billions)

Source: Frost & Sullivan

There are five major sources of revenue for the hip-hop culture industry in China, namely, performance planning and operation, artist agent, training, event organization and operation, and hip-hop derivatives. Hip-hop performance planning and operation includes the planning and operation of live houses, concerts, music festivals, and commercial shows. Artist agent refers to the business pattern in which a hip-hop culture company explores performance opportunities for contract artists, and collects agent fees from the earnings obtained by the artists according to their contracts. Training refers to rap, street dance, DJ, and graffiti training services provided by companies. Hip-hop event organization and operation consists of the organization and operation of competitions, awards ceremonies, and other activities. Hip-hop derivatives include clothing, accessories, games, and other products that recast, transform, or adapt pre-existing hip-hop elements.

In 2019, hip-hop training, the largest source of revenue among the five, generated 53.8% of the total revenue of the market. This is mainly because the hip-hop training market is relatively developed among all the segments. Hip-hop event organization and operation and hip-hop performance planning and operation accounted for 26.4% and 16.7% of the total revenue of the hip-hop culture market, respectively. Artist agent and hip-hop derivatives are the two emerging business models in the industry, and their combined market share was around 3.1%.

According to the Frost & Sullivan Report, it is anticipated that the number of events organized and operated by hip-hop culture companies in China will increase rapidly in the next five years due to the gradual popularization of hip-hop culture, as well as the inherent competitiveness of hip-hop activities. Therefore, the share of market revenue generated from hip-hop events is expected to increase to around 38.3% in 2024. Furthermore, as increasingly various types of hip-hop derivatives will be developed, their share of market revenue is expected to increase to 4.2%.

Breakdown of Hip-Hop Culture Market, China, 2019 & 2024E

Source: Frost & Sullivan

The key growth drivers of hip-hop culture market in China include:

Rising Purchasing Power of Consumers: The annual per capita disposable income of urban households in China increased from RMB28,844 ($4,682) in 2014 to RMB42,359 ($6,130) in 2019, with a CAGR of 8.0%. The growth indicated a rapid rise in the purchasing power of Chinese consumers. As more consumers begin to pursue higher living standards, consumers are becoming increasingly willing to pay for the cultural, aesthetic, and social values of goods and services, laying a solid foundation for the growth of hip-hop culture in China.

Increasing Demand for Cultural Recreation: With the trend of people being keener on pursuing cultural needs rather than simply enjoying material life, the demand for cultural recreation has increased considerably. According to Frost & Sullivan, the annual per capita expenditure on education, culture, and entertainment of urban residents in China increased from RMB2,142.3 ($347.8) in 2014 to RMB3,328.0 ($481.6) in 2019, with a CAGR of 9.2%. Taking art training classes and attending concerts have become part of many people’s daily life.

Upgraded Transmission Methods: With advances in technology, the transmission methods of hip-hop culture have been upgraded. Teenagers can now experience hip-hop culture through the Internet, the mobile Internet, and various types of new media. For instance, the Internet variety shows “The Rap of China” and “Street Dance of China,” aired in 2017 and 2018, respectively, were very popular among young people and greatly promoted the development of the industry.

Increasing Social Acceptance: Hip-hop culture, represented by tattoos and the clothes and accessories hip-hop performers wear, used to be regarded as symbols of the Western “decadent” culture in China. However, as society becomes more inclusive, hip-hop culture has gradually been accepted by Chinese people in recent years. Thus, the resistance to its development in China has been greatly reduced.

Street Dance Industry in China

China’s hip-hop culture industry may be further divided into four industries based on elements: street dance, rap, DJ, and graffiti. Among these, the street dance industry is the most mature in terms of commercial operation due to its earlier development and more diversified business models. After the establishment of China Hip-Hop Union Committee (“CHUC”) in 2013, the standardization level of street dance industry in China has improved significantly. According to Frost & Sullivan, the street dance market grew rapidly from RMB4.0 billion ($0.7 billion) in 2014 to RMB11.0 billion ($1.6 billion) in 2019, representing a CAGR of 22.5%. Especially after the broadcasting of variety shows such as “Street Dance of China” in 2018, street dance is becoming increasingly popular among young people in China, and they are more willing to spend on the street dance training and performance. In addition, there are more companies entering the market, driving the rapid growth of the street dance market.

In December 2020, the International Olympic Committee officially confirmed that street dance would be included in Paris Olympic Games in 2024, which will greatly increase the audience base for street dance and significantly enhance the standardization of street dance industry in China. That is expected to continuously increase the number of street dancers and drive the growth of the street dance market. According to Frost & Sullivan, the total revenue of street dance market is expected to increase to RMB38.1 billion ($5.5 billion) in 2024, representing a CAGR of 28.3% from 2019 to 2024.

Total Revenue of Street Dance Market, China, 2014-2024E

(RMB in Billions)

Source: Frost & Sullivan

There are four major segments in the street dance market in China, namely training, performance planning and operation, event organization and operation, and street dance derivatives. Due to the mature business model of street dance training, the government’s support for the art education market, and parents’ strong willingness to pay for street dance training, street dance training, the largest source of revenue among the four, made up 67.5% of the total market in 2019. Event organization and operation and performance planning and operation accounted for 26.6% and 5.1% of the total revenue of the street dance market, respectively. As an emerging market in China, street dance derivatives had a market size of RMB102.4 million ($14.8 million) in 2019, accounting for 0.9% of the total street dance market revenue.

According to the Frost & Sullivan Report, with the continuous promotion of street dance culture in China, the markets of street dance event organization and operation and performance planning and operation will grow rapidly, and their market proportion is expected to increase to 42.4% and 8.0% in 2024, respectively. In addition, benefiting from the operation for intellectual property of street dance companies, the street dance derivatives market will grow rapidly and account for 1.6% of the total street dance market revenue in 2024.

Breakdown of Street Dance Market, China, 2019 & 2024E

Source: Frost & Sullivan

The key growth drivers of street dance market in China include:

Promotion of Internet Street Dance Variety Shows: The Internet variety shows “Hot-Blood Dance Crew” and “Street Dance of China” enjoyed great popularity among young people and received billions of views in China since they were first broadcast in 2018. These two shows rapidly popularized street dance culture in China. As a result, the street dance training, street dance performance, and other street dance markets grew greatly since then.

Improved Acceptance by Parents: During the past decade, the image of street dance in China has gradually changed from the negative “bad boy” to a positive one. As a combination of art and sports, street dance is considered an excellent way of both physical exercise and art education for children. An increasing number of parents are willing to pay for their children to learn street dance for physical exercise, especially after street dance was included in the art exam in 2015 and students can gain extra points in the college entrance examination by learning street dance. This drives the rapid growth of the street dance training industry.

CHUC’s Guidance and Support: Since its establishment in 2013, CHUC has been committed to guiding the development of street dance industry and realizing the standardized operation of street dance by integrating various resources. CHUC initiated a series of street dance events to popularize the street dance all across China, including the World Dance Game, which is one of China’s largest street dance events. In addition, CHUC held the “China Street Dance Industry Summit Forum” to explore the development and promotion of street dance culture.

Provisional Confirmation for Inclusion in Paris Olympic Games: In December 2020, the International Olympic Committee officially confirmed that street dance would be included in Paris Olympic Games in 2024. As a result, China will begin the selection and training for the national street dance team. This will greatly inspire people to learn street dance, and stimulate the popularity of street dance, the improvement of street dance competition level, and the development of street dance industry.

Business Models of Hip-Hop Culture and Street Dance Industries in China

According to Frost & Sullivan, there are mainly three types of companies in the hip-hop culture and street dance industries in China, namely street dance companies focusing on providing street dance training, hip-hop music companies focusing on music production and commercial performance, and comprehensive hip-hop culture content service providers.

Street Dance Companies Focusing on Training: At present, street dance training is one of the main business models of the street dance industry. Street dance companies mainly provide street dance training services to teenagers and adults through chain operations. Most of these companies only operate training-related business, and lack the ability to plan and execute large-scale hip-hop events, provide marketing services, and sell street dance derivative products.

Hip-Hop Music Companies Focusing on Music Production: The business models of hip-hop music companies mainly involve record sales, commercial performances, and brokerage. Due to the lack of policy support and industry self-discipline, there are few national leading hip-hop music companies in China and their business models are not mature.

Comprehensive Hip-Hop Culture Content Service Providers: Comprehensive hip-hop culture content service providers do not limit their business scope to one or two business segments of the hip-hop culture industry. Due to the diversity of their business models, these companies can effectively achieve synergy between different hip-hop culture content and further expand their brand awareness and influence. In particular, there are only a few numbers of comprehensive hip-hop culture content service providers in China, such as our Company and Sinostage.

Driven by hip-hop culture-related intellectual property together with a variety of hip-hop culture business models, we are one of the few comprehensive hip-hop culture content service providers in the industry and has obtained the leading position among these players.

Competitive Landscape of Hip-Hop Culture and Street Dance Industries in China

China’s hip-hop culture and street dance industries are still in a period of rapid development, and a number of companies engaged in hip-hop culture and street dance industries have emerged in recent years. At present, there are few nationwide leading companies in hip-hop culture and street dance industries. It is expected that with the continuous integration and development of the industries, industry concentration will keep increasing.

According to the Frost & Sullivan Report, the total revenue of China hip-hop culture industry reached RMB14.20 billion (approximately $2.08 billion) in 2019. The top 10 hip-hop culture companies accounted for 6.4% of the total market revenue. We ranked second in terms of revenue in the hip-hop culture industry in China.

According to the Frost & Sullivan Report, the total revenue of China street dance market reached RMB10.96 billion (approximately $1.61 billion) in 2019. The top 10 street dance companies accounted for 8.3% of the total market revenue. We ranked second in terms of revenue in the street dance industry in China.

Top 10 Hip-Hop Culture Companies* and Street Dance Companies**, China, 2019

Source: Frost & Sullivan

*	Hip-hop culture companies refer to companies which are engaged in hip-hop culture related businesses and the revenue they generate from hip-hop culture related businesses accounts for the majority of their total revenue.
**	Street dance companies refer to companies which are engaged in street dance related businesses and the revenue they generate from street dance related businesses accounts for the majority of their total revenue.

BUSINESS

Through our services, we aim to promote hip-hop culture and its values of love, peace, unity, respect, and having fun, and to promote cultural exchange with respect to hip-hop between the United States and China. We do this mainly by delivering event experiences with significant hip-hop elements to the younger generation.

Overview

With the values of hip-hop culture at our core and the younger generation as our primary target audience, we host entertainment events, operate hip-hop related online programs, and provide event planning and execution services and marketing services to corporate clients. We seek to create value for stakeholders in all parts of the hip-hop ecosystem, from fans to artists, corporate clients, and sponsors.

We have in recent years focused on developing and hosting our own hip-hop events. We own an extensive portfolio of intellectual property rights related to hip-hop events, including a stage play, three dance competitions or events, two cultural and musical festivals, and two promotional parties that feature live hip-hop performances in karaoke bars or amusement parks to promote hip-hop culture, and we cooperate with music companies and artists to host various concerts in China; starting from March 2020, we have been developing and operating hip-hop related online programs (collectively, “Event Hosting”). Our concerts and hip-hop events generated an aggregate attendance of 122,000 and 127,930 during the fiscal years ended June 30, 2019 and 2020, respectively, and our online hip-hop programs generated over 100 million views between March 2020 and June 30, 2020. Our concerts and hip-hop events generated an aggregate attendance of 124,880 and 120,200 during the six months ended December 31, 2019 and 2020, respectively, and our online hip-hop programs generated over 153 million views during the six months ended December 31, 2020. We generate revenue from our Event Hosting business by providing sponsorship packages to advertisers in exchange for sponsorship fees and by selling tickets for those concerts.

We help corporate clients with the design, logistics, and layout of events, coordinate and supervise the actual event set-up and implementation, and generate revenue through service fees (“Event Planning and Execution”). Our services feature significant hip-hop elements and cover each aspect of corporate and marketing events, including communication, planning, design, production, reception, execution, and analysis. During the fiscal years ended June 30, 2019 and 2020, we served 35 and 16 clients in 43 and 49 events with respect to event planning and execution, respectively. During the six months ended December 31, 2020, we served 21 clients in 42 events with respect to event planning and execution.

We provide marketing services, including (i) brand promotion services, such as trademark and logo design, visual identity system design, brand positioning, brand personality design, and digital solutions, and (ii) other services, primarily advertisement distribution, to corporate clients for service fees (“Marketing”).

We believe that the main reason corporate clients hire us to plan and execute events and provide marketing services geared towards the younger generation is for our deep understanding of the taste and preferences of this generation.

For the fiscal years ended June 30, 2019 and 2020, we had total revenue of $19,031,766 and $15,688,080, and net income of $3,831,758 and $2,625,817, respectively. Revenue derived from the Event Hosting business accounted for 34% and 49% of our total revenue for those fiscal years, respectively. Revenue derived from the Event Planning and Execution business accounted for 52% and 35% of our total revenue for those fiscal years, respectively. Revenue derived from the Marketing business accounted for 14% and 16% of our total revenue for those fiscal years, respectively.

For the six months ended December 31, 2020, we had total revenue of $13,841,202 and net income of $2,366,627. Revenue derived from the Event Hosting, Event Planning and Execution, and Marketing businesses accounted for 50%, 45%, and 5% of our total revenue for these six months, respectively.

Our Competitive Strengths

We believe the following competitive strengths are essential for our success and differentiate us from our competitors:

An Extensive Portfolio of Iconic Hip-Hop Events

We have a large pool of creative talents within our company who incubate original hip-hop event ideas. Over the years, we have developed an extensive portfolio of iconic hip-hop events, including, without limitation: China Battle Championships, an annual street dance competition with a 10-year history; Move it, the first street dance stage play in China; Cross-Strait Hip-Hop Culture Festival, an annual cultural festival focusing on hip-hop culture, with support from Department of Culture and Department of Education of Fujian Province; Hip-Hop Party and Popcity Music Festival, a series of hip-hop music events in Fujian Province; and Mini Master and Super Hip-Hop Dream, street dance events to promote street dance and hip-hop culture among kids and teenagers. For details on our hip-hop events and related intellectual property, see “—Our Business Model—Event Hosting—Our Representative Hip-Hop Events” and “—Intellectual Property.” These events have been well received by the audience and generated sponsorship fees from a large number of sponsors.

A Deep Understanding of the Younger Generation

We began organizing hip-hop events and marketing campaigns in Chinese universities and colleges in 2007. For instance, we planned and organized Pino Chinese University Street Dance Competition (“品诺全国高校街舞大赛”) in 2010, 2011, and 2012, respectively, which attracted the participation of approximately 20,000 university students in total. Given our long operating history, we have a deep understanding of the younger generation’s preferences and behavior, which enables us to plan creative events and design attractive marketing campaigns tailored to this audience group. Event planners, creatives, and other members of our team are mostly young professionals who are enthusiastic about hip-hop culture, and they empathically understand and click with the younger generation. To keep up with the evolving trends among the younger generation, we maintain and enhance engagement with this target audience by posting hip-hop-related content and interacting with followers on various digital channels, such as WeChat and Weibo, other social network groups, and online platforms.

A Highly-Recognized Brand Name in the Hip-Hop Culture and Street Dance Industries

We have built a highly-recognized brand name in China as a promoter of hip-hop culture by providing services with significant hip-hop elements to corporate clients and by hosting concerts and hip-hop events. According to the Frost & Sullivan Report, the hip-hop culture industry and street dance industry in China have been growing at a CAGR of over 20% during the past five years, and are expected to grow at a CAGR of over 27% during the next five years. We were the second largest company in terms of revenue within the hip-hop culture and street dance industries in 2019 according to the Frost & Sullivan Report. On September 22, 2016, our VIE, Xiamen Pop Culture was listed in China on the National Equities Exchange and Quotations Co., Ltd., or the “NEEQ,” which made us the first hip-hop related company to be listed on the NEEQ and further increased the awareness of our brand name. To facilitate our initial public offering in the U.S., Xiamen Pop Culture applied to have itself delisted from the NEEQ in March 2019.

In addition, we benefit from sponsorship and support from our shareholders, some of whom have extensive experience in the entertainment industry in China, including host Nic Li, talent agent Yamo Zhao, and street dancer and disc jockey Hailong Huang. These shareholders may use their presence and reputation to enhance our position in the growing Chinese hip-hop market and accelerate growth in our business.

A Strong and Loyal Corporate Client Base

Our brand name and reputation have enabled us to develop and retain a strong and loyal corporate client base for our Event Planning and Execution and Marketing businesses. Our corporate client base mainly covers industries such as consumer goods, advertising and marketing, and media. From the start of our operations in 2007 to March 2021, we had provided event planning and execution and marketing services to an aggregate of 398 corporate clients, of which 180 are returning clients to whom we provided services more than once. Our corporate clients include, to name a few, Heng’an (China) Paper Industry Co., Ltd., Ab Inbev Sedrin Brewery Co., Ltd., Xiamen Mastermind Advertising Co., Ltd., Fujian Yunbang Culture Communication Co., Ltd., Guangzhou Taiji Advertising Co., Ltd., Fuzhou Xinsiyu Culture Communication Co., Ltd., Guangzhou President Enterprise Co., Ltd., Hongxing Erke Group, and Blue Hat Integrative Entertainment Technology.

An Experienced Management Team Able to Leverage the Capabilities of Our Organization

Our senior management team is led by Mr. Zhuoqin Huang, our chief executive officer, director, and chairman, who has 19 years of experience in the marketing industry. Mr. Huang also has considerable experience in the hip-hop industry—he began learning street dance in 1998, cofounded JWM Crew Dance Club, a street dance club based in Fujian Province, in 2002, and was an advisor to the M-ZONE National Street Dance Competition held in 2008. Our management team is comprised of highly skilled and dedicated professionals with wide ranging experience in event planning and execution, services, business development, and marketing. In addition, members of our management team have built extensive network in the entertainment industry over the years. We believe that our management will be able to effectively grow our business through continued operating improvement and relationship building.

We have cultivated an experienced and skilled work force, emphasizing collaboration, individual accountability, flexibility, and willingness to deliver high-quality services to our clients. Our senior management team is able to leverage the capabilities of this broader work force to facilitate our ongoing and long-term relationships that are key to our event planning and execution and marketing services and hip-hop events. Our combined team offers substantial industry experience and in-depth knowledge of the Chinese hip-hop related markets.

Our Strategies

We seek to be a leader in the promotion of hip-hop culture and its values in China, creating long-term value for fans, artists, corporate clients, and sponsors. Specially, we plan to implement the following strategies:

Develop and Operate Online Content

As an attempt to explore additional revenue sources and in response to the COVID-19 outbreak, we have accelerated the development and operation of online content during 2020. We have created 16 hip-hop related online programs, such as music videos and street dance performance videos, in 2020 using our hip-hop related intellectual property portfolio. See “—Our Business Model—Event Hosting—Online Hip-Hop Programs.” In addition, we intend to cooperate with Internet and TV providers in China to develop and distribute online content tailored for their customers.

Expand and Enhance Our Portfolio of Concerts and Hip-Hop Events

As we have shifted our focus to developing the Event Hosting business in recent years, we believe that continually expanding and enhancing our portfolio of concerts and hip-hop events are essential to maintaining our growth momentum. We intend to enter into performance agreements with artists and music companies with greater influence to attract a larger audience. We plan to continue to increase the size and influence of our existing hip-hop events and develop new hip-hop intellectual property in-house based on participant, sponsor, and sales staff feedback and our in-house industry research.

Exploit Revenue-Generating Opportunities for Our Hip-Hop Related Intellectual Property Portfolio

We have primarily monetized our hip-hop related intellectual property portfolio by hosting hip-hop events and receiving sponsorship fees from advertisers. To maximize the potential of our hip-hop related intellectual property portfolio, we intend to cooperate with third parties to develop a street dance training business and to create and monetize derivative works of our current intellectual property. For instance, we plan to work with publishers and comics companies to create picture books, comics, and textbooks for teenagers based on “Hip Hop Master (image)” trademark. In addition, we intend to enter into co-branding partnerships with manufacturers of shoes, clothing, food, and beverages, and create co-branded products.

Develop and Deepen Relationships with Corporate Clients

As more companies seek to expand their brand presence among the younger generation, we intend to leverage our deep understanding of this generation and develop cooperation relationships with new corporate clients. We plan to focus on companies in fast-moving consumer goods, communications, automobile, Internet product, and fashion industries.

We strive to continuously exceed our corporate clients’ expectations of our performance and will continue to bring our expertise and creative vision to refine and enhance their event and marketing strategies. We believe this deepens our relationships with existing corporate clients and helps us continue to be their trusted partner and their first choice for hosting events and executing marketing strategies.

Attract and Recruit Highly-Qualified Professionals to Join Our Team

In order to expand and grow our business, we need to aggressively recruit and attract highly-qualified professionals to join our team. The events and marketing in the hip-hop industry are labor-intensive and they require experienced and skilled planning and design personnel. Further, given that the hip-hop event development and hosting require great creativity and a good insight about emerging cultural trends, it is even harder for companies to recruit and retain talents with necessary experience and skills.

Further Enhance Our Brand Recognition

We will continue to enhance our brand recognition in the hip-hop industry. We plan to continue bidding for and carrying out corporate and marketing events in strategically selected locations to showcase our strong event planning and execution capabilities. We plan to develop and host more hip-hop events to attract fans and enhance our brand recognition. Our branding strategy will fully embrace the latest trends in social-based marketing activities, in a cost-effective manner by leveraging our word-of-mouth reputation.

Our Business Model

We generate revenue from the following principal businesses:

●	Event Hosting. Our Event Hosting business is built around our portfolio of hip-hop intellectual property and our strong cooperation with artists and music companies. We host concerts and hip-hop related events, including a stage play, three dance competitions, two cultural and musical festivals, and two promotional parties, and create hip-hop related online programs. We generally organize, operate, and monetize these concerts, hip-hop events, and online hip-hop programs ourselves, and derive revenue mainly through sponsorship fees provided by advertisers at those events and ticket sales.

●	Event Planning and Execution. Our Event Planning and Execution business is primarily built upon our deep understanding of the preferences of the younger generation, extensive event planning capabilities, and strong connections within the events industry. Instead of carrying out the execution of events ourselves, we typically engage third-party service providers to do so, allowing us to focus our time and energy on the general planning of events and coordination among the various parties at a specific event. To ensure the quality of execution services provided by third-party service providers, we adopted a standard process of quality control, consisting of selection, inspection, and review.

●	Marketing. Our Marketing business focuses on maximizing the potential of our experience in the marketing industry and our long-term relationship with advertising companies by assisting our clients in the creation and promotion of their brands, especially among the younger generation.

The following tables presents our revenue and gross profit for the fiscal years ended June 30, 2019 and 2020, and for the six months ended December 31, 2019 and 2020. See also “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Results of Operations.”

	Revenue		Gross Profit
	Fiscal Year Ended June 30,		Fiscal Year Ended June 30,
	2019	2020	2019	2020
Event Hosting	$6,532,438	$7,630,377	$2,316,341	$2,302,064
Event Planning and Execution	9,952,530	5,493,851	2,306,433	915,117
Marketing	2,546,798	2,563,852	1,250,455	1,312,052
Total	$19,031,766	$15,688,080	$5,873,229	$4,529,233

	Revenue		Gross Profit
	Six Months Ended December 31,		Six Months Ended December 31,
	2019	2020	2019	2020
Event Hosting	$4,408,784	$6,932,911	$1,618,174	$2,214,205
Event Planning and Execution	4,252,305	6,177,834	741,062	1,205,531
Marketing	1,292,266	730,457	905,472	462,701
Total	$9,953,355	$13,841,202	$3,264,708	3,882,437

Event Hosting

We have been hosting our own hip-hop related events in China for over a decade. Our portfolio of hip-hop events includes a stage play, three dance competitions or events, two cultural and musical festivals, and two promotional parties. In addition, we cooperate with music companies and artists and host various concerts in China. Starting from 2020, we have also created online hip-hop programs to explore additional revenue-generating opportunities for our hip-hop related intellectual property portfolio.

We primarily monetize these concerts, hip-hop events, and online hip-hop programs by providing sponsorship packages consisting of advertising spots, sponsorship mentions, and tickets to advertisers in exchange for sponsorship fees, and by selling tickets for those concerts. Revenue from our Event Hosting business was $6,532,438 and $7,630,377 for the fiscal years ended June 30, 2019 and 2020, respectively, which accounted for 34% and 49% of our total revenue for those fiscal years, respectively. Revenue from our Event Hosting business was $6,932,911 for the six months ended December 31, 2020, which accounted for 50% of our total revenue for those six months.

During the fiscal years ended June 30, 2019 and 2020, we hosted concerts and hip-hop events in six cities and 12 cities in China, respectively. The following table sets out the key performance indicators for our Event Hosting business for the fiscal years indicated:

	Fiscal Years Ended June 30,
	2019	2020
Hip-Hop Events (#)	30	48
Hip-Hop Event Participants (#)	102,000	127,930
Concerts (#)	6	0
Concert Audience (#)	20,000	0
Online Hip-Hop Programs (#)	0	16	*
Online Hip-Hop Program Views (#)	0	4,000,000

*	Two of the 16 online hip-hop programs generated revenue during the fiscal year ended June 30, 2020.

During the six months ended December 31, 2020, we hosted concerts and hip-hop events in 23 cities in China. The following table sets out the key performance indicators for our Event Hosting business for those six months:

	Six Months Ended December 31,
	2020
Hip-Hop Events (#)	47
Hip-Hop Event Participants (#)	120,200
Concerts (#)	0
Concert Audience (#)	0
Online Hip-Hop Programs (#)	16	*
Online Hip-Hop Program Views (#)	153,000,000

*	Two of the 16 online hip-hop programs generated revenue during the six months ended December 31, 2020.

Our Representative Hip-Hop Events

The following chart summarizes our representative events in the Event Hosting business during the fiscal years ended June 30, 2019 and 2020, and the six months ended December 31, 2020:

●	Move it (一起跃动街舞舞台剧). See “—Case Study—Move It” below.

●	China Battle Championships (CBC街舞冠军赛, “CBC”). CBC is an annual street dance competition we have organized since 2010. From 2016 to 2018, the number of host cities increased from one to three and the number of contestants increased from 300 to 1,500. During the 2019 CBC held in 18 cities and the 2020 CBC held online and in five cities, a total of 14,600 and 4,000 contestants competed in four types of dance, namely, breaking, popping, teenager freestyle, and group dance, respectively. As an effort to promote the cultural exchange with respect to hip-hop between U.S. and China, we have invited U.S. street dancers and disc jockeys, including Steffan “Mr. Wiggles” Clemente, Junior Boogaloo, Slim Boogie, and Dj Lean Rock, to serve as judges and guests in our events.

●	Cross-Strait Hip-Hop Culture Festival (海峡两岸潮流文化节, “CHCF”). CHCF is an annual cultural festival focusing on hip-hop culture and communication between teenagers of Mainland China and Taiwan. We have been co-hosting CHCF since its establishment in 2017. Representative activities during the cultural festival include teenager street dance competitions, hip-hop industry forums, and hip-hop art exhibitions. Approximately 9,710 and 5,550 people participated in CHCF in 2019 and 2018, respectively. As part of CHCF, the 2020 4th Hip-Hop Culture Industry Forum was held in Xiamen on December 20, 2020 and attracted 200 participants.

●	Hip-Hop Party (嗨趴). Hip-Hop Party is a series of promotional parties in karaoke bars we held in 2019 and 2020 to promote hip-hop culture and our brand. From April 20, 2019 to May 25, 2019, we held six promotional parties in five cities of Fujian Province, attracting a total attendance of approximately 2,600. In 2020, we held over 20 promotional parties in three cities of Fujian Province, attracting a total attendance of approximately 7,000.

●	Popcity Music Festival (潮圣音乐节). Popcity Music Festival is a hip-hop music festival we held in Xiamen in 2019 and 2020. During the event, famous disc jockeys and masters of ceremonies, street dancers, rappers, and two noticeable local bands performed together with students and teachers of Hip Hop Master, a street dance school in Xiamen. The event attracted an attendance of approximately 2,000 in 2019 and 4,000 in 2020.

●	Mini Master (街舞萌主展演). Mini Master is a street dance exhibition and performance we held in Xiamen in 2019 and 2020. We designed the event to promote street dance and hip-hop culture among kids. Major activities of the event included street dance competitions for kids and exhibitions of derivatives of hip-hop intellectual property. The event attracted an attendance of approximately 270 in 2019 and 150 in 2020.

●	Super Hip-Hop Dream (SHD超级街舞梦想营). Super Hip-Hop Dream is a series of street dance events focusing on teenagers we held in 2017, 2018, 2019, and 2020. The 2019 events, each lasted two days, were held in 10 different cities in Fujian Province; the 2020 events lasted 30 days and were held in nine different cities in Fujian Province. Major activities of the events included teenager street dance competitions, hip-hop classes, and hip-hop training camps. The events attracted an attendance of approximately 2,420 in 2019 and 3,000 in 2020.

Case Study—Move It

Move it is a two-hour long street dance stage play, the first of its kind in China, produced in cooperation with Masters Production, a German third-party production company, and several U.S. directors, including Angel Feliciano, Amen Ra “Bam Bam” Valentine, SamO, and Garrick Footman. The first round of 12 performances of Move It ran from December 2018 to June 2019 in 10 cities in China, attracting a total attendance of approximately 46,000. In 2020, performances of Move It ran in eight cities in China, attracting a total attendance of approximately 10,000.

普普文化
POP CULTURE GROUP
×
MASTER
一起跃动
百老汇团队用心打造国内现象级街舞剧
MOVE IT
总冠名：
战略合作：
7-PE

The success of the show epitomized our development team’s high degree of professionalism and deep understanding of the hip-hop industry. We mobilized a development team of five well-recognized producers, each with a proven track record of producing a variety of street dance related shows. We also gathered a team of 25 experienced street dancers, including the leading actor, Baihua Tu (“小白”), and leading actress, Daiqing Liang, both of whom were noticeable participants in Chinese dance competition shows such as Street Dance of China and Shake It Up.

Most importantly, our in-depth understanding of the hip-hop industry allows us to more accurately predict the cultural trend and audience taste. We observe that hip-hop, although still a niche music genre in China, has already been integrated into mainstream pop culture in recent years through various channels, such as rap competitions and reality shows, apparels, trending buzzwords, and related music formats. We believe young Chinese’s demands for transformative entertainment themes and hip-hop would be the next emerging cultural trend. Our in-depth knowledge of young Chinese audience enables us to place the most appealing elements into the show.

Concerts

We enter into performance agreements with artists or music companies, pursuant to which we pay performance fees and arrange for the execution of concerts, in exchange for the right to ticket sales revenue and to sponsorship revenue for such concerts. Instead of selling concert tickets directly to fans, we typically sell them through third parties, such as ticketing platforms, media companies, and marketing companies, or include them as part of the sponsorship packages provided to advertisers. The price of our concert tickets is generally between $26 and $188. We had ticket sales revenue in the amount of $946,252 and $nil during the fiscal years ended June 30, 2019 and 2020, respectively. We did not have any ticket sales revenue during the six months ended December 31, 2020.

The chart below summarizes the concerts we hosted during the fiscal year ended June 30, 2019. We did not host any concert during the fiscal year ended June 30, 2020 or the six months ended December 31, 2020.

Dates	Name	Location	Size of Audience Approximately
08/11/2018	20●Yu Quan 20-Year Anniversary Tour (Changsha)	Changsha	7,908
08/18/2018	20●Yu Quan 20-Year Anniversary Tour (Wuhan)	Wuhan	6,404
08/18/2018	2018 Ou-yang Nana 18 Transboundary Concert Tour (Chengdu)	Chengdu	2,016
12/02/2018	2018 Lisa Ono 30-year Anniversary Concert Tour (Xiamen)	Xiamen	3,955
12/15/2018	2018 Li Yundi Concert Tour (Nanchang)	Nanchang	1,514
01/01/2019	2019 Li Yundi Concert Tour (Chongqing)	Chongqing	2,980

Online Hip-Hop Programs

We have created 16 online hip-hop programs since March 2020, some of which are Hip-Hop Master (街舞大狮兄), Popping Master (Popping大师), Top Dance Show (TDS街舞达人现场), China Battle Championships (CBC街舞冠军赛), and Pop Trendy Shoes (Pop潮履). Hip-Hop Master is an online street dance tutorial program and consists of 64 episodes of one-minute short music videos that teach beginner street dance moves, tips, and tricks. Popping Master, Top Dance Show, and China Battle Championships are collections of street dance performance videos from hip-hop events we hosted in recent years, showcasing the talents of hip-hop dancers and fans who participated in our street dance competitions and other hip-hop events. Pop Trendy Shoes is a collection of short music videos on trendy shoes related to hip-hop culture. Starting from March 2020, we have distributed these short music videos on popular video sharing platforms in China, such as TikTok, Kuaishou, iQiyi, Xiaohongshu, and Xigua Video, and these videos had collectively generated over 330 million views as of April 30, 2021. We monetize our online hip-hop programs by providing sponsorship packages consisting of advertising spots, sponsorship mentions, and the right to use related images and videos in exchange for sponsorship fees.

Sponsors and Sponsorship Packages

Advertisers that sponsor our concerts, hip-hop events, and online hip-hop programs include consumer goods companies, advertising and marketing companies, and media companies. During the fiscal years ended June 30, 2019 and 2020, we received sponsorship fees from 16 and 18 sponsors in an aggregate amount of $5,774,639 and $7,630,376, respectively. During the six months ended December 31, 2020, we received sponsorship fees from 11 sponsors in an aggregate amount of $6,932,911. The price of our sponsorship packages ranges from approximately $14,600 to $1,463,000.

The sponsorship packages we provide to sponsors of a hip-hop event, concert, or online hip-hop program typically include different sponsorship levels and consist of one or a combination of the following sponsorship benefits:

●	exclusive “Presented By” sponsorship distinction on event signage, program, and power point presentation;

●	on-stage speaking opportunities to highlight presenting sponsorship;

●	opportunities to present event awards;

●	acknowledgement from podium;

●	acknowledgment and promotion on social media and event websites;

●	standing banners announcing sponsorship;

●	recognition as sponsor in publications sent to event participants;

●	onsite marketing opportunities;

●	seats at the event dinners;

●	complimentary tickets;

●	advertising spots;

●	logo recognition in all event collateral materials; and

●	right to use event-related images and videos for marketing purposes.

Marketing of Concerts, Hip-Hop Events, and Online Hip-Hop Programs

We promote our concerts, hip-hop events, and online hip-hop programs through multiple advertising channels, including:

●	social media, principally WeChat and Weibo;

●	advertisements on outdoor billboard or through radio broadcasts;

●	advertisements on televisions and LED screens in elevators; and

●	alternative media advertising.

We acquire sponsors of concerts, hip-hop events, and online hip-hop programs directly and through referrals from our existing corporate clients and sponsors. We also assign the rights to acquire sponsors to third-party agencies and rely on them to find sponsors for our concerts, hip-hop events, and online hip-hop programs.

Our Event Hosting Team

As of April 2021, we had seven employees dedicated to the Event Hosting business, including two managers, three designers, and two event planners. An offline event typically requires the participation of about two to 10 employees and one to five independent contractors depending on the size of the event.

In addition, we draw from our in-house event planning and execution capabilities and cooperate with third parties to provide services to advertisers and cooperative partners. Please refer to “—Event Planning and Execution—Our Event Planning and Execution Team and Third-Party Service Providers” below.

Event Planning and Execution

Since the inception of Xiamen Pop Culture in 2007, we have been providing comprehensive event planning and execution services to corporate clients in China. We distinguish our event planning and execution services from those provided by other companies by adding significant hip-hop elements, such as street dance performances, hip-hop music, and hip-hop fashion and style, into our event plan and event material design for all events.

The geographic areas we focus on are the eastern and southern areas of China, such as Fujian, Guangdong, and Zhejiang Provinces and Shanghai, where some of the largest and wealthiest cities in China are located and the demand for our services is the strongest.

Revenue from our Event Planning and Execution business was $9,952,530 and $5,493,851 for the fiscal years ended June 30, 2019 and 2020, respectively, which accounted for 52% and 35% of our total revenue for those fiscal years, respectively. Revenue from our Event Planning and Execution business was $6,177,834 for the six months ended December 31, 2020, which accounted for 45% of our total revenue for those six months.

The following table sets out the key performance indicators for our Event Planning and Execution business as of the fiscal years indicated.

	Fiscal Years Ended June 30,
	2019	2020
Events (#)	43	51
Clients (#)	35	16

The following table sets out the key performance indicators for our Event Planning and Execution business as of the six months ended December 31, 2020.

Six Months Ended December 31, 2020
Events (#)	42
Clients (#)	21

Client Acquisition Channels

We believe we have built up strong connections within the events industry and, as a result, our existing clients and cooperative third-party service providers regularly refer potential clients to us. In addition, some sponsors of our concerts, hip-hop events, and online hip-hop programs have become clients of our event planning and execution services after they cooperated with us and experienced our planning and execution capabilities.

Some of our potential clients publish request for tender notices of proposed marketing or corporate events on their official websites or third-party websites. We have a dedicated team conducting routine searches on these websites, especially those of our targeted regions.

We also have some clients who seek our event planning and execution services as a result of our marketing efforts.

Services

Depending the goal of each event, our event planning and execution services may include one or a combination of the following responsibilities:

●	Communication. We communicate with clients to understand the goal of their events, connect clients with third-party service providers, and assist in their communication with event participants and third-party service providers.

●	Planning. We help clients plan the details of their events, including logistics, budget, venue, entertainment, catering, and contingency plans.

●	Design. We provide design services, including event logo and mascot creation, concept, and appearance, exhibition model design, and venue dressing.

●	Production. Through third-party event material producers, we produce event materials such as signs and banners, badges and name-tags, promotional items, and gift and award items.

●	Reception. We arrange the invitation and reception of key participants of an event, and provide transportation and hospitality services.

●	Execution. We arrange the building of event stages, decoration of venues, distribution of event materials, and supervise the execution of other aspects of events.

●	Analysis. We provide after-event marketing services and collect event participant feedback, summarize the results of event execution, and issue detailed reports to clients for evaluation purposes.

Clients

Clients of our event planning and execution services include advertising and media service providers, industry associations, and companies in a wide range of industries such as consumer goods, real estate, tourism, entertainment, technology, e-commerce, education, and sports. We had two and one clients that accounted for more than 10% of our annual revenue for the fiscal years ended June 30, 2019 and 2020, respectively, and four for the six months ended December 31, 2020. Our repeat customers, among others, include Heng’an (China) Paper Industry Co., Ltd., Xiamen Mastermind Advertising Co., Ltd., Ab Inbev Sedrin Brewery Co., Ltd., Guangzhou Taiji Advertising Co., Ltd., Fuzhou Xinsiyu Culture Communication Co., Ltd., and Beijing Taiji Culture Communication Co., Ltd.

For the fiscal year ended June 30, 2019, our top five event planning and execution clients were as follows:

	Client Name	Revenue	Percentage of Total Revenue
1	Heng’an (China) Paper Industry Co., Ltd.	$2,251,663	11.35%
2	Guangzhou Taiji Advertising Co., Ltd.	$2,104,177	10.60%
3	Fuzhou Xinsiyu Culture Communication Co., Ltd.	$1,423,407	7.17%
4	Hangzhou Jiandanmei Blockchain Technology Co., Ltd.	$654,986	3.30%
5	Shanghai Duyuan Culture Communication Co., Ltd.	$630,727	3.18%
	Total	$7,064,960	35.60%

For the fiscal year ended June 30, 2020, our top five event planning and execution clients were as follows:

	Client Name	Revenue	Percentage of Total Revenue
1	Guangzhou Taiji Advertising Co., Ltd.	$2,771,735	17.67%
2	Fuzhou Xinsiyu Culture Communication Co., Ltd.	$818,171	5.22%
3	Beijing Taiji Culture Communication Co., Ltd.	$538,516	3.43%
4	Xiamen Mastermind Advertising Co., Ltd.	$335,398	2.14%
5	COFCO Coca-Cola Beverages (Beijing) Limited	$243,836	1.55%
	Total	$4,707,656	30.01%

For the six months ended December 31, 2020, our top five event planning and execution clients were as follows:

	Client Name	Revenue	Percentage of Total Revenue
1	Heng’an (China) Paper Industry Co., Ltd.	$1,708,828	12.35%
2	Fuzhou Xinsiyu Culture Communication Co., Ltd.	$1,252,999	9.05%
3	Guangzhou Taiji Advertising Co., Ltd.	$819,847	5.92%
4	Shanghai Chenrong Cultural Development Co., Ltd.	$628,549	4.54%
5	Fujian Yunbang Culture Communication Co., Ltd.	$451,189	3.26%
	Total	$4,861,412	35.12%

Case Study—Selected Clients

Heng’an (China) Paper Industry Co., Ltd.

Heng’an (China) Paper Industry Co., Ltd. (“Heng’an Paper”) is a subsidiary of Hengan International Group Co., Ltd. (SEHK:1044), a producer of sanitary napkins and baby diapers in China. In 2010, Heng’an Paper engaged us to plan and execute its marketing events because of our event-related experience and industry knowledge. Since then, we have helped Heng’an Paper successfully organize multiple entertainment and marketing events.

April to June 2018—2018 The Fourth Mind Act Upon Mind Paper Fashion College Music Gathering (2018年第四季心相印纸时尚青春音乐汇). As the general manager of offline events of the music gathering, we planned the timeline of and ran all the offline events, including pre-event marketing in 60 colleges and universities in China, applications, 12 city-level competitions, top 16 training, and finals.

May to June 2019—2019 The Fifth Mind Act Upon Mind Paper Fashion College Music Gathering (2019年第五季心相印纸时尚青春音乐汇). As the general manager of offline events of the music gathering, we planned the timeline of and ran all the offline events, including pre-event marketing in 40 colleges and universities in China, applications, eight city-level competitions, top 12 training, and finals and concerts in the southern and northern divisions.

October to December 2020—2020 The Sixth Mind Act Upon Mind Paper Fashion College Music Gathering (2020年第六季心相印纸时尚青春音乐汇). As the general manager of offline events of the music gathering, we planned the timeline of and ran all the offline events, including pre-event marketing in 50 colleges and universities in China, applications, eight city-level competitions, and finals and concerts in the southern and northern divisions.

Blue Hat Interactive Entertainment Technology

Blue Hat Interactive Entertainment Technology (Nasdaq: BHAT) is a producer, developer, and operator of AR interactive entertainment games and toys in China, including interactive educational materials, mobile games, and toys with mobile game features.

January 2018—AR Racer Championship 2017 (2017AR飞车全国竞技大赛总决赛). We provided services including event material production, logistics planning, video shooting, and media publicity.

March 2018—AR Racer Shanghai and Fuzhou Game Exhibitions (AR飞车上海及福州游戏展览). We planned and executed two game exhibitions in Shanghai and Fuzhou.

April 2018—AR E-Sports and AR Zombie Fights (AR电竞及AR僵尸大作战). We arranged the building of event stages, decorated the venue, and designed and produced exhibition model for a gaming event in Xiamen.

Depending on the needs of our clients and the length of the events, the length of our service can range from one to six months, but usually is less than three months.

Our fee for providing event planning and execution services for an event is negotiated with the client on a case-by-case basis, depending on the scale and length of the event, the number of employees and independent contractors involved, and the desired effect of the event. The range of our fee is usually between $800 and $1,210,000 and we usually extend to our customers credit terms ranging from 30 to 180 days after we successfully provide services. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources.”

Representative Events

Most of the events we plan and execute for corporate clients are marketing events with an emphasis on the younger generation, such as university students and young professionals. The following charts summarize our top 10 events in terms of contract amount in the Event Planning and Execution business during the fiscal years ended June 30, 2019 and 2020, and our top five events in terms of contract amount in the Event Planning and Execution business during the six months ended December 31, 2020.

Representative Events for the Fiscal Year Ended June 30, 2019

Duration	Client	Location	Event	Approximate Contract Amount	Services Provided
05/2019 to 06/2019	Heng’an (China) Paper Industry Co., Ltd.	Beijing, Hangzhou, Guangzhou, Chengdu, Shenyang, Xi’an, Wuhan, Jinan	2019 The Fifth Mind Act Upon Mind Paper Fashion College Music Gathering	$1,245,713	Offline event planning and execution, including pre-event marketing in 40 colleges and universities in China, applications, eight city-level competitions, top 12 training, and finals and concerts in the southern and northern divisions
05/2019	Hangzhou Jiandanmei Blockchain Technology Co., Ltd.	Hangzhou, Zhejiang	Jiandanmei Blockchain Planning and Marketing Activities	$712,255	Event planning, execution, recruiting and management of event personnel, and event report drafting
06/2019	Shanghai Duyuan Culture Communication Co., Ltd.	Shanghai	2019 China Fortune Land Development Digital Theme International Exhibition	$685,875	Event planning and execution, street dance performance, communication with third parties, stage building, and venue decoration
02/2019	Fuzhou Xinsiyu Culture Communication Co., Ltd.	Sanya, Hainan	2019 Dongfeng Scenery Fan Festival	$665,357	Event planning and execution, entertainment, event material production, stage building, and venue decoration
04/2019	Guangzhou Taiji Advertising Co., Ltd.	Shanghai	2019 GAC Group New Energy Shanghai Exhibition	$615,529	Event planning and execution, video making, and news release
04/2019 to 05/2019	Beijing Taiji Culture Communication Co., Ltd.	Ningbo, Shanghai, Hangzhou, Dongguan, Shenzhen, Guangzhou, Foshan, Wuxi	2019 GAC Group “Acura” Test Drive Events	$498,285	Stage building, coordination with third parties, and media services
05/2019	Fuzhou Maibo Culture Communication Co., Ltd.	Fuzhou, Fujian	2019 BMW Dealer Annual Meeting	$498,285	Event planning and execution, reception, coordination with third parties, recruitment, training, and management of event personnel, street dance and music performance, media services, and venue decoration
05/2019	Guangzhou Taiji Advertising Co., Ltd.	Wanning, Hainan	2019 Dongfeng-Nissan Customer Test Drive Event	$425,008	Stage building, coordination with third parties, event material production, and media services
10/2018 to 12/2018	Xiamen Many Idea Interactive Co., Ltd.	Xiamen, Fujian	Gulangyu Music Festival	$410,353	Event planning, coordination with third-party media, and online advertising
10/2018 to 12/2018	Dongfang Shuimo (Quanzhou) Cultural Industry Investment Development Co., Ltd.	Jinjiang, Fujian	A series of hip-hop events hosted in Jinjiang Hongshan Culture Development Park, including hip-hop events	$381,042	Event planning, stage design and building, coordination with third parties

Representative Events for the Fiscal Year Ended June 30, 2020

Duration	Client	Location	Event	Approximate Contract Amount	Services Provided
11/2019 to 12/2019	Guangzhou Taiji Advertising Co., Ltd.	Guangzhou, Guangdong	Guangqi Honda Auto Guangzhou 2019 Exhibition	$540,548	Event planning, coordination with third parties, reception, event material production, media services, stage design and building, and venue decoration
08/2019 to 09/2019	Guangzhou Taiji Advertising Co., Ltd.	Xi’an, Chengdu, Chongqing, Changsha, Dongguan, and Guangzhou	2019 Trumpchi World with No Bend	$462,311	Event planning, coordination with third parties, reception, event material production, media services, stage design and building, and venue decoration
01/2020	Guangzhou Taiji Advertising Co., Ltd.	Chengdu, Sichuan	Guangqi Honda 2020 Special Shop Meeting	$402,479	Event planning for exhibition of new automobile, industry conference, and award ceremony
10/2019 to 12/2019	Xiamen Mastermind Advertising Co., Ltd.	Xiamen, Fujian	Migu Anime 2019 Nijigen Strategy Execution Activity	$355,624	Event planning, coordination with third parties, reception, event material production, media services, stage design and building, and venue decoration
12/2019	Guangzhou Taiji Advertising Co., Ltd.	Guangzhou, Guangdong	2019 Guangqi NIO First Product Release	$295,879	Event planning, coordination with third parties, reception, event material production, media services, stage design and building, and venue decoration
12/2019	Xiamen Many Idea Interactive Co., Ltd.	Xiamen, Fujian	2019 Xiamen International Fashion Week	$256,049	Coordination with third-party performers
11/2019 to 12/2019	Guangzhou Taiji Advertising Co., Ltd.	Pazhou, Guangdong	2019 Guangqi New Energy Guangzhou Exhibition	$241,487	Stage building, coordination with third parties, and media services
9/2019	Guangzhou Taiji Advertising Co., Ltd.	Guangzhou, Guangdong	2019 Accord Night of Curiosity	$238,804	Stage building, coordination with third parties, and media services
10/2019	Guangzhou Taiji Advertising Co., Ltd.	Beijing	2019 Accord Night of Curiosity	$238,804	Stage building, coordination with third parties, and media services
10/2019	Beijing Taiji Culture Communication Co., Ltd.	Nanjing, Jiangsu	2019 Yadea Marketing Event	$216,533	Stage building, coordination with third parties, and media services

Representative Events for the Six Months Ended December 31, 2020

Duration	Client	Location	Event	Approximate Contract Amount	Services Provided
10/2020-12/2020	Heng’an (China) Paper Industry Co., Ltd.	Shenyang, Wuhan, Hangzhou, Xi'an, Xiamen, Guangzhou, Chongqing, and Changsha	2020 The Sixth Mind Act Upon Mind Paper Fashion College Music Gathering	$1,904,555	Offline event planning and execution and coordination with third-party performers
09/2020	Shanghai Chenrong Cultural Development Co., Ltd.	Zhanjiang, Guangdong	2020 Huahe Nanguo Mingyuan Festival	$704,981	Event planning, on-site construction, and execution
10/2020-12/2020	Fuzhou Xinsiyu Culture Communication Co., Ltd.	Fuzhou, Fujian	2020 Fuzhou China Mobile Promotion Activities	$355,556	Event planning and execution
11/2020-12/2020	Fuzhou Xinsiyu Culture Communication Co., Ltd.	Quanzhou, Fujian	Nan'an Zhongjun World City 2nd Anniversary Celebration	$318,774	Event material production, stage building, and venue decoration
11/2020	Fuzhou Maibo Culture Communication Co., Ltd.	Xiamen, Fujian	Alumni Networking Conference for the 60th Anniversary of Huaqiao University	$318,774	Event planning, stage building, and execution

Our Event Planning and Execution Team and Third-Party Service Providers

As of April 2021, we had 20 employees dedicated to the Event Planning and Execution business, including four event planners, six creative staff, six operational staff, and four customer service agents. An offline event typically requires the participation of about two to 10 employees and one to five independent contractors depending on the size of the event.

Third-party service providers we regularly cooperate with include event venue providers, entertainment performance companies, electronic equipment providers, event material producers, event carpentry service providers, security service providers, general event execution service providers, and advertising companies. During the fiscal years ended June 30, 2019 and 2020, we cooperated with 35 and 108 third-party service providers on 35 and 54 events, respectively. During the six months ended December 31, 2020, we cooperated with 115 third-party service providers on 42 events.

To ensure that we only cooperate and work with qualified third-party service providers, our management formed a standard process to evaluate these companies and control the quality of their services, which include the following steps:

●	Selection. We select the third-party service providers for an event based on quality of products and services, prices, delivery time, customer services, and ability to fulfill contracts. We request potential service providers interested in an event to submit an application form with copies of business registration certificates.

●	Inspection. After a third-party service provider begins cooperating with us on an event, we regularly inspect its performance during different stages of the event according to detailed specifications and timeline for products or services in our agreement with the service provider.

●	Review. We review performance of each third-party service provider after an event, and rate them according to quantity and quality of products and services, timeliness, prices, and customer services. Depending on the performance of a service provider, we will increase, decrease, or even terminate our cooperation with it.

We typically do not enter into long-term supplying contracts with these third-party service providers, but only enter into event execution contracts for specific events after we finish the planning and design of the events. Our event execution contracts with third-party service providers specify quantity and specifications of products or services, unit price of each product or service, delivery time, and payment date, among other things.

Marketing

Corporate clients seek our marketing services because of our rich experience in organizing marketing campaigns, particularly among the younger generation. We enter into service agreements with our marketing clients, and provide different marketing solutions depending on their specific needs, target markets, and potential customers. If a company does not currently have a brand, we systematically create a brand that fits its products and core value; if a company already has an established brand but wants to enter a new business or market, we work with the company to add new elements to its brand, making it more attractive and memorable to the target customers. As of April 2021, we had five employees dedicated to the Marketing business.

Clients of our Marketing business are typically consumer goods companies and advertising and media service providers, including Heng’an (China) Paper Industry Co., Ltd., Ab Inbev Sedrin Brewery Co., Ltd., Fuzhou Xinsiyu Culture Communication Co., Ltd, Fujian Yunbang Culture Communication Co., Ltd., and Xiamen Chengda Sihai Culture Communication Co., Ltd. We provided marketing services to 21 and 16 clients during the fiscal years ended June 30, 2019 and 2020, respectively, and nine clients during the six months ended December 31, 2020. Revenue from our Marketing business was $2,546,798 and $2,563,852 for the fiscal years ended June 30, 2019 and 2020, respectively, which accounted for 14% and 16% of our total revenue for those fiscal years, respectively. Revenue from our Marketing business was $730,457 for the six months ended December 31, 2020, which accounted for 5% of our total revenue for those six months.

The following are some of the marketing services we offer:

●	Trademark and Logo Design. We assist clients in their Chinese or English company or brand name choice, logo design, symbol design, and trademark design.

●	Visual Identity System Design. The visual identity system of a company includes its name, signature color, logo, and slogan. Over time, this visual identity becomes associated with the organization, and thereby reinforces its messages and personality. Based on our understanding of our clients’ company culture and long-term goals, we assist them in creating a visual identity that attracts potential customers and suitable for future growth. For example, we helped design the fonts, logo, signature color, and other related items of Yuanma Agent, catering to the preference of this technology company.

●	Brand Positioning. Brand positioning is the conceptual place a brand wants to own in its target customers’ mind. We focus on connecting brand functions to the needs of customers to maximize customer relevancy and competitive distinctiveness, in order to maximize brand value. We help our clients determine their current position, identify their direct competitors and how these competitors position their brand, identify the uniqueness of our clients, develop a distinct and value-based positioning idea, and craft a brand positioning statement and test its efficacy.

●	Brand Personality Design. Brand personality is a set of human characteristics that are attributed to a brand name, and customers are more likely to purchase a brand if its personality is similar to their own. We assist our clients in choosing one or more of the five main types of brand personalities with common traits, namely, excitement, sincerity, ruggedness, competence, and sophistication. We then provide suggestions to our clients on how to craft their brand personality and incorporating that brand personality into their products and marketing campaigns.

●	Digital Solutions. With our expertise in web design, we assist our clients in setting up effective websites that both enhance their brands and cater specifically to target consumers. We also help our clients create video advertisements and promotion videos that enhance their brand image and presence and design and edit our clients’ videos for their corporate needs. For example, we helped plan, shoot, and edit a video for a corporate event of Ab Inbev Sedrin Brewery Co., Ltd.

●	Advertisement Distribution. We cooperate with third-party advertising companies to distribute advertisements for our clients in multiple cities in the PRC, including Guangzhou, Shenzhen, Kunming, Harbin, Shenyang, Changchun, among others, usually through formats such as bus advertising, in which advertisements are placed on the inside or outside of buses, and television advertising. For bus advertising, we determine the amount of service fees charged to a client based on the size of advertisements, the number of bus lines, the number of buses, and the length of display periods. For television advertising, we determine the amount of service fees charged to a client based on the television channels, the length of advertisements, the position of display, the frequency of display, and the programs before or after the advertisements.

Competition

The hip-hop industry in China is highly-competitive and rapidly evolving, with many new companies joining the competition in recent years and few nationwide leading companies.

●	Event Hosting. We compete against other providers of hip-hop events, hosts of concerts, and creators of online hip-hop programs in particular, and providers and hosts of entertainment events in general, such as Beijing Hedgehog Brothers Culture Media Co., Ltd. We compete primarily on the basis of the following factors: (i) quantity and quality of concerts, events, and online programs, (ii) quantity and quality of sponsorship packages to advertisers, (iii) costs of carrying out concerts and events, and (iv) brand recognition.

●	Event Planning and Execution. We compete against advertising and marketing companies that operate offline events, such as Spearhead Integrated Marketing Communication Group. We compete on the basis of the following factors: (i) types and quality of services provided, (ii) costs of planning and running events, and (iii) brand recognition.

●	Marketing. We compete against advertising and marketing companies that offer marketing solutions for corporate clients, such as BlueFocus Communication Group Co. Ltd. We compete on the basis of the following factors: (i) types and quality of services provided, (ii) costs of offering marketing services, and (iii) brand recognition.

We believe that we are well-positioned to effectively compete in these businesses based on the factors listed above. However, some of our current or future competitors may have longer operating histories, greater brand recognition, or greater financial, technical, or marketing resources than we do. For a discussion of risks relating to competition, see “Risk Factors—Risks Related to Our Business—The markets in which we operate are highly competitive.”

Employees

We had 34 full-time employees as of December 31, 2020. We had 41, 37, and 41 full-time employees as of June 30, 2018, 2019, and 2020. The following table sets forth the number of our full-time employees as of December 31, 2020:

Function:	Number
Management	3
Sales Center Management	5
Brand Marketing Department	11
Hip-Hop Department	4
Performance Department	1
Support Center	9
Office of the General Manager	1
Total	34

We enter into employment contracts with our full-time employees and standalone non-compete agreements with some of our key employees.

As required by regulations in China, we participate in various employee social security plans that are organized by municipal and provincial governments for our PRC-based full-time employees, including pension, unemployment insurance, childbirth insurance, work-related injury insurance, medical insurance, and housing insurance. We are required under PRC law to make contributions from time to time to employee benefit plans for our PRC-based full-time employees at specified percentages of the salaries, bonuses, and certain allowances of such employees, up to a maximum amount specified by the local governments in China.

We believe that we maintain a good working relationship with our employees, and we have not experienced material labor disputes in the past. None of our employees are represented by labor unions.

Facilities

Our principal executive offices are located in Xiamen, Fujian, China, where we, through Xiamen Pop Culture, lease offices from an independent third party with an area of approximately 10,763 square feet, with a lease term from May 20, 2020 to August 24, 2023 and a monthly rent of RMB57,200 (approximately $8,540). We are required to notify the landlord at least one month in advance if we would like to renew the lease.

Zhongjing Pop leases an office in Guangzhou from an independent third party with an area of approximately 768 square feet, with a lease term of two years from August 1, 2020 to August 1, 2022 and a monthly rent of RMB500 (approximately $74). We are required to notify the landlord at least 15 days in advance if we would like to renew the lease.

Pop Network leases an office in Xiamen from an independent third party with an area of approximately 861 square feet, with a lease term of one year from February 25, 2021 to February 24, 2022 and a monthly rent of RMB1,500 (approximately $224).

We believe that the offices that we currently lease are adequate to meet our needs for the foreseeable future.

Intellectual Property

We are the owners of a portfolio of iconic brands in the PRC across a range of hip-hop events and related areas. For instance, we hold the copyrights to the logo “CBC” for a dance competition. We own additional trademarks “Hip Hop Master” (“嘻哈大师”), “Hip-Hop Lion” (“嘻哈大狮”), and their logos related to street dance education. Our trademarks are in the form of plain-text words or design logos. As of April 30, 2021, Xiamen Pop Culture owned 20 trademarks in the PRC:

Trademark Name	Trademark Type	Registration Date	Expiration Date	Trademark Number
	Type 16	July 28, 2017	July 27, 2027	20288907

	Type 9	July 28, 2017	July 27, 2027	20288996

Hip Hop master	Type 16	July 28, 2017	July 27, 2027	20288977

	Type 9	July 28, 2017	July 27, 2027	20288943

Trademark Name	Trademark Type	Registration Date	Expiration Date	Trademark Number
	Type 41	July 28, 2017	July 27, 2027	20288720

嘻哈大狮	Type 41	July 28, 2017	July 27, 2027	20288632

嘻哈大狮	Type 28	July 28, 2017	July 27, 2027	20288575

嘻哈大师	Type 25	July 28, 2017	July 27, 2027	20289107

嗨趴	Type 41	November 28, 2017	November 27, 2027	21517318

街舞萌主	Type 35, Type 41	January 7, 2019	January 6, 2029	29244158

嘻哈大师	Type 41	January 28, 2019	January 27, 2029	30017730

嘻哈大师	Type 43	January 28, 2019	January 27, 2029	30026755

mini master	Type 35, Type 41	March 28, 2019	March 27, 2029	29246377

POPCITY	Type 41	November 21, 2019	November 20, 2029	37263129

	Type 41	April 21, 2020	April 20, 2030	40851761

	Type 41	May 14, 2020	May 13, 2030	40819073

	Type 41	May 14, 2020	May 13, 2030	40828283

	Type 41	December 7, 2018	December 6, 2028	22977765

	Type 25	August 14, 2020	August 13, 2030	40833575

	Type 25	July 14, 2020	July 13, 2030	40813885

Our chief executive officer, Mr. Zhuoqin Huang, has licensed two trademarks, “CBC” and “潮圣,” exclusively to Xiamen Pop Culture for free for a term from January 1, 2020 to December 31, 2029. The licensing contract will be automatically renewed for 10 years unless Mr. Huang and Xiamen Pop Culture terminated the agreement by mutual consent.

Xiamen Pop Culture has licensed trademarks, “,” “嘻哈大师,” and “嘻哈大狮,” non-exclusively to Xiamen Hip Hop Master Education Services Co., Ltd. for a term from January 1, 2020 to December 31, 2029 for a total consideration of RMB6.6 million, which are to be paid in installments over the 10 years.

In addition, as of April 30, 2021, we had registered five domain names relating to our business, namely c-b-c.cn, highpop.cn, hiphopmaster.cn, popinter.cn, and 520pop.com, 20 software copyrights, and 17 literature work copyrights in the PRC.

We rely on a combination of copyright and trademark law, and confidentiality agreements with employees to protect our intellectual property rights. In addition, under the employment agreements we enter into with our employees, they acknowledge that the intellectual property made by them in connection with their employment with us are our property. We also regularly monitor any infringement or misappropriation of our intellectual property rights.

Insurance

We maintain employer’s liability insurance for executive officers and some employees of Xiamen Pop Culture, to protect us from financial loss if a worker has a job-related injury or illness not covered by workers’ compensation. We do not maintain other property insurance, business interruption insurance, or general third-party liability insurance. We believe the insurance coverage we maintain is in line with the industry practice. For risk factors relating to our insurance policies, please see “Risk Factors—Risks Relating to Our Business—Our current insurance policies may not provide adequate levels of coverage against all claims and we may incur losses that are not covered by our insurance.”

Seasonality

Our Event Planning and Execution and Marketing businesses have demonstrated seasonal fluctuations as we typically organize more events between April and June each year due to higher seasonal demand. Our Event Hosting business is not subject to seasonality.

Legal Proceedings

From time to time, we may become a party to various legal or administrative proceedings arising in the ordinary course of our business, including actions with respect to intellectual property infringement, violation of third-party licenses or other rights, breach of contract, and labor and employment claims. We are currently not a party to, and we are not aware of any threat of, any legal or administrative proceedings that, in the opinion of our management, are likely to have any material and adverse effect on our business, financial condition, cash flow, or results of operations.

REGULATIONS

This section sets forth a summary of the principal PRC laws, regulations, and rules relevant to our business and operations in China.

Regulation Related to Commercial Performances

The Administrative Regulations on Commercial Performances was promulgated by the State Council on August 11, 1997 and most recently amended on February 6, 2016. According to the administrative regulations, to legally engage in commercial performances, a culture and arts performance group shall have full-time performers and equipment in line with its performance business, and file an application with the culture administrative department of the people’s government at the county level for approval. To legally engage in commercial performances, a performance brokerage agency shall have three or more full-time performance brokers and funds for the relevant business, and file an application with the culture administrative department of the people’s government of a province, autonomous region, or municipality directly under the central government. The culture administrative department shall decide whether to approve such an application within 20 days from the date of receipt, and if decides to approve it, will issue a performance permit. Anyone or any entity engaging in commercial performance activities without approval will be ordered to cease action, and a penalty may be imposed. Such a penalty may include confiscation of performance equipment and illegal proceeds, and a fine in the amount of eight to ten times of the illegal proceeds. Where there are no illegal proceeds or the illegal proceeds are less than RMB10,000 (approximately $1,466), a fine in the amount of RMB50,000 (approximately $7,328) to RMB100,000 (approximately $14,655) will be imposed.

The administrative regulations set certain content requirements for commercial performances in China. Any commercial performance is prohibited to, among others things, endanger national security, impair national interests, incite ethnic hatred, disturb social order, undermine social morality or national excellent cultural tradition, propagate obscenity, superstition, or violence, insult or defame others, or infringe other lawful rights and interests of other people. Where a commercial performance contains any of the preceding content, the hosting entity shall take immediate measures to prevent such performance and report to governmental authorities. Failure to stop the performance may lead to an imposition of a penalty, which may include warnings and a fine in the amount of RMB50,000 (approximately $7,328) to RMB100,000(approximately $14,655). Failure to stop the performance may lead to an imposition of a penalty on the performance venue operating entity and the host, which may include warnings and a fine in the amount of RMB50,000 (approximately $7,328) to RMB100,000(approximately $14,655). Failure to report to the authorities, the hosting entity may be subject to certain penalties, including warnings, and a fine of RMB5,000 (approximately $733) to RMB10,000 (approximately $1,466).

Currently, Xiamen Pop Culture holds a valid Commercial Performance License issued by the Xiamen Bureau of Culture and Tourism.

Regulation Related to Production and Operation of Radio and Television Programs

On July 19, 2004, the State Administration of Radio, Film and Television (the predecessor of the National Radio and Television Administration) promulgated the Administrative Measures on the Production and Operation of Radio and Television Programs, or the “Radio and Television Program Measures,” which came into effect on August 20, 2004 and was amended on August 28, 2015. The Radio and Television Program Measures provide that any business that produces or operates radio or television programs must first obtain a Radio and Television Program Production and Operation Permit. Entities holding such permits shall conduct their business within the permitted scope as provided in their permits. In addition, foreign-invested enterprises are not allowed to engage in the above-mentioned services.

The Radio and Television Program Measures also provide that production and operation of radio and television programs shall comply with laws, regulations, and related policies. The content of radio and television programs cannot oppose basic principles established by the PRC Constitution, endanger national unity, sovereign, and territorial integrity, impair national interests, incite ethnic hatred, propagate cults and superstition, disturb social order, spread obscenity, gambling, or violence, insult or defame others, infringe other lawful rights and interests of other people, or undermine social morality or national excellent cultural tradition. In addition, to distribute and broadcast TV series, cartoons, and other radio and television programs, a corresponding distribution license is required. Any violation of content requirements as required by the Radio and Television Program Measures may subject the entity to penalties, including orders to cease production, broadcasting, fines, and, in certain circumstances, revocation of permits.

Since Xiamen Pop Culture is not a foreign-invested company, it is allowed to produce or operate radio or television programs. To comply with the relevant laws and regulations, Xiamen Pop Culture has obtained a Radio and Television Program Production and Operation Permit, which covers the production and publication of radio and television programs (excluding current political news category or special columns) and such permit is effective until April 20, 2022.

Regulations Related to Security Administration of Large-Scale Public Activities

Pursuant to Regulations on Security Administration of Large-Scale Public Activities, which were promulgated on September 14, 2007 and became effective on October 1, 2007, large-scale mass activities refer to activities such as sports competitions, concerts, and other performance activities that legal persons and other organizations hold for the public with 1,000 or more expected participants. The organizer of a large-scale mass activity shall be responsible for such activity’s security, with the principal of the organizer serving as the person in charge of the security. The public security bureau of the people’s government at the county level is responsible for security management of large-scale mass activities. Other related competent authorities of the people’s government at the county level are responsible for the relevant security work for large-scale mass activities according to their respective functions and duties.

The public security bureau grants safety permit on large-scale mass activities. The organizer shall apply for a security permit 20 days before the activity is held. If a large-scale mass activity is expected to have more than 1,000 but less than 5,000 participants, the safety permit shall be granted by the county level public security authorities, and if more than 5,000 participants, by the municipal level public security authorities. If a large-scale mass activity is held in multiple provinces, autonomous regions, or municipalities, the security permit shall be granted by the public security department of the State Council. Where any large-scale mass activity is held without a security permit granted by public security authorities, the activity shall be banned by the public security authorities and a fine in the amount of RMB100,000 (approximately $14,655) to RMB300,000 (approximately $43,966) shall be imposed on the organizer.

Regulations on Advertising Business

The State Administration for Market Regulation (formerly known as the State Administration of Industry and Commerce, the “SAMR”) is the primary governmental authority regulating advertising activities in China. Regulations that apply to advertising business primarily include: (i) Advertisement Law of the PRC, promulgated by the Standing Committee of the National People’s Congress, or the “SCNPC,” on October 27, 1994 and most recently amended on October 26, 2018; and (ii) the Administrative Regulations for Advertising, promulgated by the State Council on October 26, 1987 and which has been effective since December 1, 1987.

According to the above regulations, companies that engage in advertising activities must obtain, from the SAMR or its local branches, a business license, which specifically includes operating an advertising business in its business scope. Enterprises engaged in the advertising business with such advertising business in their business scope do not need to apply for an advertising operation license, but such enterprises cannot be a radio station, a television station, a newspaper and magazine publishing house, or any entity otherwise specified in the relevant laws or administrative regulations. The business license of an advertising company is valid for the duration of its existence, unless the license is suspended or revoked due to a violation of any relevant laws and regulations.

PRC advertising laws and regulations set certain content requirements for advertisements in China, including, among other things, prohibitions on false or misleading content, superlative wording, socially destabilizing content, or content involving obscenities, superstition, violence, discrimination, or infringement of public interest. Advertisements for anesthetic, psychotropic, toxic, or radioactive drugs are prohibited, and the dissemination of advertisements of certain other products, such as tobacco, patented products, pharmaceuticals, medical instruments, agrochemicals, foodstuff, alcohol, and cosmetics, are also subject to specific restrictions and requirements.

Advertisers, advertising agencies, and advertising distributors are required to ensure that the content of the advertisements they prepare or distribute is true and in complete compliance with applicable laws. When providing advertising services, advertising operators and advertising distributors must review the supporting documents provided by advertisers for advertisements and verify that the content of the advertisements complies with applicable PRC laws and regulations. Prior to distributing advertisements that are subject to government censorship and approval, advertising distributors are obligated to confirm that such censorship has been performed and approval has been obtained. Violation of these regulations may result in penalties, including fines, confiscation of advertising income, orders to cease dissemination of the advertisements, and orders to publish an advertisement correcting the misleading information. Where serious violations occur, the SAMR or its local branches may revoke the offenders’ licenses or permits for their advertising business operations. See “Risk Factors—Risk Related to Our Business—Advertisements shown during our events may subject us to penalties and other administrative actions.”

On July 4, 2016, the State Administration for Industry and Commerce, or the “SAIC,” issued the Interim Measures for the Administration of Internet Advertising, or the “Internet Advertising Measures,” which became effective on September 1, 2016. According to the Internet Advertising Measures, Internet advertising refers to the commercial advertising for direct or indirect marketing goods or services in the form of text, image, audio, video, or others means through websites, webpages, Internet applications, or other Internet media. The Internet Advertising Measures specifically sets out the following requirements: (a) advertising operators and advertising distributors shall examine relevant supporting documents and verify the content of the advertisements; they shall not design, produce, act as agents, or publish those advertisements with content which is inconsistent with the supporting documents or the supporting documents are incomplete; (b) advertisements must be identifiable and marked with the word “advertisement” enabling consumers to distinguish them from non-advertisement information; sponsored search results must be clearly distinguished from organic search results; and (c) it is forbidden to send advertisements or advertisement links by email without the recipient’s permission or induce Internet users to click on an advertisement in a deceptive manner. Violation of the Internet Advertising Measures may result in certain penalties, including mandatory corrective measures and fines.

Regulations Related to Foreign Investment

Companies established and operating in the PRC are subject to the Company Law of the PRC, or the “PRC Company Law,” which was promulgated on December 29, 1993 and newly amended on October 26, 2018. The PRC Company Law provides general regulations for companies established and operating in the PRC, including foreign-invested enterprises.

On March 15, 2019, the National People’s Congress promulgated the Foreign Investment Law, which came into effect on January 1, 2020 and replaced the trio of existing laws regulating foreign investment in China, the Sino-foreign Equity Joint Venture Enterprise Law, the Sino-foreign Cooperative Joint Venture Enterprise Law, and the Wholly Foreign-invested Enterprise Law, together with their implementation rules and ancillary regulations. The existing foreign-invested enterprises established prior to the effective date of the Foreign Investment Law may keep their corporate forms, among other things, within five years after January 1, 2020. Pursuant to the Foreign Investment Law, “foreign investors” means natural persons, enterprises, or other organizations of foreign countries; “foreign-invested enterprises” means any enterprise established under PRC laws that is wholly or partially invested by foreign investors; “foreign investment” means any foreign investor’s direct or indirect investment in mainland China, including: (i) establishing foreign-invested enterprises in mainland China either individually or jointly with other investors; (ii) obtaining stock shares, stock equity, property shares, or other similar interests in Chinese domestic enterprises; (iii) investing in new projects in mainland China either individually or collectively with other investors; and (iv) making investment through other means provided by laws, administrative regulations, or State Council provisions.

The Foreign Investment Law stipulates that China implements the management system of pre-establishment national treatment plus a negative list. The system of pre-establishment national treatment requires treatment given to foreign investors and their investments during the market access stage shall not be inferior to treatment afforded to PRC domestic investors and their investments except where a foreign investment falls into the negative list. Foreign investors are forbidden from investing in prohibited industries on the negative list and must comply with the specific requirements when investing in restricted industries on the list.

In addition, the Foreign Investment Law provides several protective rules and principles for foreign investors and their investments in the PRC, including, among others, that local government shall abide by their policy commitments to the foreign investors and perform all contracts entered into in accordance with the law; the government generally does not expropriate foreign investments, except under special circumstances, in which case statutory procedures shall be followed and fair and reasonable compensation shall be made in a timely manner; and mandatory technology transfer is prohibited.

However, there are uncertainties about issues and matters involving details of governmental administration, for detailed discussion of the risk related to the Foreign Investment Law, see “Risk Factors—Risks Relating to Doing Business in the PRC—There are uncertainties under the Foreign Investment Law relating to the status of businesses in China controlled by foreign invested projects primarily through contractual arrangements, such as our business.”

Regulations Related to Foreign Investment Restrictions

Investment activities in the PRC by foreign investors are principally governed by the Guidance Catalogue of Industries for Foreign Investment, or the “Guidance Catalog,” which was promulgated and is amended from time to time by MOFCOM and the NDRC. The Guidance Catalog lays out the basic framework for foreign investment in China, classifying businesses into three categories with regard to foreign investment: “encourage,” “restricted,” and “prohibited.” The latter two categories are included in a negative list, which was first introduced into the Guidance Catalog in 2017 and specified the restrictive measures for the entry of foreign investment. In June 2018, MOFCOM and the NDRC promulgated the Special Administrative Measures (Negative List) for the Access of Foreign Investment, or the “2018 Negative List,” which amended the Guidance Catalog in 2017. On June 30, 2019, MOFCOM and the NDRC jointly promulgated the 2019 Negative List, which became effective and replaced the 2018 Negative List in July 2019. On June 23, 2020, MOFCOM and the NDRC jointly published the 2020 Negative List, which became effective on July 23, 2020 and replaced the 2019 Negative List. Foreign investments are permitted in industries not listed in the Guidance Catalog or the Special Administrative Measures. Some restricted industries are limited to equity or contractual joint ventures, while in some cases Chinese partners are required to hold the majority interests in such joint ventures. Foreign investors are not allowed to invest in industries in the prohibited category.

We engage in radio and television program production and distribution business, which falls in the prohibited category under the Special Administrative Measures. To comply with PRC laws and regulations, we rely on contractual arrangements with our VIE to operate such business in China. However, there remain uncertainties with respect to the interpretation and application of existing or future PRC laws and regulations on foreign investment. See “Risk Factors—Risks Relating to Doing Business in the PRC—There are uncertainties under the Foreign Investment Law relating to the status of businesses in China controlled by foreign invested projects primarily through contractual arrangements, such as our business.”

Regulations Related to Intellectual Property Rights

Copyright

The PRC Copyright Law, or the “Copyright Law,” which became effective on June 1, 1991 and was amended in 2001 and 2010, and the implementing regulations of which were adopted in 2002 and amended in 2011 and 2013, provide that Chinese citizens, legal persons, or other organizations will, whether published or not, enjoy copyright in their copyrightable works, which include, among others, works of literature, art, natural science, social science, engineering technology, and computer software. Copyright owners enjoy certain legal rights, including right of publication, right of authorship, and right of reproduction. The Copyright Law extends copyright protection to Internet activities, products disseminated over the Internet, and software products. In addition, the Copyright Law provides for a voluntary registration system administered by the China Copyright Protection Center, or the “CPCC.” According to the Copyright Law, an infringer of copyrights shall be subject to various civil liabilities, which include ceasing infringement activities, apologizing to the copyright owners, and compensating the loss of copyright owners. Infringers of copyrights may also be subject to fines and/or administrative or criminal liabilities in severe situations.

Pursuant to the Computer Software Copyright Protection Regulations promulgated by the State Council in 1991 and amended in 2001, 2011, and 2013, Chinese citizens, legal persons, and other organizations shall enjoy copyright on software they develop, regardless of whether the software is released publicly. Software copyright commences from the date on which the development of the software is completed. The protection period for software copyright of a legal person or other organizations shall be 50 years, concluding on December 31 of the 50th year after the software’s initial release. The software copyright owner may go through the registration formalities with a software registration authority recognized by the State Council’s copyright administrative department. The software copyright owner may authorize others to exercise that copyright, and is entitled to receive remuneration.

As of April 30, 2021, we had registered 37 copyrights in the PRC.

Trademark

Trademarks are protected by the Trademark Law of the PRC, which was adopted in 1982 and subsequently amended in 1993, 2001, 2013, and 2019, and by the Implementation Regulations of the PRC Trademark Law adopted by the State Council in 2002 and most recently amended on April 29, 2014. The Trademark Office of National Intellectual Property Administration, or the “Trademark Office,” under the SAIC handles trademark registrations. The Trademark Office grants a 10-year term to registered trademarks and the term may be renewed for another 10-year period upon request by the trademark owner. A trademark registrant may license its registered trademarks to another party by entering into trademark license agreements, which must be filed with the Trademark Office for its record. The Trademark Law has adopted a first-to-file principle with respect to trademark registration. If a trademark applied for is identical or similar to another trademark which has already been registered or subject to a preliminary examination and approval for use on the same or similar kinds of products or services, such trademark application may be rejected. Any person applying for the registration of a trademark may not injure existing trademark rights first obtained by others, nor may any person register in advance a trademark that has already been used by another party and has already gained a “sufficient degree of reputation” through such party’s use.

As of April 30, 2021, we had registered 20 trademarks in the PRC.

Domain name

The domain names are protected under the Administrative Measures on the Internet Domain Names promulgated by the Ministry of Industry and Information Technology, or the “MIIT,” effective in November 2017. The MIIT is the major regulatory body responsible for the administration of the PRC Internet domain names. China Internet Network Information Center, or “CNNIC,” is responsible for the daily administration of CN domain names and PRC domain names under the supervision of MITT. CNNIC promulgated the Implementation Rules of Registration of Country Code Top-Level Domain Name, or the “CNNIC Rules,” effective in June, 2019. Pursuant to the Administrative Measures on the Internet Domain Names and the CNNIC Rules, the registration of domain names adopts a first-to-file principle and the registrant shall complete the registration via the domain name registration service institutions. In the event of a domain name dispute, the disputed parties may lodge a complaint to the designated domain name dispute resolution institution to trigger the domain name dispute resolution procedure in accordance with the CNNIC Measures on Resolution of the Domain Name Disputes, file a suit to the People’s Court, or initiate an arbitration procedure.

As of April 30, 2021, we were the registered holder of five domain names in the PRC.

Regulations Related to Foreign Exchange

The principal regulations governing foreign currency exchange in China are the Foreign Exchange Administration Regulations, promulgated by the State Council in 1996 and most recently amended in 2008. Under the PRC foreign exchange regulations, payments of current account items, such as profit distributions and trade and service-related foreign exchange transactions, can be made in foreign currencies without prior approval from SAFE by complying with certain procedural requirements. By contrast, approval from or registration with appropriate governmental authorities is required where RMB is to be converted into foreign currency and remitted out of China to pay capital expenses such as the repayment of foreign currency-denominated loans.

In November 2012, SAFE promulgated the Circular of Further Improving and Adjusting Foreign Exchange Administration Policies on Foreign Direct Investment (“SAFE Circular 59”), which was most recently amended in 2015 to substantially amend and simplify the current foreign exchange procedures. Pursuant to SAFE Circular 59, the opening of various special purpose foreign exchange accounts, such as pre-establishment expenses accounts, foreign exchange capital accounts, and guarantee accounts, the reinvestment of RMB proceeds derived by foreign investors in China, and remittance of foreign exchange profits and dividends by a foreign-invested enterprise to its foreign shareholders no longer require the approval or verification of SAFE, and multiple capital accounts for the same entity may be opened in different provinces, which was not possible previously.

In February 2015, SAFE promulgated the Notice on Further Simplifying and Improving the Administration of the Foreign Exchange Concerning Direct Investment (“SAFE Circular 13”), pursuant to which, instead of applying for approval from SAFE regarding foreign exchange registrations of foreign direct investment and overseas direct investment, entities and individuals may apply for such foreign exchange registrations from qualified banks. The qualified banks, under the supervision of SAFE, may directly review the applications and conduct the registration.

In March 2015, SAFE issued SAFE Circular 19. Pursuant to SAFE Circular 19, a foreign-invested enterprise may, according to its actual business needs, settle with a bank the portion of the foreign exchange capital in its capital account for which the relevant foreign exchange administration has confirmed monetary capital contribution rights and interests (or for which the bank has registered the injection of the monetary capital contribution into the account). In addition, for the time being, foreign-invested enterprises are allowed to settle 100% of their foreign exchange capital on a discretionary basis. A foreign-invested enterprise shall truthfully use its capital for its own operational purposes within its scope of business. Where an ordinary foreign-invested enterprise makes domestic equity investment with the amount of foreign exchanges settled, the invested enterprise must first go through domestic re-investment registration and open a corresponding account for foreign exchange settlement pending payment with the foreign exchange administration or the bank at the place where it is registered.

In June 2016, SAFE promulgated SAFE Circular 16, pursuant to which, in addition to foreign currency capital, enterprises registered in China may also convert their foreign debts, as well as repatriated fund raised through overseas listing, from foreign currency to RMB on a discretional basis. SAFE Circular 16 also reiterates that the use of capital so converted shall follow “the principle of authenticity and self-use” within the business scope of the enterprise. According to SAFE Circular 16, the RMB funds so converted shall not be used for the purposes of, whether directly or indirectly, (i) paying expenditures beyond the business scope of the enterprises or prohibited by laws and regulations; (ii) making securities investment or other investments (except for banks’ principal-secured products); (iii) granting loans to non-affiliated enterprises, except as expressly permitted in the business license; and (iv) purchasing non-self-used real estate (except for the foreign-invested real estate enterprises).

In January 2017, SAFE promulgated SAFE Circular 3, which stipulates several capital control measures with respect to the outbound remittance of profit from domestic entities to offshore entities, including (i) under the principle of genuine transaction, banks shall check board resolutions regarding profit distribution, the original version of tax filing records, and audited financial statements; and (ii) domestic entities shall hold income to account for previous years’ losses before remitting the profits. Further, pursuant to SAFE Circular 3, domestic entities shall make detailed explanations of the sources of capital and utilization arrangements, and provide board resolutions, contracts and other proof when completing the registration procedures in connection with an outbound investment.

Regulations Related to Dividend Distribution

The principal regulations governing the distribution of dividends paid by WFOEs include the PRC Company Law. Under the PRC Company Law, WFOEs in China may pay dividends only out of their accumulated profits, if any, as determined in accordance with the PRC accounting standards and regulations. In addition, a WFOE in China is required to set aside at least 10% of its after-tax profits based on PRC accounting standards each year to its general reserves until its cumulative total reserve funds reaches 50% of its registered capital. These reserve funds, however, may not be distributed as cash dividends.

Regulations Related to Foreign Exchange Registration of Offshore Investment by PRC Residents

In July 2014, SAFE issued SAFE Circular 37, which regulates foreign exchange matters in relation to the use of SPVs by PRC residents or entities to seek offshore investment and financing or conduct round trip investment in China. Under SAFE Circular 37, an SPV refers to an offshore entity established or controlled, directly or indirectly, by PRC residents or entities for the purpose of seeking offshore financing or making offshore investment, using legitimate domestic or offshore assets or interests, while “round trip investment” refers to the direct investment in China by PRC residents or entities through SPVs, namely, establishing foreign-invested enterprises (namely, Heliheng) to obtain the ownership, control rights, and management rights of Xiamen Pop Culture. Circular 37 requires that, before making contributions to an SPV, PRC residents or entities are required to complete foreign exchange registration with SAFE or its local branch.

In February 2015, SAFE promulgated SAFE Notice 13. SAFE Notice 13 has amended SAFE Circular 37 by requiring PRC residents or entities to register with qualified banks instead of SAFE or its local branch in connection with their establishment of an SPV.

In addition, pursuant to SAFE Circular 37, an amendment to registration or subsequent filing with qualified banks by such PRC resident is also required if there is a material change with respect to the capital of the offshore company, such as any change of basic information (including change of such PRC residents, change of name, and operation term of the SPV), increases or decreases in investment amount, transfers or exchanges of shares, or mergers or divisions. Failure to comply with these registration requirements as set forth in SAFE Circular 37 and SAFE Notice 13, and misrepresentation on or failure to disclose controllers of foreign-invested enterprises that are established by round-trip investment may result in bans on the foreign exchange activities of the relevant onshore company, including the payment of dividends and other distributions to its offshore parent or affiliates, and may also subject relevant PRC residents to penalties under the Foreign Exchange Administration Regulations of the PRC.

As of the date of this prospectus, all of the Xiamen Pop Culture Shareholders who are subject to the SAFE Circular 37 have completed the initial registrations with the qualified banks as required by SAFE Circular 37. See “Risk Factors—Risks Relating to Doing Business in the PRC—PRC regulations relating to offshore investment activities by PRC residents may subject our PRC resident beneficial owners or our PRC subsidiary to liability or penalties, limit our ability to inject capital into our PRC subsidiary, limit our PRC subsidiary’s ability to increase its registered capital or distribute profits to us, or may otherwise adversely affect us.”

Regulations Related to Foreign Debt

As an offshore holding company, we may make additional capital contributions to Heliheng subject to approval from the local department of commerce and SAFE, with no limitation on the amount of capital contributions. We may also make loans to Heliheng subject to the approval from SAFE or its local office and the limitation on the amount of loans.

Heliheng is subject to the relevant PRC laws and regulation relating to foreign debts. On January 8, 2003, the NDRC, SAFE, and Ministry of Finance, or “MOF,” jointly promulgated the Circular on the Interim Provisions on the Management of Foreign Debts, or the “Foreign Debts Provisions,” which became effective on March 1, 2003, and was partially abolished on May 10, 2015. Pursuant to the Foreign Debts Provisions, the total amount of foreign loans received by a foreign-invested enterprise shall not exceed the difference between the total investment in projects as approved by MOFCOM or its local counterpart and the amount of registered capital of such foreign-invested enterprise. In addition, on January 12, 2017, the PBOC issued the PBOC Circular 9, which sets out the statutory upper limit on the foreign debts for PRC non-financial entities, including both foreign-invested enterprises and domestic-invested enterprises. Pursuant to the PBOC Circular 9, the foreign debt upper limit for both foreign-invested enterprises and domestic-invested enterprises is calculated as twice the net assets of such enterprises, and the macro-prudential adjustment parameter is 1. As to net assets, the enterprises shall take the net assets value stated in their latest audited financial statements. On March 11, 2020, the PBOC and SAFE promulgated the Circular of the People’s Bank of China and the State Administration of Foreign Exchange on Adjusting the Macro-prudential Regulation Parameter for Full-covered Cross-border Financing, which provides that based on the current macro economy and international balance of payments, the macro-prudential regulation parameter as set forth in the PBOC Circular 9 is updated from 1 to 1.25.

The PBOC Circular 9 does not supersede the Foreign Debts Provisions, but rather serve as a supplement to it. It provides a one-year transitional period from January 11, 2017 for foreign-invested enterprises, during which foreign-invested enterprises, such as Heliheng, could adopt their calculation method of foreign debt upper limit based on either the Foreign Debts Provisions or the PBOC Circular 9. The transitional period ended on January 11, 2018. Upon its expiry, pursuant to the PBOC Circular 9, the PBOC and SAFE shall re-evaluate the calculation method for foreign-invested enterprises and determine what the applicable calculation method should be. As of the date of this prospectus, neither the PBOC nor SAFE has promulgated and made public any further rules, regulations, notices, or circulars in this regard.

See “Risk Factors—Risks Relating to Doing Business in the PRC—PRC regulation of parent/subsidiary loans and direct investment by offshore holding companies to PRC entities may delay or prevent us from using the proceeds of this offering to make loans or additional capital contributions to our PRC subsidiary and to make loans to Xiamen Pop Culture, which could materially and adversely affect our liquidity and our ability to fund and expand our business.”

Regulations Related to Tax

Enterprise Income Tax

On March 16, 2007, the SCNPC promulgated the EIT Law, which was recently amended on December 29, 2018, and on December 6, 2007, the State Council enacted the Regulations for the Implementation of the Law on Enterprise Income Tax. Under the EIT Law and relevant implementing regulations, both resident enterprises and non-resident enterprises are subject to tax in the PRC. Resident enterprises are defined as enterprises that are established in China in accordance with PRC laws, or that are established in accordance with the laws of foreign countries but are actually or in effect controlled from within the PRC. Non-resident enterprises are defined as enterprises that are organized under the laws of foreign countries and whose actual management is conducted outside the PRC, but have established institutions or premises in the PRC, or have no such established institutions or premises but have income generated from inside the PRC. Under the EIT Law and relevant implementing regulations, a uniform enterprise income tax rate of 25% is applied to these enterprises. If non-resident enterprises have not formed permanent establishments or premises in the PRC, or if they have formed permanent establishment or premises in the PRC but there is no actual relationship between the relevant income derived in the PRC and the established institutions or premises set up by them, however, enterprise income tax is set at the rate of 10% with respect to their income generated from inside the PRC. According to the Notice of the Ministry of Finance and the State Administration of Taxation on Implementing the Inclusive Tax Deduction and Exemption Policies for Small and Micro-Sized Enterprises, or “MOF and SAT Notice 13,” from January 1, 2019 to December 31, 2021, an enterprise qualifies as a small-scale and low-profit enterprise if it does not conduct business in a restricted or prohibited industry and it meets the following conditions: 1) having no more than RMB3,000,000 (approximately $439,800) in annual taxable income; 2) having no more than 300 employees; and 3) having no more than RMB50,000,000 (approximately $7,330,000) in total assets. MOF and SAT Notice 13 also provides an enterprise income tax rate of 5% on a small-scale and low-profit enterprise’s annual taxable income that is less than RMB1,000,000 (approximately $146,600) and an enterprise income tax rate of 10% on the enterprise’s annual taxable income more than RMB1,000,000 (approximately $146,600) but less than RMB3,000,000 (approximately $439,800). All of our PRC Affiliated Entities were subject to enterprise income tax at the rate of 25% as of December 31, 2020, except that Shanghai Pudu, Zhongjing Pop, Pop Network, Shenzhen Pop, and Pop Sikai were subject to preferential tax rates because they were recognized as small-scale and low-profit enterprises.

Value-Added Tax (“VAT”)

The Provisional Regulations of the PRC on Value-added Tax were promulgated by the State Council on December 13, 1993, and were most recently amended on November 19, 2017. The Detailed Rules for the Implementation of the Provisional Regulations of the PRC on Value-added Tax (Revised in 2011) were promulgated by MOF on December 25, 1993, and were recently amended on October 28, 2011 (together with the VAT Regulations, the “VAT Law”). On April 4, 2018, MOF and SAT jointly promulgated the Circular on Adjustment of Value-Added Tax Rates, or “MOF and SAT Circular 32.” On March 20, 2019, MOF, SAT, and General Administration of Customs, or “GAC,” jointly issued a Circular on Relevant Polices for Deepening Value-added Tax Reform, or “MOF, SAT and GAC Circular 39,” which became effective on April 1, 2019. According to the abovementioned laws and circulars, all enterprises and individuals engaged in the sale of goods, the provision of processing, repair and replacement services, sales of services, intangible assets, real property, and the importation of goods within the territory of the PRC are taxpayers of VAT. The VAT rates generally applicable are simplified as 13%, 9%, 6%, and 0%, and the VAT rate applicable to the small-scale taxpayers is 3%. All of our PRC Affiliated Entities, except Shenzen Pop, were subject to VAT at the rate of 6% for services provided as of December 31, 2020; Shenzhen Pop and Pop Sikai were subject to the VAT rate of 3% because of its small-scale taxpayer status.

Withholding Tax

The Enterprise Income Tax Law provides that, beginning from January 1, 2008, an income tax rate of 10% will normally be applicable to dividends declared to non-PRC resident investors which do not have an establishment or place of business in the PRC, or which have such establishment or place of business but the relevant income is not effectively connected with the establishment or place of business, to the extent such dividends are derived from sources within the PRC.

Pursuant to the Double Tax Avoidance Arrangement and other applicable PRC laws, if a Hong Kong resident enterprise is determined by the competent PRC tax authority to have satisfied the relevant conditions and requirements under such Double Tax Avoidance Arrangement and other applicable laws, the 10% withholding tax on the dividends the Hong Kong resident enterprise receives from a PRC resident enterprise may be reduced to 5%. Based on the SAT Circular 81 issued on February 20, 2009 by the SAT, however, if the relevant PRC tax authorities determine, in their discretion, that a company benefits from such reduced income tax rate due to a structure or arrangement that is primarily tax-driven, such PRC tax authorities may adjust the preferential tax treatment. According to the Circular on Several Questions regarding the “Beneficial Owner” in Tax Treaties, which was issued on February 3, 2018 by the SAT and took effect on April 1, 2018, when determining the applicant’s status of the “beneficial owner” regarding tax treatments in connection with dividends, interests, or royalties in the tax treaties, several factors, including without limitation, whether the applicant is obligated to pay more than 50% of his or her income in 12 months to residents in third country or region, whether the business operated by the applicant constitutes the actual business activities, and whether the counterparty country or region to the tax treaties does not levy any tax or grant tax exemption on relevant incomes or levy tax at an extremely low rate, will be taken into account, and it will be analyzed according to the actual circumstances of the specific cases. This circular further provides that an applicant who intends to prove his or her status of the “beneficial owner” shall submit the relevant documents to the relevant tax bureau according to the Announcement on Issuing the Measures for the Administration of Non-Resident Taxpayers’ Enjoyment of the Treatment under Tax Agreements.

Tax on Indirect Transfer

On February 3, 2015, the SAT issued SAT Circular 7. Pursuant to SAT Circular 7, an “indirect transfer” of assets, including equity interests in a PRC resident enterprise, by non-PRC resident enterprises, may be reclassified and treated as a direct transfer of PRC taxable assets, if such arrangement does not have a reasonable commercial purpose and was established for the purpose of avoiding payment of PRC enterprise income tax. As a result, gains derived from such indirect transfer may be subject to PRC enterprise income tax. When determining whether there is a “reasonable commercial purpose” of the transaction arrangement, features to be taken into consideration include, inter alia, whether the main value of the equity interest of the relevant offshore enterprise derives directly or indirectly from PRC taxable assets; whether the assets of the relevant offshore enterprise mainly consist of direct or indirect investment in China or if its income is mainly derived from China; and whether the offshore enterprise and its subsidiaries directly or indirectly holding PRC taxable assets have real commercial nature which is evidenced by their actual function and risk exposure. According to SAT Circular 7, where the transferee fails to withhold any or sufficient tax, the transferor shall declare and pay such tax to the tax authority by itself within the statutory time limit. Late payment of applicable tax will subject the transferor to default interest. SAT Circular 7 does not apply to transactions of sale of shares by investors through a public stock exchange where such shares were acquired on a public stock exchange. On October 17, 2017, the SAT issued SAT Circular 37, which further elaborates the relevant implemental rules regarding the calculation, reporting, and payment obligations of the withholding tax by the non-resident enterprises. Nonetheless, there remain uncertainties as to the interpretation and application of SAT Circular 7. SAT Circular 7 may be determined by the tax authorities to be applicable to our offshore transactions or sale of our shares or those of our offshore subsidiaries where non-resident enterprises, being the transferors, were involved. See “Risk Factors—Risks Relating to Doing Business in the PRC—We face uncertainty with respect to indirect transfers of equity interests in PRC resident enterprises by their non-PRC holding companies.”

Regulations Related to Employment and Social Welfare

Employment

The Labor Law of the PRC, which was promulgated on July 5, 1994, effective since January 1, 1995, and most recently amended on December 29, 2018, the Labor Contract Law of the PRC, which was promulgated on June 29, 2007, and amended on December 28, 2012, and the Implementation Regulations of the Labor Contract Law of the PRC, which was promulgated on September 18, 2008, are the principal regulations that govern employment and labor matters in the PRC. Under the above regulations, labor contracts shall be concluded in writing if labor relationships are to be or have been established between employers and the employees. Employers are prohibited from forcing employees to work above certain time limit and employers shall pay employees for overtime work in accordance to national regulations. In addition, wages may not be lower than the local minimum wage. Employers must establish a system for labor safety and sanitation, strictly abide by state standards, and provide relevant education to its employees. Employees are also required to work in safe and sanitary conditions.

Social Insurance and Housing Fund

Under the Social Insurance Law of the PRC that was promulgated by the SCNPC on October 28, 2010 and came into force as of July 1, 2011, and most recently amended on December 29, 2018, together with other laws and regulations, employers are required to pay basic pension insurance, unemployment insurance, basic medical insurance, employment injury insurance, maternity insurance, and other social insurance for its employees at specified percentages of the salaries of the employees, up to a maximum amount specified by the local government regulations from time to time. On July 20, 2018, the General Office of the State Council issued the Plan for Reforming the State and Local Tax Collection and Administration Systems, which stipulated that the SAT will become solely responsible for collecting social insurance premiums. When an employer fails to fully pay social insurance premiums, relevant social insurance collection agency shall order it to make up for any shortfall within a prescribed time limit, and may impose a late payment fee at the rate of 0.05% per day of the outstanding amount from the due date. If such employer still fails to make up for the shortfalls within the prescribed time limit, the relevant administrative authorities shall impose a fine of one to three times the outstanding amount upon such employer.

In accordance with the Regulations on the Management of Housing Fund which was promulgated by the State Council in 1999 and recently amended in 2019, employers must register at the designated administrative centers and open bank accounts for depositing employees’ housing funds. Employer and employee are also required to pay and deposit housing funds, with an amount no less than 5% of the monthly average salary of the employee in the preceding year in full and on time.

As of the date of this prospectus, our PRC Affiliated Entities have not made adequate social insurance and housing fund contributions for all employees. See “Risk Factors—Risks Relating to Doing Business in the PRC—Our PRC Affiliated Entities have not made adequate social insurance and housing fund contributions for all employees as required by PRC regulations, which may subject us to penalties.”

Regulations Related to Mergers and Acquisitions and Overseas Listings

On August 8, 2006, six PRC governmental and regulatory agencies, including MOFCOM and the CSRC, promulgated the M&A Rules governing the mergers and acquisitions of domestic enterprises by foreign investors, which became effective on September 8, 2006 and was amended on June 22, 2009. The M&A Rules, among other things, require that offshore SPVs that are controlled by PRC companies or individuals and that have been formed for overseas listing purposes through acquisitions of PRC domestic interest held by such PRC companies or individuals, to obtain the approval of the CSRC prior to publicly listing their securities on an overseas stock exchange.

Our PRC counsel, GFE, has advised us that, based on its understanding of current PRC laws, rules, and regulations, and the M&A Rules, the CSRC approval is not required in the context of this offering because: (i) our PRC subsidiary was established by means of direct investment rather than by a merger with or an acquisition of any PRC domestic companies as defined under the M&A Rules, and was not a PRC domestic company as defined under the M&A Rules, and (ii) no explicit provision in the M&A Rules classifies the respective contractual arrangements among our PRC subsidiary, our consolidated VIE and its shareholders as a type of acquisition transaction falling under the M&A Rules. Notwithstanding the above opinion, our PRC counsel has further advised us that uncertainties still exist as to how the M&A Rules will be interpreted and implemented and its opinions summarized above are subject to any new laws, rules, and regulations or detailed implementations and interpretations in any form relating to the M&A Rules. If the CSRC or other PRC regulatory agencies subsequently determine that prior CSRC approval was required, we may face regulatory actions or other sanctions from the CSRC or other PRC regulatory agencies. See “Risk Factors— Risks Relating to Doing Business in the PRC—The approval of the China Securities Regulatory Commission, or the ‘CSRC,’ may be required in connection with this offering under a regulation adopted in August 2006, and, if required, we cannot assure you that we will be able to obtain such approval, in which case we may face sanctions by the CSRC or other PRC regulatory agencies for failure to seek the CSRC approval for this offering.”

MANAGEMENT

Set forth below is information concerning our directors, director appointees, and executive officers.

The following individuals are our executive management and members of the board of directors.

Name	Age	Position(s)
Zhuoqin Huang	42	Chief Executive Officer, Director, and Chairman of the Board of Directors
Weiyi Lin	43	Vice President and Director Appointee*
Rongdi Zhang	43	Chief Financial Officer and Vice President
Christopher Kohler	40	Independent Director Appointee*
Douglas Menelly	45	Independent Director Appointee*
Xiaolin Hu	60	Independent Director Appointee*

*	Weiyi Lin, Christopher Kohler, Douglas Menelly, and Xiaolin Hu have accepted appointments to be our directors, effective immediately prior to the effectiveness of our registration statement of which this prospectus is a part.

The following is a brief biography of each of our executive officers, directors, and director appointees:

Mr. Zhuoqin Huang has been our chief executive officer and chairman of the board of directors since May 6, 2020 and director since January 3, 2020. Mr. Huang has served as the chairman of Xiamen Pop Culture since May 2016 and its chief executive officer since August 2008. From March 2005 to August 2008, Mr. Huang served as the chief executive officer of Fujian Zhongtian Chuanxun Advertising Co., Ltd. Xiamen Branch Office, an advertising company. From August 2002 to March 2005, Mr. Huang worked as a brand manager of Swire Coca-Cola Beverages Xiamen Ltd., a manufacturer of non-alcohol beverages. Mr. Huang received his bachelor’s degree in Tourism Economic Management from Huaqiao University in 2002.

Mr. Weiyi Lin has been our vice president since May 6, 2020 and will serve as our director starting immediately prior to the effectiveness of our registration statement of which this prospectus is a part. Mr. Lin has served as the vice president, manager of marketing center, and director of Xiamen Pop Culture since January 2015. Prior to joining Xiamen Pop Culture, Mr. Lin served as the director of operation and management of Zhengzhou Synear Food Co., Ltd., a manufacturer and distributor frozen food products, from March 2012 to December 2014, and as the vice president for marketing of Hubei Daohuaxiang Group Green Food Co., Ltd., a producer of green food, from July 2010 to July 2011. From July 1998 to July 2010, Mr. Lin worked as a business manager at various companies, including Swire Coca-Cola Beverages Xiamen Ltd., Xiamen Yinlu Foods Group Co., Ltd., and CAV Warner Home Entertainment Co., Ltd. Mr. Lin received his junior college degree in E-Commerce from Xiamen University of Technology in 2007.

Ms. Rongdi Zhang has been our chief financial officer and vice president since November 2020. Ms. Zhang has served as the chief financial officer, vice president, and secretary of the board of Xiamen Pop Culture since August 2017. Prior to joining Xiamen Pop Culture, Ms. Zhang served as the chief executive officer of Gaoqing (Xiamen) Venture Capital Co., Ltd., a venture capital and financial consulting firm, from August 2012 to July 2017, the chief financial officer of Xiamen South Keyu Technology Co., Ltd., an information technology and services company, from October 2008 to July 2012, and the chief financial officer of Xiamen Cloud Connection Technology Co., Ltd., a mobile optical character recognition technology and application developer, from October 2005 to September 2008. Ms. Zhang is a member of the Institute of Public Accountants and the Association of International Accountants. Ms. Zhang graduated from Tianjin University in 2014.

Mr. Christopher Kohler will serve as our independent director starting immediately prior to the effectiveness of our registration statement of which this prospectus is a part. Mr. Kohler has been the owner of Chris Kohler Consulting, Inc. since April 2012, providing accounting and finance consulting to businesses with temporary and/or ongoing accounting and financial needs. Mr. Kohler has served as the corporate controller of BlackRidge Technology International, Inc., a cyber security solution provider, since July 2017. From May 2014 to December 2016, Mr. Kohler served as the vice president and corporate controller of Bearcat Energy LLC, an oil and gas exploration and production company. From July 2011 to July 2014, Mr. Kohler served as a manager of Now CFO, LLC, a full-service consulting firm. From September 2010 to July 2011, Mr. Kohler served as a staff accountant of Spicer Jeffries, LLP. From March 2009 to September 2010, Mr. Kohler served as a finance/accounting associate of Tempo Financial. From March 2002 to December 2008, Mr. Kohler served as a branch manager and consumer underwriter for several banking institutions. Mr. Kohler received his MBA degree in Finance and Master of Accountancy from University of Colorado in 2010 and his Bachelor of Science in Marketing from Indiana University in 2002.

Mr. Douglas Menelly will serve as our independent director starting immediately prior to the effectiveness of our registration statement of which this prospectus is a part. Mr. Menelly is the co-founder of E-Options Communications Consulting, a consulting firm, and has served as its managing director since January 2018. Before founding E-Options Communications Consulting, Mr. Menelly worked at Aspen Insurance Group, a specialty insurance and reinsurance company, and served as the senior vice president for corporate communications from August 2016 to October 2017, the global head of marketing from July 2015 to August 2016, and the senior vice president for marketing from November 2013 to July 2015. From December 2011 to November 2013, Mr. Menelly served as the global communications director of American International Group, a multinational finance and insurance corporation. From March 2006 to August 2009, Mr. Menelly served as the general manager for Asia and the vice president for finance & business development of Willex Industrial. From December 2002 to March 2006, Mr. Menelly worked at Marsh & McLennan, a global professional services firm, in various roles, including broker, assistant vice president, and vice president. Mr. Menelly received his Executive MBA degree from Columbia Business School in 2012, his master’s degree in Operations Management from New York University in 2001, and his bachelor’s degree in Civil Engineering from State University of New York in 1997.

Ms. Xiaolin Hu will serve as our independent director starting immediately prior to the effectiveness of our registration statement of which this prospectus is a part. Ms. Hu has served as the senior director of student and academic programs at California State University, Bakersfield since December 2019. From September 2011 to December 2019, Ms. Hu served as the director of instructional development at California State University, Bakersfield. From February 2006 to March 2013, Ms. Hu served as an adjunct faculty member at KC Distance Learning and K12 Inc., an online learning provider. Ms. Hu served as an instructional designer at Johns Hopkins University from May 2011 to August 2011, an instructional designer and coordinator at the University of Kansas Division of Continuing Education from November 2005 to May 2011, and an application developer/analyst at Kansas Department of Revenue from February 1999 to November 2005. Ms. Hu received her PhD degree in Educational Leadership and Policy Studies in 2010 and her master’s degree in Curriculum and Instruction in 1995 from the University of Kansas, and her bachelor’s degree in Languages and Literature from Fujian Normal University in 1985.

Pursuant to our amended and restated articles of association, the minimum number of directors shall consist of not less than one person unless otherwise determined by the shareholders in a general meeting. Unless removed or re-appointed, each director shall be appointed for a term expiring at the next annual general meeting, if any is held. At any annual general meeting held, our directors will be elected by a majority vote of shareholders eligible to vote at that meeting. At each annual general meeting, each director so elected shall hold office for a one-year term and until the election of their respective successors in office or removed.

For additional information, see “Description of Share Capital—Directors.”

Family Relationships

None of our directors or executive officers has a family relationship as defined in Item 401 of Regulation S-K.

Involvement in Certain Legal Proceedings

None of our directors, director appointees, or executive officers have, during the past 10 years, been involved in any legal proceedings described in subparagraph (f) of Item 401 of Regulation S-K.

Controlled Company

Upon completion of this offering, Mr. Zhuoqin Huang, our chief executive officer, director, and chairman, will beneficially own approximately 69.04% of the aggregate voting power of our outstanding ordinary shares assuming no exercise of the underwriters’ over-allotment option, and approximately 68.00% assuming full exercise of the underwriters’ over-allotment option. As a result, we will be a “controlled company” within the meaning of the Nasdaq listing rules. As a controlled company, we are permitted to elect to rely on certain exemptions from the obligations to comply with certain corporate governance requirements, including:

●	the requirement that a majority of the board of directors consist of independent directors;

●	the requirement that our director nominees be selected or recommended solely by independent directors; and

●	the requirement that we have a nominating and corporate governance committee and a compensation committee that are composed entirely of independent directors with a written charter addressing the purposes and responsibilities of the committees.

Although we do not intend to rely on the controlled company exemptions under the Nasdaq listing rules even if we are a controlled company, we could elect to rely on these exemptions in the future, and if so, you would not have the same protection afforded to shareholders of companies that are subject to all of the corporate governance requirements of Nasdaq.

Board of Directors

Our board of directors will consist of five directors upon closing of this offering. Our board of directors has determined that our three director appointees, Christopher Kohler, Douglas Menelly, and Xiaolin Hu satisfy the “independence” requirements of the Nasdaq corporate governance rules.

Duties of Directors

Under Cayman Islands law, all of our directors owe three types of duties to us: (i) statutory duties, (ii) fiduciary duties, and (iii) common law duties. The Companies Act (Revised) of the Cayman Islands imposes a number of statutory duties on a director. A Cayman Islands director’s fiduciary duties are not codified, however, the courts of the Cayman Islands have held that a director owes the following fiduciary duties: (a) a duty to act in what the director bona fide considers to be in the best interests of the company, (b) a duty to exercise their powers for the purposes they were conferred, (c) a duty to avoid fettering his or her discretion in the future and (d) a duty to avoid conflicts of interest and of duty. The common law duties owed by a director are those to act with skill, care and diligence that may reasonably be expected of a person carrying out the same functions as are carried out by that director in relation to the company and, also, to act with the skill, care and diligence in keeping with a standard of care commensurate with any particular skill they have which enables them to meet a higher standard than a director without those skills. In fulfilling their duty of care to us, our directors must ensure compliance with our articles of association expected to be amended and effective on or before the completion of this offering. We have the right to seek damages if a duty owed by any of our directors is breached.

The functions and powers of our board of directors include, among others:

●	appointing officers and determining the term of office of the officers;

●	exercising the borrowing powers of the company and mortgaging the property of the company; and

●	maintaining or registering a register of mortgages, charges, or other encumbrances of the company.

Terms of Directors and Executive Officers

Each of our directors holds office until a successor has been duly elected and qualified unless the director was appointed by the board of directors, in which case such director holds office until the next following annual meeting of shareholders at which time such director is eligible for re-election. All of our executive officers are appointed by and serve at the discretion of our board of directors.

Qualification

There is currently no shareholding qualification for directors, although a shareholding qualification for directors may be fixed by our shareholders by ordinary resolution.

Employment Agreements and Indemnification Agreements

We will enter into employment agreements with each of our executive officers. Pursuant to employment agreements, the form of which is filed as Exhibit 10.1 to this Registration Statement, we will agree to employ each of our executive officers for a specified time period, which may be renewed upon both parties’ agreement 30 days before the end of the current employment term. We may terminate the employment for cause, at any time, without notice or remuneration, for certain acts of the executive officer, including but not limited to, the commitments of any serious or persistent breach or non-observance of the terms and conditions of the employment, conviction of a criminal offense, willful disobedience of a lawful and reasonable order, fraud or dishonesty, receipt of bribery, or severe neglect of his or her duties. An executive officer may terminate his or her employment at any time with a one-month prior written notice. Each executive officer agrees to hold, both during and after the employment agreement expires, in strict confidence and not to use or disclose to any person, corporation or other entity without written consent, any confidential information.

We will also enter into indemnification agreements with each of our directors and executive officers. Under these agreements, we agree to indemnify our directors and executive officers against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being a director or officer of our company.

Compensation of Directors and Executive Officers

For the fiscal year ended June 30, 2020, we paid an aggregate of $86,503 as compensation to our executive officers and directors. None of our non-employee director appointees have any service contracts with us that provide for benefits upon termination of employment. We have not set aside or accrued any amount to provide pension, retirement, or other similar benefits to our directors and executive officers. Our PRC subsidiary and our VIE are required by law to make contributions equal to certain percentages of each employee’s salary for his or her pension insurance, medical insurance, unemployment insurance, and other statutory benefits and a housing provident fund.

Insider Participation Concerning Executive Compensation

Our sole director, Mr. Zhuoqin Huang, has been making all determinations regarding executive officer compensation from the inception of the Company. When our Compensation Committee is set up, it will be making all determination regarding executive officer compensation (please see below).

Committees of the Board of Directors

We will establish three committees under the board of directors prior to the closing of this offering: an audit committee, a compensation committee, and a nominating and corporate governance committee. Our independent directors will serve on each of the committees. The appointment to the committees will be effective immediately prior to the effective date of the registration statement of which this prospectus forms a part. We will adopt a charter for each of the three committees. Each committee’s members and functions are described below.

Audit Committee. Our audit committee will consist of our three independent director appointees, Christopher Kohler, Douglas Menelly, and Xiaolin Hu. Christopher Kohler will be the chairperson of our audit committee. We have determined that each of our independent director appointees also satisfy the “independence” requirements of Rule 10A-3 under the Securities Exchange Act. Our board also has determined that Christopher Kohler qualifies as an audit committee financial expert within the meaning of the SEC rules or possesses financial sophistication within the meaning of the Nasdaq listing rules. The audit committee will oversee our accounting and financial reporting processes and the audits of the financial statements of our company. The audit committee will be responsible for, among other things:

●	appointing the independent auditors and pre-approving all auditing and non-auditing services permitted to be performed by the independent auditors;

●	reviewing with the independent auditors any audit problems or difficulties and management’s response;

●	discussing the annual audited financial statements with management and the independent auditors;

●	reviewing the adequacy and effectiveness of our accounting and internal control policies and procedures and any steps taken to monitor and control major financial risk exposures;

●	reviewing and approving all proposed related party transactions;

●	meeting separately and periodically with management and the independent auditors; and

●	monitoring compliance with our code of business conduct and ethics, including reviewing the adequacy and effectiveness of our procedures to ensure proper compliance.

Compensation Committee. Our compensation committee will consist of our three independent director appointees, Christopher Kohler, Douglas Menelly, and Xiaolin Hu. Xiaolin Hu will be the chairperson of our compensation committee. The compensation committee will assist the board in reviewing and approving the compensation structure, including all forms of compensation, relating to our directors and executive officers. Our chief executive officer may not be present at any committee meeting during which his compensation is deliberated. The compensation committee will be responsible for, among other things:

●	reviewing and approving the total compensation package for our most senior executive officers;

●	approving and overseeing the total compensation package for our executives other than the most senior executive officers;

●	reviewing and recommending to the board with respect to the compensation of our directors;

●	reviewing periodically and approving any long-term incentive compensation or equity plans;

●	selecting compensation consultants, legal counsel or other advisors after taking into consideration all factors relevant to that person’s independence from management; and

●	reviewing programs or similar arrangements, annual bonuses, employee pension and welfare benefit plans.

Nominating and Corporate Governance Committee. Our nominating and corporate governance committee will consist of our three independent director appointees, Christopher Kohler, Douglas Menelly, and Xiaolin Hu. Douglas Menelly will be the chairperson of our nominating and corporate governance committee. The nominating and corporate governance committee will assist the board of directors in selecting individuals qualified to become our directors and in determining the composition of the board and its committees. The nominating and corporate governance committee will be responsible for, among other things:

●	identifying and recommending nominees for election or re-election to our board of directors or for appointment to fill any vacancy;

●	reviewing annually with our board of directors its current composition in light of the characteristics of independence, age, skills, experience and availability of service to us;

●	identifying and recommending to our board the directors to serve as members of committees;

●	advising the board periodically with respect to significant developments in the law and practice of corporate governance as well as our compliance with applicable laws and regulations, and making recommendations to our board of directors on all matters of corporate governance and on any corrective action to be taken; and

●	monitoring compliance with our code of business conduct and ethics, including reviewing the adequacy and effectiveness of our procedures to ensure proper compliance.

Code of Business Conduct and Ethics

Our board of directors has adopted a code of business conduct and ethics, which is filed as Exhibit 99.1 of this registration statement and applicable to all of our directors, officers, and employees. We will make our code of business conduct and ethics publicly available on our website prior to the closing of this offering.

PRINCIPAL SHAREHOLDERS

The following table sets forth information with respect to the beneficial ownership, within the meaning of Rule 13d-3 under the Exchange Act, of our Class A Ordinary Shares and Class B Ordinary Shares as of the date of this prospectus, and as adjusted to reflect the sale of the Class A Ordinary Shares offered in this offering for:

●	each of our directors, director appointees, and executive officers; and

●	each person known to us to own beneficially more than 5% of our Class A Ordinary Shares or Class B Ordinary Shares.

Beneficial ownership includes voting or investment power with respect to the securities. Except as indicated below, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all Class A Ordinary Shares or Class B Ordinary Shares shown as beneficially owned by them. Percentage of beneficial ownership of each listed person prior to this offering is based on 12,086,923 Class A Ordinary Shares and 5,763,077 Class B Ordinary Shares outstanding as of the date of this prospectus. Percentage of beneficial ownership of each listed person after this offering is based on 18,086,923 Class A Ordinary Shares outstanding immediately after the completion of this offering if the underwriters do not exercise their over-allotment option and 18,986,923 Class A Ordinary Shares outstanding immediately after the completion of this offering if the underwriters exercise their over-allotment option in full, and 5,763,077 Class B Ordinary Shares outstanding immediately after the completion of this offering.

Information with respect to beneficial ownership has been furnished by each director, officer, or beneficial owner of 5% or more of our Class A Ordinary Shares or Class B Ordinary Shares. Beneficial ownership is determined in accordance with the rules of the SEC and generally requires that such person have voting or investment power with respect to securities. In computing the number of Class A Ordinary Shares beneficially owned by a person listed below and the percentage ownership of such person, Class A Ordinary Shares underlying options, warrants, or convertible securities, including Class B Ordinary Shares, held by each such person that are exercisable or convertible within 60 days of the date of this prospectus are deemed outstanding, but are not deemed outstanding for computing the percentage ownership of any other person. As of the date of the prospectus, we have 37 shareholders of record, none of whom are located in the United States. We will be required to have at least 400 unrestricted round lot shareholders at closing in order to satisfy the Nasdaq listing rules.

	Class A Ordinary Shares Beneficially Owned Prior to this Offering		Class B Ordinary Shares Beneficially Owned Prior to this Offering		Class A Ordinary Shares Beneficially Owned After this Offering (Over-allotment option not exercised)		Class A Ordinary Shares Beneficially Owned After this Offering (Over-allotment option fully exercised)		Class B Ordinary Shares Beneficially Owned After this Offering		Voting Power After this Offering (Over-allotment option not exercised)*	Voting Power After this Offering (Over-allotment option fully exercised)*
	Number	%	Number	%	Number	%	Number	%	Number	%	%	%
Directors, Director Appointees, and Executive Officers(1):
Zhuoqin Huang(2)	—	—	5,763,077	100%	—	—	—	—	5,763,077	100%	69.04%	68.00%
Weiyi Lin(3)	233,000	1.93%	—	—	233,000	1.29%	233,000	1.23%	—	—	0.40%	0.39%
Rongdi Zhang(4)	300,000	2.48%	—	—	300,000	1.66%	300,000	1.58%	—	—	0.51%	0.51%
Christopher Kohler	—	—	—	—	—	—	—	—	—	—	—	—
Douglas Menelly	—	—	—	—	—	—	—	—	—	—	—	—
Xiaolin Hu	—	—	—	—	—	—	—	—	—	—	—	—
All directors, director appointees, and executive officers as a group (six individuals):	533,000	4.41%	5,763,077	100%	533,000	2.95%	533,000	2.81%	5,763,077	100%	69.95%	68.9%

5% Shareholders:
Joya Enterprises Limited(2)	—	—	5,763,077	100%	—	—	—	—	5,763,077	100%	69.04%	68.00%
China Young Group Limited(5)	2,180,000	18.04%	—	—	2,180,000	12.05%	2,180,000	11.48%	—	—	3.73%	3.67%
Bofeng Holdings Limited(6)	1,007,700	8.34%	—	—	1,007,700	5.57%	1,007,700	5.31%	—	—	1.72%	1.70%
Sense Venture International Limited(7)	1,007,700	8.34%	—	—	1,007,700	5.57%	1,007,700	5.31%	—	—	1.72%	1.70%
Lingyun Wu	936,923	7.75%	—	—	936,923	5.18%	936,923	4.93%	—	—	1.60%	1.58%
Bravo Great Group Limited(8)	730,000	6.04%	—	—	730,000	4.04%	730,000	3.84%	—	—	1.25%	1.23%
HK Weiyi Culture Media Limited(9)	632,911	5.24%	—	—	632,911	3.50%	632,911	3.33%	—	—	1.08%	1.07%

*	Represents the voting power with respect to all of our Class A Ordinary Shares and Class B Ordinary Shares, voting as a single class. Each holder of Class A Ordinary Shares is entitled to one vote per one Class A Ordinary Share and each holder of Class B Ordinary Shares is entitled to seven votes per one Class B Ordinary Share.

(1)	Unless otherwise indicated, the business address of each of the individuals is Room 102, 23-1 Wanghai Road, Xiamen Software Park Phase 2, Siming District, Xiamen City, Fujian Province, the PRC.

(2)	The number of Class B Ordinary Shares beneficially owned prior to this offering represents 5,763,077 Class B Ordinary Shares held by Joya Enterprises Limited, a British Virgin Islands company, which is 100% owned by Zhuoqin Huang. The registered address of Joya Enterprises Limited is Mandar House, 3rd Floor, P.O. Box 2196, Johnson’s Ghut, Tortola, VG1110, British Virgin Islands.

(3)	The number of Class A Ordinary Shares beneficially owned prior to this offering represents 233,000 Class A Ordinary Shares held by Victory Quest Industries Limited, a British Virgin Islands company, which is 100% owned by Weiyi Lin. The registered address of Victory Quest Industries Limited is OMC Chambers, Wickhams Cay 1, Road Town, Tortola, British Virgin Islands.

(4)	The number of Class A Ordinary Shares beneficially owned prior to this offering represents 300,000 Class A Ordinary Shares held by Billion Hill Investment Corporation, a British Virgin Islands company, which is 100% owned by Rongdi Zhang. The registered address of Victory Quest Industries Limited is OMC Chambers, Wickhams Cay 1, Road Town, Tortola, British Virgin Islands.

(5)	The number of Class A Ordinary Shares beneficially owned prior to this offering represents 2,180,000 Class A Ordinary Shares held by China Young Group Limited, a Hong Kong company, which is 100% owned by Jianfeng Liu. The registered address of China Young Group Limited is Unit 04, 7/F, Bright Way Tower, No. 33 Mong Kok Road, Kowloon, Hong Kong.

(6)	The number of Class A Ordinary Shares beneficially owned prior to this offering represents 1,007,700 Class A Ordinary Shares held by Bofeng Holdings Limited, a British Virgin Islands company, which is 100% owned by Chunxiao Cui. The registered address of Bofeng Holdings Limited is OMC Chambers, Wickhams Cay 1, Road Town, Tortola, British Virgin Islands.

(7)	The number of Class A Ordinary Shares beneficially owned prior to this offering represents 1,007,700 Class A Ordinary Shares held by Sense Venture International Limited, a British Virgin Islands company, which is 100% owned by Xiayu Cui. The registered address of Sense Venture International Limited is OMC Chambers, Wickhams Cay 1, Road Town, Tortola, British Virgin Islands.

(8)	The number of Class A Ordinary Shares beneficially owned prior to this offering represents 730,000 Class A Ordinary Shares held by Bravo Great Group Limited, a British Virgin Islands company, which is 100% owned by Junlong He. The registered address of Bravo Great Group Limited is OMC Chambers, Wickhams Cay 1, Road Town, Tortola, British Virgin Islands.

(9)	The number of Class A Ordinary Shares beneficially owned prior to this offering represents 632,911 Class A Ordinary Shares held by HK Weiyi Culture Media Limited, a Hong Kong company, which is 100% owned by Zhaowei Wu. The registered address of HK Weiyi Culture Media Limited is Unit 4, 16/F, Ho King Commercial Centre, 2-16 Fa Yuen St, Mong Kok, Hong Kong.

As of the date of this prospectus, none of our outstanding Class A Ordinary Shares or Class B Ordinary Shares are held by record holders in the United States.

We are not aware of any arrangement that may, at a subsequent date, result in a change of control of our Company.

RELATED PARTY TRANSACTIONS

Contractual Arrangements with Our VIE and its Shareholders

See “Corporate History and Structure.”

Employment Agreements

See “Management—Employment Agreements and Indemnification Agreements.”

Material Transactions with Related Parties

The relationship and the nature of related party transactions are summarized as follow:

Name of Related Party	Relationship to Us
Zhuoqin Huang	Our chief executive officer, director, and chairman of the board of directors
Weiyi Lin	Our vice president
Rongdi Zhang	Our chief financial officer and vice president
Xiamen Lanjie Network Technology Co., Ltd.	Owned by Ms. Liya Wei, the spouse of our chief executive officer, director, and chairman of the board of directors, prior to September 30, 2019
Shenzhen Qianhai Zhixing Heyi Capital Management Co., Ltd.	Shareholder of Xiamen Pop Culture prior to July 12, 2019

Share Issuance to Related Parties

On January 3, 2020 and February 22, 2020, we issued an aggregate of 9,330,000 ordinary shares, par value $0.001 per share, to Joya Enterprises Limited, a business company with limited liability organized under the laws of the British Virgin Islands and wholly owned by our chief executive officer, director, and chairman of the board of directors, Zhuoqin Huang, for a consideration of $9,330 in connection with the establishment of Pop Culture Group. On April 28, 2020, our shareholders approved the re-designation of 3,566,923 of these ordinary shares into 3,566,923 Class A Ordinary Shares and 5,763,077 of these ordinary shares into 5,763,077 Class B Ordinary Shares. On May 30, 2020, Joya Enterprises Limited transferred all of the Class A Ordinary Shares it was holding to seven investors as part of the Reorganization.

On February 22, 2020, we issued 1,653,911 ordinary shares, par value $0.001 per share, to Victory Quest Industries Limited, a business company with limited liability organized under the laws of the British Virgin Islands and wholly owned by our vice president, Weiyi Lin, for a consideration of $1,653.911. On April 28, 2020, our shareholders approved the re-designation of these ordinary shares into 1,653,911 Class A Ordinary Shares. On May 30, 2020, Victory Quest Industries Limited transferred 1,420,911 of the Class A Ordinary Shares it was holding to six investors as part of the Reorganization.

On February 22, 2020, we issued 1,502,000 ordinary shares, par value $0.001 per share, to Billion Hill Investment Corporation, a business company with limited liability organized under the laws of the British Virgin Islands and wholly owned by our chief financial officer and vice president, Rongdi Zhang, for a consideration of $1,502. On April 28, 2020, our shareholders approved the re-designation of these ordinary shares into 1,502,000 Class A Ordinary Shares. On May 30, 2020, Billion Hill Investment Corporation transferred 1,202,000 of the Class A Ordinary Shares it was holding to eight investors as part of the Reorganization.

See “Description of Share Capital—History of Share Issuances.”

Trademark Licensing

Our chief executive officer, Mr. Zhuoqin Huang, has licensed two trademarks, “CBC” and “潮圣,” to Xiamen Pop Culture for a term from January 1, 2020 to December 31, 2029 for free. The licensing contract will be automatically renewed for 10 years unless Mr. Huang and Xiamen Pop Culture terminated the agreement by mutual consent.

Balances with Related Parties

We had the following related party balances with our major related parties as of the dates indicated below:

	As of June 30,
	2018	2019	2020
Amounts due from Xiamen Lanjie Network Technology Co., Ltd.	$-	$145,628	$-
Amounts due from Shenzhen Qianhai Zhixing Heyi Capital Management Co., Ltd.	-	11,650	-
Total	$-	$157,278	$-

The related party balances were short-term in nature, non-interest bearing, and unsecured, and the balances as of June 30, 2019 were settled subsequently within the fiscal year ended June 30, 2020.

We had no related party balances or transactions with the related parties mentioned above during the six months ended December 31, 2020.

DESCRIPTION OF SHARE CAPITAL

The following description of our share capital and provisions of our amended and restated memorandum and articles of association, as amended from time to time, are summaries and do not purport to be complete. Reference is made to our amended and restated memorandum and articles of association, copies of which are filed as an exhibit to the registration statement of which this prospectus is a part (and which is referred to in this section as, respectively, the “memorandum” and the “articles”).

We were incorporated as an exempted company with limited liability under the Companies Act (Revised) of the Cayman Islands, or the “Cayman Companies Act,” on January 3, 2020. A Cayman Islands exempted company:

●	is a company that conducts its business mainly outside the Cayman Islands;

●	is prohibited from trading in the Cayman Islands with any person, firm or corporation except in furtherance of the business of the exempted company carried on outside the Cayman Islands (and for this purpose can effect and conclude contracts in the Cayman Islands and exercise in the Cayman Islands all of its powers necessary for the carrying on of its business outside the Cayman Islands);

●	does not have to hold an annual general meeting;

●	does not have to make its register of members open to inspection by shareholders of that company;

●	may obtain an undertaking against the imposition of any future taxation;

●	may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

●	may register as a limited duration company; and

●	may register as a segregated portfolio company.

Ordinary Shares

Our authorized share capital is $50,000 divided into 44,000,000 Class A Ordinary Shares, par value $0.001 per share, and 6,000,000 Class B Ordinary Shares, par value $0.001 per share. Holders of Class A Ordinary Shares and Class B Ordinary Shares have the same rights except for voting and conversion rights. In respect of matters requiring a shareholder vote, each holder of Class A Ordinary Shares will be entitled to one vote per one Class A Ordinary Share and each holder of Class B Ordinary Shares will be entitled to seven votes per one Class B Ordinary Share. The Class A Ordinary Shares are not convertible into shares of any other class. The Class B Ordinary Shares are convertible into Class A Ordinary Shares at any time after issuance at the option of the holder on a one-to-one basis.

All of our issued and outstanding Class A Ordinary Shares and Class B Ordinary Shares are fully paid and non-assessable. Our Class A Ordinary Shares and Class B Ordinary Shares are issued in registered form, and are issued when registered in our register of members. Unless the board of directors determine otherwise, each holder of our Class A Ordinary Shares or Class B Ordinary Shares will not receive a certificate in respect of such shares. Our shareholders who are non-residents of the Cayman Islands may freely hold and vote their Class A Ordinary Shares and Class B Ordinary Shares. We may not issue shares or warrants to bearer.

Subject to the provisions of the Cayman Companies Act and our articles regarding redemption and purchase of the shares, the directors have general and unconditional authority to allot (with or without confirming rights of renunciation), grant options over or otherwise deal with any unissued shares to such persons, at such times and on such terms and conditions as they may decide. Such authority could be exercised by the directors to allot shares which carry rights and privileges that are preferential to the rights attaching to Class A Ordinary Shares or Class B Ordinary Shares. No share may be issued at a discount except in accordance with the provisions of the Cayman Companies Act. The directors may refuse to accept any application for shares, and may accept any application in whole or in part, for any reason or for no reason.

At the completion of this offering, there will be 18,086,923 (if the underwriters’ over-allotment option is not exercised) or 18,986,923 (if the underwriters’ over-allotment option is fully exercised) Class A Ordinary Shares issued and outstanding held by at least 400 unrestricted round lot shareholders which is the minimum requirement by the Nasdaq Global Market, and 5,763,077 Class B Ordinary Shares issued and outstanding. Class A Ordinary Shares sold in this offering will be delivered against payment from the underwriters upon the closing of the offering in New York, New York, on or about [●], 2021.

Listing

We have applied to list our Class A Ordinary Shares on the Nasdaq Global Market under the symbol “CPOP.”

Transfer Agent and Registrar

The transfer agent and registrar for our Class A Ordinary Shares and Class B Ordinary Shares is Transhare Corporation, at 2849 Executive Drive, Suite 200, Clearwater, FL 33762.

Dividends

Subject to the provisions of the Cayman Companies Act and any rights attaching to any class or classes of shares under and in accordance with the articles:

(a)	the directors may declare dividends or distributions out of our funds which are lawfully available for that purpose; and

(b)	our shareholders may, by ordinary resolution, declare dividends but no such dividend shall exceed the amount recommended by the directors.

Subject to the requirements of the Cayman Companies Act regarding the application of a company’s share premium account and with the sanction of an ordinary resolution, dividends may also be declared and paid out of any share premium account. The directors when paying dividends to shareholders may make such payment either in cash or in specie.

Unless provided by the rights attached to a share, no dividend shall bear interest.

Voting Rights

On a poll, every shareholder who is present in person and every person representing a shareholder by proxy shall have one vote for each Class A Ordinary Share and seven votes for each Class B Ordinary Share of which he or the person represented by proxy is the holder. In addition, all shareholders holding shares of a particular class are entitled to vote at a meeting of the holders of that class of shares. Votes may be given either personally or by proxy.

Conversion Rights

Class A Ordinary Shares are not convertible. Class B Ordinary Shares are convertible, at the option of the holder thereof, into Class A Ordinary Shares on a one-to-one basis.

Variation of Rights of Shares

Whenever our capital is divided into different classes of shares, the rights attaching to any class of share (unless otherwise provided by the terms of issue of the shares of that class) may be varied either with the consent in writing of the holders of not less than two-thirds of the issued shares of that class, or with the sanction of a resolution passed by a majority of not less than two-thirds of the holders of shares of the class present in person or by proxy at a separate general meeting of the holders of shares of that class.

Unless the terms on which a class of shares was issued state otherwise, the rights conferred on the shareholder holding shares of any class shall not be deemed to be varied by the creation or issue of further shares ranking pari passu with the existing shares of that class.

Alteration of Share Capital

Subject to the Cayman Companies Act, we may, by ordinary resolution:

(a)	increase our share capital by new shares of the amount fixed by that ordinary resolution and with the attached rights, priorities and privileges set out in that ordinary resolution;

(b)	consolidate and divide all or any of our share capital into shares of larger amount than our existing shares;

(c)	convert all or any of our paid up shares into stock, and reconvert that stock into paid up shares of any denomination;

(d)	sub-divide our shares or any of them into shares of an amount smaller than that fixed, so, however, that in the sub-division, the proportion between the amount paid and the amount, if any, unpaid on each reduced share shall be the same as it was in case of the share from which the reduced share is derived; and

(e)	cancel shares which, at the date of the passing of that ordinary resolution, have not been taken or agreed to be taken by any person and diminish the amount of our share capital by the amount of the shares so cancelled or, in the case of shares without nominal par value, diminish the number of shares into which our capital is divided.

Subject to the Cayman Companies Act and to any rights for the time being conferred on the shareholders holding a particular class of shares, we may, by special resolution, reduce our share capital in any way.

Calls on Shares and Forfeiture

Subject to the terms of allotment, the directors may make calls on the shareholders in respect of any monies unpaid on their shares including any premium and each shareholder shall (subject to receiving at least 14 clear days’ notice specifying when and where payment is to be made), pay to us the amount called on his shares. Shareholders registered as the joint holders of a share shall be jointly and severally liable to pay all calls in respect of the share. If a call remains unpaid after it has become due and payable the person from whom it is due and payable shall pay interest on the amount unpaid from the day it became due and payable until it is paid at the rate fixed by the terms of allotment of the share or in the notice of the call or if no rate is fixed, at the rate of ten percent per annum. The directors may waive payment of the interest wholly or in part.

We have a first and paramount lien on all shares (whether fully paid up or not) registered in the name of a shareholder (whether solely or jointly with others). The lien is for all monies payable to us by the shareholder or the shareholder’s estate:

(a)	either alone or jointly with any other person, whether or not that other person is a shareholder; and

(b)	whether or not those monies are presently payable.

At any time the directors may declare any share to be wholly or partly exempt from the lien on shares provisions of the articles.

We may sell, in such manner as the directors may determine, any share on which the sum in respect of which the lien exists is presently payable, if due notice that such sum is payable has been given (as prescribed by the articles) and, within 14 days of the date on which the notice is deemed to be given under the articles, such notice has not been complied with.

Unclaimed Dividend

A dividend that remains unclaimed for a period of six years after it became due for payment shall be forfeited to, and shall cease to remain owing by, the company.

Forfeiture or Surrender of Shares

If a shareholder fails to pay any call, the directors may give to such shareholder not less than 14 clear days’ notice requiring payment and specifying the amount unpaid including any interest which may have accrued, any expenses which have been incurred by us due to that person’s default and the place where payment is to be made. The notice shall also contain a warning that if the notice is not complied with, the shares in respect of which the call is made will be liable to be forfeited.

If such notice is not complied with, the directors may, before the payment required by the notice has been received, resolve that any share the subject of that notice be forfeited (which forfeiture shall include all dividends or other monies payable in respect of the forfeited share and not paid before such forfeiture).

A forfeited share may be sold, re-allotted or otherwise disposed of on such terms and in such manner as the directors determine and at any time before a sale, re-allotment or disposition the forfeiture may be cancelled on such terms as the directors think fit.

A person whose shares have been forfeited shall cease to be a shareholder in respect of the forfeited shares, but shall, notwithstanding such forfeiture, remain liable to pay to us all monies which at the date of forfeiture were payable by him to us in respect of the shares, together with all expenses and interest from the date of forfeiture or surrender until payment, but his liability shall cease if and when we receive payment in full of the unpaid amount.

A declaration, whether statutory or under oath, made by a director or the secretary shall be conclusive evidence that the person making the declaration is a director or secretary and that the particular shares have been forfeited or surrendered on a particular date.

Subject to the execution of an instrument of transfer, if necessary, the declaration shall constitute good title to the shares.

Share Premium Account

The directors shall establish a share premium account and shall carry the credit of such account from time to time to a sum equal to the amount or value of the premium paid on the issue of any share or capital contributed or such other amounts required by the Cayman Companies Act.

Redemption and Purchase of Own Shares

Subject to the Cayman Companies Act and any rights for the time being conferred on the shareholders holding a particular class of shares, we may by action of our directors:

(a)	issue shares that are to be redeemed or liable to be redeemed, at our option or the shareholder holding those redeemable shares, on the terms and in the manner our directors determine before the issue of those shares;

(b)	with the consent by special resolution of the shareholders holding shares of a particular class, vary the rights attaching to that class of shares so as to provide that those shares are to be redeemed or are liable to be redeemed at our option on the terms and in the manner which the directors determine at the time of such variation; and

(c)	purchase all or any of our own shares of any class including any redeemable shares on the terms and in the manner which the directors determine at the time of such purchase.

We may make a payment in respect of the redemption or purchase of its own shares in any manner authorized by the Cayman Companies Act, including out of any combination of capital, our profits and the proceeds of a fresh issue of shares.

When making a payment in respect of the redemption or purchase of shares, the directors may make the payment in cash or in specie (or partly in one and partly in the other) if so authorized by the terms of the allotment of those shares or by the terms applying to those shares, or otherwise by agreement with the shareholder holding those shares.

Transfer of Shares

Provided that a transfer of Class A Ordinary Shares complies with applicable rules of the Nasdaq Global Market, a shareholder may transfer Class A Ordinary Shares or Class B Ordinary Shares to another person by completing an instrument of transfer in a common form or, with respect to Class A Ordinary Shares, in a form prescribed by Nasdaq, or in any other form approved by the directors, executed:

(a)	where the Class A Ordinary Shares or Class B Ordinary Shares are fully paid, by or on behalf of that shareholder; and

(b)	where the Class A Ordinary Shares or Class B Ordinary Shares are partly paid, by or on behalf of that shareholder and the transferee.

The transferor shall be deemed to remain the holder of a Class A Ordinary Share or Class B Ordinary Share until the name of the transferee is entered into the register of members of the Company.

Our board of directors may, in its absolute discretion, decline to register any transfer of any Class A Ordinary Share or Class B Ordinary Share that has not been fully paid up or is subject to a company lien. Our board of directors may also decline to register any transfer of such Class A Ordinary Share or Class B Ordinary Share unless:

(a)	the instrument of transfer is lodged with the Company, accompanied by the certificate for the Class A Ordinary Shares or Class B Ordinary Shares to which it relates and such other evidence as our board of directors may reasonably require to show the right of the transferor to make the transfer;

(b)	the instrument of transfer is in respect of only one class of shares;

(c)	the instrument of transfer is properly stamped, if required;

(d)	the Class A Ordinary Share or Class B Ordinary Share transferred is fully paid and free of any lien in favor of us;

(e)	any fee related to the transfer has been paid to us; and

(f)	the transfer is not to more than four joint holders.

If our directors refuse to register a transfer, they are required, within three months after the date on which the instrument of transfer was lodged, to send to each of the transferor and the transferee notice of such refusal.

This, however, is unlikely to affect market transactions of the Class A Ordinary Shares purchased by investors in the public offering. Once the Class A Ordinary Shares have been listed, the legal title to such Class A Ordinary Shares and the registration details of those Class A Ordinary Shares in our register of members will remain with DTC/Cede & Co. All market transactions with respect to those Class A Ordinary Shares will then be carried out without the need for any kind of registration by the directors, as the market transactions will all be conducted through the DTC systems.

The registration of transfers may, on 14 calendar days’ notice being given by advertisement in such one or more newspapers or by electronic means, be suspended and our register of members closed at such times and for such periods as our board of directors may from time to time determine. The registration of transfers, however, may not be suspended, and the register may not be closed, for more than 30 days in any year.

Inspection of Books and Records

Holders of our Class A Ordinary Shares and Class B Ordinary Shares will have no general right under the Cayman Companies Act to inspect or obtain copies of our register of members or our corporate records.

General Meetings

As a Cayman Islands exempted company, we are not obligated by the Cayman Companies Act to call shareholders’ annual general meetings; accordingly, we may, but shall not be obliged to, in each year hold a general meeting as an annual general meeting. Any annual general meeting held shall be held at such time and place as may be determined by our board of directors. All general meetings other than annual general meetings shall be called extraordinary general meetings.

The directors may convene general meetings whenever they think fit. General meetings shall also be convened on the written requisition of one or more of the shareholders entitled to attend and vote at our general meetings who (together) hold not less than ten percent of the rights to vote at such general meeting in accordance with the notice provisions in the articles, specifying the purpose of the meeting and signed by each of the shareholders making the requisition. If the directors do not convene such meeting for a date not later than 21 clear days’ after the date of receipt of the written requisition, those shareholders who requested the meeting may convene the general meeting themselves within three months after the end of such period of 21 clear days in which case reasonable expenses incurred by them as a result of the directors failing to convene a meeting shall be reimbursed by us.

At least 14 days’ notice of an extraordinary general meeting and 21 days’ notice of an annual general meeting shall be given to shareholders entitled to attend and vote at such meeting. The notice shall specify the place, the day and the hour of the meeting and the general nature of that business. In addition, if a resolution is proposed as a special resolution, the text of that resolution shall be given to all shareholders. Notice of every general meeting shall also be given to the directors and our auditors.

Subject to the Cayman Companies Act and with the consent of the shareholders who, individually or collectively, hold at least 90 percent of the voting rights of all those who have a right to vote at a general meeting, a general meeting may be convened on shorter notice.

A quorum shall consist of the presence (whether in person or represented by proxy) of one or more shareholders holding shares that represent not less than one-third of the outstanding shares carrying the right to vote at such general meeting.

If, within 15 minutes from the time appointed for the general meeting, or at any time during the meeting, a quorum is not present, the meeting, if convened upon the requisition of shareholders, shall be cancelled. In any other case it shall stand adjourned to the same time and place seven days or to such other time or place as is determined by the directors.

The chairman may, with the consent of a meeting at which a quorum is present, adjourn the meeting. When a meeting is adjourned for seven days or more, notice of the adjourned meeting shall be given in accordance with the articles.

At any general meeting a resolution put to the vote of the meeting shall be decided on a show of hands, unless a poll is (before, or on, the declaration of the result of the show of hands) demanded by the chairman of the meeting or by at least two shareholders having the right to vote on the resolutions or one or more shareholders present who together hold not less than ten percent of the voting rights of all those who are entitled to vote on the resolution. Unless a poll is so demanded, a declaration by the chairman as to the result of a resolution and an entry to that effect in the minutes of the meeting, shall be conclusive evidence of the outcome of a show of hands, without proof of the number or proportion of the votes recorded in favor of, or against, that resolution.

If a poll is duly demanded it shall be taken in such manner as the chairman directs and the result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded.

In the case of an equality of votes, whether on a show of hands or on a poll, the chairman of the meeting at which the show of hands takes place or at which the poll is demanded, shall not be entitled to a second or casting vote.

Directors

We may by ordinary resolution, from time to time, fix the maximum and minimum number of directors to be appointed. Under the Articles, we are required to have a minimum of one director and the maximum number of Directors shall be unlimited.

A director may be appointed by ordinary resolution or by the directors. Any appointment may be to fill a vacancy or as an additional director.

Unless the remuneration of the directors is determined by the shareholders by ordinary resolution, the directors shall be entitled to such remuneration as the directors may determine.

The shareholding qualification for directors may be fixed by our shareholders by ordinary resolution and unless and until so fixed no share qualification shall be required.

Unless removed or re-appointed, each director shall be appointed for a term expiring at the next-following annual general meeting, if one is held. At any annual general meeting held, our directors will be elected by an ordinary resolution of our shareholders. At each annual general meeting, each director so elected shall hold office for a one-year term and until the election of their respective successors in office or removed.

A director may be removed by ordinary resolution.

A director may at any time resign or retire from office by giving us notice in writing. Unless the notice specifies a different date, the director shall be deemed to have resigned on the date that the notice is delivered to us.

Subject to the provisions of the articles, the office of a director may be terminated forthwith if:

(a)	he is prohibited by the law of the Cayman Islands from acting as a director;

(b)	he is made bankrupt or makes an arrangement or composition with his creditors generally;

(c)	he resigns his office by notice to us;

(d)	he only held office as a director for a fixed term and such term expires;

(e)	in the opinion of a registered medical practitioner by whom he is being treated he becomes physically or mentally incapable of acting as a director;

(f)	he is given notice by the majority of the other directors (not being less than two in number) to vacate office (without prejudice to any claim for damages for breach of any agreement relating to the provision of the services of such director);

(g)	he is made subject to any law relating to mental health or incompetence, whether by court order or otherwise; or

(h)	without the consent of the other directors, he is absent from meetings of directors for continuous period of six months.

Each of the compensation committee and the nominating and corporate governance committee shall consist of at least three directors and the majority of the committee members shall be independent within the meaning of Section 5605(a)(2) of the Nasdaq listing rules. The audit committee shall consist of at least three directors, all of whom shall be independent within the meaning of Section 5605(a)(2) of the Nasdaq listing rules and will meet the criteria for independence set forth in Rule 10A-3 or Rule 10C-1 of the Exchange Act.

Powers and Duties of Directors

Subject to the provisions of the Cayman Companies Act and our amended and restated memorandum and articles of association, our business shall be managed by the directors, who may exercise all our powers. No prior act of the directors shall be invalidated by any subsequent alteration of our memorandum or articles of association. To the extent allowed by the Cayman Companies Act, however, shareholders may by special resolution validate any prior or future act of the directors which would otherwise be in breach of their duties.

The directors may delegate any of their powers to any committee consisting of one or more persons who need not be shareholders and may include non-directors so long as the majority of those persons are directors; any committee so formed shall in the exercise of the powers so delegated conform to any regulations that may be imposed on it by the directors. Upon the initial closing of this offering, our board of directors will have established an audit committee, compensation committee, and nomination and corporate governance committee.

The board of directors may establish any local or divisional board of directors or agency and delegate to it its powers and authorities (with power to sub-delegate) for managing any of our affairs whether in the Cayman Islands or elsewhere and may appoint any persons to be members of a local or divisional board of directors, or to be managers or agents, and may fix their remuneration.

The directors may from time to time and at any time by power of attorney or in any other manner they determine appoint any person, either generally or in respect of any specific matter, to be our agent with or without authority for that person to delegate all or any of that person’s powers.

The directors may from time to time and at any time by power of attorney or in any other manner they determine appoint any person, whether nominated directly or indirectly by the directors, to be our attorney or our authorized signatory and for such period and subject to such conditions as they may think fit. The powers, authorities and discretions, however, must not exceed those vested in, or exercisable, by the directors under the articles.

The board of directors may remove any person so appointed and may revoke or vary the delegation.

The directors may exercise all of our powers to borrow money and to mortgage or charge its undertaking, property and assets both present and future and uncalled capital or any part thereof, to issue debentures and other securities whether outright or as collateral security for any debt, liability or obligation of ours or our parent undertaking (if any) or any subsidiary undertaking of us or of any third party.

A director shall not, as a director, vote in respect of any contract, transaction, arrangement or proposal in which he has an interest which (together with any interest of any person connected with him) is a material interest (otherwise than by virtue of his interests, direct or indirect, in shares or debentures or other securities of, or otherwise in or through, us) and if he shall do so his vote shall not be counted, nor in relation thereto shall he be counted in the quorum present at the meeting, but (in the absence of some other material interest than is mentioned below) none of these prohibitions shall apply to:

(a)	the giving of any security, guarantee or indemnity in respect of:

(i)	money lent or obligations incurred by him or by any other person for our benefit or any of our subsidiaries; or

(ii)	a debt or obligation of ours or any of our subsidiaries for which the director himself has assumed responsibility in whole or in part and whether alone or jointly with others under a guarantee or indemnity or by the giving of security;

(b)	where we or any of our subsidiaries is offering securities in which offer the director is or may be entitled to participate as a holder of securities or in the underwriting or sub-underwriting of which the director is to or may participate;

(c)	any contract, transaction, arrangement or proposal affecting any other body corporate in which he is interested, directly or indirectly and whether as an officer, shareholder, creditor or otherwise howsoever, provided that he (together with persons connected with him) does not to his knowledge hold an interest representing one percent or more of any class of the equity share capital of such body corporate (or of any third body corporate through which his interest is derived) or of the voting rights available to shareholders of the relevant body corporate;

(d)	any act or thing done or to be done in respect of any arrangement for the benefit of the employees of us or any of our subsidiaries under which he is not accorded as a director any privilege or advantage not generally accorded to the employees to whom such arrangement relates; or

(e)	any matter connected with the purchase or maintenance for any director of insurance against any liability or (to the extent permitted by the Cayman Companies Act) indemnities in favor of directors, the funding of expenditure by one or more directors in defending proceedings against him or them or the doing of anything to enable such director or directors to avoid incurring such expenditure.

A director may, as a director, vote (and be counted in the quorum) in respect of any contract, transaction, arrangement or proposal in which he has an interest which is not a material interest or as described above.

Capitalization of Profits

The directors may resolve to capitalize:

(a)	any part of our profits not required for paying any preferential dividend (whether or not those profits are available for distribution); or

(b)	any sum standing to the credit of our share premium account or capital redemption reserve, if any.

The amount resolved to be capitalized must be appropriated to the shareholders who would have been entitled to it had it been distributed by way of dividend and in the same proportions.

Liquidation Rights

If we are wound up, the shareholders may, subject to the articles and any other sanction required by the Cayman Companies Act, pass a special resolution allowing the liquidator to do either or both of the following:

(a)	to divide in specie among the shareholders the whole or any part of our assets and, for that purpose, to value any assets and to determine how the division shall be carried out as between the shareholders or different classes of shareholders; and

(b)	to vest the whole or any part of the assets in trustees for the benefit of shareholders and those liable to contribute to the winding up.

The directors have the authority to present a petition for our winding up to the Grand Court of the Cayman Islands on our behalf without the sanction of a resolution passed at a general meeting.

Register of Members

Under the Cayman Companies Act, we must keep a register of members and there should be entered therein:

●	the names and addresses of our shareholders, a statement of the shares held by each shareholder, and of the amount paid or agreed to be considered as paid, on the shares of each shareholder;

●	the date on which the name of any person was entered on the register as a shareholder; and

●	the date on which any person ceased to be a shareholder.

Under the Cayman Companies Act, the register of members of our company is prima facie evidence of the matters set out therein (that is, the register of members will raise a presumption of fact on the matters referred to above unless rebutted) and a shareholder registered in the register of members is deemed as a matter of the Cayman Companies Act to have legal title to the shares as set against its name in the register of members. Upon the completion of this offering, the register of members will be immediately updated to record and give effect to the issuance of shares by us to the custodian or its nominee. Once our register of members has been updated, the shareholders recorded in the register of members will be deemed to have legal title to the shares set against their name.

If the name of any person is incorrectly entered in or omitted from our register of members, or if there is any default or unnecessary delay in entering on the register the fact of any person having ceased to be a shareholder of our company, the person or shareholder aggrieved (or any shareholder of our company or our company itself) may apply to the Grand Court of the Cayman Islands for an order that the register be rectified, and the Court may either refuse such application or it may, if satisfied of the justice of the case, make an order for the rectification of the register.

Differences in Corporate Law

The Cayman Companies Act is derived, to a large extent, from the older Companies Acts of England and Wales but does not follow recent United Kingdom statutory enactments, and accordingly there are significant differences between the Cayman Companies Act and the current Companies Act of the UK. In addition, the Cayman Companies Act differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of certain significant differences between the provisions of the Cayman Companies Act applicable to us and the comparable laws applicable to companies incorporated in the State of Delaware in the United States.

	Delaware	Cayman Islands

Title of Organizational Documents	Certificate of Incorporation and Bylaws	Certificate of Incorporation and Memorandum and Articles of Association

Duties of Directors	Under Delaware law, the business and affairs of a corporation are managed by or under the direction of its board of directors. In exercising their powers, directors are charged with a fiduciary duty of care to protect the interests of the corporation and a fiduciary duty of loyalty to act in the best interests of its shareholders. The duty of care requires that directors act in an informed and deliberative manner and inform themselves, prior to making a business decision, of all material information reasonably available to them. The duty of care also requires that directors exercise care in overseeing and investigating the conduct of the corporation’s employees. The duty of loyalty may be summarized as the duty to act in good faith, not out of self-interest, and in a manner which the director reasonably believes to be in the best interests of the shareholders.	As a matter of Cayman Islands law, a director owes three types of duties to the company: (i) statutory duties, (ii) fiduciary duties, and (iii) common law duties. The Cayman Companies Act imposes a number of statutory duties on a director. A Cayman Islands director’s fiduciary duties are not codified, however the courts of the Cayman Islands have held that a director owes the following fiduciary duties (a) a duty to act in what the director bona fide considers to be in the best interests of the company, (b) a duty to exercise their powers for the purposes they were conferred, (c) a duty to avoid fettering his or her discretion in the future and (d) a duty to avoid conflicts of interest and of duty. The common law duties owed by a director are those to act with skill, care and diligence that may reasonably be expected of a person carrying out the same functions as are carried out by that director in relation to the company and, also, to act with the skill, care and diligence in keeping with a standard of care commensurate with any particular skill they have which enables them to meet a higher standard than a director without those skills. In fulfilling their duty of care to us, our directors must ensure compliance with our amended articles of association, as amended and restated from time to time. We have the right to seek damages if a duty owed by any of our directors is breached.’

Limitations on Personal Liability of Directors	Subject to the limitations described below, a certificate of incorporation may provide for the elimination or limitation of the personal liability of a director to the corporation or its shareholders for monetary damages for a breach of fiduciary duty as a director. Such provision cannot limit liability for breach of loyalty, bad faith, intentional misconduct, unlawful payment of dividends or unlawful share purchase or redemption. In addition, the certificate of incorporation cannot limit liability for any act or omission occurring prior to the date when such provision becomes effective.	The Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of Officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime.

Indemnification of Directors, Officers, Agents, and Others	A corporation has the power to indemnify any director, officer, employee, or agent of corporation who was, is, or is threatened to be made a party who acted in good faith and in a manner he believed to be in the best interests of the corporation, and if with respect to a criminal proceeding, had no reasonable cause to believe his conduct would be unlawful, against amounts actually and reasonably incurred.

Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of directors and officers, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against the consequences of committing a crime, or against the indemnified person’s own fraud or dishonesty.

Our amended and restated articles of association provide to the extent permitted by law, we shall indemnify each existing or former secretary, director (including alternate director), and any of our other officers (including an investment adviser or an administrator or liquidator) and their personal representatives against: (a) all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by the existing or former director (including alternate director), secretary or officer in or about the conduct of our business or affairs or in the execution or discharge of the existing or former director (including alternate director), secretary’s or officer’s duties, powers, authorities or discretions; and (b) without limitation to paragraph (a) above, all costs, expenses, losses or liabilities incurred by the existing or former director (including alternate director), secretary or officer in defending (whether successfully or otherwise) any civil, criminal, administrative or investigative proceedings (whether threatened, pending or completed) concerning us or our affairs in any court or tribunal, whether in the Cayman Islands or elsewhere.

No such existing or former director (including alternate director), secretary or officer, however, shall be indemnified in respect of any matter arising out of his own dishonesty.

To the extent permitted by law, we may make a payment, or agree to make a payment, whether by way of advance, loan or otherwise, for any legal costs incurred by an existing or former director (including alternate director), secretary or any of our officers in respect of any matter identified in above on condition that the director (including alternate director), secretary or officer must repay the amount paid by us to the extent that it is ultimately found not liable to indemnify the director (including alternate director), the secretary or that officer for those legal costs.

Interested Directors	Under Delaware law, a transaction in which a director who has an interest in such transaction would not be voidable if (i) the material facts as to such interested director’s relationship or interests are disclosed or are known to the board of directors and the board in good faith authorizes the transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors are less than a quorum, (ii) such material facts are disclosed or are known to the shareholders entitled to vote on such transaction and the transaction is specifically approved in good faith by vote of the shareholders, or (iii) the transaction is fair as to the corporation as of the time it is authorized, approved or ratified. Under Delaware law, a director could be held liable for any transaction in which such director derived an improper personal benefit.	Interested director transactions are governed by the terms of a company’s memorandum and articles of association.

Voting Requirements

The certificate of incorporation may include a provision requiring supermajority approval by the directors or shareholders for any corporate action.

In addition, under Delaware law, certain business combinations involving interested shareholders require approval by a supermajority of the non-interested shareholders.

For the protection of shareholders, certain matters must be approved by special resolution of the shareholders as a matter of Cayman Islands law, including alteration of the memorandum or articles of association, appointment of inspectors to examine company affairs, reduction of share capital (subject, in relevant circumstances, to court approval), change of name, authorization of a plan of merger or transfer by way of continuation to another jurisdiction or consolidation or voluntary winding up of the company.

The Cayman Islands Companies Act requires that a special resolution be passed by a majority of at least two-thirds or such higher percentage as set forth in the memorandum and articles of association, of shareholders being entitled to vote and do vote in person or by proxy at a general meeting, or by unanimous written consent of shareholders entitled to vote at a general meeting.

Voting for Directors	Under Delaware law, unless otherwise specified in the certificate of incorporation or bylaws of the corporation, directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors.	The Cayman Islands Companies Act defines “special resolutions” only. A company’s memorandum and articles of association can therefore tailor the definition of “ordinary resolutions” as a whole, or with respect to specific provisions.

Cumulative Voting	No cumulative voting for the election of directors unless so provided in the certificate of incorporation.	No cumulative voting for the election of directors unless so provided in the memorandum and articles of association.

Directors’ Powers Regarding Bylaws	The certificate of incorporation may grant the directors the power to adopt, amend or repeal bylaws.	The memorandum and articles of association may only be amended by a special resolution of the shareholders.

Nomination and Removal of Directors and Filling Vacancies on Board	Shareholders may generally nominate directors if they comply with advance notice provisions and other procedural requirements in company bylaws. Holders of a majority of the shares may remove a director with or without cause, except in certain cases involving a classified board or if the company uses cumulative voting. Unless otherwise provided for in the certificate of incorporation, directorship vacancies are filled by a majority of the directors elected or then in office.	Nomination and removal of directors and filling of board vacancies are governed by the terms of the memorandum and articles of association.

Mergers and Similar Arrangements

Under Delaware law, with certain exceptions, a merger, consolidation, exchange or sale of all or substantially all the assets of a corporation must be approved by the board of directors and a majority of the outstanding shares entitled to vote thereon. Under Delaware law, a shareholder of a corporation participating in certain major corporate transactions may, under certain circumstances, be entitled to appraisal rights pursuant to which such shareholder may receive cash in the amount of the fair value of the shares held by such shareholder (as determined by a court) in lieu of the consideration such shareholder would otherwise receive in the transaction.

Delaware law also provides that a parent corporation, by resolution of its board of directors, may merge with any subsidiary, of which it owns at least 90% of each class of capital stock without a vote by shareholders of such subsidiary. Upon any such merger, dissenting shareholders of the subsidiary would have appraisal rights.

Cayman Islands Companies Act permits mergers and consolidations between Cayman Islands companies and between Cayman Islands companies and non-Cayman Islands companies. For these purposes, (a) “merger” means the merging of two or more constituent companies and the vesting of their undertaking, property and liabilities in one of such companies as the surviving company, and (b) a “consolidation” means the combination of two or more constituent companies into a consolidated company and the vesting of the undertaking, property and liabilities of such companies to the consolidated company. In order to effect such a merger or consolidation, the directors of each constituent company must approve a written plan of merger or consolidation, which must then be authorized by (a) a special resolution of the shareholders of each constituent company, and (b) such other authorization, if any, as may be specified in such constituent company’s articles of association. The plan must be filed with the Registrar of Companies together with a declaration as to the solvency of the consolidated or surviving company, a list of the assets and liabilities of each constituent company and an undertaking that a copy of the certificate of merger or consolidation will be given to the shareholders and creditors of each constituent company and that notification of the merger or consolidation will be published in the Cayman Islands Gazette. Court approval is not required for a merger or consolidation which is effected in compliance with these statutory procedures.

A merger between a Cayman Islands parent company and its Cayman Islands subsidiary or subsidiaries does not require authorization by a resolution of shareholders. For this purpose a subsidiary is a company of which at least 90% of the issued shares entitled to vote are owned by the parent company.

The consent of each holder of a fixed or floating security interest of a constituent company is required unless this requirement is waived by a court in the Cayman Islands.

Except in certain limited circumstances, a dissenting shareholder of a Cayman Islands constituent company is entitled to payment of the fair value of his or her shares upon dissenting from a merger or consolidation. The exercise of such dissenter rights will preclude the exercise by the dissenting shareholder of any other rights to which he or she might otherwise be entitled by virtue of holding shares, except for the right to seek relief on the grounds that the merger or consolidation is void or unlawful.

In addition, there are statutory provisions that facilitate the reconstruction and amalgamation of companies, provided that the arrangement is approved by a majority in number of each class of shareholders and creditors with whom the arrangement is to be made, and who must, in addition, represent three-fourths in value of each such class of shareholders or creditors, as the case may be, that are present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder has the right to express to the court the view that the transaction ought not to be approved, the court can be expected to approve the arrangement if it determines that: (a) the statutory provisions as to the required majority vote have been met; (b) the shareholders have been fairly represented at the meeting in question and the statutory majority are acting bona fide without coercion of the minority to promote interests adverse to those of the class; (c) the arrangement is such that may be reasonably approved by an intelligent and honest man of that class acting in respect of his interest; and (d) the arrangement is not one that would more properly be sanctioned under some other provision of the Cayman Islands Companies Act.

When a takeover offer is made and accepted by holders of 90% of the shares affected within four months the offeror may, within a two-month period commencing on the expiration of such four month period, require the holders of the remaining shares to transfer such shares on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands but this is unlikely to succeed in the case of an offer which has been so approved unless there is evidence of fraud, bad faith or collusion.

If an arrangement and reconstruction is thus approved, or if a takeover offer is made and accepted, a dissenting shareholder would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of Delaware corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

Shareholder Suits	Class actions and derivative actions generally are available to shareholders under Delaware law for, among other things, breach of fiduciary duty, corporate waste and actions not taken in accordance with applicable law. In such actions, the court generally has discretion to permit the winning party to recover attorneys’ fees incurred in connection with such action.	In principle, we will normally be the proper plaintiff and as a general rule a derivative action may not be brought by a minority shareholder. However, based on English authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, the Cayman Islands courts can be expected to follow and apply the common law principles (namely the rule in Foss v. Harbottle and the exceptions thereto) so that a non-controlling shareholder may be permitted to commence a class action against or derivative actions in the name of the company to challenge: (a) an act which is illegal or ultra vires with respect to the company and is therefore incapable of ratification by the shareholders; (b) an act which, although not ultra vires, requires authorization by a qualified (or special) majority (that is, more than a simple majority) which has not been obtained; and (c) an act which constitutes a “fraud on the minority” where the wrongdoers are themselves in control of the company.

Inspection of Corporate Records	Under Delaware law, shareholders of a Delaware corporation have the right during normal business hours to inspect for any proper purpose, and to obtain copies of list(s) of shareholders and other books and records of the corporation and its subsidiaries, if any, to the extent the books and records of such subsidiaries are available to the corporation.	Shareholders of a Cayman Islands exempted company have no general right under Cayman Islands law to inspect or obtain copies of a list of shareholders or other corporate records (other than the register of mortgages or charges) of the company. However, these rights may be provided in the company’s memorandum and articles of association.

Shareholder Proposals	Unless provided in the corporation’s certificate of incorporation or bylaws, Delaware law does not include a provision restricting the manner in which shareholders may bring business before a meeting.	The Cayman Islands Companies Act provides shareholders with only limited rights to requisition a general meeting, and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our articles provide that general meetings shall be convened on the written requisition of one or more of the shareholders entitled to attend and vote at our general meetings who (together) hold not less than 10 percent of the rights to vote at such general meeting in accordance with the notice provisions in the articles, specifying the purpose of the meeting and signed by each of the shareholders making the requisition. If the directors do not convene such meeting for a date not later than twenty-one clear days’ after the date of receipt of the written requisition, those shareholders who requested the meeting may convene the general meeting themselves within three months after the end of such period of twenty-one clear days in which case reasonable expenses incurred by them as a result of the directors failing to convene a meeting shall be reimbursed by us. Our articles provide no other right to put any proposals before annual general meetings or extraordinary general meetings. As a Cayman Islands exempted company, we are not obligated by law to call shareholders’ annual general meetings. However, our corporate governance guidelines require us to call such meetings every year.

Approval of Corporate Matters by Written Consent	Delaware law permits shareholders to take actions by written consent signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting of shareholders.	The Cayman Islands Companies Act allows a special resolution to be passed in writing if signed by all the voting shareholders (if authorized by the memorandum and articles of association).

Calling of Special Shareholders Meetings	Delaware law permits the board of directors or any person who is authorized under a corporation’s certificate of incorporation or bylaws to call a special meeting of shareholders.	The Cayman Islands Companies Act does not have provisions governing the proceedings of shareholders meetings which are usually provided in the memorandum and articles of association. Please see above.

Dissolution; Winding Up	Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board of directors.	Under the Cayman Islands Companies Act and our articles, the Company may be wound up by a special resolution of our shareholders, or if the winding up is initiated by our board of directors, by either a special resolution of our members or, if our company is unable to pay its debts as they fall due, by an ordinary resolution of our members. In addition, a company may be wound up by an order of the courts of the Cayman Islands. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so.

Anti-money Laundering—Cayman Islands

In order to comply with legislation or regulations aimed at the prevention of money laundering, we may be required to adopt and maintain anti-money laundering procedures, and may require subscribers to provide evidence to verify their identity. Where permitted, and subject to certain conditions, we may also delegate the maintenance of our anti-money laundering procedures (including the acquisition of due diligence information) to a suitable person.

We reserve the right to request such information as is necessary to verify the identity of a subscriber. In the event of delay or failure on the part of the subscriber in producing any information required for verification purposes, we may refuse to accept the application, in which case any funds received will be returned without interest to the account from which they were originally debited.

We also reserve the right to refuse to make any redemption payment to a shareholder if our directors or officers suspect or are advised that the payment of redemption proceeds to such shareholder might result in a breach of applicable anti-money laundering or other laws or regulations by any person in any relevant jurisdiction, or if such refusal is considered necessary or appropriate to ensure our compliance with any such laws or regulations in any applicable jurisdiction.

If any person resident in the Cayman Islands knows or suspects or has reason for knowing or suspecting that another person is engaged in criminal conduct or is involved with terrorism or terrorist property and the information for that knowledge or suspicion came to their attention in the course of their business in the regulated sector, or other trade, profession, business or employment, the person will be required to report such knowledge or suspicion to (i) a nominated officer (appointed in accordance with the Proceeds of Crime Act (Revised) of the Cayman Islands) or the Financial Reporting Authority of the Cayman Islands, pursuant to the Proceeds of Crime Act (Revised), if the disclosure relates to criminal conduct or money laundering or (ii) to a police constable or a nominated officer (pursuant to the Terrorism Act (Revised) of the Cayman Islands) or the Financial Reporting Authority, pursuant to the Terrorism Act (Revised), if the disclosure relates to involvement with terrorism or terrorist financing and terrorist property. Such a report shall not be treated as a breach of confidence or of any restriction upon the disclosure of information imposed by any enactment or otherwise.

Data Protection in the Cayman Islands—Privacy Notice

This privacy notice explains the manner in which we collect, process, and maintain personal data about investors of the Company pursuant to the Data Protection Act (Revised) of the Cayman Islands, as amended from time to time and any regulations, codes of practice, or orders promulgated pursuant thereto (the “DPA”).

We are committed to processing personal data in accordance with the DPA. In our use of personal data, we will be characterized under the DPA as a “data controller,” whilst certain of our service providers, affiliates, and delegates may act as “data processors” under the DPA. These service providers may process personal information for their own lawful purposes in connection with services provided to us.

By virtue of your investment in the Company, we and certain of our service providers may collect, record, store, transfer, and otherwise process personal data by which individuals may be directly or indirectly identified.

Your personal data will be processed fairly and for lawful purposes, including (a) where the processing is necessary for us to perform a contract to which you are a party or for taking pre-contractual steps at your request, (b) where the processing is necessary for compliance with any legal, tax, or regulatory obligation to which we are subject, or (c) where the processing is for the purposes of legitimate interests pursued by us or by a service provider to whom the data are disclosed. As a data controller, we will only use your personal data for the purposes for which we collected it. If we need to use your personal data for an unrelated purpose, we will contact you.

We anticipate that we will share your personal data with our service providers for the purposes set out in this privacy notice. We may also share relevant personal data where it is lawful to do so and necessary to comply with our contractual obligations or your instructions or where it is necessary or desirable to do so in connection with any regulatory reporting obligations. In exceptional circumstances, we will share your personal data with regulatory, prosecuting, and other governmental agencies or departments, and parties to litigation (whether pending or threatened), in any country or territory including to any other person where we have a public or legal duty to do so (e.g. to assist with detecting and preventing fraud, tax evasion, and financial crime or compliance with a court order).

Your personal data shall not be held by the Company for longer than necessary with regard to the purposes of the data processing.

We will not sell your personal data. Any transfer of personal data outside of the Cayman Islands shall be in accordance with the requirements of the DPA. Where necessary, we will ensure that separate and appropriate legal agreements are put in place with the recipient of that data.

We will only transfer personal data in accordance with the requirements of the DPA, and will apply appropriate technical and organizational information security measures designed to protect against unauthorized or unlawful processing of the personal data and against the accidental loss, destruction, or damage to the personal data.

If you are a natural person, this will affect you directly. If you are a corporate investor (including, for these purposes, legal arrangements such as trusts or exempted limited partnerships) that provides us with personal data on individuals connected to you for any reason in relation to your investment into the Company, this will be relevant for those individuals and you should inform such individuals of the content.

You have certain rights under the DPA, including (a) the right to be informed as to how we collect and use your personal data (and this privacy notice fulfils our obligation in this respect), (b) the right to obtain a copy of your personal data, (c) the right to require us to stop direct marketing, (d) the right to have inaccurate or incomplete personal data corrected, (e) the right to withdraw your consent and require us to stop processing or restrict the processing, or not begin the processing of your personal data, (f) the right to be notified of a data breach (unless the breach is unlikely to be prejudicial), (g) the right to obtain information as to any countries or territories outside the Cayman Islands to which we, whether directly or indirectly, transfer, intend to transfer, or wish to transfer your personal data, general measures we take to ensure the security of personal data, and any information available to us as to the source of your personal data, (h) the right to complain to the Office of the Ombudsman of the Cayman Islands, and (i) the right to require us to delete your personal data in some limited circumstances.

If you consider that your personal data has not been handled correctly, or you are not satisfied with our responses to any requests you have made regarding the use of your personal data, you have the right to complain to the Cayman Islands’ Ombudsman. The Ombudsman can be contacted by calling +1 (345) 946-6283 or by email at info@ombudsman.ky.

History of Share Issuances

The following is a summary of our share issuances since incorporation.

On January 3, 2020, 9,165,000 ordinary shares, par value $0.001 per share, were held by Joya Enterprises Limited.

As part of the Reorganization, we undertook the following corporate actions:

Share Issuances in February 2020

On February 22, 2020, we issued the following ordinary shares, par value $0.001 per share, to certain founding shareholders of Pop Culture Group:

Purchaser	Number of Ordinary Shares	Consideration
Joya Enterprises Limited	165,000	$165
Victory Quest Industries Limited	1,653,911	$1,654
Billion Hill Investment Corporation	1,502,000	$1,502
Bofeng Holdings Limited	1,007,700	$1,008
Sense Venture International Limited	1,007,700	$1,008
Dragon Bright Asia Corporation	400,000	$400
Wealth Progress International Corporation	40,000	$40

Re-designation of Ordinary Shares in April 2020

On April 28, 2020, our shareholders approved the re-designation of 5,763,077 of our issued ordinary shares held by Joya Enterprises Limited into 5,763,077 Class B Ordinary Shares.

On April 28, 2020, our shareholders approved the re-designation of already issued ordinary shares into Class A Ordinary Shares as set out in the table below:

Shareholder	Number of Class A Ordinary Shares
Joya Enterprises Limited	3,566,923
Victory Quest Industries Limited	1,653,911
Billion Hill Investment Corporation	1,502,000
Bofeng Holdings Limited	1,007,700
Sense Venture International Limited	1,007,700
Dragon Bright Asia Corporation	400,000
Wealth Progress International Corporation	40,000

Share Issuances and Transfers in May 2020

On May 30, 2020, we issued Class A Ordinary Shares to the following shareholders pursuant to certain share purchase agreements entered into on September 30, 2019:

Purchaser	Number of Class A Ordinary Shares	Consideration
Monica Hon Yau Tse	190,000	$241,515.19
Yuen Ching Wong	190,000	$241,515.19
Yee Man Yau	190,000	$241,515.19
Chau Hung Yeung	190,000	$241,515.19
New Rise International Limited	583,600	$741,832.57

On May 30, 2020, we issued Class A Ordinary Shares to the following shareholders, who are original shareholders of Xiamen Pop Culture:

Purchaser	Number of Class A Ordinary Shares	Consideration
Hengzhang Qiu	100,000	$100
Yuling Yan	400,000	$400

On May 30, 2020, our board of directors approved the following transfers of Class A Ordinary Shares:

Transferor	Transferee	Number of Class A Ordinary Shares
Joya Enterprises Limited	China Young Group Limited	2,180,000
Joya Enterprises Limited	Chen Li	200,000
Joya Enterprises Limited	Yi Zhang	100,000
Joya Enterprises Limited	Yamo Zhao	100,000
Joya Enterprises Limited	Qiuyan Zhang	10,000
Joya Enterprises Limited	Lingyun Wu	936,923
Joya Enterprises Limited	Wenjuan Qiu	40,000
Billion Hill Investment Corporation	Fengying Qiu	182,000
Billion Hill Investment Corporation	Chunhui Liu	168,000
Billion Hill Investment Corporation	Shuangyan Qiu	175,000
Billion Hill Investment Corporation	Xingbin Qiu	175,000
Billion Hill Investment Corporation	Qiuyan Zhang	152,600
Billion Hill Investment Corporation	Ronghui Qiu	150,000
Billion Hill Investment Corporation	Meihua Li	100,000
Billion Hill Investment Corporation	Meirong Qiu	100,000
Victory Quest Industries Limited	HK Weiyi Culture Media Limited	632,911
Victory Quest Industries Limited	HK Longren Number Media Limited	320,000
Victory Quest Industries Limited	Xiaosong Ye	300,000
Victory Quest Industries Limited	Hailong Huang	80,000
Victory Quest Industries Limited	Lei Wang	68,000
Victory Quest Industries Limited	Juyuan Hong	20,000

Share Issuances in February 2021

On February 9, 2021, we issued Class A Ordinary Shares to the following shareholders to acquire 6.45% non-controlling interests in Xiamen Pop Culture:

Purchaser	Number of Class A Ordinary Shares	Consideration
Bravo Great Group Limited	730,000	$730
Huadi Qiu	300,000	$300
Jiapeng Lin	35,089	$35.089

SHARES ELIGIBLE FOR FUTURE SALE

Before our initial public offering, there has not been a public market for our Class A Ordinary Shares, and although we have applied to list our Class A Ordinary Shares on the Nasdaq Global Market, a regular trading market for our Class A Ordinary Shares may not develop. Future sales of substantial amounts of shares of our Class A Ordinary Shares in the public market after our initial public offering, or the possibility of these sales occurring, could cause the prevailing market price for our Class A Ordinary Shares to fall or impair our ability to raise equity capital in the future. Upon completion of this offering, we will have outstanding Class A Ordinary Shares held by public shareholders representing approximately 10.27% of our Class A Ordinary Shares in issue if the underwriters do not exercise their over-allotment option, and approximately 11.63% of our Class A Ordinary Shares in issue if the underwriters exercise their over-allotment option in full. All of the Class A Ordinary Shares sold in this offering will be freely transferable by persons other than our “affiliates” without restriction or further registration under the Securities Act.

Lock-Up Agreements

We have agreed not to, for a period of 180 days from the date of this prospectus, offer, issue, sell, contract to sell, encumber, grant any option for the sale of, or otherwise dispose of, except in this offering, any of our Class A Ordinary Shares or securities that are substantially similar to our Class A Ordinary Shares, including but not limited to any options or warrants to purchase our Class A Ordinary Shares, or any securities that are convertible into or exchangeable for, or that represent the right to receive, our Class A Ordinary Shares or any such substantially similar securities (other than pursuant to employee stock option plans existing on, or upon the conversion or exchange of convertible or exchangeable securities outstanding as of, the date such lock-up agreement was executed), without the prior written consent of the Underwriters.

Furthermore, each of our directors, executive officers, and shareholders has also entered into a similar lock-up agreement for a period of 180 days from the date of this prospectus, subject to certain exceptions, with respect to our Class A Ordinary Shares and securities that are substantially similar to our Class A Ordinary Shares.

We are not aware of any plans by any significant shareholders to dispose of significant numbers of our Class A Ordinary Shares. However, one or more existing shareholders or owners of securities convertible or exchangeable into or exercisable for our Class A Ordinary Shares may dispose of significant numbers of our Class A Ordinary Shares in the future. We cannot predict what effect, if any, future sales of our Class A Ordinary Shares, or the availability of Class A Ordinary Shares for future sale, will have on the trading price of our Class A Ordinary Shares from time to time. Sales of substantial amounts of our Class A Ordinary Shares in the public market, or the perception that these sales could occur, could adversely affect the trading price of our Class A Ordinary Shares.

Rule 144

All of our Class A Ordinary Shares outstanding prior to the closing of this offering are “restricted securities” as that term is defined in Rule 144 under the Securities Act and may be sold publicly in the United States only if they are subject to an effective registration statement under the Securities Act or pursuant to an exemption from the registration requirement such as those provided by Rule 144 and Rule 701 promulgated under the Securities Act.

In general, under Rule 144 as currently in effect, beginning 90 days after the date of this prospectus, a person who is not deemed to have been our affiliate at any time during the three months preceding a sale and who has beneficially owned restricted securities within the meaning of Rule 144 for more than six months would be entitled to sell an unlimited number of those shares, subject only to the availability of current public information about us. A non-affiliate who has beneficially owned restricted securities for at least one year from the later of the date these shares were acquired from us or from our affiliate would be entitled to freely sell those shares.

A person who is deemed to be an affiliate of ours and who has beneficially owned “restricted securities” for at least six months would be entitled to sell, within any three-month period, a number of shares that is not more than the greater of:

●	1% of the number of Class A Ordinary Shares then outstanding, in the form of Class A Ordinary Shares or otherwise, which will equal approximately 18,086,923 shares immediately after this offering, assuming the underwriters do not exercise their over-allotment option; or

●	the average weekly trading volume of the Class A Ordinary Shares on the Nasdaq Global Market during the four calendar weeks preceding the filing of a notice on Form 144 with respect to such sale.

Sales under Rule 144 by our affiliates or persons selling shares on behalf of our affiliates are also subject to certain manner of sale provisions and notice requirements and to the availability of current public information about us.

Rule 701

In general, under Rule 701 of the Securities Act as currently in effect, each of our employees, consultants, or advisors who purchases our Class A Ordinary Shares from us in connection with a compensatory stock plan or other written agreement executed prior to the completion of this offering is eligible to resell those Class A Ordinary Shares in reliance on Rule 144, but without compliance with some of the restrictions, including the holding period, contained in Rule 144. However, the Rule 701 shares would remain subject to lock-up arrangements and would only become eligible for sale when the lock-up period expires.

Regulation S

Regulation S provides generally that sales made in offshore transactions are not subject to the registration or prospectus-delivery requirements of the Securities Act.

MATERIAL INCOME TAX CONSIDERATION

People’s Republic of China Enterprise Taxation

The following brief description of Chinese enterprise income taxation is designed to highlight the enterprise-level taxation on our earnings, which will affect the amount of dividends, if any, we are ultimately able to pay to our shareholders. See “Dividend Policy.”

According to the EIT Law, which was promulgated by the SCNPC on March 16, 2007, became effective on January 1, 2008, and was then last amended on December 29, 2018, and the Implementation Rules of the EIT Law, which were promulgated by the State Council on December 6, 2007, and became effective on January 1, 2008, enterprises are divided into resident enterprises and non-resident enterprises. Resident enterprises pay enterprise income tax on their incomes obtained in and outside the PRC at the rate of 25%. Non-resident enterprises setting up institutions in the PRC pay enterprise income tax on the incomes obtained by such institutions in and outside the PRC at the rate of 25%. Non-resident enterprises with no institutions in the PRC, and non-resident enterprises with income having no substantial connection with their institutions in the PRC, pay enterprise income tax on their income obtained in the PRC at a reduced rate of 10%.

We are a holding company incorporated in the Cayman Islands and we gain substantial income by way of dividends paid to us from our PRC subsidiary. The EIT Law and its implementation rules provide that China-sourced income of foreign enterprises, such as dividends paid by a PRC subsidiary to its equity holders that are non-resident enterprises, will normally be subject to PRC withholding tax at a rate of 10%, unless any such foreign investor’s jurisdiction of incorporation has a tax treaty with China that provides for a preferential tax rate or a tax exemption.

Under the EIT Law, an enterprise established outside of China with a “de facto management body” within China is considered a “resident enterprise,” which means that it is treated in a manner similar to a Chinese enterprise for enterprise income tax purposes. Although the implementation rules of the EIT Law define “de facto management body” as a managing body that actually, comprehensively manage and control the production and operation, staff, accounting, property, and other aspects of an enterprise, the only official guidance for this definition currently available is set forth in SAT Notice 82, which provides guidance on the determination of the tax residence status of a Chinese-controlled offshore incorporated enterprise, defined as an enterprise that is incorporated under the laws of a foreign country or territory and that has a PRC enterprise or enterprise group as its primary controlling shareholder. Although Pop Culture Group does not have a PRC enterprise or enterprise group as our primary controlling shareholder and is therefore not a Chinese-controlled offshore incorporated enterprise within the meaning of SAT Notice 82, in the absence of guidance specifically applicable to us, we have applied the guidance set forth in SAT Notice 82 to evaluate the tax residence status of Pop Culture Group and its subsidiaries organized outside the PRC.

According to SAT Notice 82, a Chinese-controlled offshore incorporated enterprise will be regarded as a PRC tax resident by virtue of having a “de facto management body” in China and will be subject to PRC enterprise income tax on its worldwide income only if all of the following criteria are met: (i) the places where senior management and senior management departments that are responsible for daily production, operation and management of the enterprise perform their duties are mainly located within the territory of China; (ii) financial decisions (such as money borrowing, lending, financing and financial risk management) and personnel decisions (such as appointment, dismissal and salary and wages) are decided or need to be decided by organizations or persons located within the territory of China; (iii) main property, accounting books, corporate seal, the board of directors and files of the minutes of shareholders’ meetings of the enterprise are located or preserved within the territory of China; and (iv) one half (or more) of the directors or senior management staff having the right to vote habitually reside within the territory of China.

We believe that we do not meet some of the conditions outlined in the immediately preceding paragraph. For example, as a holding company, the key assets and records of Pop Culture Group, including the resolutions and meeting minutes of our board of directors and the resolutions and meeting minutes of our shareholders, are located and maintained outside the PRC. In addition, we are not aware of any offshore holding companies with a corporate structure similar to ours that has been deemed a PRC “resident enterprise” by the PRC tax authorities. Accordingly, we believe that Pop Culture Group and its offshore subsidiaries should not be treated as a “resident enterprise” for PRC tax purposes if the criteria for “de facto management body” as set forth in SAT Notice 82 were deemed applicable to us. However, as the tax residency status of an enterprise is subject to determination by the PRC tax authorities and uncertainties remain with respect to the interpretation of the term “de facto management body” as applicable to our offshore entities, we will continue to monitor our tax status.

The implementation rules of the EIT Law provide that, (i) if the enterprise that distributes dividends is domiciled in the PRC or (ii) if gains are realized from transferring equity interests of enterprises domiciled in the PRC, then such dividends or gains are treated as China-sourced income. It is not clear how “domicile” may be interpreted under the EIT Law, and it may be interpreted as the jurisdiction where the enterprise is a tax resident. Therefore, if we are considered as a PRC tax resident enterprise for PRC tax purposes, any dividends we pay to our overseas shareholders which are non-resident enterprises as well as gains realized by such shareholders from the transfer of our shares may be regarded as China-sourced income and as a result become subject to PRC withholding tax at a rate of up to 10%. GFE, our PRC counsel, is unable to provide a “will” opinion because it believes that it is more likely than not that we and our offshore subsidiaries would be treated as non-resident enterprises for PRC tax purposes because we do not meet some of the conditions outlined in SAT Notice 82. In addition, GFE is not aware of any offshore holding companies with a corporate structure similar to ours that has been deemed a PRC “resident enterprise” by the PRC tax authorities as of the date of the prospectus. Therefore, GFE believes that it is possible but highly unlikely that the income received by our overseas shareholders will be regarded as China-sourced income.

See “Risk Factors—Risks Relating to Doing Business in the PRC—Under the PRC Enterprise Income Tax Law, we may be classified as a PRC ‘resident enterprise’ for PRC enterprise income tax purposes. Such classification would likely result in unfavorable tax consequences to us and our non-PRC shareholders and have a material adverse effect on our results of operations and the value of your investment.”

Currently, as resident enterprises in the PRC, Heliheng as well as Xiamen Pop Culture and its subsidiaries in PRC are subject to the enterprise income tax at the rate of 25%, except that once an enterprise meets certain requirements and is identified as a small-scale minimal profit enterprise, the part of its taxable income not more than RMB1 million is subject to a reduced rate of 5% and the part between RMB1 million and 3 million is subject to a reduced rate of 10%. The EIT is calculated based on the entity’s global income as determined under PRC tax laws and accounting standards. If the PRC tax authorities determine that Pop Culture Group is a PRC resident enterprise for enterprise income tax purposes, we may be required to withhold a 10% withholding tax from dividends we pay to our shareholders that are non-resident enterprises. In addition, non-resident enterprise shareholders may be subject to a 10% PRC withholding tax on gains realized on the sale or other disposition of our Class A Ordinary Shares or Class B Ordinary Shares, if such income is treated as sourced from within the PRC. It is unclear whether our non-PRC individual shareholders would be subject to any PRC tax on dividends or gains obtained by such non-PRC individual shareholders in the event we are determined to be a PRC resident enterprise. If any PRC tax were to apply to dividends or gains realized by non-PRC individuals, it would generally apply at a rate of 20% unless a reduced rate is available under an applicable tax treaty. However, it is also unclear whether our non-PRC shareholders would be able to claim the benefits of any tax treaties between their country of tax residence and the PRC in the event that we are treated as a PRC resident enterprise. There is no guidance from the PRC government to indicate whether or not any tax treaties between the PRC and other countries would apply in circumstances where a non-PRC company was deemed to be a PRC tax resident, and thus there is no basis for expecting how tax treaty between the PRC and other countries may impact non-resident enterprises.

Hong Kong Taxation

Entities incorporated in Hong Kong are subject to profits tax in Hong Kong at the rate of 16.5%.

Cayman Islands Taxation

The Cayman Islands currently levies no taxes on individuals or corporations based upon profits, income, gains, or appreciation and there is no taxation in the nature of inheritance tax or estate duty. There are no other taxes likely to be material to us levied by the Government of the Cayman Islands except for stamp duties which may be applicable on instruments executed in, or, after execution, brought within the jurisdiction of the Cayman Islands. No stamp duty is payable in the Cayman Islands on the issue of shares by, or any transfers of shares of, Cayman Islands companies (except those which hold interests in land in the Cayman Islands). There are no exchange control regulations or currency restrictions in the Cayman Islands.

Payments of dividends and capital in respect of our Class A Ordinary Shares or Class B Ordinary Shares will not be subject to taxation in the Cayman Islands and no withholding will be required on the payment of a dividend or capital to any holder of our Class A Ordinary Shares or Class B Ordinary Shares, as the case may be, nor will gains derived from the disposal of our Class A Ordinary Shares or Class B Ordinary Shares be subject to Cayman Islands income or corporation tax.

United States Federal Income Taxation

The following does not address the tax consequences to any particular investor or to persons in special tax situations such as:

●	banks;

●	financial institutions;

●	insurance companies;

●	regulated investment companies;

●	real estate investment trusts;

●	broker-dealers;

●	persons that elect to mark their securities to market;

●	U.S. expatriates or former long-term residents of the U.S.;

●	governments or agencies or instrumentalities thereof;

●	tax-exempt entities;

●	persons liable for alternative minimum tax;

●	persons holding our Class A Ordinary Shares as part of a straddle, hedging, conversion or integrated transaction;

●	persons that actually or constructively own 10% or more of our voting power or value (including by reason of owning our Class A Ordinary Shares);

●	persons who acquired our Class A Ordinary Shares pursuant to the exercise of any employee share option or otherwise as compensation;

●	persons holding our Class A Ordinary Shares through partnerships or other pass-through entities;

●	beneficiaries of a Trust holding our Class A Ordinary Shares; or

●	persons holding our Class A Ordinary Shares through a trust.

The discussion set forth below is addressed only to U.S. Holders that purchase Class A Ordinary Shares in this offering. Prospective purchasers are urged to consult their own tax advisors about the application of the U.S. federal income tax rules to their particular circumstances as well as the state, local, foreign and other tax consequences to them of the purchase, ownership and disposition of our Class A Ordinary Shares.

Material Tax Consequences Applicable to U.S. Holders of Our Class A Ordinary Shares

The following sets forth the material U.S. federal income tax consequences related to the ownership and disposition of our Class A Ordinary Shares. It is directed to U.S. Holders (as defined below) of our Class A Ordinary Shares and is based upon laws and relevant interpretations thereof in effect as of the date of this prospectus, all of which are subject to change. This description does not deal with all possible tax consequences relating to ownership and disposition of our Class A Ordinary Shares or U.S. tax laws, other than the U.S. federal income tax laws, such as the tax consequences under non-U.S. tax laws, state, local and other tax laws.

The following brief description applies only to U.S. Holders (defined below) that hold Class A Ordinary Shares as capital assets and that have the U.S. dollar as their functional currency. This brief description is based on the federal income tax laws of the United States in effect as of the date of this prospectus and on U.S. Treasury regulations in effect or, in some cases, proposed, as of the date of this prospectus, as well as judicial and administrative interpretations thereof available on or before such date. All of the foregoing authorities are subject to change, which change could apply retroactively and could affect the tax consequences described below.

The brief description below of the U.S. federal income tax consequences to “U.S. Holders” will apply to you if you are a beneficial owner of Class A Ordinary Shares and you are, for U.S. federal income tax purposes,

●	an individual who is a citizen or resident of the United States;

●	a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) organized under the laws of the United States, any state thereof or the District of Columbia;

●	an estate whose income is subject to U.S. federal income taxation regardless of its source; or

●	a trust that (1) is subject to the primary supervision of a court within the United States and the control of one or more U.S. persons for all substantial decisions or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

If a partnership (or other entities treated as a partnership for United States federal income tax purposes) is a beneficial owner of our Class A Ordinary Shares, the tax treatment of a partner in the partnership will depend upon the status of the partner and the activities of the partnership. Partnerships and partners of a partnership holding our Class A Ordinary Shares are urged to consult their tax advisors regarding an investment in our Class A Ordinary Shares.

Taxation of Dividends and Other Distributions on our Class A Ordinary Shares

Subject to the PFIC (defined below) rules discussed below, the gross amount of distributions made by us to you with respect to the Class A Ordinary Shares (including the amount of any taxes withheld therefrom) will generally be includable in your gross income as dividend income on the date of receipt by you, but only to the extent that the distribution is paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). With respect to corporate U.S. Holders, the dividends will not be eligible for the dividends-received deduction allowed to corporations in respect of dividends received from other U.S. corporations.

With respect to non-corporate U.S. Holders, including individual U.S. Holders, dividends will be taxed at the lower capital gains rate applicable to qualified dividend income, provided that (1) the Class A Ordinary Shares are readily tradable on an established securities market in the United States, or we are eligible for the benefits of an approved qualifying income tax treaty with the United States that includes an exchange of information program, (2) we are not a PFIC (defined below) for either our taxable year in which the dividend is paid or the preceding taxable year, and (3) certain holding period requirements are met. Because there is no income tax treaty between the United States and the Cayman Islands, clause (1) above can be satisfied only if the Class A Ordinary Shares are readily tradable on an established securities market in the United States. Under U.S. Internal Revenue Service authority, Class A Ordinary Shares are considered for purpose of clause (1) above to be readily tradable on an established securities market in the United States if they are listed on certain exchanges, which presently include the NYSE and the Nasdaq Stock Market. You are urged to consult your tax advisors regarding the availability of the lower rate for dividends paid with respect to our Class A Ordinary Shares, including the effects of any change in law after the date of this prospectus.

Dividends will constitute foreign source income for foreign tax credit limitation purposes. If the dividends are taxed as qualified dividend income (as discussed above), the amount of the dividend taken into account for purposes of calculating the foreign tax credit limitation will be limited to the gross amount of the dividend, multiplied by the reduced rate divided by the highest rate of tax normally applicable to dividends. The limitation on foreign taxes eligible for credit is calculated separately with respect to specific classes of income. For this purpose, dividends distributed by us with respect to our Class A Ordinary Shares will constitute “passive category income” but could, in the case of certain U.S. Holders, constitute “general category income.”

To the extent that the amount of the distribution exceeds our current and accumulated earnings and profits (as determined under U.S. federal income tax principles), it will be treated first as a tax-free return of your tax basis in your Class A Ordinary Shares, and to the extent the amount of the distribution exceeds your tax basis, the excess will be taxed as capital gain. We do not intend to calculate our earnings and profits under U.S. federal income tax principles. Therefore, a U.S. Holder should expect that a distribution will be treated as a dividend even if that distribution would otherwise be treated as a non-taxable return of capital or as capital gain under the rules described above.

Taxation of Dispositions of Class A Ordinary Shares

Subject to the passive foreign investment company rules discussed below, you will recognize taxable gain or loss on any sale, exchange or other taxable disposition of a share equal to the difference between the amount realized (in U.S. dollars) for the share and your tax basis (in U.S. dollars) in the Class A Ordinary Shares. The gain or loss will be capital gain or loss. If you are a non-corporate U.S. Holder, including an individual U.S. Holder, who has held the Class A Ordinary Shares for more than one year, you will generally be eligible for reduced tax rates. The deductibility of capital losses is subject to limitations. Any such gain or loss that you recognize will generally be treated as United States source income or loss for foreign tax credit limitation purposes which will generally limit the availability of foreign tax credits.

Passive Foreign Investment Company (“PFIC”)

A non-U.S. corporation is considered a PFIC, as defined in Section 1297(a) of the US Internal Revenue Code, for any taxable year if either:

●	at least 75% of its gross income for such taxable year is passive income; or

●	at least 50% of the value of its assets (based on an average of the quarterly values of the assets during a taxable year) is attributable to assets that produce or are held for the production of passive income (the “asset test”).

Passive income generally includes dividends, interest, rents and royalties (other than rents or royalties derived from the active conduct of a trade or business) and gains from the disposition of passive assets. We will be treated as owning our proportionate share of the assets and earning our proportionate share of the income of any other corporation in which we own, directly or indirectly, at least 25% (by value) of the stock. In determining the value and composition of our assets for purposes of the PFIC asset test, (1) the cash we raise in this offering will generally be considered to be held for the production of passive income and (2) the value of our assets must be determined based on the market value of our Class A Ordinary Shares from time to time, which could cause the value of our non-passive assets to be less than 50% of the value of all of our assets (including the cash raised in this offering) on any particular quarterly testing date for purposes of the asset test.

Based on our operations and the composition of our assets we do not expect to be treated as a PFIC under the current PFIC rules. We must make a separate determination each year as to whether we are a PFIC, however, and there can be no assurance with respect to our status as a PFIC for our current taxable year or any future taxable year. Depending on the amount of cash we raise in this offering, together with any other assets held for the production of passive income, it is possible that, for our current taxable year or for any subsequent taxable year, more than 50% of our assets may be assets held for the production of passive income. We will make this determination following the end of any particular tax year. Although the law in this regard is unclear, we are treating our VIE as being owned by us for United States federal income tax purposes, not only because we control their management decisions, but also because we are entitled to the economic benefits associated with our VIE, and as a result, we are treating our VIE as our wholly-owned subsidiary for U.S. federal income tax purposes. If we are not treated as owning our VIE for United States federal income tax purposes, we would likely be treated as a PFIC. In addition, because the value of our assets for purposes of the asset test will generally be determined based on the market price of our Class A Ordinary Shares and because cash is generally considered to be an asset held for the production of passive income, our PFIC status will depend in large part on the market price of our Class A Ordinary Shares and the amount of cash we raise in this offering. Accordingly, fluctuations in the market price of the Class A Ordinary Shares may cause us to become a PFIC. In addition, the application of the PFIC rules is subject to uncertainty in several respects and the composition of our income and assets will be affected by how, and how quickly, we spend the cash we raise in this offering. We are under no obligation to take steps to reduce the risk of our being classified as a PFIC, and as stated above, the determination of the value of our assets will depend upon material facts (including the market price of our Class A Ordinary Shares from time to time and the amount of cash we raise in this offering) that may not be within our control. If we are a PFIC for any year during which you hold Class A Ordinary Shares, we will continue to be treated as a PFIC for all succeeding years during which you hold Class A Ordinary Shares. If we cease to be a PFIC and you did not previously make a timely “mark-to-market” election as described below, however, you may avoid some of the adverse effects of the PFIC regime by making a “purging election” (as described below) with respect to the Class A Ordinary Shares.

If we are a PFIC for your taxable year(s) during which you hold Class A Ordinary Shares, you will be subject to special tax rules with respect to any “excess distribution” that you receive and any gain you realize from a sale or other disposition (including a pledge) of the Class A Ordinary Shares, unless you make a “mark-to-market” election as discussed below. Distributions you receive in a taxable year that are greater than 125% of the average annual distributions you received during the shorter of the three preceding taxable years or your holding period for the Class A Ordinary Shares will be treated as an excess distribution. Under these special tax rules:

●	the excess distribution or gain will be allocated ratably over your holding period for the Class A Ordinary Shares;

●	the amount allocated to your current taxable year, and any amount allocated to any of your taxable year(s) prior to the first taxable year in which we were a PFIC, will be treated as ordinary income, and

●	the amount allocated to each of your other taxable year(s) will be subject to the highest tax rate in effect for that year and the interest charge generally applicable to underpayments of tax will be imposed on the resulting tax attributable to each such year.

The tax liability for amounts allocated to years prior to the year of disposition or “excess distribution” cannot be offset by any net operating losses for such years, and gains (but not losses) realized on the sale of the Class A Ordinary Shares cannot be treated as capital, even if you hold the Class A Ordinary Shares as capital assets.

A U.S. Holder of “marketable stock” (as defined below) in a PFIC may make a mark-to-market election under Section 1296 of the US Internal Revenue Code for such stock to elect out of the tax treatment discussed above. If you make a mark-to-market election for first taxable year which you hold (or are deemed to hold) Class A Ordinary Shares and for which we are determined to be a PFIC, you will include in your income each year an amount equal to the excess, if any, of the fair market value of the Class A Ordinary Shares as of the close of such taxable year over your adjusted basis in such Class A Ordinary Shares, which excess will be treated as ordinary income and not capital gain. You are allowed an ordinary loss for the excess, if any, of the adjusted basis of the Class A Ordinary Shares over their fair market value as of the close of the taxable year. Such ordinary loss, however, is allowable only to the extent of any net mark-to-market gains on the Class A Ordinary Shares included in your income for prior taxable years. Amounts included in your income under a mark-to-market election, as well as gain on the actual sale or other disposition of the Class A Ordinary Shares, are treated as ordinary income. Ordinary loss treatment also applies to any loss realized on the actual sale or disposition of the Class A Ordinary Shares, to the extent that the amount of such loss does not exceed the net mark-to-market gains previously included for such Class A Ordinary Shares. Your basis in the Class A Ordinary Shares will be adjusted to reflect any such income or loss amounts. If you make a valid mark-to-market election, the tax rules that apply to distributions by corporations which are not PFICs would apply to distributions by us, except that the lower applicable capital gains rate for qualified dividend income discussed above under “—Taxation of Dividends and Other Distributions on our Class A Ordinary Shares” generally would not apply.

The mark-to-market election is available only for “marketable stock,” which is stock that is traded in other than de minimis quantities on at least 15 days during each calendar quarter (“regularly traded”) on a qualified exchange or other market (as defined in applicable U.S. Treasury regulations), including the Nasdaq Global Market. If the Class A Ordinary Shares are regularly traded on the Nasdaq Global Market and if you are a holder of Class A Ordinary Shares, the mark-to-market election would be available to you were we to be or become a PFIC.

Alternatively, a U.S. Holder of stock in a PFIC may make a “qualified electing fund” election under Section 1295(b) of the US Internal Revenue Code with respect to such PFIC to elect out of the tax treatment discussed above. A U.S. Holder who makes a valid qualified electing fund election with respect to a PFIC will generally include in gross income for a taxable year such holder’s pro rata share of the corporation’s earnings and profits for the taxable year. The qualified electing fund election, however, is available only if such PFIC provides such U.S. Holder with certain information regarding its earnings and profits as required under applicable U.S. Treasury regulations. We do not currently intend to prepare or provide the information that would enable you to make a qualified electing fund election. If you hold Class A Ordinary Shares in any taxable year in which we are a PFIC, you will be required to file U.S. Internal Revenue Service Form 8621 in each such year and provide certain annual information regarding such Class A Ordinary Shares, including regarding distributions received on the Class A Ordinary Shares and any gain realized on the disposition of the Class A Ordinary Shares.

If you do not make a timely “mark-to-market” election (as described above), and if we were a PFIC at any time during the period you hold our Class A Ordinary Shares, then such Class A Ordinary Shares will continue to be treated as stock of a PFIC with respect to you even if we cease to be a PFIC in a future year, unless you make a “purging election” for the year we cease to be a PFIC. A “purging election” creates a deemed sale of such Class A Ordinary Shares at their fair market value on the last day of the last year in which we are treated as a PFIC. The gain recognized by the purging election will be subject to the special tax and interest charge rules treating the gain as an excess distribution, as described above. As a result of the purging election, you will have a new basis (equal to the fair market value of the Class A Ordinary Shares on the last day of the last year in which we are treated as a PFIC) and holding period (which new holding period will begin the day after such last day) in your Class A Ordinary Shares for tax purposes.

IRC Section 1014(a) provides for a step-up in basis to the fair market value for our Class A Ordinary Shares when inherited from a decedent that was previously a holder of our Class A Ordinary Shares. However, if we are determined to be a PFIC and a decedent that was a U.S. Holder did not make either a timely qualified electing fund election for our first taxable year as a PFIC in which the U.S. Holder held (or was deemed to hold) our Class A Ordinary Shares, or a mark-to-market election and ownership of those Class A Ordinary Shares are inherited, a special provision in IRC Section 1291(e) provides that the new U.S. Holder’s basis should be reduced by an amount equal to the Section 1014 basis minus the decedent’s adjusted basis just before death. As such if we are determined to be a PFIC at any time prior to a decedent’s passing, the PFIC rules will cause any new U.S. Holder that inherits our Class A Ordinary Shares from a U.S. Holder to not get a step-up in basis under Section 1014 and instead will receive a carryover basis in those Class A Ordinary Shares.

You are urged to consult your tax advisors regarding the application of the PFIC rules to your investment in our Class A Ordinary Shares and the elections discussed above.

Information Reporting and Backup Withholding

Dividend payments with respect to our Class A Ordinary Shares and proceeds from the sale, exchange or redemption of our Class A Ordinary Shares may be subject to information reporting to the U.S. Internal Revenue Service and possible U.S. backup withholding under Section 3406 of the US Internal Revenue Code with at a current flat rate of 24%. Backup withholding will not apply, however, to a U.S. Holder who furnishes a correct taxpayer identification number and makes any other required certification on U.S. Internal Revenue Service Form W-9 or who is otherwise exempt from backup withholding. U.S. Holders who are required to establish their exempt status generally must provide such certification on U.S. Internal Revenue Service Form W-9. U.S. Holders are urged to consult their tax advisors regarding the application of the U.S. information reporting and backup withholding rules.

Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against your U.S. federal income tax liability, and you may obtain a refund of any excess amounts withheld under the backup withholding rules by filing the appropriate claim for refund with the U.S. Internal Revenue Service and furnishing any required information. We do not intend to withhold taxes for individual shareholders. Transactions effected through certain brokers or other intermediaries, however, may be subject to withholding taxes (including backup withholding), and such brokers or intermediaries may be required by law to withhold such taxes.

Under the Hiring Incentives to Restore Employment Act of 2010, certain U.S. Holders are required to report information relating to our Class A Ordinary Shares, subject to certain exceptions (including an exception for Class A Ordinary Shares held in accounts maintained by certain financial institutions), by attaching a complete Internal Revenue Service Form 8938, Statement of Specified Foreign Financial Assets, with their tax return for each year in which they hold Class A Ordinary Shares. Failure to report such information could result in substantial penalties. You should consult your own tax advisor regarding your obligation to file a Form 8938.

UNDERWRITING

We will enter into an underwriting agreement with Network 1 Financial Securities, Inc., the representative of the several underwriters in this offering (the “Representative”), with respect to the securities subject to this offering. Subject to certain conditions, we have agreed to sell to the underwriters, and the underwriters have severally agreed to purchase, the number of Class A Ordinary Shares provided below opposite their respective names.

Underwriters	Number of Class A Ordinary Shares
Network 1 Financial Securities, Inc.	[●]
Valuable Capital Limited	[●]
Total	6,000,000

The underwriters are offering the Class A Ordinary Shares subject to their acceptance of the Class A Ordinary Shares from us and subject to prior sale. The underwriting agreement provides that the obligations of the several underwriters to pay for and accept delivery of the securities offered by this prospectus are subject to the approval of certain legal matters by their counsel and to certain other conditions. The underwriters are obligated to take and pay for all of the securities if any such securities are taken. However, the underwriters are not required to take or pay for the securities covered by the underwriters’ over-allotment option described below.

Over-Allotment Option

We have granted the underwriters an over-allotment option. This option, which is exercisable for up to 45 days after the date of this prospectus, permits the underwriters to purchase a maximum of 900,000 Class A Ordinary Shares from us to cover over-allotments, if any. If the underwriters exercise all or part of this option, they will purchase shares covered by the option at the public offering price per share that appears on the cover page of this prospectus, less the underwriting discount. If this option is exercised in full, the total offering price to the public will be $[●] and the total net proceeds, before expenses, to us will be $[●].

Underwriting Discounts and Expenses

The underwriters have advised us that they propose to offer the Class A Ordinary Shares to the public at the public offering price set forth on the cover page of this prospectus and to certain dealers at that price less a concession not in excess of $_______ per share. The underwriters may allow, and certain dealers may reallow, a discount from the concession not in excess of $____ per share to certain brokers and dealers. After this offering, the public offering price, concession, and reallowance to dealers may be changed by the Representative. No such change shall change the amount of proceeds to be received by us as set forth on the cover page of this prospectus. The Class A Ordinary Shares are offered by the underwriters as stated herein, subject to receipt and acceptance by them and subject to their right to reject any order in whole or in part. The underwriters have informed us that they do not intend to confirm sales to any accounts over which they exercise discretionary authority.

The following table shows the public offering price, underwriting discount, and proceeds, before expenses, to us. The information assumes either no exercise or full exercise by the underwriters of the over-allotment option.

		Per Share		Total Without Over- Allotment Option		Total With Full Over- Allotment Option
Public offering price	$		$		$
Underwriting discounts(1)	$		$		$
Proceeds, before expenses, to us	$		$		$

(1)	Represents an underwriting discount equal to (i) 7% per share, which is the underwriting discount we have agreed to pay on investors in this offering introduced by the underwriters; and (ii) 4% per share, which is the underwriting discount we have agreed to pay on investors in this offering introduced by us. The fees do not include the Underwriter Warrants or expense reimbursement provisions described below. Underwriting discounts to be paid by us are calculated based on the assumption that no investors in this offering are introduced by us.

We have also agreed to issue to the Representative and its affiliates or employees warrants to purchase a number of Class A Ordinary Shares equal to 7% of the total number of Class A Ordinary Shares sold in this offering, excluding any shares issued upon exercise of the underwriters’ over-allotment option.

The Underwriter Warrants will have an exercise price per share equal to 125% of the public offering price per share in this offering and may be exercised on a cashless basis. The Underwriter Warrants are exercisable commencing six months following the date of commencement of sales of the public offering, and will be exercisable until such warrants expire three years after the date of commencement of sales of the public offering. The Underwriter Warrants and the Class A Ordinary Shares underlying the warrants have been deemed compensation by FINRA and are therefore subject to a 180-day lock-up pursuant to FINRA Rule 5110(e)(1). The Representative and its affiliates or employees (or permitted assignees under FINRA Rule 5110(e)(1)) may not sell, transfer, assign, pledge, or hypothecate the Underwriter Warrants or the Class A Ordinary Shares underlying the Underwriter Warrants, nor will they engage in any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the Underwriter Warrants or the underlying shares for a period of 180 days following the date of commencement of sales of the public offering except as permitted by FINRA Rule 5110(e)(2). The Representative and its affiliates or employees will also be entitled to one demand registration of the sale of the shares underlying the Underwriter Warrants at our expense, one additional demand registration at the Underwriter Warrants’ holders’ expense, and unlimited “piggyback” registration rights for a period of three years. The Underwriter Warrants will provide for adjustment in the number and price of such warrants and the shares underlying such warrants in the event of recapitalization, merger, or other structural transaction to prevent mechanical dilution.

We have agreed to reimburse the underwriters for certain out-of-pocket expenses (the “Accountable Expense Allowance”) incurred by them up to an aggregate of $150,000, including fees and disbursements of their counsel, with respect to this offering. We have paid expense deposits of $75,000 to the Representative for its anticipated out-of-pocket expenses; any expense deposits will be returned to us to the extent the Representative’s out-of-pocket accountable expenses are not actually incurred in accordance with FINRA Rule 5110(g)(4)(A).

We have also agreed to pay to the underwriters by deduction from the net proceeds of the offering contemplated herein, a non-accountable expense allowance equal to one percent of the gross proceeds received by us from the sale of the shares (the “Non-Accountable Expense Allowance”).

We estimate that expenses payable by us in connection with this offering, other than the underwriting discounts referred to above and underwriter expense reimbursement, will be approximately $1,225,473.

Indemnification

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act and liabilities arising from breaches of representations and warranties contained in the underwriting agreement, or to contribute to payments that the underwriters may be required to make in respect of those liabilities.

Participation in Future Offerings

Until 12 months from the commencement of sales of the offering, the underwriters shall have a right of first refusal to act on our behalf as the lead underwriter or co-bookrunning manager for any U.S. public offerings of equity and debt securities, of us or our U.S. subsidiaries and successors.

Lock-Up Agreements

Our executive officers, directors, and shareholders have agreed to a 180-day “lock-up” from the date of this prospectus of Class A Ordinary Shares that they beneficially own, including the issuance of Class A Ordinary Shares upon the exercise of currently outstanding convertible securities. This means that, for a period of 180 days following the date of this prospectus, such persons may not directly or indirectly offer, sell, pledge, or otherwise dispose of these securities without the prior written consent of the Representative. The Representative has no present intention to waive or shorten the lock-up period; however, the terms of the lock-up agreements may be waived at its discretion. In determining whether to waive the terms of the lock-up agreements, the Representative may base its decision on its assessment of the relative strengths of the securities markets and companies similar to ours in general, and the trading pattern of, and demand for, our securities in general.

In addition, the underwriting agreement provides that, subject to certain exceptions, we will not, for a period of 180 days following the date of this prospectus, offer, sell, or distribute any of our securities or file any registration statement with the SEC relating to the offering of any Class A Ordinary Shares or any securities convertible into or exchangeable for Class A Ordinary Shares, without the prior written consent of the Representative.

Listing

We have applied to list our Class A Ordinary Shares on the Nasdaq Global Market under the symbol “CPOP.”

Price Stabilization, Short Positions, and Penalty Bids

In connection with the offering, the underwriters may engage in stabilizing transactions, over-allotment transactions, syndicate covering transactions, and penalty bids in accordance with Regulation M under the Exchange Act:

●	Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

●	Over-allotment transactions involve sales by the underwriters of shares in excess of the number of shares the underwriters are obligated to purchase, which creates a syndicate short position. The short position may be either a covered short position or a naked short position. In a covered short position, the number of shares over-allotted by the underwriter is not greater than the number of shares that it may purchase in the over-allotment option. In a naked short position, the number of shares involved is greater than the number of shares in the over-allotment option. The underwriter may close out any covered short position by either exercising its over-allotment option and/or purchasing shares in the open market.

●	Syndicate covering transactions involve purchases of Class A Ordinary Shares in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of shares to close out the short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which it may purchase shares through the over-allotment option. If the underwriters sell more shares than could be covered by the over-allotment option, a naked short position, the position can only be closed out by buying shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there could be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering.

●	Penalty bids permit the Representative to reclaim a selling concession from a syndicate member when the Class A Ordinary Shares originally sold by the syndicate member is purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

These stabilizing transactions, over-allotment transactions, syndicate covering transactions, and penalty bids may have the effect of raising or maintaining the market price of our Class A Ordinary Shares or preventing or retarding a decline in the market price of our Class A Ordinary Shares. As a result, the price of our Class A Ordinary Shares may be higher than the price that might otherwise exist in the open market. Neither we nor the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our Class A Ordinary Shares. In addition, neither we nor the underwriters make any representations that the underwriters will engage in these stabilizing transactions or that any transaction, once commenced, will not be discontinued without notice.

Electronic Distribution

A prospectus in electronic format may be made available on websites or through other online services maintained by one or more of the underwriters of this offering, or by their affiliates. Other than the prospectus in electronic format, the information on any underwriter’s website and any information contained in any other website maintained by an underwriter is not part of this prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or any underwriter in its capacity as underwriter, and should not be relied upon by investors.

Determination of the Public Offering Price

Prior to this offering, there has not been a public market for our Class A Ordinary Shares. The public offering price of the Class A Ordinary Shares offered by this prospectus has been determined by negotiation between us and the underwriters. Among the factors considered in determining the public offering price of the Class A Ordinary Shares were:

●	Our history and our prospects;

●	Our financial information and historical performance;

●	The industry in which we operate;

●	The status and development prospects for our services;

●	The experience and skills of our executive officers; and

●	The general condition of the securities markets at the time of this offering.

We offer no assurances that the public offering price will correspond to the price at which our Class A Ordinary Shares will trade in the public market subsequent to this offering or that an active trading market for our Class A Ordinary Shares will develop and continue after this offering.

Selling Restrictions Outside the United States

No action may be taken in any jurisdiction other than the United States that would permit a public offering of our Class A Ordinary Shares or the possession, circulation, or distribution of this prospectus in any jurisdiction where action for that purpose is required. Accordingly, the Class A Ordinary Shares may not be offered or sold, directly or indirectly, and neither the prospectus nor any other offering material or advertisements in connection with the Class A Ordinary Shares may be distributed or published in or from any country or jurisdiction except under circumstances that will result in compliance with any applicable laws, rules and regulations of any such country or jurisdiction.

Australia. This document has not been lodged with the Australian Securities & Investments Commission and is only directed to certain categories of exempt persons. Accordingly, if you receive this document in Australia:

(a) you confirm and warrant that you are either:

(i) “sophisticated investor” under section 708(8)(a) or (b) of the Corporations Act 2001 (Cth) of Australia, or the Corporations Act;

(ii) “sophisticated investor” under section 708(8)(c) or (d) of the Corporations Act and that you have provided an accountant’s certificate to the company which complies with the requirements of section 708(8)(c)(i) or (ii) of the Corporations Act and related regulations before the offer has been made;

(iii) person associated with the company under section 708(12) of the Corporations Act; or

(iv) “professional investor” within the meaning of section 708(11)(a) or (b) of the Corporations Act;

and to the extent that you are unable to confirm or warrant that you are an exempt sophisticated investor, associated person or professional investor under the Corporations Act, any offer made to you under this document is void and incapable of acceptance; and

(b) you warrant and agree that you will not offer any of the Class A Ordinary Shares issued to you pursuant to this document for resale in Australia within 12 months of those Class A Ordinary Shares being issued unless any such resale offer is exempt from the requirement to issue a disclosure document under section 708 of the Corporations Act.

Canada.  The Class A Ordinary Shares may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted customers, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the Class A Ordinary Shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Cayman Islands. This prospectus does not constitute an invitation or offer to the public in the Cayman Islands of the Class A Ordinary Shares, whether by way of sale or subscription. The underwriters have not offered or sold, and will not offer or sell, directly or indirectly, any Class A Ordinary Shares in the Cayman Islands.

European Economic Area. In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”) an offer to the public of any shares which are the subject of the offering contemplated by this prospectus may not be made in that Relevant Member State unless the prospectus has been approved by the competent authority in such Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that an offer to the public in that Relevant Member State of any shares may be made at any time under the following exemptions under the Prospectus Directive, if they have been implemented in that Relevant Member State:

●	to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

●	to any legal entity which has two or more of (i) an average of at least 250 employees during the last financial year; (ii) a total balance sheet of more than €43,000,000 and (iii) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

●	by the underwriters to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than “qualified investors” as defined in the Prospectus Directive) subject to obtaining the prior consent of the representatives for any such offer; or

●	in any other circumstances falling within Article 3(2) of the Prospectus Directive; provided that no such offer of shares shall result in a requirement for the publication by us or any representative of a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

Any person making or intending to make any offer of shares within the EEA should only do so in circumstances in which no obligation arises for us or the underwriters to produce a prospectus for such offer. Neither we nor the underwriters has authorized, nor do they authorize, the making of any offer of shares through any financial intermediary, other than offers made by the underwriters which constitute the final offering of shares contemplated in this prospectus.

For the purposes of this provision, and your representation below, the expression an “offer to the public” in relation to any shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase any shares, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State and the expression “Prospectus Directive” means Directive 2003/71/EC (including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State) and includes any relevant implementing measure in each Relevant Member State and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

Each person in a Relevant Member State who receives any communication in respect of, or who acquires any shares under, the offer of shares contemplated by this prospectus will be deemed to have represented, warranted and agreed to and with us and the underwriters that:

●	it is a “qualified investor” within the meaning of the law in that Relevant Member State implementing Article 2(1)(e) of the Prospectus Directive; and

●	in the case of any shares acquired by it as a financial intermediary, as that term is used in Article 3(2) of the Prospectus Directive, (i) the shares acquired by it in the offering have not been acquired on behalf of, nor have they been acquired with a view to their offer or resale to, persons in any Relevant Member State other than “qualified investors” (as defined in the Prospectus Directive), or in circumstances in which the prior consent of the representatives has been given to the offer or resale; or (ii) where shares have been acquired by it on behalf of persons in any Relevant Member State other than qualified investors, the offer of those shares to it is not treated under the Prospectus Directive as having been made to such persons.

In addition, in the United Kingdom, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are “qualified investors” (as defined in the Prospectus Directive) (i) who have professional experience in matters relating to investments falling within Article 19 (5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended, or the Order, and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). This document must not be acted on or relied on in the United Kingdom by persons who are not relevant persons. In the United Kingdom, any investment or investment activity to which this document relates is only available to, and will be engaged in with, relevant persons.

Hong Kong. The Class A Ordinary Shares may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap.32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the Class A Ordinary Shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to Class A Ordinary Shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder.

Malaysia. The shares have not been and may not be approved by the securities commission Malaysia, or SC, and this document has not been and will not be registered as a prospectus with the SC under the Malaysian capital markets and services act of 2007, or CMSA. Accordingly, no securities or offer for subscription or purchase of securities or invitation to subscribe for or purchase securities are being made to any person in or from within Malaysia under this document except to persons falling within any of paragraphs 2(g)(i) to (xi) of schedule 5 of the CMSA and distributed only by a holder of a capital markets services license who carries on the business of dealing in securities and subject to the issuer having lodged this prospectus with the SC within seven days from the date of the distribution of this prospectus in Malaysia. The distribution in Malaysia of this document is subject to Malaysian laws. Save as aforementioned, no action has been taken in Malaysia under its securities laws in respect of this document. This document does not constitute and may not be used for the purpose of a public offering or an issue, offer for subscription or purchase, invitation to subscribe for or purchase any securities requiring the approval of the SC or the registration of a prospectus with the SC under the CMSA.

Japan. The Class A Ordinary Shares have not been and will not be registered under the Financial Instruments and Exchange Law of Japan, and Class A Ordinary Shares will not be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to any exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

People’s Republic of China. This prospectus has not been and will not be circulated or distributed in the PRC, and Class A Ordinary Shares may not be offered or sold, and will not be offered or sold to any person for re-offering or resale, directly or indirectly, to any resident of the PRC except pursuant to applicable laws and regulations of the PRC.

Singapore. This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of our Class A Ordinary Shares may not be circulated or distributed, nor may our Class A Ordinary Shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore, or SFA, (ii) to a relevant person or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA, and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to compliance with conditions set forth in the SFA.

Where our Class A Ordinary Shares are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor as defined in Section 4A of the SFA) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor; shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the Class A Ordinary Shares under Section 275 of the SFA, except: (1) to an institutional investor (for corporations under Section 274 of the SFA) or to a relevant person defined in Section 275(2) of the SFA, or to any person pursuant to an offer that is made on terms that such shares, debentures and units of shares and debentures of that corporation or such rights and interest in that trust are acquired at a consideration of not less than S$200,000 (or its equivalent in a foreign currency) for each transaction, whether such amount is to be paid for in cash or by exchange of securities or other assets, and further for corporations, in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is or will be given for the transfer; or (3) where the transfer is by operation of law.

Taiwan The Class A Ordinary Shares have not been and will not be registered or filed with, or approved by, the Financial Supervisory Commission of Taiwan pursuant to relevant securities laws and regulations and may not be offered or sold in Taiwan through a public offering or in circumstances which constitute an offer within the meaning of the Securities and Exchange Act of Taiwan or relevant laws and regulations that require a registration, filing, or approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorized to offer or sell the Class A Ordinary Shares in Taiwan.

United Kingdom. An offer of the Class A Ordinary Shares may not be made to the public in the United Kingdom within the meaning of Section 102B of the Financial Services and Markets Act 2000, as amended, or the FSMA, except to legal entities that are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities or otherwise in circumstances that do not require the publication by the company of a prospectus pursuant to the Prospectus Rules of the Financial Services Authority, or the FSA.

An invitation or inducement to engage in investment activity (within the meaning of Section 21 of FSMA) may only be communicated to persons who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 or in circumstances in which Section 21 of FSMA does not apply to the company.

All applicable provisions of the FSMA with respect to anything done by the underwriters in relation to the shares must be complied with in, from or otherwise involving the United Kingdom.

EXPENSES RELATING TO THIS OFFERING

Set forth below is an itemization of the total expenses, excluding underwriting discounts. With the exception of the SEC registration fee, the FINRA filing fee and the Nasdaq Global Market listing fee, all amounts are estimates.

Securities and Exchange Commission Registration Fee	$4,988
Nasdaq Global Market Listing Fee	$150,000
FINRA Filing Fee	$7,358
Legal Fees and Other Expenses	$445,594
Accounting Fees and Expenses	$35,000
Printing and Engraving Expenses	$28,000
Transfer Agent Expenses	$15,000
Miscellaneous Expenses	$689,533
Total Expenses	$1,375,473

These expenses will be borne by us. Underwriting discounts will be borne by us in proportion to the numbers of Class A Ordinary Shares sold in the offering.

LEGAL MATTERS

We are being represented by Hunter Taubman Fischer & Li LLC with respect to certain legal matters as to United States federal securities and New York State law. The validity of the Class A Ordinary Shares offered in this offering and certain other legal matters as to Cayman Islands law will be passed upon for us by Ogier, our counsel as to Cayman Islands law. Legal matters as to PRC law will be passed upon for us by GFE. VCL Law LLP and Allbright Law Offices are acting as counsels to the underwriters in connection with this offering.

EXPERTS

The consolidated financial statements for the fiscal years ended June 30, 2019 and 2020, included in this prospectus have been so included in reliance on the report of Friedman LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. The office of Friedman LLP is located at One Liberty Plaza, 165 Broadway, Floor 21, New York, NY 10006.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form F-1, including relevant exhibits and schedules under the Securities Act, covering the Class A Ordinary Shares offered by this prospectus. You should refer to our registration statements and their exhibits and schedules if you would like to find out more about us and about the Class A Ordinary Shares. This prospectus summarizes material provisions of contracts and other documents that we refer you to. Since the prospectus may not contain all the information that you may find important, you should review the full text of these documents.

Immediately upon the completion of this offering, we will be subject to periodic reporting and other informational requirements of the Exchange Act, as applicable to foreign private issuers. Accordingly, we will be required to file reports, including annual reports on Form 20-F, and other information with the SEC. As a foreign private issuer, we are exempt from the rules of the Exchange Act prescribing the furnishing and content of proxy statements to shareholders under the federal proxy rules contained in Sections 14(a), (b) and (c) of the Exchange Act, and our executive officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act.

The registration statements, reports and other information so filed can be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The SEC also maintains a website that contains reports, proxy statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov. The information on that website is not a part of this prospectus.

No dealers, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

POP CULTURE GROUP CO., LTD

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and the Board of Directors of

Pop Culture Group Co., Ltd

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Pop Culture Group Co., Ltd and its subsidiaries (collectively, the “Company”) as of June 30, 2020 and 2019, and the related consolidated statements of income and comprehensive income, shareholders’ equity, and cash flows for each of the years in the two-year period ended June 30, 2020, and the related notes (collectively referred to as the consolidated financial statements). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of June 30, 2020 and 2019, and the results of its operations and its cash flows for each of the years in the two-year period ended June 30, 2020, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Friedman LLP

New York, New York

November 13, 2020

We have served as the Company’s auditor since 2019.

POP CULTURE GROUP CO., LTD

CONSOLIDATED BALANCE SHEETS

(In U.S. dollars, except share data)

	As of June 30,
	2019	2020
ASSETS
CURRENT ASSETS:
Cash	$655,489	$1,359,137
Accounts receivable, net	9,770,510	14,810,146
Advance to suppliers	678,191	3,176,527
Amounts due from related parties	157,278	-
Prepaid expenses and other current assets	737,753	1,177,947
TOTAL CURRENT ASSETS	11,999,221	20,523,757
Property and equipment, net	128,091	71,281
Intangible asset, net	1,952,668	1,695,215
Operating right-of-use asset	378,622	278,260
Deferred tax assets	8,091	83,795
Other non-current assets	-	251,464
TOTAL ASSETS	$14,466,693	$22,903,772

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Short-term bank loans	$1,981,799	$1,838,833
Accounts payable	2,827,330	2,795,508
Deferred revenue	11,637	1,764,608
Tax payable	1,705,147	2,374,093
Accrued liabilities and other payables	67,569	119,573
Operating lease liability - current	91,603	96,357
TOTAL CURRENT LIABILITIES	6,685,085	8,988,972
Operating lease liability - non-current	258,622	189,994
TOTAL LIABILITIES	6,943,707	9,178,966

SHAREHOLDERS’ EQUITY
Ordinary shares (par value $0.001 per share; 44,000,000 Class A ordinary shares authorized, 7,662,834 and 11,021,834 Class A ordinary shares issued and outstanding as of June 30, 2019 and 2020, respectively; 6,000,000 and 6,000,000 Class B ordinary shares authorized, 5,763,077 and 5,763,077 Class B ordinary shares issued and outstanding as of June 30, 2019 and 2020, respectively.) *	13,426	16,785
Subscription receivable	(13,426)	(15,441)
Additional paid-in capital	2,142,518	5,813,745
Statutory reserve	503,640	779,094
Retained earnings	4,532,753	6,693,120
Accumulated other comprehensive loss	(141,346)	(367,581)
TOTAL POP CULTURE GROUP CO., LTD SHAREHOLDERS’ EQUITY	7,037,565	12,919,722
Non-controlling interests	485,421	805,084
TOTAL SHAREHOLDERS’ EQUITY	7,522,986	13,724,806
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$14,466,693	$22,903,772

*	Certain shares are related to the reorganization for the founding shareholders and are presented on a retroactive basis to reflect the reorganization (see Note 13).

The accompanying notes are an integral part of these consolidated financial statements.

POP CULTURE GROUP CO., LTD

CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

(In U.S. dollars, except share data)

	For the years ended June 30,
	2019	2020

REVENUE, NET	$19,031,766	$15,688,080
Cost of revenue	13,158,537	11,158,847
GROSS PROFIT	5,873,229	4,529,233

Selling and marketing	133,332	110,132
General and administrative	492,733	1,256,954
Total operating expenses	626,065	1,367,086

INCOME FROM OPERATIONS	5,247,164	3,162,147

Other (expenses) income:
Interest expense, net	(123,833)	(125,560)
Other (expenses) income, net	(2,591)	46,235
Total other expenses, net	(126,424)	(79,325)

INCOME BEFORE INCOME TAX PROVISION	5,120,740	3,082,822

PROVISION FOR INCOME TAXES	1,288,982	457,005

NET INCOME	3,831,758	2,625,817
Less: net income attributable to non-controlling interests	247,244	189,996
NET INCOME ATTRIBUTABLE TO POP CULTURE GROUP CO., LTD SHAREHOLDERS	3,584,514	2,435,821

Other comprehensive income (loss):
Foreign currency translation adjustment	(162,850)	(241,839)
COMPREHENSIVE INCOME	3,668,908	2,383,978
Less: comprehensive income attributable to non-controlling interest	236,737	174,392
COMPREHENSIVE INCOME ATTRIBUTABLE TO POP CULTURE GROUP CO., LTD SHAREHOLDERS	$3,432,171	$2,209,586

Net income per share
Basic and diluted	$0.27	$0.16
	(as restated, see Note 13)
Weighted average shares used in calculating net income per share *
Basic and diluted	13,425,911	14,881,478
	(as restated, see Note 13)

*	Certain shares are related to the reorganization for the founding shareholders and are presented on a retroactive basis to reflect the reorganization (see Note 13).

The accompanying notes are an integral part of these consolidated financial statements.

POP CULTURE GROUP CO., LTD

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY

(In U.S. dollars, except share data)

	Ordinary shares		Subscription	Additional paid-in	Retained	Statutory	Accumulated other comprehensive	Total Pop Culture Group Co., Ltd’s Shareholders’	Non-Controlling	Total shareholders’
	Shares*	Amount	receivable	capital	earnings	reserve	(loss) income	Equity	Interests	Equity
Balance as of June 30, 2018	13,425,911	$13,426	$(13,426)	$2,142,518	$1,306,691	$145,188	$10,997	$3,605,394	$248,684	$3,854,078
Net income	-	-	-	-	3,584,514	-		3,584,514	247,244	3,831,758
Appropriation of statutory reserve	-	-	-	-	(358,452)	358,452	-	-	-	-
Foreign currency translation adjustment	-	-	-	-	-	-	(152,343)	(152,343)	(10,507)	(162,850)
Balance as of June 30, 2019	13,425,911	$13,426	$(13,426)	$2,142,518	$4,532,753	$503,640	$(141,346)	$7,037,565	$485,421	$7,522,986

Issuance of additional shares	3,359,000	3,359	(2,015)	3,671,227	-	-	-	3,672,571	145,271	3,817,842
Net income	-	-	-	-	2,435,821	-	-	2,435,821	189,996	2,625,817
Appropriation of statutory reserve	-	-	-	-	(275,454)	275,454	-	-	-	-
Foreign currency translation adjustment	-	-	-	-	-	-	(226,235)	(226,235)	(15,604)	(241,839)
Balance as of June 30, 2020	16,784,911	$16,785	$(15,441)	$5,813,745	$6,693,120	$779,094	$(367,581)	$12,919,722	$805,084	$13,724,806

*	Certain shares are related to the reorganization for the founding shareholders and are presented on a retroactive basis to reflect the reorganization (see Note 13).

The accompanying notes are an integral part of these consolidated financial statements.

POP CULTURE GROUP CO., LTD

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In U.S. dollars)

	For the years ended June 30,
	2019	2020
Cash flows from operating activities:
Net Income	$3,831,758	$2,625,817
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Allowance for doubtful accounts	24,227	324,345
Depreciation and amortization	159,352	233,353
Deferred tax benefit	(8,053)	(84,246)
Non-cash lease expense	86,047	89,977
Loss from disposal of property and equipment	21,596	19,300
Changes in assets and liabilities:
Accounts receivable	(6,123,120)	(5,672,992)
Advance to suppliers	(630,184)	(2,531,334)
Amounts due from related parties	(158,279)	153,586
Prepaid expenses and other current assets	395,198	(44,002)
Other non-current assets	-	(252,816)
Accounts payable	2,166,329	49,588
Deferred revenue	(247,929)	1,762,730
Tax payable	1,376,248	721,743
Accrued liabilities and other payables	14,057	54,234
Operating lease liability	(86,047)	(54,112)
Net cash provided by (used in) operating activities	821,200	(2,604,829)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(11,436)	(1,716)
Proceed from disposal of property and equipment	20,957	4,977
Purchase of intangible asset	(2,086,819)	-
Net cash provided by (used in) investing activities	(2,077,298)	3,261

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from bank loans	1,905,209	1,838,833
Repayments of bank loans	(406,125)	(1,981,799)
Proceeds from issuance of shares	-	3,817,842
Payment for deferred offering costs	-	(409,743)
Net cash provided by financing activities	1,499,084	3,265,133

Effect of exchange rate changes	(16,984)	40,083

Net increase in cash	226,002	703,648
Cash at beginning of year	429,487	655,489
Cash at end of year	$655,489	$1,359,137

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Income tax paid	$45,805	$17,408
Interest expense paid	$122,153	$126,095

The accompanying notes are an integral part of these consolidated financial statements.

POP CULTURE GROUP CO., LTD

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In U.S. dollars, except share data)

1.	ORGANIZATION AND PRINCIPAL ACTIVITIES

Xiamen Pop Culture Co., Ltd (“Pop Culture”) was incorporated in Xiamen on March 29, 2007 under the laws of the People’s Republic of China (the “PRC” or “China”). Pop Culture hosts entertainment events and provides event planning and execution services and marketing services to corporate clients.

Pop Culture has four wholly-owned subsidiaries in the PRC as follows:

●	Shanghai Pudu Culture Communication Co., Ltd. (“Shanghai Pudu”), a company incorporated on March 30, 2017 in Shanghai, China;

●	Xiamen Pop Network Technology Co., Ltd. (“Pop Network”), a company incorporated on June 6, 2017 in Xiamen, China;

●	Zhongjing Pop (Guangzhou) Culture Media Co., Ltd. (“Zhongjing Pop”), a company incorporated on December 19, 2018 in Guangzhou, China; and

●	Shenzhen Pop Culture Co., Ltd. (“Shenzhen Pop”), a company incorporated on January 17, 2020 in Shenzhen, China.

Reorganization

On January 3, 2020, Pop Culture Group Co., Ltd (“Pop Group” or the “Company”) was incorporated as an exempted company with limited liability under the laws of the Cayman Islands.

On January 20, 2020, Pop Culture (HK) Holding Limited (“Pop HK”) was established as a wholly-owned subsidiary of Pop Group formed in accordance with laws and regulations of Hong Kong. Pop HK is a holding company and holds all the equity interests of Heliheng Culture Co., Ltd. (“WFOE”), which was established in the PRC on March 13, 2020.

On March 30, 2020, WFOE entered into a series of agreements with Pop Culture and the shareholders of Pop Culture who collectively held 93.55% of the shares in Pop Culture, including an Exclusive Services Agreement, an Exclusive Option Agreement, a Share Pledge Agreement, Powers of Attorney, and Spousal Consents (collectively the “VIE Agreements”).These agreements are designed to provide WFOE with the power, rights, and obligations equivalent in all material respects to those it would possess as the principal equity holder of Pop Culture, including majority control rights and the rights to the assets, property, and revenue of Pop Culture. All the above contractual arrangements obligate WFOE to absorb a majority of the risk of loss from business activities of Pop Culture and entitle WFOE to receive a majority of its residual returns. In essence, WFOE has gained effective control over Pop Culture. Therefore, the Company believes that Pop Culture should be considered as a Variable Interest Entity (“VIE”) under the Statement of Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 810 “Consolidation.”

Between February and May 2020, the Company and its shareholders undertook a series of corporation actions, including share issuances in February 2020, re-designation of ordinary shares of the Company into Class A and Class B Ordinary Shares in April 2020, and share issuances and transfers in May 2020. See “Note 13—Ordinary Shares.”

The above-mentioned transactions, including the incorporation of Pop Group, Pop HK, and WFOE, the entry into the VIE Agreements, the share issuances, share re-designation, and share transfers, were considered a reorganization of the Company (the “Reorganization”). After the Reorganization, Pop Group ultimately owns 100% equity interests of Pop HK and WFOE, which further has the effective control over the operating entities, Pop Culture and its subsidiaries through the VIE Agreements.

In accordance with ASC 805-50-25, the Reorganization has been accounted for as a recapitalization among entities under common control since the same controlling shareholder controls all these entities before and after the Reorganization. The consolidation of the Company and its subsidiaries and VIE have been accounted for at historical cost and prepared on the basis as if the aforementioned transactions had become effective as of the beginning of the first period presented in the accompanying consolidated financial statements. Furthermore, ASC 805-50-45-5 indicates that the financial statements and financial information presented for prior years shall also be retrospectively adjusted to furnish comparative information.

POP CULTURE GROUP CO., LTD

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In U.S. dollars, except share data)

1.	ORGANIZATION AND PRINCIPAL ACTIVITIES - continued

The consolidated financial statements of the Company included the following entities:

	Date of incorporation	Place of incorporation	Percentage of ownership	Principal activities
The Company	January 3, 2020	Cayman Islands	100%	Parent Holding
Wholly owned subsidiaries
Pop HK	January 20, 2020	Hong Kong	100%	Investment holding
WFOE	March 13, 2020	PRC	100%	WFOE, consultancy and information technology support
VIE
Pop Culture	March 29, 2007	PRC	VIE	Event planning, execution, and hosting
VIE’s subsidiaries
Shanghai Pudu	March 30, 2017	PRC	100% owned by VIE	Event planning and execution
Pop Network	June 6, 2017	PRC	100% owned by VIE	Marketing
Zhongjing Pop	December 19, 2018	PRC	100% owned by VIE	Event planning and execution
Shenzhen Pop	January 17, 2020	PRC	100% owned by VIE	Event planning and execution

POP CULTURE GROUP CO., LTD

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In U.S. dollars, except share data)

1.	ORGANIZATION AND PRINCIPAL ACTIVITIES - continued

Risks in relation to the VIE structure

The Company believes that the contractual arrangements with its VIE and the respective shareholders of its VIE are in compliance with PRC laws and regulations and are legally enforceable. However, uncertainties in the PRC legal system could limit the Company’s ability to enforce the contractual arrangements. If the legal structure and contractual arrangements were found to be in violation of PRC laws and regulations, the PRC government could:

●	revoke the business and operating licenses of the Company’s PRC subsidiary and VIEs;

●	discontinue or restrict the operations of any related-party transactions between the Company’s PRC subsidiary and VIEs;

●	limit the Company’s business expansion in China by way of entering into contractual arrangements;

●	impose fines or other requirements with which the Company’s PRC subsidiary and VIEs may not be able to comply;

●	require the Company or the Company’s PRC subsidiary and VIEs to restructure the relevant ownership structure or operations; or

●	restrict or prohibit the Company’s use of the proceeds of the additional public offering to finance.

The following financial statement amounts and balances of the VIE and its subsidiaries were included in the accompanying consolidated financial statements after elimination of intercompany transactions:

	As of June 30,
	2019	2020

Total assets	$14,466,693	$21,514,514
Total liabilities	$6,943,707	$9,178,871

	For the years ended June 30,
	2019	2020

Total revenue	$19,031,766	$15,688,080
Net income	$3,831,758	$2,944,550

Net cash provided by (used in) operating activities	$821,200	$(2,255,959)
Net cash (used in) provided by investing activities	$(2,077,298)	$3,261
Net cash provided by financing activities	$1,499,084	$1,777,271

The Company believes that there are no assets in Pop Culture that can be used only to settle specific obligations of Pop Culture except for the registered capital of Pop Culture and non-distributable statutory reserves. As Pop Culture is incorporated as limited liability companies under the PRC Company Law, creditors of Pop Culture do not have recourse to the general credit of the Company for any of the liabilities of Pop Culture. There are no terms in any arrangements, explicitly or implicitly, requiring the Company or its subsidiaries to provide financial support to Pop Culture. However, if Pop Culture were ever to need financial support, the Company may, at its discretion and subject to statutory limits and restrictions, provide financial support to Pop Culture through loans.

POP CULTURE GROUP CO., LTD

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In U.S. dollars, except share data)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(a)	Basis of presentation

The accompanying consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). The consolidated financial statements include the financial statements of the Company, its subsidiaries, its VIE, and subsidiaries of its VIE. All inter-company transactions and balances have been eliminated upon consolidation.

(b)	Use of estimates

The preparation of the consolidated financial statements in conformity with U.S. GAAP requires to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period and accompanying notes, including allowance for doubtful accounts, the useful lives of property and equipment and intangible asset, impairment of long-lived assets, deferred cost, and valuation for deferred tax assets. Actual results could differ from those estimates.

(c)	Fair value measurements

The Company applies ASC Topic 820, Fair Value Measurements and Disclosures which defines fair value, establishes a framework for measuring fair value, and expands financial statement disclosure requirements for fair value measurements.

ASC Topic 820 defines fair value as the price that would be received from the sale of an asset or paid to transfer a liability (an exit price) on the measurement date in an orderly transaction between market participants in the principal or most advantageous market for the asset or liability.

ASC Topic 820 specifies a hierarchy of valuation techniques, which is based on whether the inputs into the valuation technique are observable or unobservable. The hierarchy is as follows:

Level 1 inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.

Level 2 inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the assets or liability, either directly or indirectly, for substantially the full term of the financial instruments.

Level 3 inputs to the valuation methodology are unobservable and significant to the fair value. Unobservable inputs are valuation technique inputs that reflect the Company’s own assumptions about the assumptions that market participants would use in pricing an asset or liability.

Management of the Company is responsible for considering the carrying amount of cash, accounts receivable, advance to suppliers, amounts due from related parties, prepaid expenses and other current assets, short-term bank loans, accounts payable, deferred revenue, taxes payable, and accrued liabilities and other payables based on the short-term maturity of these instruments to approximate their fair values because of their short-term nature.

(d)	Cash

Cash consists of cash on hand and cash in banks. The Company maintains cash with various financial institutions in China. As of June 30, 2019 and 2020, cash balances were $655,489 and $1,359,137, respectively. The Company has not experienced any losses in bank accounts and believes it is not exposed to any risks on its cash in bank accounts.

POP CULTURE GROUP CO., LTD

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In U.S. dollars, except share data)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - continued

(e)	Accounts receivable, net

Accounts receivable represent the amounts that the Company has an unconditional right to consideration when the Company has satisfied its performance obligation. The Company does not have any contract assets since revenue is recognized when control of the promised services is transferred and the payment from customers is not contingent on a future event. The Company maintains allowance for potential credit losses on accounts receivable. Management reviews the composition of accounts receivable and analyzes historical bad debt, customer concentrations, customer credit worthiness, current economic trends, and changes in customer payment patterns to estimate the allowance. Past due accounts are generally written off against the allowance for bad debts only after all collection attempts have been exhausted and the potential for recovery is considered remote.

(f)	Advance to suppliers

Advance to suppliers primarily consists of the prepayments to the service and materials suppliers for the Company’s event hosting, planning, and execution. The Company maintains an allowance for doubtful accounts to state prepayments at their estimated realizable value based on a variety of factors, including the possibility of releasing the prepayments into service and materials prepayments, significant one-time events, and historical experience.

(g)	Property and equipment, net

Property and equipment are stated at cost less accumulated depreciation and depreciated on a straight-line basis over the estimated useful lives of the assets. Cost represents the purchase price of the asset and other costs incurred to bring the asset into its existing use. The cost of repairs and maintenance is expensed as incurred; major replacements and improvements are capitalized. When assets are retired or disposed of, the cost and accumulated depreciation are removed from the accounts, and any resulting gains or losses are included in income/loss in the year of disposition. Estimated useful lives are as follows:

Estimated Useful Life
Office equipment	3 - 5 Years
Motor vehicles	10 Years
Leasehold improvement	Shorter of useful life or lease term

(h)	Intangible asset, net

Intangible asset is stated at cost less accumulated amortization and amortized in a method which reflects the pattern in which the economic benefits of the intangible asset are expected to be consumed or otherwise used up. The balance of intangible asset represents a production copyright that the Company purchased externally and is amortized straight-line over 10 years in accordance with the way the Company estimates to generate economic benefits from such copyright.

(i)	Impairment of long-lived assets

In accordance with ASC Topic 360, the Company reviews long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be fully recoverable, or at least annually. The Company recognizes an impairment loss when the sum of expected undiscounted future cash flows is less than the carrying amount of the asset. The amount of impairment is measured as the difference between the asset’s estimated fair value and its book value. The Company did not record any impairment charge for the years ended June 30, 2019 and 2020.

POP CULTURE GROUP CO., LTD

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In U.S. dollars, except share data)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - continued

(j)	Right-of-use assets

The Company has one operating lease for office, including an option to renew which is not at the Company’s sole discretion. The renewal to extend the lease term is not included in the Company’s right-of-use (“ROU”) assets and lease liability as they are not reasonably certain of exercise. The Company regularly evaluates the renewal option, and, when it is reasonably certain of exercise, the Company will include the renewal period in its lease term. New lease modifications result in re-measurement of the ROU assets and lease liability. The Company’s lease agreement does not contain any material residual value guarantees or material restrictive covenants.

Effective July 1, 2017, the Company early adopted the new lease accounting standard using a modified retrospective transition method. In addition, the Company elected the package of practical expedients, which allowed the Company to not reassess whether any existing contracts contain a lease, to not reassess historical lease classification as operating or finance leases, and to not reassess initial direct costs. The Company has not elected the practical expedient to use hindsight to determine the lease term for its leases at transition. Adoption of this standard resulted in the recording of operating lease ROU assets and corresponding operating lease liability as disclosed in Note 13 and had no impact on accumulated profit as of July 1, 2017. ROU assets and related lease obligation are recognized at commencement date based on the present value of remaining lease payments over the lease term.

The Company’s lease is classified as operating lease for the office space. Operating lease ROU assets are presented within non-current assets on the consolidated balance sheet and the operating lease liability is classified as current and non-current on the consolidated balance sheet.

(k)	Deferred revenue

Deferred revenue from customers amounted to $11,637 and $1,764,608 as of June 30, 2019 and 2020, respectively, which represent advance payment received from the Company’s customers for the services that had not been provided and accepted. The Company will recognize deferred revenue as revenue when it has transferred control of the goods or services to which the advances relate, and has no obligation under the contract to transfer additional goods or services.

For the year ended June 30, 2020, the Company received $1,279,882 (RMB9,000,000) from Shanghai Pudong Development Bank Xiamen Branch (the “SPD Bank Xiamen Branch”) under a buyout factoring agreement to transfer the Company’s right of collections from its customer Xiamen Many Idea Interactive Co., Ltd. under a certain service agreement, to SPD Bank Xiamen Branch, for which SPD Bank Xiamen Branch has no right of recourse against Pop Culture. As of June 30, 2020, the Company was in the process of fulfilling the service agreement, and the unfulfilled portion of the amount received was recognized as deferred revenue.

(l)	Value added tax (“VAT”)

The Company’s affiliated entities in the PRC, including WFOE, Pop Culture, and subsidiaries of Pop Culture, are subject to PRC VAT for providing services. The applicable VAT rate for these companies was 6% for the years ended June 30, 2019 and 2020.

The amount of VAT liability is determined by applying the applicable tax rates to the invoiced amount of services provided (output VAT) less VAT paid on purchases made with the relevant supporting invoices (input VAT). The Company reports revenue net of PRC VAT for all the periods presented in the consolidated statements of operations.

(m)	Operating lease liability

Lease where substantially all the reward and risk of ownership of asset remain with the leasing company is accounted for as operating lease. Payments made under operating leases are charged to the consolidated statements of operations on a straight-line basis over the lease period.

POP CULTURE GROUP CO., LTD

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In U.S. dollars, except share data)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - continued

(n)	Revenue recognition

The Company early adopted the new revenue standard ASC 606, Revenue from Contracts with Customers, starting July 1, 2017 using the modified retrospective method for contracts that were not completed as of June 30, 2017. The adoption of this ASC 606 did not have a material impact on the Company’ s consolidated financial statements.

ASC 606 establishes principles for reporting information about the nature, amount, timing, and uncertainty of revenue and cash flows arising from the Company’s contracts to provide services to customers. The core principle of the new revenue standard is that a company should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the company expects to be entitled in exchange for those goods or services. The following five steps are applied to achieve that core principle:

Step 1: Identify the contract with the customer;

Step 2: Identify the performance obligations in the contract;

Step 3: Determine the transaction price;

Step 4: Allocate the transaction price to the performance obligations in the contract; and

Step 5: Recognize revenue when the company satisfies a performance obligation.

The Company has assessed the impact of the guidance by reviewing its existing customer contracts and current accounting policies and practices to identify differences that may result from applying the new requirements, including the evaluation of its performance obligations, transaction price, customer payments, transfer of control, and principal versus agent considerations.

The Company mainly generates revenue from event hosting, event planning and execution, and marketing, which includes brand promotion and other services.

Event hosting - The Company regularly hosts live concerts and hip-hop events, and operates hip-hop related online programs. The portfolio of hip-hop events includes a stage play, dance competitions, cultural and musical festivals, and promotional parties. The Company started to operate online hip-hop programs since 2020. The portfolio of online hip-hop programs includes street dance tutorial programs, collections of street dance performances videos, and collections of short music videos on trendy shoes and clothes related to hip-hop culture. The Company generates revenue from concerts, hip-hop events and online hip-hop programs by providing sponsorship packages to advertisers in exchange for sponsorship fees or by selling tickets for those offline concerts.

Event planning and execution - The Company provides customized event planning and execution services upon requests from its customers, which services generally entail design, logistics, layout of events, and coordination and supervision of the actual event set-up and implementation, and generates revenue through service fees.

Brand promotion - The Company provides brand promotion services, including trademark and logo design, visual identity system design, brand positioning, brand personality design, and digital solutions for service fees.

Other services - The Company also distributes advertisement for corporate customers for service fees.

The Company accounts for a contract of event hosting, event planning and execution, or brand promotion when it has legally enforceable rights and obligations and collectability of consideration is probable. Each contract typically contains one single performance obligation, which is to deliver a successful event, activity, qualified online program or video, or brand solution, and the contract price is fixed. Contract terms typically include a customary requirement for payment within 180 days after the Company successfully provides services, which is indicated by the customer’s signed acknowledgement of completion on such event, activity, online program, or brand solution by providing the Company with completion confirmation forms.

For event hosting, event planning and execution, and brand promotion, revenue is recognized at a point of time when services are successfully provided (e.g., upon successful carryout of an event), which is indicated by customer’s acknowledgement of completion on such event, activity, online program or video, or brand solution, as the customer neither simultaneously receives and consumes the benefits provided by the Company’s performance nor controls an increasingly enhanced asset or an asset with an alternative use to the customer as the Company performs. Event hosting, event planning and execution, and brand promotion projects are generally short term, which usually take less than three months.

For distribution of advertisements, the Company satisfies its performance obligation over time by measuring the progress based on time elapsed, as the customer simultaneously receives and consumes the benefit of service provided, during the period of time when the advertisement is displayed. Payment is usually required within 180 days after the completion of distribution.

POP CULTURE GROUP CO., LTD

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In U.S. dollars, except share data)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - continued

(n)	Revenue recognition - continued

The Company reports revenue on a gross basis for event hosting, event planning and execution, and brand promotion, as the Company takes risk and control of the event, activities, online program, or brand solution before they are transferred to customers. While in terms of advertisement distribution (other services), the Company reports revenue on a net basis since it only arranges the distribution of advertisements, instead of taking the risk and control of the distribution resources.

The Company applies a practical expedient to make no adjustment for the promised amount of consideration for the effects of a significant financing component as the Company expects, at contract inception, that the period between when the Company transfers a promised service to a customer and when the customer pays for that service will be one year or less.

The following table identifies the disaggregation of the Company’s revenue for the years ended June 30, 2019 and 2020, respectively:

	For the years ended June 30,
	2019	2020
Revenue from operations:
Event hosting	$6,532,438	$7,630,377
Event planning and execution	9,952,530	5,493,851
Brand promotion	2,432,720	2,241,869
Other services	114,078	321,983
Total revenue	$19,031,766	$15,688,080

Contract liability

The Company presents the consideration that a customer pays before the Company transfers a service to the customer as a contract liability (deferred revenue) when the payment is made. Deferred revenue is the Company’s obligation to transfer services to a customer for which the Company has received consideration from the customer. As of June 30, 2019 and 2020 the balance of deferred revenue amounted to $11,637 and $1,764,608, respectively.

The Company applies a practical expedient to expense costs as incurred for costs to obtain a contract with a customer when the amortization period would have been one year or less. The Company has no material incremental costs of obtaining contracts with customers that the Company expects the benefit of those costs to be longer than one year which need to be recognized as assets.

(o)	Cost of revenue

Cost of revenue consists primarily of event design costs, online program production costs, salary and benefits expenses, materials costs, and other related expenses.

(p)	Selling and marketing costs

All costs related to selling and marketing are expensed as incurred. For the years ended June 30, 2019 and 2020, selling and marketing costs amounted to $133,332 and $110,132, respectively.

(q)	Income taxes

The Company accounts for income taxes under ASC 740. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the consolidated financial statement carrying amounts of existing assets and liabilities and their respective tax bases.

POP CULTURE GROUP CO., LTD

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In U.S. dollars, except share data)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - continued

(q)	Income taxes - continued

Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period including the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

The provisions of ASC 740-10-25, “Accounting for Uncertainty in Income Taxes,” prescribe a more-likely-than-not threshold for consolidated financial statement recognition and measurement of a tax position taken (or expected to be taken) in a tax return. This interpretation also provides guidance on the recognition of income tax assets and liabilities, classification of current and deferred income tax assets and liabilities, accounting for interest and penalties associated with tax positions, and related disclosures. The Company does not believe that there was any uncertain tax position as of June 30, 2019 and 2020.

The Company’s affiliated entities in the PRC are subject to examination by the relevant tax authorities. According to the PRC Tax Administration and Collection Law, the statute of limitations is three years if the underpayment of taxes is due to computational errors made by the taxpayer or the withholding agent. The statute of limitations is extended to five years under special circumstances, where the underpayment of taxes is more than RMB100,000 ($14,563). In the case of transfer pricing issues, the statute of limitation is 10 years. There is no statute of limitation in the case of tax evasion. As of June 30, 2020, the tax years ended December 31, 2015 through December 31, 2020 for the Company’s affiliated entities in the PRC remain open for statutory examination by PRC tax authorities.

(r)	Foreign currency translation

The reporting currency of the Company is the U.S. dollar (“USD”). The functional currency of the Company’s affiliated entities located in China is the Renminbi (“RMB”). For the entities whose functional currency is RMB, results of operations and cash flows are translated at average exchange rates during the period, assets and liabilities are translated at the unified exchange rate at the end of the period, and equity is translated at historical exchange rates. As a result, amounts relating to assets and liabilities reported on the statements of cash flows may not necessarily agree with the changes in the corresponding balances on the balance sheets. Translation adjustments resulting from the process of translating the local currency financial statements into USD are included in determining comprehensive income/loss. Transactions denominated in foreign currencies are translated into the functional currency at the exchange rates prevailing on the transaction dates. Assets and liabilities denominated in foreign currencies are translated into the functional currency at the exchange rates prevailing at the balance sheet date with any transaction gains and losses that arise from exchange rate fluctuations on transactions denominated in a currency other than the functional currency are included in the results of operations as incurred.

The consolidated balance sheet amounts, with the exception of equity, at June 30, 2019 and 2020 were translated at RMB6.8668 to $1.00 and at RMB7.0697 to $1.00, respectively. Equity accounts were stated at their historical rates. The average translation rates applied to consolidated statements of operations and cash flows for the years ended June 30, 2019 and 2020 were RMB6.8234 to $1.00 and RMB7.0319 to $1.00, respectively.

(s)	Earnings per share

The Company computes earnings per share (“EPS”) in accordance with ASC 260, “Earnings per Share” (“ASC 260”). ASC 260 requires companies with complex capital structures to present basic and diluted EPS. Basic EPS is measured as net income divided by the weighted average common shares outstanding for the period. Diluted EPS is similar to basic EPS but presents the dilutive effect on a per share basis of potential common shares (for example, convertible securities, options and warrants) as if they had been converted at the beginning of the periods presented, or issuance date, if later. The Company has no dilutive securities as of and for the years ended June 30, 2019 and 2020.

POP CULTURE GROUP CO., LTD

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In U.S. dollars, except share data)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - continued

(t)	Comprehensive income

Comprehensive income consists of two components, net income and other comprehensive income (loss). The foreign currency translation gain or loss resulting from translation of the financial statements expressed in RMB to USD is reported in other comprehensive income (loss) in the consolidated statements of income and comprehensive income.

(u)	Commitments and contingencies

In the normal course of business, the Company is subject to contingencies, such as legal proceedings and claims arising out of its business, which cover a wide range of matters. Liabilities for contingencies are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated.

If the assessment of a contingency indicates that it is probable that a material loss is incurred and the amount of the liability can be estimated, then the estimated liability is accrued in the Company’s financial statements. If the assessment indicates that a potentially material loss contingency is not probable, but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss, if determinable and material, would be disclosed.

Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the nature of the guarantee would be disclosed.

(v)	Concentration and credit risk

Substantially all of the Company’s operating activities are transacted in RMB, which is not freely convertible into foreign currencies. All foreign exchange transactions take place either through the People’s Bank of China or other banks authorized to buy and sell foreign currencies at the exchange rates quoted by the People’s Bank of China. Approval of foreign currency payments by the People’s Bank of China or other regulatory institutions require submitting a payment application form together with suppliers’ invoices, shipping documents, and signed contracts.

The Company maintains certain bank accounts in the PRC, where under the Deposit Insurance System in China, Hong Kong, and Cayman Islands. In China, a company’s deposits at one bank are insured for a maximum of RMB500,000 in the event of bank failure. In Hong Kong and Cayman Islands, deposits are not insured by Federal Deposit Insurance Corporation (“FDIC”) insurance or other insurance. As of June 30, 2019 and 2020, $654,181 and $219,767 of the Company’s cash were on deposit at financial institutions in the PRC, and $nil and $1,139,229 of the Company’s cash were on deposit at financial institutions in Hong Kong.

Accounts receivable are typically unsecured and derived from revenue earned from customers, thereby exposed to credit risk. The risk is mitigated by the Company’s assessment of its customers’ creditworthiness and its ongoing monitoring of outstanding balances.

The Company’s sales are made to customers that are located primarily in China. The Company has a concentration of its revenue and accounts receivable with specific customers. For the fiscal year ended June 30, 2019, three major customers, Heng’an (China) Paper Industry Co., Ltd., Guangzhou Taiji Advertising Co., Ltd. and Xiamen Many Idea Interactive Co., Ltd. accounted for approximately 12%, 11%, and 10% of the Company’s total revenue, respectively. For the fiscal year ended June 30, 2020, three major customers, Guangzhou Taiji Advertising Co., Ltd., Fujian Maibo Culture Communication Co., Ltd., and Xiamen Many Idea Interactive Co., Ltd. accounted for approximately 18%, 9%, and 9% of the Company’s total revenue, respectively. As of June 30, 2019, the top five customers accounted for 58% of net accounts receivable, with each customer representing 20%, 11%, 10%, 9%, and 8% of the net accounts receivable, respectively. As of June 30, 2020, the top five customers accounted for 66% of net accounts receivable as of June 30, 2020, with each customer representing 22%, 15%, 10%, 10%, and 9% of the net accounts receivable balance, respectively.

For the years ended June 30, 2019 and 2020, the Company purchased approximately 14% and 16% of its services from one major supplier, respectively.

POP CULTURE GROUP CO., LTD

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In U.S. dollars, except share data)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - continued

(w)	Segment reporting

The Company uses the management approach to determine operating segments. The management approach considers the internal organization and reporting used by the Company’s chief operating decision maker (“CODM”) for making decisions, allocating resources, and assessing performance. The Company’s CODM has been identified as the chief executive officer, who reviews consolidated results when making decisions about allocating resources and assessing performance of the Company.

The Company’s CODM reviews the consolidated financial results when making decisions about allocating resources and assessing the performance of the Company as a whole and hence, the Company has only one reportable segment. The Company operates and manages its business as a single segment. As the Company’s long-lived assets are substantially all located in the PRC and substantially all of the Company’s revenue is derived from within the PRC, no geographical segments are presented.

(x)	Related parties

Parties are considered to be related to the Company if the parties, directly or indirectly, through one or more intermediaries, control, are controlled by, or are under common control with the Company. Related parties also include principal owners of the Company, its management, members of the immediate families of principal owners of the Company and its management, and other parties with which the Company may deal with if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests. The Company discloses all significant related party transactions in Note 11.

(y)	Non-controlling interests

A non-controlling interest in the VIE of the Company represents the portion of the equity (net assets) in the VIE that has not been pledged to WFOE, consequently not directly or indirectly attributable to the Company. Non-controlling interests are presented as a separate component of equity on the consolidated balance sheet and net income and other comprehensive income are attributed to controlling and non-controlling interests respectively.

(z)	Recent accounting pronouncements

In June 2016, the FASB amended guidance related impairment of financial instruments as part of ASU 2016-13, Financial Instruments - Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments. The guidance replaces the incurred loss impairment methodology with an expected credit loss model for which a company recognizes an allowance based on the estimate of expected credit loss. The ASU is effective for public company for fiscal years, and interim periods within those fiscal years beginning after December 15, 2019. For all other entities including emerging growth companies, the ASU is effective for fiscal years beginning after December 15, 2020, and interim periods within fiscal years beginning after December 15, 2021. Early application is permitted for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2018. The Company is in the process of evaluating the impact that this guidance will have on its consolidated financial statements.

In February 2018, the FASB issued Accounting Standards Update (ASU) No. 2018-02, “Reclassification of Certain Tax Effects from Accumulated Other Comprehensive Income.” The ASU amends ASC 220, Income Statement — Reporting Comprehensive Income, to “allow a reclassification from accumulated other comprehensive income to retained earnings for stranded tax effects resulting from the Tax Cuts and Jobs Act.” In addition, under the ASU, an entity will be required to provide certain disclosures regarding stranded tax effects. The ASU is effective for all entities for fiscal years beginning after December 15, 2018, and interim periods within those fiscal years. The Company did not make the election to reclassify the income tax effects of the Tax Cuts and Jobs Act from accumulated other comprehensive income to retained earnings and this guidance will not have a material impact on its consolidated financial statements.

In August 2018, the FASB issued ASU No. 2018-13, Fair Value Measurement (Topic 820): Disclosure Framework-Changes to the Disclosure Requirements for Fair Value Measurement. The objective of this ASU is to improve the effectiveness of disclosures in the notes to the financial statements by removing, modifying, and adding certain fair value disclosure requirements to facilitate clear communication of the information required by generally accepted accounting principles. The amendments are effective for all entities for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2019 with early adoption permitted upon issuance of this ASU. The Company is currently evaluating the potential impact of this new guidance.

Recently issued ASUs by the FASB, except for the ones mentioned above, are not expected to have a significant impact on the Company’s consolidated results of operations or financial position. Other accounting standards that have been issued or proposed by FASB that do not require adoption until a future date are not expected to have a material impact on the consolidated financial statements upon adoption. The Company does not discuss recent pronouncements that are not anticipated to have an impact on or are unrelated to its consolidated financial condition, results of operations, cash flows, or disclosures.

POP CULTURE GROUP CO., LTD

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In U.S. dollars, except share data)

3.	ACCOUNTS RECEIVABLE, NET

As of June 30, 2019 and 2020, accounts receivable consisted of the following:

	As of June 30,
	2019	2020
Accounts receivable - gross	$9,794,587	$15,156,143
Allowance for doubtful accounts	(24,077)	(345,997)
Accounts receivable, net	$9,770,510	$14,810,146

The Company recorded bad debt expense of $24,227 and $324,345 for the years ended June 30, 2019 and 2020, respectively.

4.	PREPAID EXPENSES AND OTHER CURRENT ASSETS

As of June 30, 2019 and 2020, prepaid expenses and other current assets consisted of the following:

	As of June 30,
	2019	2020
Deferred costs (1)	$372,032	$709,293
Deferred offering costs	-	409,743
Prepaid expenses	313,878	-
Rental deposits	28,398	27,582
Others	23,445	31,329
	$737,753	$1,177,947

(1)	Deferred costs represent the costs incurred to fulfill a contract with a customer which relates directly to a contract that the Company can specifically identify, generate, or enhance resources of the Company that will be used in satisfying performance obligations in the future as well as are expected to be recovered.

5.	PROPERTY AND EQUIPMENT

As of June 30, 2019 and 2020, property and equipment consisted of the following:

	As of June 30,
	2019	2020
Leasehold improvement	$113,109	$109,863
Office equipment	42,171	42,949
Motor vehicles	41,504	-
	196,784	152,812
Less: accumulated depreciation	(68,693)	(81,531)
	$128,091	$71,281

For the years ended June 30, 2019 and 2020, depreciation expenses amounted to $37,621 and $30,859, respectively.

POP CULTURE GROUP CO., LTD

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In U.S. dollars, except share data)

6.	INTANGIBLE ASSET

As of June 30, 2019 and 2020, intangible asset consisted of the following:

	As of June 30,
	2019	2020
Production copyright	$2,073,630	$2,014,117
Less: accumulated amortization	(120,962)	(318,902)
	$1,952,668	$1,695,215

The production copyright was purchased from a third-party production provider in November 2018 for a total cash consideration of approximately $2,086,819, and entitled “Move it.” The content of the production copyright includes but is not limited to music content, stage design, and screen design. The Company has exclusive reproduction rights, distribution rights, rental rights, and other rights in China (including mainland China, Hong Kong, Macau, and Taiwan). The Company acquired only the production copyright from the seller, not the operation or equity interest of the seller. Thus, the Company determined that the acquisition constituted as an acquisition of assets for financial statement purposes, rather than an acquisition of a business.

For the years ended June 30, 2019 and 2020, amortization expense amounted to $121,731 and $202,494, respectively. The following is a schedule, by fiscal years, of amortization amount of intangible asset as of June 30, 2020:

2021	$201,412
2022	201,412
2023	201,412
2024	201,412
Thereafter	889,567
Total	$1,695,215

7.	ACCRUED LIABILITIES AND OTHER PAYABLES

As of June 30, 2019 and 2020, accrued liabilities and other payables consisted of the following:

	As of June 30,
	2019	2020
Payroll payables	$46,326	$42,755
Other payables	21,243	76,818
	$67,569	$119,573

8.	TAXES PAYABLE

As of June 30, 2019 and 2020, taxes payable consisted of the following:

	As of June 30,
	2019	2020
Corporate income tax	$1,473,173	$1,951,921
VAT	228,990	421,766
Related surcharges on VAT payable	2,984	406
	$1,705,147	$2,374,093

POP CULTURE GROUP CO., LTD

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In U.S. dollars, except share data)

9.	BANK LOANS

Bank loans represent the amounts due to various banks. As of June 30, 2019 and 2020, short-term and current portion of long-term banks consisted of the following:

a)	Summary of short-term bank loans is as follows:

	Annual Interest		As of June 30,
	Rate	Maturities	2019	2020
Short-term loans:
Industrial Bank Co., Ltd. (1)	5.67%	May 15, 2020	291,256	-
China Construction Bank	7.64%	July 6, 2019	1,456	-
China Construction Bank	7.64%	July 30, 2019	8,738	-
China Construction Bank	7.64%	August 22, 2019	135,434	-
Xiamen Bank (2)	6.09%	August 1, 2019	436,885	-
Xiamen International Bank (2)	7.05%	November 7, 2019	1,019,398	-
Xiamen Bank (2)	5.66%	July 18, 2020	-	424,346
Xiamen Bank (2)	5.65%	May 26, 2021	-	424,346
Xiamen International Bank (2)	8.00%	October 31, 2020	-	990,141
Subtotal			1,893,167	1,838,833
Current portion of long-term loans:
Xiamen Bank (2)	16.00%*	July 13, 2019	3,332	-
Standard Chartered Bank	15.00%*	June 8, 2020	85,300	-
Total			$1,981,799	$1,838,833

*	As the Company is an asset-light company without much collateral, the interest rates of long-term credit loans are relatively high.

The weighted average interest rate on short-term bank loans outstanding as of June 30, 2019 and 2020 were 6.88% and 6.92%, respectively. The effective interest rate for bank loans were approximately 9.89% and 7.21% for the years ended June 30, 2019, and 2020, respectively. For the years ended June 30, 2019 and 2020, interest expense related to bank loans amounted to $123,205 and $125,186, respectively. Subsequently, loans from Xiamen Bank has been repaid on July 18, 2020.

(1)	Loans from Industrial Bank Co., Ltd. were guaranteed by Fujian Jinhaixia Financing Guarantee Co., Ltd., who was counter-guaranteed by Mr. Zhuoqin Huang, the chief executive officer of the Company, and his spouse Ms. Liya Wei.

(2)	Loans from Xiamen Bank and Xiamen International Bank were guaranteed by Mr. Zhuoqin Huang, the chief executive officer of the Company, and his spouse Ms. Liya Wei.

POP CULTURE GROUP CO., LTD

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In U.S. dollars, except share data)

10.	RELATED PARTY TRANSACTIONS

a)	The table below sets forth the related parties and their relationships with the Company:

Name of related party	Relationship with the Company
Xiamen Lanjie Network Technology Co., Ltd.	Owned by Chief Executive Officer’s spouse (1)
Shenzhen Qianhai Zhixing Heyi Capital Management Co., Ltd.	Shareholder of Pop Culture (2)

(1)	Prior to September 30, 2019, Xiamen Lanjie Network Technology Co., Ltd. was owned by Ms. Liya Wei, the spouse of the chief executive officer of the Company, and it was then transferred to an individual who had no relationship with the Company.

(2)	Shenzhen Qianhai Zhixing Heyi Capital Management Co., Ltd. was the shareholder of Pop Culture prior to July 12, 2019.

b)	The Company had the following related party balances with the related parties mentioned above:

	As of June 30,
	2019	2020
Amounts due from Xiamen Lanjie Network Technology Co., Ltd.	$145,628	$-
Amounts due from Shenzhen Qianhai Zhixing Heyi Capital Management Co., Ltd.	11,650	-
Total	$157,278	$-

The related party balances were short-term in nature, non-interest bearing, and unsecured, and the balances as of June 30, 2019 were settled subsequently within the fiscal year ended June 30, 2020.

11.	INCOME TAXES

Cayman Islands

The Company was incorporated in the Cayman Islands. Under the current laws of the Cayman Islands, the Company is not subject to income or capital gains taxes. In addition, dividend payments are not subject to withholdings tax in the Cayman Islands.

Hong Kong

On March 21, 2018, the Hong Kong Legislative Council passed The Inland Revenue (Amendment) (No. 7) Bill 2017 (the “Bill”) which introduces the two-tiered profits tax rates regime. The Bill was signed into law on March 28, 2018 and was announced on the following day. Under the two-tiered profits tax rates regime, the first 2 million Hong Kong Dollar (“HKD”) of profits of the qualifying group entity will be taxed at 8.25%, and profits above HKD2 million will be taxed at 16.5%.

PRC

Generally, WFOE, Pop Culture, Shanghai Pudu, Pop Network, Zhongjing Pop, and Shenzhen Pop, which were incorporated in PRC, are subject to enterprise income tax on their taxable income as determined under PRC tax laws and accounting standards at a rate of 25%.

POP CULTURE GROUP CO., LTD

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In U.S. dollars, except share data)

11.	INCOME TAXES - continued

According to Taxation [2019] No. 13 which was effective from January 1, 2019 to December 31, 2021, an enterprise is recognized as a small-scale and low-profit enterprise when its taxable income is less than RMB3 million. A small-scale and low-profit enterprise receives a tax preference including a preferential tax rate of 5% on its taxable income below RMB1 million and another preferential tax rate of 10% on its taxable income between RMB1 million and RMB3 million. During the fiscal year ended June 30, 2019, Pop Network, Shanghai Pudu, and Zhongjing Pop were qualified as small-scale and low-profit enterprises, and during the fiscal year ended June 30, 2020, Pop Network, Shanghai Pudu, Zhongjing Pop, and Shenzhen Pop were qualified as small-scale and low-profit enterprises.

i)	The components of the income tax provision are as follows:

	For the years ended June 30,
	2019	2020
Current income tax provision	$1,297,035	$541,251
Deferred income tax benefit	(8,053)	(84,246)
Total	$1,288,982	$457,005

The following table reconciles the statutory rate to the Company’s effective tax rate for the years ended June 30, 2019 and 2020:

	For the years ended June 30,
	2019	2020
China Statutory income tax rate	25.00%	25.00%
Permanent difference	0.17%	(2.15)%
Effect of favorable tax rates on small-scale and low-profit entities	-%	(8.03)%
Effective tax rate	25.17%	14.82%

The tax effect of temporary difference under ASC 740 “Accounting for Income Taxes” that gives rise to deferred tax asset as of June 30, 2019 and 2020 was as follows:

	As of June 30,
	2019	2020

Deferred tax assets:
Net operating loss carry forwards	$2,033	$121
Allowance for doubtful accounts	6,058	83,698
Total deferred tax assets	8,091	83,819
Valuation allowance	-	(24)
Total deferred tax assets, net	$8,091	$83,795

POP CULTURE GROUP CO., LTD

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In U.S. dollars, except share data)

12.	LEASE

Supplemental balance sheet information related to operating lease was as follows:

	As of June 30,
	2019	2020
Right-of-use assets	$378,622	$278,260

Operating lease liabilities - current	$91,603	$96,357
Operating lease liabilities - non-current	258,622	189,994
Total operating lease liabilities	$350,225	$286,351

The weighted average remaining lease terms and discount rates for the operating lease as of June 30, 2020 were as follows:

Remaining lease term and discount rate:

Weighted average remaining lease term (years)	3.15
Weighted average discount rate	6.92%

During the year ended June 30, 2019 and 2020, the Company incurred total operating lease expenses of $115,464 and $87,384, respectively.

As of June 30, 2020, the future minimum rent payable under non-cancelable operating leases were:

2021	121,364
2022	97,090
2023	97,090
Total lease payments	315,544
Less: imputed interest	(29,193)
Present value of lease liabilities	$286,351

POP CULTURE GROUP CO., LTD

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In U.S. dollars, except share data)

13.	ORDINARY SHARES

On January 3, 2020, 9,165,000 ordinary shares, par value $0.001 per share, were held by Joya Enterprises Limited. On February 22, 2020, the Company issued 3,760,911 ordinary shares, par value $0.001 per share, to certain founding shareholders, and 2,015,400 ordinary shares to two new shareholders who made the capital injection of $2,557,654 in October 2019.

On April 28, 2020, shareholders of the Company approved the re-designation of 5,763,077 of the Company’s issued ordinary shares held by Joya Enterprises Limited into 5,763,077 Class B Ordinary Shares and an aggregate of 9,178,234 of the Company’s issued ordinary shares held by Joya Enterprises Limited and certain other shareholders into 9,178,234 Class A Ordinary Shares. Holders of Class A Ordinary Shares and Class B Ordinary Shares have the same rights except for voting and conversion rights. In respect of matters requiring a shareholder vote, each holder of Class A Ordinary Shares will be entitled to one vote per one Class A Ordinary Share and each holder of Class B Ordinary Shares will be entitled to seven votes per one Class B Ordinary Share. The Class A Ordinary Shares are not convertible into shares of any other class. The Class B Ordinary Shares are convertible into Class A Ordinary Shares at any time after issuance at the option of the holder on a one-to-one basis.

On May 30, 2020, the Company issued 500,000 Class A Ordinary Shares to two original shareholders of Pop Culture for a nominal cash consideration of $500 as part of the Reorganization. The shares and per share data as of June 30, 2019 are presented on a retroactive basis to reflect the above share issuances and re-designation.

On May 30, 2020, the Company also issued an aggregate of 1,343,600 Class A Ordinary Shares to five new investors for a cash consideration of $1,707,893 pursuant to certain share purchase agreements entered into on September 30, 2019. This share issuance is presented on a prospective basis.

The Company previously presented the issuance of 2,015,400 ordinary shares (which were subsequently re-designated into Class A ordinary shares) to two new investors on February 22, 2020 and 1,343,600 Class A Ordinary Shares to five new investors on May 30, 2020 on a retroactive basis in its audited financial statements for the fiscal years ended June 30, 2019 and 2018, but these issuances were in fact related to the financing transactions that occurred after the fiscal year 2019 and should be accounted prospectively. The Company has restated to prospectively present these share issuance and re-designation, which resulted in a decrease of 3,359,000 shares in weighted average of shares for calculating net income per share - basic and diluted, and an increase of $0.06 in net income per share - basic and diluted, for the year ended June 30, 2019.

The subscription receivable presents the receivable for the issuance of ordinary shares of the Company and is reported as a deduction of equity as there is no substantial evidence of shareholders’ ability and intent to pay within a reasonably short period of time. Subscription receivable has no payment terms nor any interest receivable accrual.

POP CULTURE GROUP CO., LTD

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In U.S. dollars, except share data)

14.	STATUTORY RESERVE

Pop Culture, Shanghai Pudu, Pop Network, Zhongjing Pop, and Shenzhen Pop are required to reserve 10% of their net profit after income tax, as determined in accordance with the PRC accounting rules and regulations. Appropriation to the statutory reserve by the Company is based on profit arrived at under PRC accounting standards for business enterprises for each year. The profit arrived at must be set off against any accumulated losses sustained by the Company in prior years, before allocation is made to the statutory reserve. Appropriation to the statutory reserve must be made before distribution of dividends to shareholders. The appropriation is required until the statutory reserve reaches 50% of the registered capital, which was $2,549,735 and $2,663,330 as of June 30, 2019 and 2020, respectively. This statutory reserve is not distributable in the form of cash dividends.

For the years ended June 30, 2019 and 2020, the Company provided statutory reserve as follows:

Balance - June 30, 2018	$145,188
Appropriation to statutory reserve	358,452
Balance - June 30, 2019	503,640
Appropriation to statutory reserve	275,454
Balance - June 30, 2020	$779,094

15.	RESTRICTED NET ASSETS

Relevant PRC laws and regulations restrict WFOE, Pop Culture, and subsidiaries of Pop Culture from transferring a portion of their net assets, equivalent to the balance of their paid-in-capital, additional paid-in-capital and statutory reserves to the Company in the form of loans, advances, or cash dividends. Relevant PRC statutory laws and regulations permit the payments of dividends by WFOE, Pop Culture, and subsidiaries of Pop Culture from their respective retained earnings, if any, as determined in accordance with PRC accounting standards and regulations. As of June 30, 2019 and 2020, the balance of restricted net assets was $2,646,158 and $4,886,290, respectively.

16.	SUBSEQUENT EVENTS

The Company has evaluated events subsequent to the balance sheet date of June 30, 2020 through November 13, 2020, the date on which the consolidated financial statements were issued.

Because of the significant uncertainties surrounding the COVID-19 outbreak and a possible new wave of infections, the extent of the business disruption and the related financial impact cannot be reasonably estimated at this time. The COVID-19 prevented the Company from hosting and executing offline events until June 2020, which led to a decrease in revenue and net profit during the first half of 2020. The COVID-19 outbreak has prompted the Company to accelerate its online business development. The COVID-19 outbreak also slowed down the Company’s collection of accounts receivable during the first half of 2020 due to some customers’ lower degree of liquidity. Nevertheless, the negative impact of the COVID-19 outbreak on collectability has been gradually alleviated along with the control of the outbreak in China and the recovery of China’s economy. Subsequently, we have collected almost all the accounts receivable as of June 30, 2019 and 30% of accounts receivable balance as of June 30, 2020.

On July 1, 2020, Pop Culture received a loan of RMB10,000,000 (equivalent to $1,414,487) from Industrial Bank Co., Ltd. by factoring a certain service agreement with a customer of RMB13,000,000 (equivalent to $1,838,833), for which Industrial Bank Co., Ltd. has the right of recourse from Pop Culture. From July 1, 2020 through January 21, 2021, Pop Culture is obliged to pay a monthly factoring financing fee of $81,085 and the financing principal will mature on January 21, 2021. The factoring is guaranteed by Mr. Zhuoqin Huang, the chief executive officer of the Company.

On August 10, 2020, Pop Culture and Xiamen Bank entered into a one-year bank loan agreement of RMB2,000,000 (equivalent to $282,897) with an annual interest rate of 4.55%, which is guaranteed by Mr. Zhuoqin Huang, the chief executive officer of the Company, his spouse Ms. Liya Wei, and Taiping General Insurance Co., Ltd. Xiamen Branch.

On August 18, 2020, a subsidiary Xiamen Pop Sikai Interactive Technology Co., Ltd. was established, of which Pop Network owns 51% of the equity interests.

POP CULTURE GROUP CO., LTD

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In U.S. dollars, except share data)

17.	PARENT COMPANY ONLY CONDENSED FINANCIAL INFORMATION

The Company performed a test on the restricted net assets of its consolidated subsidiaries, VIE, and VIE’s subsidiaries in accordance with Securities and Exchange Commission Regulation S-X Rule 4-08 (e)(3), “General Notes to Financial Statements” and concluded that it was applicable for the Company to disclose the financial information for the parent company only.

The subsidiaries did not pay any dividend to the Company for the years presented. Certain information and footnote disclosures generally included in financial statements prepared in accordance with U.S. GAAP have been condensed and omitted. The footnote disclosures contain supplemental information relating to the operations of the Company, as such, these statements should be read in conjunction with the notes to the consolidated financial statements of the Company.

As of June 30, 2020, the Company did not have significant capital commitments and other significant commitments, or guarantees, except for those which have been separately disclosed in the consolidated financial statements.

Condensed Balance Sheets

	As of June 30,
	2019	2020
ASSETS
Cash	$-	$1,139,229
Advance to suppliers	-	30,000
Prepaid expenses and other current assets	-	220,031
TOTAL CURRENT ASSETS	-	1,389,260
Investments in subsidiaries, consolidated VIE and VIE’s subsidiaries	7,037,565	11,530,462
TOTAL ASSETS	7,037,565	12,919,722

LIABILITIES AND SHAREHOLDERS’ EQUITY
TOTAL CURRENT LIABILITIES	$-	$-
TOTAL LIABILITIES	-	-

SHAREHOLDERS’ EQUITY
Ordinary shares (par value $0.001 per share; 44,000,000 Class A ordinary shares authorized, 7,662,834 and 11,021,834 Class A ordinary shares issued and outstanding as of June 30, 2019 and 2020, respectively; 6,000,000 and 6,000,000 Class B ordinary shares authorized, 5,763,077 and 5,763,077 Class B ordinary shares issued and outstanding as of June 30, 2019 and 2020, respectively.) *	13,426	16,785
Subscription receivable	(13,426)	(15,441)
Additional paid-in capital	2,142,518	5,813,745
Retained earnings	5,036,393	7,472,214
Accumulated other comprehensive loss	(141,346)	(367,581)
TOTAL SHAREHOLDERS’ EQUITY	7,037,565	12,919,722
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$7,037,565	$12,919,722

*	Certain shares are presented on a retroactive basis to reflect the reorganization (see Note 13).

POP CULTURE GROUP CO., LTD

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In U.S. dollars, except share data)

17.	PARENT COMPANY ONLY CONDENSED FINANCIAL INFORMATION - continued

Condensed Statements of Income and Comprehensive Income

	For the years ended June 30,
	2019	2020

General and administrative expenses	$-	$318,428
Financial expenses	-	206
Loss from operation	-	318,634
Other income:
Share of income of subsidiaries, consolidated VIE and VIE’s subsidiaries	3,584,514	2,754,455

Income before income tax expense	3,584,514	2,435,821
Income tax expense	-	-
Net income	$3,584,514	$2,435,821
Other Comprehensive loss
Foreign currency translation loss	(152,343)	(226,235)
Total comprehensive income	$3,432,171	$2,209,586

Condensed Statements of Changes in Shareholders’ Equity

						Accumulated
				Additional		other	Total
	Ordinary shares		Subscription	paid-in	Retained	comprehensive	Shareholders’
	Shares*	Amount	receivable	capital	earnings	(loss) income	Equity

Balance as of June 30, 2018	13,425,911	$13,426	$(13,426)	$2,142,518	$1,451,879	$10,997	$3,605,394
Net income	-	-	-	-	3,584,514		3,584,514
Foreign currency translation gain	-	-	-	-	-	(152,343)	(152,343)
Balance as of June 30, 2019	13,425,911	$13,426	$(13,426)	$2,142,518	$5,036,393	$(141,346)	$7,037,565
Issuance of additional shares	3,359,000	3,359	(2,015)	3,671,227	-	-	3,672,571
Net income	-	-	-	-	2,435,821	-	2,435,821
Foreign currency translation loss	-	-	-	-		(226,235)	(226,235)
Balance as of June 30, 2020	16,784,911	$16,785	$(15,441)	$5,813,745	$7,472,214	$(367,581)	$12,919,722

*	Certain shares are presented on a retroactive basis to reflect the reorganization (see Note 13).

POP CULTURE GROUP CO., LTD

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In U.S. dollars, except share data)

17.	PARENT COMPANY ONLY CONDENSED FINANCIAL INFORMATION - continued

Condensed Statements of Cash Flows

Pop Group, the parent Company, was incorporated on January 3, 2020, therefore there were no cash activities for the year ended June 30, 2019.

	For the years ended June 30,
	2019	2020
CASH FLOWS FROM OPERATING ACTIVITIES:
Net cash used in operating activities	$-	$(348,870)

CASH FLOWS FROM INVESTING ACTIVITIES:
Net cash used in investing activities	-	-

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of shares	-	1,707,893
Payment for deferred offering costs	-	(220,031)
Net cash provided by financing activities	-	1,487,862

Effect of exchange rate changes	-	237

Net increase in cash	-	1,139,229
Cash at beginning of period	-	-
Cash at end of period	$-	$1,139,229

POP CULTURE GROUP CO., LTD

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(In U.S. dollars, except share data)

	As of	As of
	June 30,	December 31,
	2020	2020
ASSETS		(Unaudited)
CURRENT ASSETS:
Cash	$1,359,137	$3,899,995
Accounts receivable, net	14,810,146	19,366,982
Advance to suppliers	3,176,527	2,194,727
Deferred offering costs	409,743	950,735
Other current assets	768,204	2,098,186
TOTAL CURRENT ASSETS	20,523,757	28,510,625
Property and equipment, net	71,281	62,454
Intangible asset, net	1,695,215	1,727,617
Operating right-of-use asset	278,260	235,026
Deferred tax assets	83,795	131,842
Other non-current assets	251,464	-
TOTAL ASSETS	$22,903,772	$30,667,564

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Short-term bank loans	$1,838,833	$3,371,648
Accounts payable	2,795,508	3,364,434
Deferred revenue	1,764,608	1,468,435
Tax payable	2,374,093	3,276,202
Accrued liabilities and other payables	119,573	95,476
Operating lease liability - current	96,357	94,396
TOTAL CURRENT LIABILITIES	8,988,972	11,670,591
Long-term bank loans	-	1,532,567
Operating lease liability - non-current	189,994	148,979
TOTAL LIABILITIES	9,178,966	13,352,137

SHAREHOLDERS’ EQUITY
Ordinary Shares (par value $0.001 per share; 44,000,000 Class A ordinary shares authorized as of June 30, 2020 and December 31, 2020; 11,021,834 and 11,021,834 Class A ordinary shares issued and outstanding as of June 30, 2020 and December 31, 2020, respectively; 6,000,000 Class B ordinary shares authorized as of June 30, 2020 and December 31, 2020; 5,763,077 and 5,763,077 Class B ordinary shares issued and outstanding as of June 30, 2020 and December 31, 2020, respectively) *	16,785	16,785
Subscription receivable	(15,441)	(15,441)
Additional paid-in capital	5,813,745	5,813,745
Statutory reserve	779,094	779,094
Retained earnings	6,693,120	8,895,279
Accumulated other comprehensive (loss) income	(367,581)	780,410
TOTAL POP CULTURE GROUP CO., LTD SHAREHOLDERS’ EQUITY	12,919,722	16,269,872
Non-controlling interests	805,084	1,045,555
TOTAL SHAREHOLDERS’ EQUITY	13,724,806	17,315,427
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$22,903,772	$30,667,564

*	Certain shares are related to the reorganization for the founding shareholders and are presented on a retroactive basis to reflect the reorganization (see Note 13).

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

POP CULTURE GROUP CO., LTD

CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

(Unaudited)

(In U.S. dollars, except share data)

	For the six months ended
	December 31,
	2019	2020

REVENUE, NET	$9,953,355	$13,841,202
Cost of revenue	6,688,647	9,958,765
GROSS PROFIT	3,264,708	3,882,437

Selling and marketing	71,075	104,961
General and administrative	315,326	675,325
Total operating expenses	386,401	780,286

INCOME FROM OPERATIONS	2,878,307	3,102,151

Other (expenses) income:
Interest expense, net	(62,700)	(99,126)
Other income, net	48,766	49,704
Total other expenses, net	(13,934)	(49,422)

INCOME BEFORE INCOME TAX PROVISION	2,864,373	3,052,729

PROVISION FOR INCOME TAXES	583,751	686,102

NET INCOME	2,280,622	2,366,627
Less: net income attributable to non-controlling interests	147,157	164,468
NET INCOME ATTRIBUTABLE TO POP CULTURE GROUP CO., LTD SHAREHOLDERS	2,133,465	2,202,159

Other comprehensive loss:
Foreign currency translation adjustment	(66,474)	1,223,994
COMPREHENSIVE INCOME	2,214,148	3,590,621
Less: comprehensive income attributable to non-controlling interest	142,868	240,471
COMPREHENSIVE INCOME ATTRIBUTABLE TO POP CULTURE GROUP CO., LTD SHAREHOLDERS	$2,071,280	$3,350,150

Net income per share
Basic and diluted	$0.15	$0.13

Weighted average shares used in calculating net income per share
Basic and diluted *	14,097,711	16,784,911

*	The shares and per share data are presented on a retroactive basis to reflect the reorganization

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

POP CULTURE GROUP CO., LTD

CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY

(Unaudited)

(In U.S. dollars, except share data)

	Ordinary shares		Subscription	Additional paid-in	Retained	Statutory	Accumulated other comprehensive	Total Pop Culture Group Co., Ltd’s Shareholders’	Non-controlling	Total Shareholders’
	Shares*	Amount	receivable	capital	earnings	reserve	(loss) income	Equity	interests	Equity

Balance as of July 1, 2019	13,425,911	13,426	$(13,426)	2,142,518	4,532,753	503,640	(141,346)	7,037,565	485,421	7,522,986
Issuance of additional shares	2,015,400	2,015	(2,015)	2,106,126	-	-	-	2,106,126	145,271	2,251,397
Net income	-	-	-	-	2,133,465	-	-	2,133,465	147,157	2,280,622
Foreign currency translation loss	-	-	-	-	-	-	(62,185)	(62,185)	(4,289)	(66,474)
Balance as of December 31, 2019	15,441,311	$15,441	$(15,441)	$4,248,644	$6,666,218	$503,640	$(203,531)	$11,214,971	$773,560	$11,988,531

Balance as of July 1, 2020	16,784,911	16,785	$(15,441)	5,813,745	6,693,120	779,094	(367,581)	12,919,722	805,084	13,724,806
Net income	-	-	-	-	2,202,159	-	-	2,202,159	164,468	2,366,627
Foreign currency translation income	-	-	-	-	-	-	1,147,991	1,147,991	76,003	1,223,994
Balance as of December 31, 2020	16,784,911	$16,785	$(15,441)	$5,813,745	$8,895,279	$779,094	$780,410	$16,269,872	$1,045,555	$17,315,427

*	Certain shares are related to the reorganization for the founding shareholders and are presented on a retroactive basis to reflect the reorganization (see Note 13).

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

POP CULTURE GROUP CO., LTD

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

(In U.S. dollars)

	For the six months ended
	December 31,
	2019	2020
Cash flows from operating activities:
Net Income	$2,280,622	$2,366,627
Adjustments to reconcile net income to net cash (used in) / provided by operating activities:
Allowance for doubtful accounts	-	147,505
Depreciation and amortization	117,176	117,086
Amortization of operating lease right-of-use asset	43,968	62,813
Deferred income tax	1,899	(38,797)
Changes in assets and liabilities:
Accounts receivable, net	(1,916,773)	(3,285,638)
Advance to suppliers	(1,775,875)	1,178,486
Amounts due from related parties	142,250	-
Prepaid expenses and other current assets	94,011	(1,196,329)
Other non-current assets	-	257,493
Accounts payable	(1,670,498)	317,130
Deferred revenue	625,768	(419,123)
Tax payable	578,452	665,261
Accrued liabilities and other payables	29,599	(32,207)
Operating lease liability	(43,968)	(63,208)
Net cash (used in) provided by operating activities	(1,493,369)	77,099

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(1,176)	-
Net cash used in investing activities	(1,176)	-

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from bank loans	1,422,495	4,200,348
Repayments of bank loans	(1,608,108)	(1,448,396)
Payment for deferred offering costs	-	(478,953)
Capital injection	2,251,397	-
Net cash provided by financing activities	2,065,784	2,272,999

Effect of exchange rate changes	(1,582)	190,760

Net increase in cash	569,657	2,540,858
Cash at beginning of period	655,489	1,359,137
Cash at end of period	$1,225,146	$3,899,995

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Income tax paid	$6,296	$8,883
Interest expense paid	$63,612	$98,163

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

POP CULTURE GROUP CO., LTD

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(In U.S. dollars, except share data)

1.	ORGANIZATION AND PRINCIPAL ACTIVITIES

Xiamen Pop Culture Co., Ltd (“Pop Culture”) was incorporated in Xiamen on March 29, 2007 under the laws of the People’s Republic of China (the “PRC” or “China”). Pop Culture hosts entertainment events and provides event planning and execution services and marketing services to corporate clients.

Pop Culture has four wholly-owned subsidiaries in the PRC as follows:

●	Shanghai Pudu Culture Communication Co., Ltd. (“Shanghai Pudu”), a company incorporated on March 30, 2017 in Shanghai, China;

●	Xiamen Pop Network Technology Co., Ltd. (“Pop Network”), a company incorporated on June 6, 2017 in Xiamen, China;

●	Zhongjing Pop (Guangzhou) Culture Media Co., Ltd. (“Zhongjing Pop”), a company incorporated on December 19, 2018 in Guangzhou, China; and

●	Shenzhen Pop Culture Co., Ltd. (“Shenzhen Pop”), a company incorporated on January 17, 2020 in Shenzhen, China.

On August 18, 2020, a subsidiary Xiamen Pop Sikai Interactive Technology Co., Ltd. (“Xiamen Sikai”) was incorporated in Xiamen, China, of which Pop Network owns 51% of the equity interests.

Reorganization

On January 3, 2020, Pop Culture Group Co., Ltd (“Pop Group” or the “Company”) was incorporated as an exempted company with limited liability under the laws of the Cayman Islands.

On January 20, 2020, Pop Culture (HK) Holding Limited (“Pop HK”) was established as a wholly-owned subsidiary of Pop Group formed in accordance with laws and regulations of Hong Kong. Pop HK is a holding company and holds all the equity interests of Heliheng Culture Co., Ltd. (“WFOE”), which was established in the PRC on March 13, 2020.

On March 30, 2020, WFOE entered into a series of agreements with Pop Culture and the shareholders of Pop Culture who collectively held 93.55% of the shares in Pop Culture, including an Exclusive Services Agreement, an Exclusive Option Agreement, a Share Pledge Agreement, Powers of Attorney, and Spousal Consents (collectively the “VIE Agreements”).These agreements are designed to provide WFOE with the power, rights, and obligations equivalent in all material respects to those it would possess as the principal equity holder of Pop Culture, including majority control rights and the rights to the assets, property, and revenue of Pop Culture. All the above contractual arrangements obligate WFOE to absorb a majority of the risk of loss from business activities of Pop Culture and entitle WFOE to receive a majority of its residual returns. In essence, WFOE has gained effective control over Pop Culture. Therefore, the Company believes that Pop Culture should be considered as a Variable Interest Entity (“VIE”) under the Statement of Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 810 “Consolidation.”

Between February and May 2020, the Company and its shareholders undertook a series of corporation actions, including share issuances in February 2020, re-designation of ordinary shares of the Company into Class A and Class B Ordinary Shares in April 2020, and share issuances and transfers in May 2020. See “Note 13—Ordinary Shares.”

The above-mentioned transactions, including the incorporation of Pop Group, Pop HK, and WFOE, the entry into the VIE Agreements, the share issuances, share re-designation, and share transfers, were considered a reorganization of the Company (the “Reorganization”). After the Reorganization, Pop Group ultimately owns 100% equity interests of Pop HK and WFOE, which further has the effective control over the operating entities, Pop Culture and its subsidiaries through the VIE Agreements.

In accordance with ASC 805-50-25, the Reorganization has been accounted for as a recapitalization among entities under common control since the same controlling shareholder controls all these entities before and after the Reorganization. The consolidation of the Company and its subsidiaries and VIE have been accounted for at historical cost and prepared on the basis as if the aforementioned transactions had become effective as of the beginning of the first period presented in the accompanying consolidated financial statements. Furthermore, ASC 805-50-45-5 indicates that the financial statements and financial information presented for prior years shall also be retrospectively adjusted to furnish comparative information.

Acquisition of non-controlling interest in VIE

On February 9, 2021, the Company issued 1,065,089 Class A Ordinary Shares to non-controlling shareholders of Pop Culture to acquire their 6.45% non-controlling interests in Pop Culture. See “Note 13—Ordinary Shares.” On February 19, 2021, the VIE Agreements were amended and restated, through which WFOE gained 100% control over Pop Culture. WFOE is obliged to absorb all risk of loss from business activities of Pop Culture and entitled to receive all its residual returns. Upon the above transactions, the Company consummated the acquisition of non-controlling interest in Pop Culture, and Pop Culture does not have any non-controlling interests anymore.

POP CULTURE GROUP CO., LTD

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

(In U.S. dollars, except share data)

1.	ORGANIZATION AND PRINCIPAL ACTIVITIES - continued

The consolidated financial statements of the Company included the following entities:

	Date of incorporation	Place of incorporation	Percentage of ownership	Principal activities
The Company	January 3, 2020	Cayman Islands	100%	Parent Holding
Wholly owned subsidiaries
Pop HK	January 20, 2020	Hong Kong	100%	Investment holding
WFOE	March 13, 2020	PRC	100%	WFOE, consultancy and information technology support
VIE
Pop Culture	March 29, 2007	PRC	VIE	Event planning, execution, and hosting
VIE’s subsidiaries
Shanghai Pudu	March 30, 2017	PRC	100% owned by VIE	Event planning and execution
Pop Network	June 6, 2017	PRC	100% owned by VIE	Marketing
Zhongjing Pop	December 19, 2018	PRC	100% owned by VIE	Event planning and execution
Shenzhen Pop	January 17, 2020	PRC	100% owned by VIE	Event planning and execution
Xiamen Sikai	August 18, 2020	PRC	51% owned by VIE	Event planning and execution

POP CULTURE GROUP CO., LTD

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

(In U.S. dollars, except share data)

1.	ORGANIZATION AND PRINCIPAL ACTIVITIES - continued

Risks in relation to the VIE structure

The Company believes that the contractual arrangements with its VIE and the respective shareholders of its VIE are in compliance with PRC laws and regulations and are legally enforceable. However, uncertainties in the PRC legal system could limit the Company’s ability to enforce the contractual arrangements. If the legal structure and contractual arrangements were found to be in violation of PRC laws and regulations, the PRC government could:

●	revoke the business and operating licenses of the Company’s PRC subsidiary and VIEs;

●	discontinue or restrict the operations of any related-party transactions between the Company’s PRC subsidiary and VIEs;

●	limit the Company’s business expansion in China by way of entering into contractual arrangements;

●	impose fines or other requirements with which the Company’s PRC subsidiary and VIEs may not be able to comply;

●	require the Company or the Company’s PRC subsidiary and VIEs to restructure the relevant ownership structure or operations; or

●	restrict or prohibit the Company’s use of the proceeds of the additional public offering to finance.

The following financial statement amounts and balances of the VIE and its subsidiaries were included in the accompanying consolidated financial statements after elimination of intercompany transactions:

	As of
	June 30,	December 31,
	2020	2020
		(Unaudited)

Total assets	$21,514,514	$29,392,531
Total liabilities	$9,178,871	$13,330,092

	For the six months ended December 31,
	2019	2020
	(Unaudited)

Total revenue	$9,953,355	$13,212,653
Net income	$2,280,622	$2,548,903

Net cash (used in) provided by operating activities	$(1,493,369)	$282,081
Net cash used in investing activities	$(1,176)	$-
Net cash provided by financing activities	$2,065,784	$2,520,680

The Company believes that there are no assets in Pop Culture that can be used only to settle specific obligations of Pop Culture except for the registered capital of Pop Culture and non-distributable statutory reserves. As Pop Culture was incorporated as limited liability companies under the PRC Company Law, creditors of Pop Culture do not have recourse to the general credit of the Company for any of the liabilities of Pop Culture. There are no arrangements, explicitly or implicitly, requiring the Company or its subsidiaries to provide financial support to Pop Culture. However, if Pop Culture ever needed financial support, the Company may, at its discretion and subject to statutory limits and restrictions, provide financial support to Pop Culture through loans.

POP CULTURE GROUP CO., LTD

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

(In U.S. dollars, except share data)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(a)	Basis of presentation

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and pursuant to the rules and regulations of the Securities Exchange Commission (the “SEC”) and have been consistently applied. The unaudited condensed consolidated financial statements include the financial statements of the Company, its subsidiaries, and its affiliated entities controlled through the VIE Agreements. All inter-company balances and transactions have been eliminated upon consolidation. Certain information or footnote disclosures normally included in financial statements prepared in accordance with GAAP have been condensed or omitted, pursuant to the rules and regulations of the SEC for interim financial reporting. Accordingly, they do not include all the information and footnotes necessary for a comprehensive presentation of financial position, results of operations, or cash flows. In the opinion of management, the accompanying unaudited condensed financial statements include all adjustments, consisting of a normal recurring nature, which are necessary for a fair presentation of the financial position, operating results, and cash flows for the periods presented.

(b)	Use of estimates

The preparation of the unaudited condensed consolidated financial statements in conformity with U.S. GAAP requires to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period and accompanying notes, including allowance for doubtful accounts, the useful lives of property and equipment and intangible asset, impairment of long-lived assets, deferred cost, and valuation for deferred tax assets. Actual results could differ from those estimates.

(c)	Fair value measurements

The Company applies ASC Topic 820, Fair Value Measurements and Disclosures which defines fair value, establishes a framework for measuring fair value, and expands financial statement disclosure requirements for fair value measurements.

ASC Topic 820 defines fair value as the price that would be received from the sale of an asset or paid to transfer a liability (an exit price) on the measurement date in an orderly transaction between market participants in the principal or most advantageous market for the asset or liability.

ASC Topic 820 specifies a hierarchy of valuation techniques, which is based on whether the inputs into the valuation technique are observable or unobservable. The hierarchy is as follows:

Level 1 inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.

Level 2 inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the assets or liability, either directly or indirectly, for substantially the full term of the financial instruments.

Level 3 inputs to the valuation methodology are unobservable and significant to the fair value. Unobservable inputs are valuation technique inputs that reflect the Company’s own assumptions about the assumptions that market participants would use in pricing an asset or liability.

Management of the Company is responsible for considering the carrying amount of cash, accounts receivable, advance to suppliers, prepaid expenses and other current assets, short-term bank loans, accounts payable, deferred revenue, taxes payable, and accrued liabilities and other payables based on the short-term maturity of these instruments to approximate their fair values because of their short-term nature.

(d)	Cash

Cash consists of cash on hand and cash in banks. The Company maintains cash with various financial institutions in China. As of June 30, 2020 and December 31, 2020, cash balances were $1,359,137 and $3,899,995, respectively. The Company has not experienced any losses in bank accounts and believes it is not exposed to any risks on its cash in bank accounts.

POP CULTURE GROUP CO., LTD

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

(In U.S. dollars, except share data)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - continued

(e)	Accounts receivable, net

Accounts receivable represent the amounts that the Company has an unconditional right to consideration when the Company has satisfied its performance obligation. The Company does not have any contract assets since revenue is recognized when control of the promised services is transferred and the payment from customers is not contingent on a future event. The Company maintains allowance for potential credit losses on accounts receivable. Management reviews the composition of accounts receivable and analyzes historical bad debt, customer concentrations, customer credit worthiness, current economic trends, and changes in customer payment patterns to estimate the allowance. Past due accounts are generally written off against the allowance for bad debts only after all collection attempts have been exhausted and the potential for recovery is considered remote.

(f)	Advance to suppliers

Advance to suppliers primarily consists of the prepayments to the service and materials suppliers for the Company’s event hosting, planning, and execution. The Company maintains an allowance for doubtful accounts to state prepayments at their estimated realizable value based on a variety of factors, including the possibility of releasing the prepayments into service and materials prepayments, significant one-time events, and historical experience.

(g)	Property and equipment, net

Property and equipment are stated at cost less accumulated depreciation and depreciated on a straight-line basis over the estimated useful lives of the assets. Cost represents the purchase price of the asset and other costs incurred to bring the asset into its existing use. The cost of repairs and maintenance is expensed as incurred; major replacements and improvements are capitalized. When assets are retired or disposed of, the cost and accumulated depreciation are removed from the accounts, and any resulting gains or losses are included in income/loss in the year of disposition. Estimated useful lives are as follows:

Estimated Useful Life
Office equipment	3 - 5 Years
Motor vehicles	10 Years
Leasehold improvement	Shorter of useful life or lease term

(h)	Intangible asset, net

Intangible asset is stated at cost less accumulated amortization and amortized in a method which reflects the pattern in which the economic benefits of the intangible asset are expected to be consumed or otherwise used up. The balance of intangible asset represents a production copyright that the Company purchased externally and is amortized straight-line over 10 years in accordance with the way the Company estimates to generate economic benefits from such copyright.

(i)	Impairment of long-lived assets

In accordance with ASC Topic 360, the Company reviews long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be fully recoverable, or at least annually. The Company recognizes an impairment loss when the sum of expected undiscounted future cash flows is less than the carrying amount of the asset. The amount of impairment is measured as the difference between the asset’s estimated fair value and its book value. The Company did not record any impairment charge for the six months ended December 31, 2019 and 2020.

POP CULTURE GROUP CO., LTD

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

(In U.S. dollars, except share data)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - continued

(j)	Right-of-use assets

The Company has one operating lease for office, including an option to renew which is not at the Company’s sole discretion. The renewal to extend the lease term is not included in the Company’s right-of-use (“ROU”) assets and lease liability as they are not reasonably certain of exercise. The Company regularly evaluates the renewal option, and, when it is reasonably certain of exercise, the Company will include the renewal period in its lease term. New lease modifications result in re-measurement of the ROU assets and lease liability. The Company’s lease agreement does not contain any material residual value guarantees or material restrictive covenants.

Effective July 1, 2017, the Company early adopted the new lease accounting standard using a modified retrospective transition method. In addition, the Company elected the package of practical expedients, which allowed the Company to not reassess whether any existing contracts contain a lease, to not reassess historical lease classification as operating or finance leases, and to not reassess initial direct costs. The Company has not elected the practical expedient to use hindsight to determine the lease term for its leases at transition. Adoption of this standard resulted in the recording of operating lease ROU assets and corresponding operating lease liability as disclosed in Note 12 and had no impact on accumulated profit as of July 1, 2017. ROU assets and related lease obligation are recognized at commencement date based on the present value of remaining lease payments over the lease term.

The Company’s lease is classified as operating lease for the office space. Operating lease ROU assets are presented within non-current assets on the consolidated balance sheet and the operating lease liability is classified as current and non-current on the consolidated balance sheet.

(k)	Deferred revenue

Deferred revenue from customers amounted to $1,764,608 and $1,468,435 as of June 30, 2020 and December 31, 2020, respectively, which represent advance payment received from the Company’s customers for the services that had not been provided and accepted. The Company will recognize deferred revenue as revenue when it has transferred control of the goods or services to which the advances relate, and has no obligation under the contract to transfer additional goods or services.

(l)	Value added tax (“VAT”)

The Company’s affiliated entities in the PRC, including WFOE, Pop Culture, and subsidiaries of Pop Culture, are subject to PRC VAT for providing services. The applicable VAT rate for these companies was 6% for the six months ended December 31, 2019 and 2020.

The amount of VAT liability is determined by applying the applicable tax rates to the invoiced amount of services provided (output VAT) less VAT paid on purchases made with the relevant supporting invoices (input VAT). The Company reports revenue net of PRC VAT for all the periods presented in the consolidated statements of operations.

(m)	Operating lease liability

Lease where substantially all the reward and risk of ownership of asset remain with the leasing company is accounted for as operating lease. Payments made under operating leases are charged to the consolidated statements of operations on a straight-line basis over the lease period.

POP CULTURE GROUP CO., LTD

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

(In U.S. dollars, except share data)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - continued

(n)	Revenue recognition

The Company early adopted the new revenue standard ASC 606, Revenue from Contracts with Customers, starting July 1, 2017 using the modified retrospective method for contracts that were not completed as of June 30, 2017. The adoption of this ASC 606 did not have a material impact on the Company’ s consolidated financial statements.

ASC 606 establishes principles for reporting information about the nature, amount, timing, and uncertainty of revenue and cash flows arising from the Company’s contracts to provide services to customers. The core principle of the new revenue standard is that a company should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the company expects to be entitled in exchange for those goods or services. The following five steps are applied to achieve that core principle:

Step 1: Identify the contract with the customer;

Step 2: Identify the performance obligations in the contract;

Step 3: Determine the transaction price;

Step 4: Allocate the transaction price to the performance obligations in the contract; and

Step 5: Recognize revenue when the company satisfies a performance obligation.

The Company has assessed the impact of the guidance by reviewing its existing customer contracts and current accounting policies and practices to identify differences that may result from applying the new requirements, including the evaluation of its performance obligations, transaction price, customer payments, transfer of control, and principal versus agent considerations.

The Company mainly generates revenue from event hosting, event planning and execution, and marketing, which includes brand promotion and other services.

Event hosting - The Company regularly hosts live concerts and hip-hop events, and operates hip-hop related online programs. The portfolio of hip-hop events includes a stage play, dance competitions, cultural and musical festivals, and promotional parties. The Company started to operate online hip-hop programs since 2020. The portfolio of online hip-hop programs includes street dance tutorial programs, collections of street dance performances videos, and collections of short music videos on trendy shoes and clothes related to hip-hop culture. The Company generates revenue from concerts, hip-hop events and online hip-hop programs by providing sponsorship packages to advertisers in exchange for sponsorship fees or by selling tickets for those offline concerts.

Event planning and execution - The Company provides customized event planning and execution services upon requests from its customers, which services generally entail design, logistics, layout of events, and coordination and supervision of the actual event set-up and implementation, and generates revenue through service fees.

Brand promotion - The Company provides brand promotion services, including trademark and logo design, visual identity system design, brand positioning, brand personality design, and digital solutions for service fees.

Other services - The Company also distributes advertisement for corporate customers for service fees.

The Company accounts for a contract of event hosting, event planning and execution, or brand promotion when it has legally enforceable rights and obligations and collectability of consideration is probable. Each contract typically contains one single performance obligation, which is to deliver a successful event, activity, qualified online program or video, or brand solution, and the contract price is fixed. Contract terms typically include a customary requirement for payment within 180 days after the Company successfully provides services, which is indicated by the customer’s signed acknowledgement of completion on such event, activity, online program, or brand solution by providing the Company with completion confirmation forms.

For event hosting, event planning and execution, and brand promotion, revenue is recognized at a point of time when services are successfully provided (e.g., upon successful carryout of an event), which is indicated by customer’s acknowledgement of completion on such event, activity, online program or video, or brand solution, as the customer neither simultaneously receives and consumes the benefits provided by the Company’s performance nor controls an increasingly enhanced asset or an asset with an alternative use to the customer as the Company performs. Event hosting, event planning and execution, and brand promotion projects are generally short term, which usually take less than three months.

For distribution of advertisements, the Company satisfies its performance obligation over time by measuring the progress based on time elapsed, as the customer simultaneously receives and consumes the benefit of service provided, during the period of time when the advertisement is displayed. Payment is usually required within 180 days after the completion of distribution.

POP CULTURE GROUP CO., LTD

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

(In U.S. dollars, except share data)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - continued

(n)	Revenue recognition - continued

The Company reports revenue on a gross basis for event hosting, event planning and execution, and brand promotion, as the Company takes risk and control of the event, activities, online program, or brand solution before they are transferred to customers. While in terms of advertisement distribution (other services), the Company reports revenue on a net basis since it only arranges the distribution of advertisements, instead of taking the risk and control of the distribution resources.

The Company applies a practical expedient to make no adjustment for the promised amount of consideration for the effects of a significant financing component as the Company expects, at contract inception, that the period between when the Company transfers a promised service to a customer and when the customer pays for that service will be one year or less.

The following table identifies the disaggregation of the Company’s revenue for the six months ended December 31, 2019 and 2020, respectively:

	For the six months ended December 31,
	2019	2020
	(Unaudited)
Revenue from operations:
Event hosting	$4,408,784	$6,932,911
Event planning and execution	4,252,305	6,177,834
Brand promotion	1,184,908	542,179
Other services	107,358	188,278
Total revenue	$9,953,355	$13,841,202

Contract liability

The Company presents the consideration that a customer pays before the Company transfers a service to the customer as a contract liability (deferred revenue) when the payment is made. Deferred revenue is the Company’s obligation to transfer services to a customer for which the Company has received consideration from the customer. As of June 30, 2020 and December 31, 2020 the balance of deferred revenue amounted to $1,764,608 and $1,468,435, respectively.

The Company applies a practical expedient to expense costs as incurred for costs to obtain a contract with a customer when the amortization period would have been one year or less. The Company has no material incremental costs of obtaining contracts with customers that the Company expects the benefit of those costs to be longer than one year which need to be recognized as assets.

(o)	Cost of revenue

Cost of revenue consists primarily of event design costs, online program production costs, salary and benefits expenses, materials costs, and other related expenses.

(p)	Selling and marketing costs

All costs related to selling and marketing are expensed as incurred. For the six months ended December 31, 2019 and 2020, selling and marketing costs amounted to $71,075 and $104,961, respectively.

(q)	Income taxes

The Company accounts for income taxes under ASC 740. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the consolidated financial statement carrying amounts of existing assets and liabilities and their respective tax bases.

POP CULTURE GROUP CO., LTD

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

(In U.S. dollars, except share data)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - continued

(q)	Income taxes - continued

Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period including the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

The provisions of ASC 740-10-25, “Accounting for Uncertainty in Income Taxes,” prescribe a more-likely-than-not threshold for consolidated financial statement recognition and measurement of a tax position taken (or expected to be taken) in a tax return. This interpretation also provides guidance on the recognition of income tax assets and liabilities, classification of current and deferred income tax assets and liabilities, accounting for interest and penalties associated with tax positions, and related disclosures. The Company does not believe that there was any uncertain tax position as of June 30, 2020 and December 31, 2020.

The Company’s affiliated entities in the PRC are subject to examination by the relevant tax authorities. According to the PRC Tax Administration and Collection Law, the statute of limitations is three years if the underpayment of taxes is due to computational errors made by the taxpayer or the withholding agent. The statute of limitations is extended to five years under special circumstances, where the underpayment of taxes is more than RMB100,000 ($14,563). In the case of transfer pricing issues, the statute of limitation is 10 years. There is no statute of limitation in the case of tax evasion. As of December 31, 2020, the tax years ended December 31, 2015 through December 31, 2020 for the Company’s affiliated entities in the PRC remain open for statutory examination by PRC tax authorities.

(r)	Foreign currency translation

The reporting currency of the Company is the U.S. dollar (“USD”). The functional currency of the Company’s affiliated entities located in China is the Renminbi (“RMB”). For the entities whose functional currency is RMB, results of operations and cash flows are translated at average exchange rates during the period, assets and liabilities are translated at the unified exchange rate at the end of the period, and equity is translated at historical exchange rates. As a result, amounts relating to assets and liabilities reported on the statements of cash flows may not necessarily agree with the changes in the corresponding balances on the balance sheets. Translation adjustments resulting from the process of translating the local currency financial statements into USD are included in determining comprehensive income/loss. Transactions denominated in foreign currencies are translated into the functional currency at the exchange rates prevailing on the transaction dates. Assets and liabilities denominated in foreign currencies are translated into the functional currency at the exchange rates prevailing at the balance sheet date with any transaction gains and losses that arise from exchange rate fluctuations on transactions denominated in a currency other than the functional currency are included in the results of operations as incurred.

The consolidated balance sheet amounts, with the exception of equity, at June 30, 2020 and December 31, 2020 were translated at RMB7.0697 to $1.00 and at RMB6.5250 to $1.00, respectively. Equity accounts were stated at their historical rates. The average translation rates applied to consolidated statements of operations and cash flows for the six months ended December 31, 2019 and 2020 were RMB7.0299 to $1.00 and RMB6.9042 to $1.00, respectively.

(s)	Earnings per share

The Company computes earnings per share (“EPS”) in accordance with ASC 260, “Earnings per Share” (“ASC 260”). ASC 260 requires companies with complex capital structures to present basic and diluted EPS. Basic EPS is measured as net income divided by the weighted average common shares outstanding for the period. Diluted EPS is similar to basic EPS but presents the dilutive effect on a per share basis of potential common shares (for example, convertible securities, options and warrants) as if they had been converted at the beginning of the periods presented, or issuance date, if later. The Company has no dilutive securities as of June 30, 2020 and December 31, 2020 and for the six months ended December 31, 2019 and 2020.

POP CULTURE GROUP CO., LTD

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

(In U.S. dollars, except share data)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - continued

(t)	Comprehensive income

Comprehensive income consists of two components, net income and other comprehensive income (loss). The foreign currency translation gain or loss resulting from translation of the financial statements expressed in RMB to USD is reported in other comprehensive income (loss) in the consolidated statements of income and comprehensive income.

(u)	Commitments and contingencies

In the normal course of business, the Company is subject to contingencies, such as legal proceedings and claims arising out of its business, which cover a wide range of matters. Liabilities for contingencies are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated.

If the assessment of a contingency indicates that it is probable that a material loss is incurred and the amount of the liability can be estimated, then the estimated liability is accrued in the Company’s financial statements. If the assessment indicates that a potentially material loss contingency is not probable, but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss, if determinable and material, would be disclosed.

Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the nature of the guarantee would be disclosed.

(v)	Concentration and credit risk

Substantially all of the Company’s operating activities are transacted in RMB, which is not freely convertible into foreign currencies. All foreign exchange transactions take place either through the People’s Bank of China or other banks authorized to buy and sell foreign currencies at the exchange rates quoted by the People’s Bank of China. Approval of foreign currency payments by the People’s Bank of China or other regulatory institutions require submitting a payment application form together with suppliers’ invoices, shipping documents, and signed contracts.

The Company maintains certain bank accounts in the PRC, where under the Deposit Insurance System in China, Hong Kong, and Cayman Islands. In China, a company’s deposits at one bank are insured for a maximum of RMB500,000 in the event of bank failure. In Hong Kong and Cayman Islands, deposits are not insured by Federal Deposit Insurance Corporation (“FDIC”) insurance or other insurance. As of June 30, 2020 and December 31, 2020, $219,767 and $3,812,622 of the Company’s cash were on deposit at financial institutions in the PRC, and $1,139,229 and $87,373 of the Company’s cash were on deposit at financial institutions in Hong Kong, respectively.

Accounts receivable are typically unsecured and derived from revenue earned from customers, thereby exposed to credit risk. The risk is mitigated by the Company’s assessment of its customers’ creditworthiness and its ongoing monitoring of outstanding balances.

The Company’s sales are made to customers that are located primarily in China. The Company has a concentration of its revenue and accounts receivable with specific customers. For the six months ended December 31, 2020, there were five customers accounting for 10% or more of the Company’s revenue, with each representing 19%, 14%, 14%, 11%, and 11% of the Company’s total revenue, respectively. For the six months ended December 31, 2019, there were three customers accounting for 10% or more of the Company’s revenue, with each representing 23%, 12%, and 11% of the Company’s total revenue, respectively. As of June 30, 2020, the top five customers accounted for 66% of net accounts receivable as of June 30, 2020, with each customer representing 22%, 15%, 10%, 10%, and 9% of the net accounts receivable balance, respectively. As of December 31, 2020, the top five customers accounted for 76% of net accounts receivable, with each customer representing 19%, 18%, 17%, 14%, and 8% of the net accounts receivable balance, respectively.

For the six months ended December 31, 2020, there were five suppliers accounting for 10% or more of the Company’s purchase, with each representing 16%, 14%, 13%, 10%, and 10%, respectively. For the six months ended December 31, 2019, there were three suppliers accounting for 10% or more of the Company’s purchase, with each representing 12%, 11%, and 10%, respectively.

POP CULTURE GROUP CO., LTD

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

(In U.S. dollars, except share data)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - continued

(w)	Segment reporting

The Company uses the management approach to determine operating segments. The management approach considers the internal organization and reporting used by the Company’s chief operating decision maker (“CODM”) for making decisions, allocating resources, and assessing performance. The Company’s CODM has been identified as the chief executive officer, who reviews consolidated results when making decisions about allocating resources and assessing performance of the Company.

The Company’s CODM reviews the consolidated financial results when making decisions about allocating resources and assessing the performance of the Company as a whole and hence, the Company has only one reportable segment. The Company operates and manages its business as a single segment. As the Company’s long-lived assets are substantially all located in the PRC and substantially all of the Company’s revenue is derived from within the PRC, no geographical segments are presented.

(x)	Related parties

Parties are considered to be related to the Company if the parties, directly or indirectly, through one or more intermediaries, control, are controlled by, or are under common control with the Company. Related parties also include principal owners of the Company, its management, members of the immediate families of principal owners of the Company and its management, and other parties with which the Company may deal with if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests. The Company discloses all significant related party transactions in Note 10.

(y)	Non-controlling interests

Non-controlling interests of the Company consist of a non-controlling interest in the VIE of the Company and a non-controlling interest of Xiemen Sikai, a subsidiary of the VIE. The non-controlling interest in the VIE represents the portion of the equity (net assets) in the VIE that has not been pledged to WFOE, consequently not directly or indirectly attributable to the Company. Non-controlling interests are presented as a separate component of equity on the consolidated balance sheet and net income and other comprehensive income are attributed to controlling and non-controlling interests respectively.

(z)	Recent accounting pronouncements

In June 2016, the FASB amended guidance related impairment of financial instruments as part of ASU 2016-13, Financial Instruments - Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments. The guidance replaces the incurred loss impairment methodology with an expected credit loss model for which a company recognizes an allowance based on the estimate of expected credit loss. The ASU is effective for public company for fiscal years, and interim periods within those fiscal years beginning after December 15, 2019. For all other entities including emerging growth companies, the ASU is effective for fiscal years beginning after December 15, 2020, and interim periods within fiscal years beginning after December 15, 2021. Early application is permitted for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2018. The Company is in the process of evaluating the impact that this guidance will have on its consolidated financial statements.

Recently issued ASUs by the FASB, except for the one mentioned above, are not expected to have a significant impact on the Company’s consolidated results of operations or financial position. Other accounting standards that have been issued or proposed by FASB that do not require adoption until a future date are not expected to have a material impact on the consolidated financial statements upon adoption. The Company does not discuss recent pronouncements that are not anticipated to have an impact on or are unrelated to its consolidated financial condition, results of operations, cash flows, or disclosures.

POP CULTURE GROUP CO., LTD

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

(In U.S. dollars, except share data)

3.	ACCOUNTS RECEIVABLE, NET

As of June 30, 2020 and December 31 2020, accounts receivable consisted of the following:

	As of
	June 30,	December 31,
	2020	2020
		(Unaudited)
Accounts receivable - gross	$15,156,143	$19,897,940
Allowance for doubtful accounts	(345,997)	(530,958)
Accounts receivable, net	$14,810,146	$19,366,982

The Company recorded bad debt expense of $nil and $147,505 for the six months ended December 31, 2019 and 2020, respectively.

4.	PREPAID EXPENSES AND OTHER CURRENT ASSETS

As of June 30, 2020 and December 31, 2020, prepaid expenses and other current assets consisted of the following:

	As of
	June 30,	December 31,
	2020	2020
		(Unaudited)
Deferred costs (1)	$709,293	$2,053,508
Rental deposits	27,582	-
Others	31,329	44,678
	$768,204	$2,098,186

(1)	Deferred costs represent the costs incurred to fulfill a contract with a customer which relates directly to a contract that the Company can specifically identify, generate, or enhance resources of the Company that will be used in satisfying performance obligations in the future as well as are expected to be recovered. The balance of deferred costs as of December 31, 2020 primarily consisted of costs incurred on preparing online programs, music festivals, and street-dance events.

5.	PROPERTY AND EQUIPMENT

As of June 30, 2020 and December 2020, property and equipment consisted of the following:

	As of
	June 30	December 31
	2020	2020
		(Unaudited)
Leasehold improvement	$109,863	$119,035
Office equipment	42,949	46,534
	152,812	165,569
Less: accumulated depreciation	(81,531)	(103,115)
	$71,281	$62,454

For six months ended December 31, 2019 and 2020, depreciation expenses amounted to $15,900 and $13,966, respectively.

POP CULTURE GROUP CO., LTD

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

(In U.S. dollars, except share data)

6.	INTANGIBLE ASSET

As of June 30, 2020 and December 31, 2020, intangible asset consisted of the following:

	As of
	June 30,	December 31,
	2020	2020
		(Unaudited)
Production copyright	$2,014,117	$2,182,253
Less: accumulated amortization	(318,902)	(454,636)
	$1,695,215	$1,727,617

The production copyright was purchased from a third-party production provider in November 2018 for a total cash consideration of approximately $2,086,819, and entitled “Move it.” The content of the production copyright includes but is not limited to music content, stage design, and screen design. The Company has exclusive reproduction rights, distribution rights, rental rights, and other rights in China (including mainland China, Hong Kong, Macau, and Taiwan). The Company acquired only the production copyright from the seller, not the operation or equity interest of the seller. Thus, the Company determined that the acquisition constituted as an acquisition of assets for financial statement purposes, rather than an acquisition of a business.

For six months ended December 31, 2019 and 2020, amortization expense amounted to $101,276 and $103,120, respectively. The following is a schedule, by fiscal years ended June 30, of amortization amount of intangible asset as of December 31, 2020:

Remainder of 2021	$109,113
2022	218,225
2023	218,225
2024	218,225
Thereafter	963,829
Total	$1,727,617

7.	ACCRUED LIABILITIES AND OTHER PAYABLES

As of June 30, 2020 and December 31, 2020, accrued liabilities and other payables consisted of the following:

	As of
	June 30, 2020	December 31, 2020
		(Unaudited)
Payroll payables	$42,755	$63,209
Other payables	76,818	32,267
	$119,573	$95,476

8.	TAXES PAYABLE

As of June 30, 2020 and December 31, 2020, taxes payable consisted of the following:

	As of
	June 30, 2020	December 31, 2020
		(Unaudited)
Corporate income tax (1)	$1,951,921	$2,872,491
VAT	421,766	393,826
Related surcharges on VAT payable	406	9,885
	$2,374,093	$3,276,202

(1)	Under the tax regulation in China, annual corporate income tax return filing and final payment shall be completed before May 31 in the following year. The balance of corporate income tax payable of $2,872,491 as of December 31, 2020 consisted of income tax payable accrued for the entire calendar year 2020 and will be substantially settled upon the completion of the upcoming tax filing for the year 2020.

POP CULTURE GROUP CO., LTD

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

(In U.S. dollars, except share data)

9.	BANK LOANS

Bank loans represent the amounts due to various banks. As of June 30, 2020 and December 31, 2020, short-term and long-term bank loans consisted of the following:

a)	Summary of short-term bank loans is as follows:

			As of
	Annual Interest Rate	Maturities	June 30, 2020	December 31, 2020
				(Unaudited)
Short-term loans:
Industrial Bank Co., Ltd. (1)	5.00%	January 21,2021	$-	$1,532,568
Xiamen International Bank (2)	8.00%	October 30, 2021	-	1,072,797
Xiamen Bank (2)	5.65%	May 26, 2021	424,346	459,770
Xiamen Bank (3)	5.22%	August 10, 2021	-	306,513
Xiamen International Bank (2)	8.00%	October 31, 2020	990,141	-
Xiamen Bank (2)	5.66%	July 18, 2020	424,346	-
Total			1,838,833	3,371,648

b)	Summary of long-term bank loans is as follows:

			As of
	Annual Interest Rate	Maturities	June 30, 2020	December 31, 2020
				(Unaudited)
Bank of China Ltd. (4)	4.15%	December 29, 2023	$-	$1,072,797
Bank of China Ltd. (4)	3.80%	November 26,2023	-	459,770
Total			-	1,532,567

The weighted average interest rate on bank loans outstanding as of June 30, 2020 and December 31, 2020 was 6.92% and 5.43%, respectively. The effective interest rate for bank loans was approximately 8.40% and 6.08% for six months ended December 31, 2019, and 2020, respectively. For six months ended December 31, 2019 and 2020, interest expense related to bank loans amounted to $62,703 and $99,126, respectively. Subsequently, loans from Industrial Bank Co., Ltd were repaid on January 1, 2021.

(1)	On July 1, 2020, Pop Culture entered into a factoring agreement with Industrial Bank Co., Ltd. and received a total of RMB10,000,000 (equivalent to $1,435,132) on July 1, 2020 by factoring the receivables due from customers of RMB13,000,000 (equivalent to $1,865,672), for which Industrial Bank Co., Ltd. had the right of recourse to Pop Culture. From July 1, 2020 through January 21, 2021, Pop Culture was obliged to pay factoring financing fee every month and the financing principal matured on January 21, 2021. The factoring was guaranteed by Mr. Zhuoqin Huang, the chief executive office of the Company. Subsequently, loans from Industrial Bank Co., Ltd were repaid on January 19, 2021 with the collections of receivables due from customers.

(2)	Loans from Xiamen Bank and Xiamen International Bank were guaranteed by Mr. Zhuoqin Huang, the chief executive officer of the Company, and his spouse Ms. Liya Wei.

(3)	Loans from Xiamen Bank were guaranteed by Mr. Zhuoqin Huang, the chief executive officer of the Company, his spouse Ms. Liya Wei, and Taiping General Insurance Co., Ltd.

(4)	Loans from Bank of China Ltd. were guaranteed by Mr. Zhuoqin Huang, the chief executive officer of the Company, and his spouse Ms. Liya Wei. Starting from the 13th month after the withdrawal of the loan, the Company should repay 10% of the loan principal every six months and the remaining unpaid balance should be fully settled at the maturity date.

POP CULTURE GROUP CO., LTD

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

(In U.S. dollars, except share data)

10.	RELATED PARTY TRANSACTIONS

a)	The table below sets forth the related parties and their relationships with the Company:

Name of related party	Relationship with the Company
Mr. Zhuoqin Huang	Chief executive officer, director, and chairman of the board of directors of the Company
Mr. Weiyi Lin	Vice president of the Company
Ms. Rongdi Zhang	Chief financial officer and vice president of the Company
Xiamen Kaopu Zhicheng Cultural Communication Partnership (Limited Partnership)	Owned by Chief Executive Officer
Xiamen Pupu Bojie Industry and Trade Co., Ltd.	Owned by Chief Executive Officer’s spouse

b)	The Company had no related party balances or transactions with the related parties mentioned above as of June 30, 2020 and December 31,2020 and for the six-month periods ended December 31, 2019 and 2020.

11.	INCOME TAXES

Cayman Islands

The Company was incorporated in the Cayman Islands. Under the current laws of the Cayman Islands, the Company is not subject to income or capital gains taxes. In addition, dividend payments are not subject to withholdings tax in the Cayman Islands.

Hong Kong

On March 21, 2018, the Hong Kong Legislative Council passed The Inland Revenue (Amendment) (No. 7) Bill 2017 (the “Bill”) which introduces the two-tiered profits tax rates regime. The Bill was signed into law on March 28, 2018 and was announced on the following day. Under the two-tiered profits tax rates regime, the first 2 million Hong Kong Dollar (“HKD”) of profits of the qualifying group entity will be taxed at 8.25%, and profits above HKD2 million will be taxed at 16.5%.

PRC

Generally, WFOE, Pop Culture, Shanghai Pudu, Pop Network, Zhongjing Pop, Shenzhen Pop, and Xiamen Sikai, which were incorporated in PRC, are subject to enterprise income tax on their taxable income as determined under PRC tax laws and accounting standards at a rate of 25%.

POP CULTURE GROUP CO., LTD

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

(In U.S. dollars, except share data)

11.	INCOME TAXES - continued

According to Taxation [2019] No. 13 which was effective from January 1, 2019 to December 31, 2021, an enterprise is recognized as a small-scale and low-profit enterprise when its taxable income is less than RMB3 million. A small-scale and low-profit enterprise receives a tax preference including a preferential tax rate of 5% on its taxable income below RMB1 million and another preferential tax rate of 10% on its taxable income between RMB1 million and RMB3 million. During the six months ended December 31, 2019, Pop Network, Shanghai Pudu, and Zhongjing Pop were qualified as small-scale and low-profit enterprises, and during the six months ended December 31, 2020, Shanghai Pudu, Shenzhen Pop, and WFOE were qualified as small-scale and low-profit enterprises.

i)	The components of the income tax provision are as follows:

	For the six months ended December 31,
	2019	2020
	(Unaudited)
Current income tax provision	$581,852	$724,899
Deferred income tax expense (benefit)	1,899	(38,797)
Total	$583,751	$686,102

The following table reconciles the statutory rate to the Company’s effective tax rate for the six months ended December 31, 2019 and 2020:

	For the six months ended December 31,
	2019	2020
	(Unaudited)
China Statutory income tax rate	25.00%	25.00%
Permanent difference	0.33%	0.94%
Effect of favorable tax rates on small-scale and low-profit entities	(4.95)%	(3.46)%
Effective tax rate	20.38%	22.48%

The tax effect of temporary difference under ASC 740 “Accounting for Income Taxes” that gives rise to deferred tax asset as of June 30, 2020 and December 31, 2020 was as follows:

	As of
	June 30,	December 31,
	2020	2020
		(Unaudited)
Deferred tax assets:
Net operating loss carry forwards	$121	$105
Allowance for doubtful accounts	83,698	131,737
Total deferred tax assets	83,819	131,842
Valuation allowance	(24)	-
Total deferred tax assets, net	$83,795	$131,842

POP CULTURE GROUP CO., LTD

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

(In U.S. dollars, except share data)

12.	LEASE

Supplemental balance sheet information related to operating lease was as follows:

	As of
	June 30, 2020	December 31, 2020
		(Unaudited)

Right-of-use assets	$278,260	$235,026

Operating lease liabilities - current	$96,357	$94,396
Operating lease liabilities - non-current	189,994	148,979
Total operating lease liabilities	$286,351	$243,375

The weighted average remaining lease terms and discount rates for the operating lease as of December 31, 2020 were as follows:

Remaining lease term and discount rate:

Weighted average remaining lease term (years)	2.65
Weighted average discount rate	6.92%

During six months ended December 31, 2019 and 2020, the Company incurred total operating lease expenses of $43,968 and $55,232, respectively.

As of December 31, 2020, the future minimum rent payable under non-cancelable operating leases for the fiscal years ended June 30 were:

Remainder of 2021	50,093
2022	100,186
2023	100,186
2024	16,698
Total lease payments	267,163
Less: imputed interest	(23,788)
Present value of lease liabilities	$243,375

POP CULTURE GROUP CO., LTD

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

(In U.S. dollars, except share data)

13.	ORDINARY SHARES

On January 3, 2020, 9,165,000 ordinary shares, par value $0.001 per share, were held by Joya Enterprises Limited. On February 22, 2020, the Company issued 3,760,911 ordinary shares, par value $0.001 per share, to certain founding shareholders, and 2,015,400 ordinary shares to two new shareholders who made the capital injection of $2,557,654 in October 2019.

On April 28, 2020, shareholders of the Company approved the re-designation of 5,763,077 of the Company’s issued ordinary shares held by Joya Enterprises Limited into 5,763,077 Class B Ordinary Shares and an aggregate of 9,178,234 of the Company’s issued ordinary shares held by Joya Enterprises Limited and certain other shareholders into 9,178,234 Class A Ordinary Shares. Holders of Class A Ordinary Shares and Class B Ordinary Shares have the same rights except for voting and conversion rights. In respect of matters requiring a shareholder vote, each holder of Class A Ordinary Shares will be entitled to one vote per one Class A Ordinary Share and each holder of Class B Ordinary Shares will be entitled to seven votes per one Class B Ordinary Share. The Class A Ordinary Shares are not convertible into shares of any other class. The Class B Ordinary Shares are convertible into Class A Ordinary Shares at any time after issuance at the option of the holder on a one-to-one basis.

On May 30, 2020, the Company issued 500,000 Class A Ordinary Shares to two original shareholders of Pop Culture for a nominal cash consideration of $500 as part of the Reorganization. The shares and per share data as of June 30, 2020 and December 31, 2020 are presented on a retroactive basis to reflect the above share issuances and re-designation.

On May 30, 2020, the Company also issued an aggregate of 1,343,600 Class A Ordinary Shares to five new investors for a cash consideration of $1,707,893 pursuant to certain share purchase agreements entered into on September 30, 2019. The issuance of 2,015,400 ordinary shares (which were subsequently re-designated into Class A ordinary shares) to two new investors on February 22, 2020 and 1,343,600 Class A Ordinary Shares to five new investors on May 30, 2020 is presented on a prospective basis.

On February 9, 2021, the Company issued 1,065,089 Class A Ordinary Shares to non-controlling shareholders of Pop Culture to acquire their 6.45% non-controlling interests in Pop Culture, which resulted in Pop Culture becoming a VIE fully controlled by the Company. The Company has accounted this acquisition of non-controlling interest as equity transaction with no gain or loss recognized in accordance with ASC 810-10-45.

The subscription receivable represents the amount to be received for the issuance of ordinary shares of the Company and is reported as a deduction of equity as there is no substantial evidence of shareholders’ ability and intent to pay within a reasonably short period of time. Subscription receivable has no payment terms nor any interest receivable accrual.

POP CULTURE GROUP CO., LTD

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

(In U.S. dollars, except share data)

14.	STATUTORY RESERVE

Pop Culture, Shanghai Pudu, Pop Network, Zhongjing Pop, Shenzhen Pop, and Xiamen Sikai are required to reserve 10% of their net profit after income tax, as determined in accordance with the PRC accounting rules and regulations. Appropriation to the statutory reserve by the Company is based on profit arrived at under PRC accounting standards for business enterprises for each year. The profit arrived at must be set off against any accumulated losses sustained by the Company in prior years, before allocation is made to the statutory reserve. Appropriation to the statutory reserve must be made before distribution of dividends to shareholders. The appropriation is required until the statutory reserve reaches 50% of the registered capital, which was $2,663,330 and $2,663,330 as of June 30, 2020 and December 31, 2020, respectively. This statutory reserve is not distributable in the form of cash dividends.

For six months ended December 31, 2019 and 2020, the Company provided statutory reserve as follows:

Balance - June 30, 2019	$503,640
Appropriation to statutory reserve	-
Balance - December 31, 2019 (unaudited)	503,640

Balance - June 30, 2020	$779,094
Appropriation to statutory reserve	-
Balance - December 31, 2020 (unaudited)	$779,094

15.	RESTRICTED NET ASSETS

Relevant PRC laws and regulations restrict WFOE, Pop Culture, and subsidiaries of Pop Culture from transferring a portion of their net assets, equivalent to the balance of their paid-in-capital, additional paid-in-capital and statutory reserves to the Company in the form of loans, advances, or cash dividends. Relevant PRC statutory laws and regulations permit the payments of dividends by WFOE, Pop Culture, and subsidiaries of Pop Culture from their respective retained earnings, if any, as determined in accordance with PRC accounting standards and regulations. As of June 30, 2020 and December 31, 2020, the balance of restricted net assets was $4,886,290 and $5,485,289, respectively.

16.	SUBSEQUENT EVENTS

The Company has evaluated events subsequent to the balance sheet date of December 31, 2020 through May 13, 2021, the date on which the unaudited condensed consolidated financial statements were issued.

Because of the significant uncertainties surrounding the COVID-19 outbreak and a possible new wave of infections, the extent of the business disruption and the related financial impact cannot be reasonably estimated at this time. The COVID-19 outbreak slowed down the Company’s collection of accounts receivable due to some customers’ lower degree of liquidity. Nevertheless, the negative impact of the COVID-19 outbreak on collectability has been gradually alleviated along with the control of the outbreak in China and the recovery of China’s economy. As of April 30, 2021, the Company had collected $11,188,860, or 75.55% of the accounts receivable balance as of June 30, 2020, and $6,721,158, or 34.70% of the accounts receivable balance as of December 31, 2020, respectively.

On February 7, 2021, Pop Culture received a loan of RMB10,000,000 (equivalent to $1,532,567) from Industrial Bank Co., Ltd. by factoring a certain service agreement with a customer in the amount of RMB13,000,000 (equivalent to $1,992,337), for which Industrial Bank Co., Ltd. has the right of recourse from Pop Culture. From February 7, 2021 through September 30, 2021, Pop Culture is obliged to pay a monthly factoring financing fee of $6,386 and the financing principal will mature on August 31, 2021. The factoring is guaranteed by Mr. Zhuoqin Huang, the chief executive officer of the Company.

On February 9, 2021, the Company issued 1,065,089 Class A Ordinary Shares to non-controlling shareholders of Pop Culture to acquire their 6.45% non-controlling interests in Pop Culture, which resulted in Pop Culture becoming a VIE fully controlled by the Company. The Company has accounted this acquisition of non-controlling interest as equity transaction with no gain or loss recognized in accordance with ASC 810-10-45. On February 19, 2021, the VIE Agreements were amended and restated, through which WFOE gained 100% control over Pop Culture. WFOE is obliged to absorb all risk of loss from business activities of Pop Culture and entitled to receive all its residual returns. The issuance of 1,065,089 Class A Ordinary Shares for the acquisition of non-controlling interest is presented on a prospective basis.

POP CULTURE GROUP CO., LTD

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In U.S. dollars, except share data)

17.	PARENT COMPANY ONLY CONDENSED FINANCIAL INFORMATION

The Company performed a test on the restricted net assets of its consolidated subsidiaries, VIE, and VIE’s subsidiaries in accordance with Securities and Exchange Commission Regulation S-X Rule 4-08 (e)(3), “General Notes to Financial Statements” and concluded that it was applicable for the Company to disclose the financial information for the parent company only.

The subsidiaries did not pay any dividend to the Company for the years presented. Certain information and footnote disclosures generally included in financial statements prepared in accordance with U.S. GAAP have been condensed and omitted. The footnote disclosures contain supplemental information relating to the operations of the Company, as such, these statements should be read in conjunction with the notes to the consolidated financial statements of the Company.

As of December 31, 2020, the Company did not have significant capital commitments and other significant commitments, or guarantees, except for those which have been separately disclosed in the consolidated financial statements.

Condensed Balance Sheets

	As of
	June 30,	December 31
	2020	2020
		(Unaudited)
ASSETS
Cash	$1,139,229	$86,566
Advance to suppliers	30,000	-
Deferred offering costs	220,031	467,712
Amounts due from subsidiaries of the Company	-	71
TOTAL CURRENT ASSETS	1,389,260	554,349
Investments in subsidiaries, consolidated VIE and VIE’s subsidiaries	11,530,462	15,715,523
TOTAL ASSETS	12,919,722	16,269,872

LIABILITIES AND SHAREHOLDERS’ EQUITY
TOTAL CURRENT LIABILITIES	$-	$-
TOTAL LIABILITIES	-	-

SHAREHOLDERS’ EQUITY
Ordinary Shares (par value $0.001 per share; 44,000,000 Class A ordinary shares authorized as of June 30, 2020 and December 31, 2020; 11,021,834 and 11,021,834 Class A ordinary shares issued and outstanding as of June 30, 2020 and December 31, 2020, respectively; 6,000,000 Class B ordinary shares authorized as of June 30, 2020 and December 31, 2020; 5,763,077 and 5,763,077 Class B ordinary shares issued and outstanding as of June 30, 2020 and December 31, 2020, respectively) *	16,785	16,785
Subscription receivable	(15,441)	(15,441)
Additional paid-in capital	5,813,745	5,813,745
Retained earnings	7,472,214	9,674,373
Accumulated other comprehensive loss	(367,581)	780,410
TOTAL SHAREHOLDERS’ EQUITY	12,919,722	16,269,872
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$12,919,722	$16,269,872

*	Certain shares are presented on a retroactive basis to reflect the reorganization (see Note 13).

POP CULTURE GROUP CO., LTD

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In U.S. dollars, except share data)

17.	PARENT COMPANY ONLY CONDENSED FINANCIAL INFORMATION - continued

Unaudited Condensed Statements of Income and Comprehensive Income

	For the six months ended December 31,
	2019	2020
	(Unaudited)
General and administrative expenses	$-	$234,000
Financial expenses	-	911
Loss from operation	-	234,911
Other income:
Share of income of subsidiaries, consolidated VIE and VIE’s subsidiaries	2,133,465	2,437,070

Income before income tax expense	2,133,465	2,202,159
Income tax expense	-	-
Net income	$2,133,465	$2,202,159
Other Comprehensive loss
Foreign currency translation (loss) income	(62,185)	1,147,991
Total comprehensive income	$2,071,280	$3,350,150

Unaudited Condensed Statements of Changes in Shareholders’ Equity

				Additional		Accumulated other	Total
	Ordinary shares		Subscription	paid-in	Retained	comprehensive	Shareholders’
	Shares*	Amount	receivable	capital	earnings	(loss) income	Equity

Balance as of June 30, 2019	13,425,911	$13,426	$(13,426)	$2,142,518	$5,036,393	$(141,346)	$7,037,565
Issuance of additional shares	2,015,400	2,015	(2,015)	2,106,126	-	-	2,106,126
Net income	-	-	-	-	2,133,465	-	2,133,465
Foreign currency translation loss	-	-	-	-	-	(62,185)	(62,185)
Balance as of December 31, 2019	15,441,311	15,441	(15,441)	4,248,644	7,169,858	(203,531)	11,214,971

Balance as of June 30, 2020	16,784,911	$16,785	$(15,441)	$5,813,745	$7,472,214	$(367,581)	$12,919,722
Net income	-	-	-	-	2,202,159	-	2,202,159
Foreign currency translation loss	-	-	-	-		1,147,991	1,147,991
Balance as of December 31, 2020	16,784,911	$16,785	$(15,441)	$5,813,745	$9,674,373	$780,410	$16,269,872

*	Certain shares are presented on a retroactive basis to reflect the reorganization (see Note 13).

POP CULTURE GROUP CO., LTD

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In U.S. dollars, except share data)

17.	PARENT COMPANY ONLY CONDENSED FINANCIAL INFORMATION - continued

Condensed Statements of Cash Flows

Pop Group, the parent Company, was incorporated on January 3, 2020, therefore there were no cash activities for the six months ended December 31, 2019.

	For the six months ended December 31,
	2019	2020
CASH FLOWS FROM OPERATING ACTIVITIES:
Net cash used in operating activities	$-	$(204,982)

CASH FLOWS FROM INVESTING ACTIVITIES:
Investment in a subsidiary	-	(600,000)
Net cash used in investing activities	-	(600,000)

CASH FLOWS FROM FINANCING ACTIVITIES:
Payment for deferred offering costs	-	(247,681)
Net cash used in financing activities	-	(247,681)

Effect of exchange rate changes	-	-

Net increase in cash	-	(1,052,663)
Cash at beginning of period	-	1,139,229
Cash at end of period	$-	$86,566

Until [   ], 2021 (the 25th day after the date of this prospectus), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

6,000,000 Class A Ordinary Shares

POP CULTURE GROUP CO., LTD

Prospectus dated [●], 2021

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our articles of association, which will become effective upon or before completion of this offering, provide that, to the extent permitted by law, we shall indemnify each existing or former secretary, director (including alternate director), and any of our other officers (including an investment adviser or an administrator or liquidator) and their personal representatives against:

(a) all actions, proceedings, costs, charges, expenses, losses, damages, or liabilities incurred or sustained by the existing or former director (including alternate director), secretary, or officer in or about the conduct of our business or affairs or in the execution or discharge of the existing or former director (including alternate director)’s, secretary’s, or officer’s duties, powers, authorities or discretions; and

(b) without limitation to paragraph (a) above, all costs, expenses, losses, or liabilities incurred by the existing or former director (including alternate director), secretary, or officer in defending (whether successfully or otherwise) any civil, criminal, administrative or investigative proceedings (whether threatened, pending or completed) concerning us or our affairs in any court or tribunal, whether in the Cayman Islands or elsewhere.

No such existing or former director (including alternate director), secretary, or officer, however, shall be indemnified in respect of any matter arising out of his own dishonesty.

To the extent permitted by law, we may make a payment, or agree to make a payment, whether by way of advance, loan or otherwise, for any legal costs incurred by an existing secretary, or any of our officers in respect of any matter identified in above on condition that the secretary, or officer must repay the amount paid by us to the extent that it is ultimately found not liable to indemnify the secretary or that officer for those legal costs.

Pursuant to indemnification agreements, the form of which will be filed as Exhibit 10.2 to this registration statement, we will agree to indemnify our directors and officers against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being such a director or officer.

The Underwriting Agreement, the form of which will be filed as Exhibit 1.1 to this registration statement, will also provide for indemnification of us and our officers and directors.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 7. RECENT SALES OF UNREGISTERED SECURITIES.

During the past three years, we have issued the following securities which were not registered under the Securities Act. We believe that each of the following issuance was exempt from registration under the Securities Act in reliance on Regulation S under the Securities Act regarding sales by an issuer in offshore transactions. No underwriters were involved in these issuances of securities.

Securities/Purchaser	Date of Issuance	Number of Securities		Consideration
Ordinary Shares*
Joya Enterprises Limited	January 3, 2020 and February 22, 2020	9,330,000	**	$9,330
Victory Quest Industries Limited	February 22, 2020	1,653,911	***	$1,654
Billion Hill Investment Corporation	February 22, 2020	1,502,000	****	$1,502
Bofeng Holdings Limited	February 22, 2020	1,007,700		$1,008
Sense Venture International Limited	February 22, 2020	1,007,700		$1,008
Dragon Bright Asia Corporation	February 22, 2020	400,000		$400
Wealth Progress International Corporation	February 22, 2020	40,000		$40
Class A Ordinary Shares
Monica Hon Yau Tse	May 30, 2020	190,000		$241,515.19
Yuen Ching Wong	May 30, 2020	190,000		$241,515.19
Yee Man Yau	May 30, 2020	190,000		$241,515.19
Chau Hung Yeung	May 30, 2020	190,000		$241,515.19
New Rise International Limited	May 30, 2020	583,600		$741,832.57
Hengzhang Qiu	May 30, 2020	100,000		$100
Yuling Yan	May 30, 2020	400,000		$400
Bravo Great Group Limited	February 9, 2021	730,000		$730
Huadi Qiu	February 9, 2021	300,000		$300
Jiapeng Lin	February 9, 2021	35,089		$35.089

*	On April 28, 2020, our shareholders approved the re-designation of 5,763,077 of our issued ordinary shares held by Joya Enterprises Limited into 5,763,077 Class B Ordinary Shares and an aggregate of 9,178,234 of our issued ordinary shares held by Joya Enterprises Limited and the other shareholders into 9,178,234 Class A Ordinary Shares.
**	On May 30, 2020, Joya Enterprises Limited transferred all of the Class A Ordinary Shares it was holding to seven investors as part of the reorganization of our corporate structure.
***	On May 30, 2020, Victory Quest Industries Limited transferred 1,420,911 of the Class A Ordinary Shares it was holding to six investors as part of the reorganization of our corporate structure.
****	On May 30, 2020, Billion Hill Investment Corporation transferred 1,202,600 of the Class A Ordinary Shares it was holding to eight investors as part of the reorganization of our corporate structure.

ITEM 8. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a) Exhibits

See Exhibit Index beginning on page II-6 of this registration statement.

(b) Financial Statement Schedules

Schedules have been omitted because the information required to be set forth therein is not applicable or is shown in the Consolidated Financial Statements or the Notes thereto.

ITEM 9. UNDERTAKINGS.

The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant under Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) For the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(4) For the purpose of determining any liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Xiamen, People’s Republic of China, on May 13, 2021.

Pop Culture Group Co., Ltd

By:	/s/ Zhuoqin Huang
Zhuoqin Huang
Chief Executive Officer, Director, and Chairman of the Board of Directors
(Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Zhuoqin Huang	Chief Executive Officer, Director, and Chairman of the Board of Directors	May 13, 2021
Name: Zhuoqin Huang	(Principal Executive Officer)

/s/ Rongdi Zhang	Chief Financial Officer	May 13, 2021
Name: Rongdi Zhang	(Principal Accounting and Financial Officer)

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of America of Pop Culture Group Co., Ltd, has signed this registration statement or amendment thereto in New York, NY on May 13, 2021.

Cogency Global Inc.
Authorized U.S. Representative

By:	/s/ Colleen A. De Vries
	Name:	Colleen A. De Vries
	Title:	Senior Vice President on behalf of Cogency Global Inc.

EXHIBIT INDEX

Description
1.1*	Form of Underwriting Agreement

3.1**	Amended and Restated Memorandum of Association

3.2**	Amended and Restated Articles of Association

4.1**	Specimen Certificate for Class A Ordinary Shares

4.2*	Form of Underwriter’s Warrant (included in Exhibit 1.1)

5.1**	Opinion of Ogier regarding the validity of the Class A Ordinary Shares being registered

10.1**	Form of Employment Agreement by and between executive officers and the Registrant

10.2**	Form of Indemnification Agreement with the Registrant’s directors and officers

10.3**	Form of Director Offer Letter between the Registrant and its directors

10.4**	The Amended and Restated Exclusive Services Agreement between Heliheng and Xiamen Pop Culture dated February 19, 2021

10.5**	The form of Amended and Restated Powers of Attorney granted by shareholders of Xiamen Pop Culture, as currently in effect, and a schedule of all executed Powers of Attorney adopting the same form

10.6**	The Power of Attorney granted by Junlong He dated February 19, 2021

10.7**	The Amended and Restated Share Pledge Agreement among Heliheng, Xiamen Pop Culture, and shareholders of Xiamen Pop Culture dated February 19, 2021

10.8**	The Amended and Restated Exclusive Option Agreement among Heliheng, Xiamen Pop Culture, and shareholders of Xiamen Pop Culture dated February 19, 2021

10.9**	The form of Amended and Restated Spousal Consent granted by the spouse of each individual shareholder of Xiamen Pop Culture, as currently in effect, and a schedule of all executed Spousal Consents adopting the same form

10.10**	The Spousal Consent granted by the spouse of Junlong He dated February 19, 2021

10.11**	English Translation of Comprehensive Line of Credit Contract between Xiamen Pop Culture and Xiamen International Bank Co., Ltd. Xiamen Branch Office dated October 30, 2018

10.12**	English Translation of Factoring Agreement between Xiamen Pop Culture and Shanghai Pudong Development Bank dated June 24, 2020

10.13**	English Translation of Loan Contract between Xiamen Pop Culture and Xiamen Bank Co., Ltd. dated August 10, 2020

10.14**	English Translation of Lease Contract between Xiamen Pop Culture and Xiamen Zhiqian Real Estate Agency Co., Ltd. dated May 20, 2020

10.15**	English Translation of Trademark Licensing Contract between Xiamen Pop Culture and Zhuoqin Huang dated December 25, 2019

10.16**	English Translation of Credit Facility Agreement between Xiamen Pop Culture and Xiamen Bank Co., Ltd. dated May 26, 2020

10.17*	English Translation of Maximum Amount Guarantee Contract between Xiamen Pop Culture and Bank of China Co., Ltd. dated December 10, 2020

10.18*	English Translation of Loan Contract between Zhongjing Pop and Bank of China Co., Ltd. dated November 23, 2020

10.19*	English Translation of Working Capital Loan Contract between Zhongjing Pop and Bank of China Co., Ltd. dated December 10, 2020

10.20*	English Translation of Supplemental Agreement of the Comprehensive Line of Credit Contract between Xiamen Pop Culture and Xiamen International Bank Co., Ltd. Xiamen Branch Office dated October 30, 2018, dated October 28, 2020.

10.21*	English Translation of Factoring Agreement between Xiamen Pop Culture and Industrial Bank Co., Ltd. dated February 7, 2021

21.1**	Subsidiaries

23.1*	Consent of Friedman LLP

23.2**	Consent of Ogier (included in Exhibit 5.1)

99.1**	Code of Business Conduct and Ethics of the Registrant

99.2**	Consent of Frost & Sullivan

99.3**	Consent of Christopher Kohler

99.4**	Consent of Douglas Menelly

99.5**	Consent of Xiaolin Hu

*	Filed herewith.
**	Previously filed.